                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Pride Companies, L.P.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                       NOTICE OF SOLICITATION OF CONSENTS
                              OF LIMITED PARTNERS

To the Limited Partners of Pride Companies, L.P.:

     PRIDE COMPANIES, L.P., a Delaware limited partnership (the "Partnership"), hereby solicits the consent of limited partners of the Partnership as of September 19, 1996 to certain amendments (the "Proposed Amendments") to the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement").

     The primary purpose of the Proposed Amendments is to modify the capital structure of the Partnership. The Proposed Amendments provide for the Partnership's convertible preferred units (the "Preferred Units") and the Partnership's common units ("Common Units") to be treated as a single class of limited partner units with identical rights and privileges (the "Units"), and the elimination of certain existing contingent distribution preferences of the General Partners. These amendments will result in the elimination of the respective cumulative distribution arrearages of both the currently outstanding Preferred and Common Units, and the elimination of distribution and liquidation preferences currently attributable to the Preferred Units. The Proposed Amendments also provide that the currently outstanding Common Units shall be subject to a 1 for 21 reverse unit split. Therefore, if the Proposed Amendments are approved and implemented, upon the effective date of the Proposed Amendments, the holders of Preferred Units will own in aggregate 4,700,000 Units or approximately 95% of the Units representing an approximate 93.1% limited partner interest in the Partnership, and the limited partner interest of the holders of Common Units will decrease to 250,000 Units or approximately 5% of the Units representing an approximate 4.9% limited partner interest in the Partnership. Currently, the holders of Preferred Units own in aggregate an approximate 46.3% limited partner interest in the Partnership. The General Partners will continue to own a 2% general partner interest in the Partnership. The amendments to the Preferred and Common Units are conditioned upon the approval for listing of the single class of Units on the New York Stock Exchange.

     The Proposed Amendments also include certain other changes to the Partnership Agreement including the terms of certain new convertible preferred equity securities which may be issued to the Partnership's bank lenders in lieu of payment for certain Partnership debt if the Partnership successfully refinances its existing credit facility with other third party creditors. The Proposed Amendments and related matters are more fully discussed in the attached Consent Solicitation Statement, which (together with the appendices thereto) forms a part of this notice and is incorporated herein by reference.

     Adoption of the Proposed Amendments requires the consent of limited partners holding 66 2/3% in interest of each of the Preferred Units and the Common Units, as separate classes, and the approval of the special general partner. The solicitation of limited partner consents is being made upon the terms and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. The special general partner of the Partnership, Pride SGP, Inc., which is the holder of all currently outstanding Common Units, has given its approval of the Proposed Amendments in its capacity as special general partner.

     This solicitation will expire at 5:00 p.m., central standard time, on November 15, 1996, (the "Expiration Date") unless extended for a specified period or on a daily basis until the requisite consents have been received. Holders as of the record date may revoke their consents at any time up to the Expiration Date.

                                            By Order of the Managing General
                                            Partner

                                            Judy Sharrow, Secretary
                                            Pride Refining, Inc.

YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING CONSENT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             PRIDE COMPANIES, L.P.
                             ---------------------

                         CONSENT SOLICITATION STATEMENT
                             ---------------------


     This Consent Solicitation Statement is furnished by Pride Refining, Inc., a Texas corporation, as Managing General Partner of Pride Companies, L.P., a Delaware limited partnership (the "Partnership"), to the holders of the Partnership's convertible preferred limited partner units (the "Preferred Units") and holders of the Partnership's common limited partner units (the "Common Units") as of October 4, 1996 (the "Record Date") in connection with the solicitation (the "Solicitation") of the consent ("Consent") of the limited partners of the Partnership to adopt certain amendments (the "Proposed Amendments") to the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "Partnership Agreement"). The Proposed Amendments are proposed by Pride Refining, Inc., as Managing General Partner of the Partnership. The primary purpose of the Proposed Amendments is to modify the capital structure of the Partnership. The Proposed Amendments provide for the Preferred Units and the Common Units to be treated as a single class of limited partner units with identical rights and privileges (the "Units"), and the elimination of certain existing contingent distribution preferences of the General Partners. These amendments will result in the elimination of the respective cumulative distribution arrearages of both the Preferred and Common Units, and the elimination of distribution and liquidation preferences and certain other rights currently attributable to the Preferred Units. In return, the limited partner interest of holders of Preferred Units in the Partnership will increase from approximately 46.3% to 93.1% immediately after the Proposed Amendments become effective.


     Pride Refining, Inc., a Texas corporation (the "Managing General Partner"), owns a 1.9% general partner interest in and serves as the managing general partner of the Partnership. Pride SGP, Inc. (the "Special General Partner" or "Pride SGP") owns a .1% general partner interest in and serves as the special general partner of the Partnership. The Special General Partner also currently holds an approximate 51.7% limited partner interest in the Partnership through its ownership of all of the currently outstanding Common Units. The Preferred Units, all of which are publicly held, represent an approximate 46.3% limited partner interest in the Partnership.

     Preferred Units are currently entitled to quarterly, cumulative preferred distribution of Available Cash (as defined in the Partnership Agreement) from Partnership operations of $.65 per Unit (the "Base Amount"). Arrearages with respect to distributions on the Preferred Units are cumulative but do not bear interest. Beginning with the first quarter of 1992, Available Cash was insufficient to pay the Base Amount. As a result, the Preferred Units have accumulated arrearages in the amount of $11.35 per Preferred Unit through the quarter ended June 30, 1996. The Proposed Amendments will change the Preferred Units into Units and eliminate the preference with respect to the payment of distributions (including the accumulated arrearages) and the preference upon dissolution currently attributable to the Preferred Units.

     Common Units are currently entitled to quarterly, cumulative distributions of Available Cash from Partnership operations of the Base Amount of $.65 per Unit, following the payment of the Preferred Unit distributions (including cumulative arrearages). The Common Units have accumulated arrearages in an amount of $13.00 per Common Unit through the quarter ended June 30, 1996. Arrearages with respect to distributions on the Common Units are cumulative but do not bear interest. The Proposed Amendments will change the Common Units into Units and eliminate the accumulated distribution arrearages to date on the Common Units.

     The Proposed Amendments provide that the currently outstanding Common Units shall be subject to a 1 for 21 reverse unit split. Subsequent to the reverse unit split, each Preferred Unit and each Common Unit will change into one Unit. Therefore, upon effectiveness of the Proposed Amendments, the former holders of Preferred Units will own in aggregate 4,700,000 Units or approximately 95% of the Units, representing an approximate 93.1% limited partner interest in the Partnership, and the Special General Partner's Common

                                             (Cover continued on following page)

Units representing a 51.7% limited partner interest will be reduced to 250,000 Units, approximately 5% of the Units, or an approximate 4.9% limited partner interest.

     The Proposed Amendments will also eliminate certain contingent special distribution rights represented by Incentive Interests held by the Managing General Partner and the special redeemable partner unit ("SPU") held by the Special General Partner. The Managing General Partner and Special General Partner will continue to own 1.9% and .1% general partner interests, respectively.

     The Proposed Amendments will also decrease the requisite vote for removal of the Managing General Partner in certain circumstances after March 31, 1998 and limit reimbursement of the Managing General Partner for certain compensation paid pursuant to employment agreements.

     The Partnership has reached an agreement with its lenders to restructure its existing bank debt. If the Proposed Amendments are approved by November 15, 1996 and other specified closing conditions are met, the banks have agreed to convert a portion of their term loan into convertible senior secured notes, lower certain interest rates and credit and loan fees and extend the maturity of the Partnership's debt. If the Partnership subsequently refinances its credit facility with other third party creditors, a portion of such convertible senior secured notes would automatically be converted into a convertible preferred equity security of the Partnership and a portion of the debt owed to Pride SGP would be converted to a subordinated convertible preferred equity security. See "Agreement with Credit Facility Lenders to Restructure Debt" for a description of the Partnership's agreement with its lenders and the terms of the convertible preferred equity securities that would be issued to the Partnership's bank lenders upon refinancing of the Partnership's credit facility. The Proposed Amendments include the annexation of certificates of designations to the Partnership Agreement, which establish the terms of such convertible preferred equity securities when and if they are issued.

     SEE "RISK FACTORS AND OTHER CONSIDERATIONS" ON PAGE 12 FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE PROPOSED AMENDMENTS.

     Pursuant to the Partnership Agreement, adoption of the Proposed Amendments requires the approval of holders of 66 2/3% of the total outstanding Preferred Units and 66 2/3% of the total outstanding Common Units and the approval of the Special General Partner. Only Limited Partners or assignees who are record holders of Preferred or Common Units on the Record Date will be taken into account for the purpose of determining whether the requisite level of approval for the Proposed Amendments has been achieved. As of the Record Date, there were 4,700,000 Preferred Units and 5,250,000 Common Units outstanding. The Special General Partner, the holder of all currently outstanding Common Units has given its approval of the Proposed Amendments in its capacity as special general partner. If the Proposed Amendments are adopted by the Partnership, the Managing General Partner, the Special General Partner, and the Managing General Partner on behalf of the Limited Partners will execute an amendment to the Partnership Agreement effecting the Proposed Amendments. Adoption of the Proposed Amendments will bind all holders of Preferred and Common Units regardless of whether they withhold or grant consent to the Proposed Amendments.

     Application is being made to list the Units on the New York Stock Exchange and the effectiveness of the Proposed Amendments is conditioned upon the acceptance of the single class of Units for listing on the New York Stock Exchange.

                             ---------------------

     This Consent Solicitation Statement and the related form of Consent are first being sent to the holders of Preferred and Common Units on or about October [ ], 1996.

          The date of this Consent Solicitation is October [  ], 1996.

     THIS SOLICITATION WILL EXPIRE AT 5:00 P.M., CENTRAL STANDARD TIME, ON NOVEMBER 15, 1996, (THE "EXPIRATION DATE") UNLESS EXTENDED FOR A SPECIFIED PERIOD OR ON A DAILY BASIS UNTIL THE REQUISITE CONSENTS HAVE BEEN RECEIVED. HOLDERS AS OF THE RECORD DATE MAY REVOKE THEIR CONSENTS AT ANY TIME UP TO THE EXPIRATION DATE. SEE "THE SOLICITATION."

     THE PARTNERSHIP WILL NOT SOLICIT CONSENTS FROM LIMITED PARTNERS OR ASSIGNEES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE APPLICABLE SECURITIES OR BLUE SKY LAWS.

     Partnership has engaged Kissel-Blake Inc. to assist in the solicitation of consents. Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consent to the Proposed Amendments, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files (and will file) reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C., and may be obtained from the Website that the SEC maintains at http://www.sec.gov. Such reports, proxy statements and other information concerning the Partnership can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which the Preferred Units are listed (and on which application is being made to list the single class of Units).

                               TABLE OF CONTENTS

CONSENT SOLICITATION STATEMENT........................................................

AVAILABLE INFORMATION.................................................................

SUMMARY...............................................................................
  Summary Information About the Partnership...........................................
  The Solicitation....................................................................
  Partnership Financial Results and Business Considerations...........................
  Reasons for Adoption of Proposed Amendments.........................................
  The Proposed Amendments.............................................................
  Certain Risk Factors related to Proposed Amendments.................................
  Summary of Certain Current Partnership Provisions...................................
  Comparative Rights of the Preferred Units and the Units.............................
  Comparative Rights of the Common Units and the Units................................
  Agreement with Credit Facility Lenders to Restructure Debt..........................
  Conditions to the Effectiveness of the Proposed Amendments..........................
  No Appraisal Rights.................................................................
  Consequences if the Proposed Amendments Are Not Adopted.............................

PRO FORMA ILLUSTRATION OF RECAPITALIZATION AND REFINANCING............................

RISK FACTORS AND OTHER CONSIDERATIONS.................................................
  Risk Factors........................................................................
  Partnership Financial Results.......................................................
  Agreement with Credit Facility Lenders to Restructure Debt..........................
  Business Considerations and Risk Factors............................................

REASONS FOR ADOPTION OF PROPOSED AMENDMENTS...........................................
  Increase in Relative Limited Partner Interest of Preferred Unitholders..............
  Opportunities Pursuant to Bank Agreement............................................
  Improved Access to Debt and Equity Markets..........................................
  CONSEQUENCES IF PROPOSED AMENDMENTS NOT APPROVED....................................

OPINION OF INDEPENDENT INVESTMENT BANKER [FINANCIAL ADVISOR]..........................

RECOMMENDATION OF THE MANAGING GENERAL PARTNER........................................

BUSINESS..............................................................................
  General.............................................................................
  Other Matters.......................................................................
  Financial Condition.................................................................
  Capital Expenditures................................................................
  Credit Facilities...................................................................

AGREEMENT WITH CREDIT FACILITY LENDERS TO RESTRUCTURE DEBT............................

THE SOLICITATION......................................................................
  Voting Securities, Record Date and Outstanding Units................................
  Consent and Revocation of Consent...................................................
  Required Level of Consent...........................................................
  Solicitation of Consents............................................................
  No Appraisal Rights.................................................................

CURRENT PARTNERSHIP CASH DISTRIBUTION POLICY..........................................
  General.............................................................................
  Distributions Prior to the Initial Conversion Date..................................
  Distributions After the Initial Conversion Date.....................................
  Distributions in Respect of Incentive Interests and SPU.............................
  Certain Additional Distributions....................................................
  Distributions Upon Liquidation......................................................
  Adjustment of Base Amount, Preferred Amount and Target Amounts......................

COMPARISON OF PREFERRED UNITS, COMMON UNITS, AND UNITS................................

THE PROPOSED AMENDMENTS...............................................................

MECHANICS OF PARTNERSHIP CAPITAL STRUCTURE CHANGES CONTEMPLATED BY PROPOSED
  AMENDMENTS..........................................................................

MARKET FOR PARTNERSHIP'S PREFERRED UNITS AND STATUS OF DISTRIBUTIONS TO HOLDERS OF
  PREFERRED AND COMMON UNITS..........................................................

CONFLICTS OF INTEREST OF THE GENERAL PARTNERS.........................................

UNIT OWNERSHIP........................................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................
  Security Ownership of Certain Beneficial Owners as of August 31, 1996...............
  Security Ownership of Management....................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................

FEDERAL INCOME TAX CONSEQUENCES.......................................................

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by the detailed information contained elsewhere in this Consent Solicitation Statement. Holders of Preferred and Common Units are urged to read the more detailed information set forth elsewhere in this Consent Solicitation Statement and its Annexes.

SUMMARY INFORMATION ABOUT THE PARTNERSHIP

     Pride Companies, L.P. (the "Partnership"), a Delaware limited partnership, owns and operates a modern simplex petroleum refinery facility located near Abilene, Texas; a crude oil gathering business that gathers, transports, and resells and redelivers crude oil in the Texas and New Mexico markets; and certain integrated product pipeline operations. See "Business."

     Pride Refining, Inc., a Texas corporation (the "Managing General Partner"), owns a 1.9% general partner interest in and serves as the managing general partner of the Partnership. Pride SGP, Inc. (the "Special General Partner" or "Pride SGP") owns a .1% general partner interest in and serves as the special general partner of the Partnership. The Special General Partner also holds an approximate 51.7% limited partner interest in the Partnership through its ownership of all of the currently outstanding common limited partner units (the "Common Units"). Certain members of the management of the Managing General Partner are also members of the management of Pride SGP. The Partnership's convertible preferred limited partner units (the "Preferred Units"), all of which are publicly held, represent an approximate 46.3% limited partner interest in the Partnership.

     In accordance with the Amended and Restated Agreement of Limited Partnership of Pride Companies, L.P., as amended to date (the "Partnership Agreement"), the Managing General Partner conducts, directs and exercises control over substantially all of the activities of the Partnership. The principal executive offices of the General Partners and the Partnership are located at 1209 North Fourth Street, Abilene, Texas 79601, and the telephone number of the offices is (915) 674-8000.

THE SOLICITATION


     This Consent Solicitation Statement is being furnished to limited partners and assignees as of the Record Date of October 4, 1996, in connection with the Solicitation. The Solicitation is being made upon the terms and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. See "The Solicitation".


     A copy of the Partnership Agreement as amended and restated to reflect the Proposed Amendments is attached hereto as Appendix A, and has been marked to show changes from the current Partnership Agreement. Appendix A also includes the certificates of designations for two series of convertible preferred equity securities which may be issued to the Partnership's current bank lenders.

     The Proposed Amendments require the approval of holders of 66 2/3% of the total outstanding Preferred Units and 66 2/3% of the total outstanding Common Units and approval of the Special General Partner for adoption. Only Limited Partners or assignees who are record holders of Preferred or Common Units on the Record Date will be taken into account for the purpose of determining whether the requisite level of approval for the Proposed Amendments has been achieved. The Special General Partner, the holder of all currently outstanding Common Units, has given its approval of the Proposed Amendments in its capacity as special general partner, and has received instructions allowing it to vote at least 66 2/3% of the Common Units for the Proposed Amendment.

PARTNERSHIP FINANCIAL RESULTS AND BUSINESS CONSIDERATIONS

     Industry Condition. The Partnership's operating results are dependent upon producing and selling quantities of refined products at refinery margins sufficient to cover fixed and variable expenses. The refining business is highly competitive, and the Partnership's margins are significantly impacted by general industry trends. In recent years, crude oil costs and prices of refined products have fluctuated substantially. Industry margins are determined by a variety of regional, national and global trends, including oil prices, weather, and economic conditions.

     Losses. The Partnership's operations have generated losses in each of the last five years and current ratios of less than one to one in each of the last three years. These financial results are primarily a result of depressed refining margins, increasing depreciation expense and interest expense and related fees. Crude gathering volumes also decreased in the first six months of 1996 and in the years ended December 31 of 1995 and 1994. During 1994, the United States refining industry experienced its worst margins since the inception of the Partnership in 1990. Although the Partnership has achieved certain reductions in marketing, general and administrative expenses since 1993, including cost reduction from the move of the Partnership's corporate offices in December 1994, the Partnership's interest expense and related fees, as well as depreciation expense, have continued to increase. The Partnership's return to profitability and long-term viability is dependent upon restructuring its credit facility, increased volumes and/or improved profit margins as well as continued cost control initiatives.

     High Level of Debt; July 1997 Maturity. The Partnership is highly leveraged, with significant funding requirements for near-term obligations. At September 6, 1996, the Partnership's debt exceeded $52.5 million, of which $44.6 million is scheduled to mature on July 31, 1997. The Partnership must therefore restructure the terms of its debt facilities or obtain alternative means of financing prior to July 31, 1997. The Partnership has pledged substantially all its assets as collateral for its debt. Due to its negative operating results, the Partnership has been unable to comply with certain provisions of its credit agreement and as a result, various amendments and restatements of the credit agreement have been required in the past two years. Certain of these amendments increased the overall cost of the facilities to the Partnership.

     Agreement with Credit Facility Lenders. The Partnership has reached an agreement with its lenders to restructure the existing bank debt. If the Proposed Amendments are adopted by November 15, 1996, and other specified conditions are met, the lenders have agreed to convert a portion of their term loans into convertible senior secured notes, to lower certain interest rates and credit and loan fees and to extend the maturity of the debt. The agreement with the banks also contemplates that the Partnership would refinance with new third party creditors the letter of credit facility, the revolving credit facility, the term loan, and possibly a portion of the notes received by the lenders upon the recapitalization of the Partnership and that a portion of the convertible senior secured notes would automatically convert into convertible preferred equity securities of the Partnership. There can be no assurance the Partnership will be able to obtain the adoption of the Proposed Amendments, or refinance its credit facility with new lenders.

     Consideration of Alternatives to Proposed Amendments. Alternatives to the adoption of the Proposed Amendments and the refinancing of the bank debt that the Managing General Partner considered included conversion of the Partnership to a corporation and the dissolution of the Partnership. After analysis of these alternatives and consultations with various financial advisors, the Managing General Partner determined that these options provided lower potential for the Partners to receive the full value of their investment in the Partnership than proposing the adoption of the Proposed Amendments to modify the capital structure of the Partnership and attempting to refinance the Partnership's bank debt.

REASONS FOR ADOPTION OF PROPOSED AMENDMENTS

     The Managing General Partner believes that the adoption of the Proposed Amendments to accomplish the proposed capital restructure of the Partnership is in the best interest of the Partnership. The principal reasons favoring the adoption of the Proposed Amendments and the changes to the Preferred and Common Units include the following:

     - Lack of Distributions and Existence of Accumulated Distribution Obligation. The Managing General Partner does not believe that the accumulated arrearages on the Preferred and Common Units will be paid in the foreseeable future. The Managing General Partner believes that the elimination of these rights and their associated uncertainties will improve the Partnership's ability to acquire new financing.

     - Agreement with Partnership Lenders to Restructure Debt. The Partnership has reached an agreement with its lenders to restructure its existing bank debt. If the Proposed Amendments are approved by November 15, 1996 and other specified closing conditions are met, the banks have agreed to convert a portion of their term loan into convertible senior secured notes, to lower certain interest rates and credit and loan fees and to extend the maturity of the Partnership's credit facility to November 30, 1997. If the Partnership subsequently refinances its credit facility with new creditors, a substantial portion of such convertible senior secured notes would automatically be converted into convertible preferred equity securities of the Partnership.

     - Improved Access to Debt and Equity Markets. The Partnership's recent results and current business plan require it to improve its ability to acquire new financing. The Managing General Partner expects that with the capital structure changes resulting from the Proposed Amendments, the Partnership will have improved access to the public and private equity and debt capital markets, potentially enabling it to raise capital on more favorable terms than are now available to it. This access may be of particular benefit if the Partnership proposes to issue equity or debt securities to reduce or replace existing debt, to seek additional funds for capital expenditures or otherwise to expand its business.

THE PROPOSED AMENDMENTS

     The Proposed Amendments will change the Preferred and Common Units into a single class of limited partner units with identical rights and privileges (the "Units") and eliminate the respective cumulative distribution arrearages of the Preferred and Common Units. The Proposed Amendments will also eliminate the distribution preference as well as the preferences upon dissolution currently attributable to the Preferred Units.

     The Proposed Amendments provide that immediately prior to the effectiveness of the changes to the Preferred and Common Units, the currently outstanding Common Units will be subject to a 1 for 21 reverse unit split. Subsequent to the reverse unit split, each Preferred and Common Unit will change into one Unit. Therefore, immediately upon effectiveness of the Proposed Amendments, the former holders of Preferred Units will own in aggregate an approximate 93.1% limited partner interest in the Partnership, and the Special General Partner's limited partner interest will be reduced from an approximate 51.7% interest to a 4.9% limited partner interest. Currently the holders of Preferred Units own in aggregate an approximate 46.3% limited partner interest in the Partnership.

     The Proposed Amendments will eliminate certain contingent special distribution rights represented by Incentive Interests held by the Managing General Partner and the special redeemable partner unit ("SPU") held by the Special General Partner. See "Conflicts of Interest of the General Partners" for a description of two plans that have been established in part to provide incentives to key employees of the Managing General Partner for their activities on behalf of the Partnership.

     The Proposed Amendments will decrease the requisite vote for removal of the Managing General Partner in certain circumstances after March 31, 1998 and limit reimbursement of the Managing General Partner for compensation paid to certain individuals who are also shareholders of the Managing General Partner pursuant to employment agreements.

     The Proposed Amendments also include by annexation certificates of designations containing the terms and conditions of two series of convertible preferred equity securities which will be issued to the Partnership's bank lenders in lieu of certain Partnership debt if the Partnership successfully refinances its credit facility with different third party creditors following adoption of the Proposed Amendments.

     Promptly after the adoption of the Proposed Amendments, the Managing General Partner, the Special General Partner and the Managing General Partner on behalf of the Limited Partners will execute the amended and restated partnership agreement incorporating the Proposed Amendments, which will be effective in accordance with its terms upon its execution. Thereafter, all current holders of Preferred and Common Units, including non-consenting holders, will be bound by the amended and restated partnership agreement incorporating the Proposed Amendments and all Preferred and Common Units will be converted into Units. See "The Proposed Amendments" and Appendix A hereto.

CERTAIN RISK FACTORS RELATED TO PROPOSED AMENDMENTS

    - Conflicts of Interest. The Managing General Partner may be viewed as having a conflict of interest with the holders of Preferred and Common Units with respect to the determination of the number of Units into which the existing Common Units and Preferred Units will be changed and other aspects of the capital structure changes because of the differences between the Managing General Partner's ownership interest and those of the holders of Preferred and Common Units.

    - Loss of Preferred Unit Distribution Preference. The Preferred Units currently have preference over the Common Units with respect to certain distributions. If the Proposed Amendments are effected, holders of Preferred Units will relinquish their preferences with respect to distributions.

    - Loss of Preferred Unit Liquidation Preference. The Preferred Units currently have certain preferences over the Common Units with respect to amounts, if any, available for distribution with respect to limited partner interests upon liquidation of the Partnership after the payment of creditors, establishment of loss reserves and recognition of partner capital accounts. If the Proposed Amendments are effected, holders of Preferred Units will lose this preference.

    - Possible Issuance of Convertible Preferred Equity Securities to Lenders. If the Proposed Amendments are adopted and the recapitalization of the Partnership is completed, the Partnership will issue its credit facility lenders certain convertible senior secured notes, two series of which would be automatically converted into preferred equity securities of the Partnership if the Partnership subsequently refinances a portion of its debt with new creditors. These series of preferred units would have preferential cumulative distribution rights as well as certain liquidation preferences. In addition, Pride SGP has agreed to convert its unsecured $2 million note either into Units or into a subordinated convertible preferred equity security upon the conversion of certain senior secured notes by the lenders. This preferred equity security also would automatically convert into Units upon the conversion of certain convertible securities of the lenders.

    - Future Dilution of Units. If the Proposed Amendments are adopted, the Partnership Agreement will contain no restrictions on the ability of the Partnership to issue additional units. The issuance of additional limited partner units, including additional Units or a senior class of limited partner interests, could adversely affect distributions, market price and relative voting power of the Units outstanding prior to such issuance. The convertible preferred equity securities of the Partnership which would be automatically issued to the Partnership's current lenders if the Proposed Amendments are adopted and the Partnership successfully refinances its credit facility would be convertible into Units at the holder's option after certain dates and redeemable for Units by the Partnership in certain circumstances. The issuance of Units to the Partnership's current lenders upon conversion of the various notes and preferred equity securities and to Pride SGP upon conversion of certain debt could be significant. See "Pro Forma Illustration of Recapitalization and Refinancing" and "Risk Factors and other Considerations -- Future Dilution of Units."

    - Uncertainty Regarding Future Distributions. The ability of the
      Partnership to make distributions depends upon the Partnership's operating performance, the servicing of Partnership debt, the amount of reserves for and rate of capital expenditures and other factors. Therefore, there can be no assurance that cash distributions will be made, or if made, at what level. In addition, contractual agreements of the Partnership may also restrict the payment of distributions.

    - Uncertainty Regarding Market Price of Units. There is currently no trading market for the Units. Although application is being made to list the Units on the NYSE and the effectiveness of the Proposed Amendments is conditioned upon the acceptance of the single class of Units on the NYSE, there is no assurance that holders of the Units will be able to sell their Units at favorable prices or that the per unit trading prices for the Units will be comparable to the per unit trading prices for the Preferred Units prior to the changes.

    - No Appraisal Rights. If the Proposed Amendments are adopted, all holders of Preferred and Common Units will be bound by the amended and restated partnership agreement incorporating the Proposed Amendments even though they individually may have voted against them. Holders of Preferred and Common Units will not be entitled to receive cash payment from the Partnership for the fair value of their Preferred or Common Units if they dissent and the Proposed Amendments are nevertheless adopted and the Preferred and Common Units are changed into a single class of Units.

SUMMARY OF CERTAIN CURRENT PARTNERSHIP PROVISIONS

     Current Preferred Unit Conversion Provisions. The Partnership Agreement currently provides for conversion of the Preferred Units to Common Units the first day of the third calendar quarter following the later to occur of December 31, 1994 and the last day of the calendar quarter in which all arrearages in the Base Amount in respect of the Preferred Units have been paid (the "Initial Conversion Date"). As of June 30, 1996, the accumulated arrearages with respect to the Preferred Units were an aggregate amount of $53,345,000 or $11.35 per Preferred Unit. The Partnership Agreement provides conversion at the election of the holder thereof at a conversion rate of one Common Unit for each Preferred Unit, on the Initial Conversion Date and on each anniversary date thereafter and under certain other circumstances. The Managing General Partner does not believe that the cumulative arrearages on the Preferred Units will be distributed in the foreseeable future.

     Current Distribution Provisions. The Partnership Agreement currently provides for quarterly distributions of Available Cash (as defined in the Partnership Agreement) from operations of the Partnership. The Partnership Agreement only provides for distributions to be made to the extent there is Available Cash for the quarter in question. In general, distributions of Available Cash are made 2% to the General Partners and 98% to the holders of limited partner interests (the "Limited Partners"). The determination of priority in the distribution of the 98% to the Limited Partners pursuant to the Partnership Agreement as currently in effect is outlined below.

     Currently holders of the Preferred Units are entitled to quarterly cumulative, preferred distribution of Available Cash equal to the Base Amount ($.65 per Unit), and any arrearages from prior quarters, before any Available Cash may be distributed in respect of the Common Units. Any remaining Available Cash is then distributed to holders of Common Units until they have been distributed the Base Amount ($.65 per Unit) and any permitted arrearages. After the Preferred Units and the Common Units receive the Base Amount (and any arrearages), the Preferred Units and the Common Units share pro rata (as determined by the number of Common Units into which the Preferred Units are at the time convertible) in distributions of additional Available Cash, subject to certain special distribution rights of the General Partners referenced below. The distributions to holders of Preferred and Common Units are subject to the General Partners' 2% distribution and in certain cases, to special distribution rights of the General Partners referenced below. See "Current Partnership Cash Distribution Policy -- Distributions Prior to the Initial Conversion Date."

     After the Initial Conversion Date, the Partnership Agreement provides that quarterly distributions to Limited Partners of Available Cash will first be made to the holders of Preferred Units that have not been converted into Common Units in the Preferred Amount ($.65 per Unit) and any arrearages from prior quarters. Holders of Common Units then receive distribution of all remaining Available Cash. The distributions to holders of Preferred and Common Units are subject to the General Partners' 2% distribution and, in certain cases to the special distribution rights of the General Partners referenced below. See "Current Partnership Cash Distribution Policy -- Distributions After the Initial Conversion Date."

     The Partnership Agreement provides that all distributions to holders of limited partner interests are subject to the right of the Managing General Partner to receive distributions in respect of the Incentive Interests (the right to receive certain incentive distributions of Available Cash if cash distributed for any calendar quarter in respect of the Preferred Units and the Common Units exceeds specified target levels) and the Special General Partner with respect to the special redeemable partnership unit ("SPU"). Distributions with respect to these interests generally only apply in circumstances of higher levels of Available Cash than the Partnership has experienced to date.

     Current Limits on Sales of Additional Units. The Partnership Agreement currently prohibits the issuance of any Partnership equity interests ranking senior to the Preferred Units (in priority of distribution prior to, or upon, liquidation) prior to the Initial Conversion Date without the approval of holders of at least 66 2/3% of the outstanding Preferred Units. In addition, the Partnership is currently prohibited from issuing additional Preferred Units or any other equity securities of the Partnership with a comparable value to and ranking on a parity with the Preferred Units prior to the Initial Conversion Date without the requisite approval of 66 2/3% of the outstanding Preferred Units described above.

     Pursuant to the terms of the Partnership Agreement, after the Initial Conversion Date, the Managing General Partner may cause the Partnership to issue additional Units or other Partnership Securities ranking junior to, on parity with, or senior to the Preferred Units in priority of distribution prior to or upon liquidation without the approval of the holders of the Preferred Units.

     Current Preferred Unit Preference on Liquidation. Upon termination of the Partnership, the Preferred Units are entitled to certain liquidation preferences over the Common Units with respect to amounts, if any, available for distribution with respect to limited partner interests after the payment of creditors and the establishment of loss reserves. Any cash (or other assets) of the Partnership remaining after the satisfaction of creditors is first distributed proportionately to partners in amounts up to the partners' respective capital accounts and then the Preferred Units receive preference with respect to 98% of further cash (or other assets) available to the extent of the Preferred Unit Redemption Amount (as defined in the Partnership Agreement). See "Cash Distribution Policy -- Distributions Upon Liquidation."

     Incentive Interest. The Incentive Interests represent the right of the Managing General Partner to receive cash distributions if distributions with respect to Preferred Units and the Common Units for any calendar quarter exceed specified levels.

     Special Participating Unit (SPU). The SPU represents the right of the Special General Partner to receive certain distributions commencing in the calendar year from and after January 1, 1994 after the Base Amount or Preferred Amount (as defined in the Partnership Agreement) and any arrearages in respect to the Preferred Units and Common Units in a quarter have been paid.

COMPARATIVE RIGHTS OF THE PREFERRED UNITS AND THE UNITS

     If the Proposed Amendments are adopted and the Preferred Units are changed into Units by adoption of the Proposed Amendments, the rights and limitations to which holders of Units resulting from the changes in the Preferred Units will be subject will be similar in some respects and will differ in other respects from those to which they are subject as holders of Preferred Units. These rights and limitations include, but are not limited to, the following.

              PREFERRED UNITS                                       UNITS
--------------------------------------------     --------------------------------------------
- Holders of Preferred Units are entitled to     - Holders of Units will have no preferential
  quarterly cumulative, preferred                  distribution rights. The Managing General
  distributions of Available Cash equal to         Partner does not believe that the
  the Base Amount ($.65 per Unit) and any          Partnership will make any distributions on
  arrearages from prior Units in the               foreseeable future.
  quarters before any Available Cash may be
  distributed with respect to the Common         - The Units will not be entitled to a
  Units, subject to the General Partners' 2%       liquidation preference. Instead, they will
  distribution. The Managing General Partner       share in amounts, if any, distributed
  does not believe that the Partnership will       after the payment of creditors and
  make these distributions in the                  establishment of loss reserves,
  foreseeable future.                              proportionally in accordance with the
                                                   terms of the Partnership Agreement. After
- Upon liquidation of the Partnership, the         a refinancing of the Partnership's credit
  Preferred Units are entitled to certain          facility, they will share in amounts, if
  liquidation preferences over the Common          any, distributed after the payment of
  Units with respect to amounts, if any,           creditors, establishment of loss reserves,
  distributed after the payment of                 and liquidation of preferred equity,
  creditors, establishment of loss reserves        proportionally in accordance with the
  and distributions to partners in amounts         terms of the Partnership Agreement.
  equal to partner's respective capital
  accounts.                                      - The Units evidenced by Depositary Receipts
                                                   resulting from the changes in the
                                                   Preferred Units, will be freely
                                                   transferable. Application has been made to
                                                   list the Units on the NYSE and
- Preferred Units evidenced by Depositary          effectiveness of the Proposed Amendments
  Receipts are freely transferable and trade       is conditioned upon the approval for
  on the New York Stock Exchange (the              listing of the Units on the NYSE.
  "NYSE").
                                                 - The Partnership will continue to file
                                                   reports required under the Exchange Act
                                                   and provide the holders of Units reports
                                                   required under the rules of the SEC and
- The Partnership files reports required by        the NYSE.
  the Exchange Act and provides holders of
  Preferred Units reports required under the     - Holders of Units will have substantially
  rules of the SEC and NYSE.                       the same voting rights with respect to
                                                   most of such issues. The holders of Units
- Holders of Preferred Units have limited          will generally not be entitled to vote on
  voting rights on issues such as certain          the issuance of additional Partnership
  amendments of the Partnership Agreement,         equity interests, including the possible
  dissolution of the Partnership, sale of          issuance of certain convertible cumulative
  substantially all of its assets, removal         preferred units contemplated by the
  and replacement of the general partners          Partnership's agreement with its credit
  and mergers or consolidations. In                facility lenders.
  addition, the holders of Preferred Units
  are currently entitled to vote as a
  separate class to approve the issuance of
  certain additional Partnership equity
  interests.

COMPARATIVE RIGHTS OF THE COMMON UNITS AND THE UNITS

     If the Proposed Amendments are adopted and the Common Units are changed into Units by adoption of the Proposed Amendments, the rights and limitations to which holders of Units resulting from the changes in the Common Units will be subject will be similar in some respects and will differ in other respects from those to which they are subject as holders of Common Units. These rights and limitations include, but are not limited to, the following.

                COMMON UNITS                                        UNITS
--------------------------------------------     --------------------------------------------
- Following payment of preferred                 - Holders of Units will have no preferential
  distributions to holders of Preferred            distribution right. The Managing General
  Units, holders of Common Units are               Partner does not believe that the
  entitled to quarterly cumulative                 Partnership will make any distributions in
  distributions of Available Cash equal to         the foreseeable future.
  the Base Amount ($.65 per Unit) and any
  arrearages from applicable prior quarters
  before the remainder of Available Cash is
  distributed between the Preferred and
  Common Units, subject to the General
  Partners' 2% distribution. The Managing
  General Partner does not believe that the      - The Units evidenced by Depositary Receipts
  Partnership will make these distributions        will generally be freely transferable.
  in the foreseeable future.                       Application has been made to list the
                                                   Units on the NYSE and effectiveness of the
- Common Units held by the Special General         Proposed Amendments is conditioned upon
  Partner are currently transferable in            the approval for listing of the Units on
  accordance with the terms of the                 the NYSE. However, the Units held by the
  Partnership Agreement in a transaction           Special General Partner following the
  registered under the Securities Act of           effectiveness of the Proposed Amendments
  1933 or for which an exemption from              will be only transferable in transactions
  registration is available. Common Units          that are either registered pursuant to the
  are not listed on the NYSE.                      Securities Act of 1933 or for which an
                                                   exemption from registration is available.

                                                 - The Partnership will continue to file
                                                   reports required under the Exchange Act
- The Partnership files reports required by        and provide the holders of Units reports
  the Exchange Act and provides holders of         required under the rules of the SEC and
  Common Units reports required under the          the NYSE.
  rules of the SEC and NYSE.

- Holders of Common Units have limited           - Holders of Units will have substantially
  voting rights on issues such as certain          the same voting rights with respect to
  amendments of the Partnership Agreement          such issues.
  dissolution of the Partnership, sale of
  substantially all of its assets, removal
  and replacement of the general partners
  and mergers or consolidations.

AGREEMENT WITH CREDIT FACILITY LENDERS TO RESTRUCTURE DEBT

     The Partnership has reached an agreement with its lenders under its credit facility (the "Banks") to restructure the Partnership's existing bank debt (the "Bank Agreement"). If the Proposed Amendments are approved by November 15, 1996, and certain other closing conditions are met, the Banks have agreed to reduce the balance of the Partnership's term loan from its current outstanding balance ($42,182,000 as of September 6, 1996) to a balance of $25 million in exchange for the issuance to the Banks of three series of convertible senior secured notes by the Partnership: Series A Notes in the aggregate principal amount of $2.5 million, Series B Notes in the aggregate principal amount of not more than $12.5 million (the amount by which the term note exceeds $32.5 million immediately prior to issuance of such notes) and Series C Notes in the aggregate principal amount of $5 million. The Series A, B, and C Notes (collectively, the "Senior Secured Notes") would be secured by the collateral currently pledged to the Banks under the credit facility, and would mature on November 30, 1997.

     Upon the adoption of the Proposed Amendments by November 15, 1996, the Banks have also agreed to extend the maturity of the Partnership's debt to November 30, 1997, and to lower certain interest rates and fees associated with the Partnership's credit facility.

     If the Partnership subsequently refinances its credit facility with new lenders, the Bank Agreement provides that Series B and C of the Senior Secured Notes would automatically be converted into convertible preferred equity securities of the Partnership. The Series A Secured Notes, if not included as a part of the refinanced debt, would automatically convert to unsecured convertible senior notes.

     The Proposed Amendments include the annexation of certificates of designations establishing the terms of the convertible preferred equity securities to be issued to the Banks if the Partnership's credit facility is successfully refinanced after the adoption of the Proposed Amendments. The convertible preferred units, if issued, will be entitled to preferential quarterly distributions in an amount equal to 6% per annum in the first three years after issuance, 12% per annum in the fourth and fifth years after issuance, and 15% per annum thereafter. In certain circumstances in the initial three year period, distributions could be paid by the issuance of additional securities at a rate of 8% per annum.

     The convertible preferred units would be mandatorily redeemable by the Partnership 5 years and 3 months after their issuance or earlier upon the occurrence of certain default events. They also would be subject to optional redemption by the Partnership in cash under certain circumstances. One series of the convertible preferred units would be convertible into Units at the Partnership's option in certain circumstances. The preferred units would also be optionally convertible into Units at the holder's option based upon a formula using the liquidation preference of the convertible preferred units.

     In addition, Pride SGP has agreed to convert its unsecured $2 million note either into Units or into a subordinated convertible preferred equity security upon the conversion of certain senior secured notes by the lenders. It is anticipated that this series of subordinated preferred units would have preferential cumulative distribution rights as well as certain liquidation preferences. They also would automatically convert into Units upon the conversion of certain convertible securities of Banks. See "Agreement with Credit Facility Lenders to Restructure Debt."

CONDITIONS TO THE EFFECTIVENESS OF THE PROPOSED AMENDMENTS

     The principal conditions to the effectiveness of the Proposed Amendments are (i) approval of the Proposed Amendments by the consent of holders of 66 2/3% of each of the outstanding Preferred Units and Common Units, acting as separate classes, and the approval of the Special General Partner, and (ii) approval of the single class of Units for listing on the NYSE.

NO APPRAISAL RIGHTS

     Holders of the Preferred and Common Units who withhold consent from the Proposed Amendments will have no appraisal, dissenters' or similar rights. Therefore, holders of Preferred or Common Units will not be entitled to receive cash payments from the Partnership for the fair value of their Preferred or Common Units if they withhold consent and the Proposed Amendments are nevertheless adopted. However, they will hold Units as a result of changes to their Preferred and Common Units.

CONSEQUENCES IF THE PROPOSED AMENDMENTS ARE NOT ADOPTED

     If the Proposed Amendments are not adopted, the Partnership currently intends to continue to operate as an ongoing business in its current form. It is impossible to predict, however, whether the Partnership will be able to obtain alternate financing prior to July 31, 1997 (the date that the Partnership's debt matures) if the Partnership does not accomplish significant changes to its capital structure such as those contemplated by the Proposed Amendments. The failure to either refinance the debt or further restructure the debt would have a material adverse effect on the Partnership. Possible courses of action to be taken by the Partnership or its lenders in the event of a default by the Partnership under its credit facility would include the sale of equity and other interests to raise capital, the sale of assets and a reorganization or liquidation and resulting dissolution of the Partnership.

           PRO FORMA ILLUSTRATION OF RECAPITALIZATION AND REFINANCING

     The following table illustrates the current levels of bank term debt, Pride SGP notes, and the equity structure of the Partnership as of September 6, 1996 and the pro forma debt and equity structure of the Partnership as of that date as adjusted for the adoption of the Proposed Amendments and the subsequent refinancing of the Partnership's credit facility. This table should be read in conjunction with the Partnership's financial statements and the related notes thereto included elsewhere in this Consent Solicitation Statement and the terms of the Bank Agreement.

                                                                                SEPTEMBER 6, 1996
                                                            ---------------------------------------------------------
                                                                               AS ADJUSTED FOR        AS ADJUSTED FOR
                                                              ACTUAL         RECAPITALIZATION(1)      REFINANCING(2)
                                                            -----------      -------------------      ---------------
Long-Term Debt (excluding revolving credit facility,
  letter of
  credit facility and related party debt).................  $42,182,000          $25,000,000            $27,500,000(4)
Convertible Senior Secured Series A Promissory Notes......           --          $ 2,500,000(3)                  --(4)
Convertible Senior Secured Series B Promissory Notes......           --          $ 9,682,000(3)(5)               --
Convertible Senior Secured Series C Promissory Notes......           --          $ 5,000,000(3)                  --
Unsecured notes to Pride SGP..............................  $ 2,450,000          $ 2,450,000            $   450,000
                                                            -----------          -----------            -----------
        Total Debt........................................  $44,632,000          $44,632,000            $27,950,000
Pro Forma Illustration of Effect of Restructuring on
  Partnership Equity:
  Convertible Preferred Units.............................        46.3%(6)                --                     --
  Common Units............................................        51.7%(6)                --                     --
  Units...................................................           --                  98%(7)              65.27%(9)
  Series B Cumulative Convertible Preferred Units.........           --                   --                 19.01%(9)(11)
  Series C Cumulative Convertible Preferred Units.........           --                   --                   9.8%(9)(12)
  Subordinated Convertible Preferred Units(8)(10).........           --                   --                  3.92%
  General partners' interest..............................           2%                   2%                     2%

---------------

 (1) Assumes that the recapitalization contemplated by the Proposed Amendments has been effected.

 (2) Assumes the refinancing of the Partnership's credit facility (including revolving credit facility, letter of credit facility and the new $25 million term loan) and the Convertible Senior Secured Series A Promissory Notes in the aggregate principal amount of $2.5 million.

 (3) Amount shown is aggregate principal amount. Each series of Convertible Senior Secured Promissory Notes is convertible into Units by the holders in certain circumstances and during certain periods.

 (4) If the Convertible Senior Secured Series A Promissory Notes are not paid off as part of a refinancing, they will convert into Unsecured Series A Notes, convertible into Units at the election of the holders of the notes.

 (5) The aggregate principal amount will be equal to the outstanding amount of the Partnership's term note minus $32,500,000 at time of adoption of Proposed Amendments.

 (6) Percentage based upon total outstanding Common Units assuming full conversion of Convertible Preferred Units.

 (7) Upon the recapitalization contemplated by the Amendments, former holders of Convertible Preferred Units will hold approximately 95% of the outstanding Units and former holders of Common Units will hold approximately 5% of the total outstanding Units.

 (8) Percentage based upon total outstanding Units assuming full conversion of the Pride SGP Subordinated Convertible Preferred Units at the same time as conversion of the Series B and C Notes. If the Subordinated Convertible Preferred Units were to be converted prior to the Series B and Series C Notes or Units, and thus be subject to dilution thereby, the Subordinated Convertible Preferred Units would only represent a 2.76% ownership interest in the Partnership. However, the percentages do not reflect any adjustment for any accrued and unpaid interest or other arrearage under the Pride SGP $2 million note at the time of conversion.

 (9) Percentage based upon total outstanding Units after conversion of subordinated convertible preferred units and assuming full conversion of an approximate $9.7 million and $5 million of Series B and Series C Cumulative Convertible Preferred Units, respectively, in accordance with their respective terms.

(10) Subordinated convertible preferred units must convert into Units upon conversion of the Unsecured Series A Notes or Series B or Series C Cumulative Convertible Preferred Units.

(11) Series B Cumulative Convertible Preferred Units are convertible into Units after a certain date by election of the holders.

(12) Series C Cumulative Convertible Preferred Units are convertible into Units after a certain date by election of the holders or by the Partnership after the payment of the Series A Notes (or conversion of all Series A Notes into Units at the election of the holders).

                     RISK FACTORS AND OTHER CONSIDERATIONS

     Before completing the enclosed form of Consent, each Limited Partner should carefully read the entire Consent Solicitation Statement including the Appendices; the Partnership's Form 10-K for the year ended December 31, 1995 and the Partnership's Forms 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and should give particular attention to the following considerations:

RISK FACTORS

  Conflicts of Interest

     The Managing General Partner is proposing the Proposed Amendments including the changes to the Preferred and Common Units and other changes to the Partnership's capital structure because it believes that it is in the best interest of the Partnership and the holders of the Preferred and Common Units. The Managing General Partner may, however, be viewed as having a conflict of interest with the holders of Preferred and Common Units with respect to the determination of the number of Units into which the existing Common Units and Preferred Units will be changed and other aspects of the capital structure changes contemplated by the Proposed Amendments because of the difference between the Managing General Partner's ownership interest and those of the holders of Preferred and Common Units.

     If these potential conflicts of interest did not exist, it is possible that the terms of the capital structure changes contemplated by the Proposed Amendments might be different than the terms approved by the Board of Directors of the Managing General Partner. For additional information concerning the potential conflicts of interest between the Managing General Partner and the holders of Preferred and Common Units in the formulation of capital structure changes contemplated by the Proposed Amendments and the procedures adopted by the Managing General Partner to prevent these conflicts from having an impact on the terms of the Proposed Amendments, see "Conflicts of Interest of the General Partners."

  Loss of Distribution Preference and Other Rights of Preferred Units

     The Partnership Agreement currently requires the Partnership to make quarterly cumulative preferred distributions of Available Cash (as defined in the Partnership Agreement) from Partnership operations of $.65 per Unit, before making distributions to holders of Common Units. After Preferred Units are changed into Units, holders of Preferred Units will lose this distribution preference currently associated with their ownership of Preferred Units ($11.35 per Preferred Unit through the quarter ended June 30, 1996). The payment of distributions depend upon the Partnership's operating margins, the servicing of Partnership debt, the amount of reserves for and rate of capital expenditures, needs of the Partnership for liquidity and other factors. Regardless of whether the Proposed Amendments are approved, the Managing General Partner does not believe the Partnership will make any distributions in the foreseeable future.

     The Partnership Agreement currently provides that, upon liquidation of the Partnership, the Preferred Units are entitled to certain liquidation preferences over the Common Units with respect to amounts, if any, distributed after the payments of creditors, establishment of loss reserves and distributions to partners in amounts equal to partners respective capital accounts. If the Proposed Amendments are effected, holders of Preferred Units will lose this preference.

     If the Proposed Amendments are effected, holders of Preferred Units will also lose certain other rights currently associated with their ownership of Preferred Units including the ability to vote as a separate class on certain matters such as the issuance of other Partnership securities.

  Uncertainty Regarding Future Distributions

     The ability of the Partnership to make distributions depends upon the Partnership's operating performance. Historically, the Partnership's operating results have varied on a seasonal basis, and such variations have resulted in significant changes in the cash flow generated by the Partnership from quarter to quarter. The Partnership's businesses have also historically been cyclical, with significant changes in the cash flow generated at the different stages of its business cycle. In addition, certain determinations that affect the amount of available cash to be distributed by the Partnership, such as the level of cash reserves, are made at the sole discretion of the Managing General Partner after considering various factors, including, but not limited to, the Partnership's current liabilities and the current interest rate on borrowings. Therefore, there can be no assurance that cash distributions will be made, or if made, at what level. In addition, contractual agreements of the Partnership may also restrict the payment of distributions.

  Future Dilution of Units

     If the Proposed Amendments are adopted, the Partnership Agreement will not contain restrictions on the ability of the Partnership to issue additional equity interests. Any increase in the number of limited partner interests outstanding as the result of the issuance of additional limited partner interests, including additional Units or classes thereof, would result in a corresponding decrease in the proportionate ownership interest in the Partnership represented by Units then outstanding and such issuance may, therefore, adversely affect the amount of cash distributed with respect to, and the market price of, and the relative voting power of the Units outstanding prior to such issuance.

     The issuance of senior classes of limited partner interests which have preferences in distribution prior to or upon liquidation, including the convertible preferred equity securities of the Partnership which may be issued to the Partnership's current lenders, including the Special General Partner, may also adversely affect the amount of cash distributed with respect to, and the market price of, outstanding Units and may dilute the Unitholders' ability to approve or disapprove certain actions by the Partnership. Under the current rules of the NYSE, the Partnership may not issue Units equal to 20% or more of the then-outstanding limited partner units in connection with any future transactions without Unitholder approval.

     As discussed in "Agreement with Credit Facility Lenders to Restructure Debt," if the Proposed Amendments are adopted and the recapitalization of the Partnership is completed, the Partnership will issue its credit facility lenders certain convertible senior secured notes which would be automatically converted into preferred equity securities of the Partnership if the Partnership subsequently refinances its credit facility with different third party creditors. These series of preferred units would have preferential cumulative distribution rights as well as certain liquidation preferences. They also would be convertible into Units at the holder's option after certain dates, and the Series C Units would be redeemable for Units by the Partnership in certain circumstances. In addition, Pride SGP has agreed to convert its $2 million note to the Partnership into either Units or a subordinated convertible preferred equity in certain circumstances. These issuances of Units to the Partnership's current lenders could have a significant dilutive effect on existing Units, the precise extent of which is not currently known.

     In addition, the Managing General Partner recognizes the possibility that the issuance of additional limited partner interests, either ranking on par with, or senior to, the Units could be part of an overall plan to refinance the Partnership's indebtedness maturing in 1997, or at some other point in the future.

  No Dissenters', Appraisal or Similar Rights for Nonconsenting Unitholders

     If the Proposed Amendments are adopted, all holders of Preferred and Common Units will be bound by the Proposed Amendments even though they, individually, may have voted against the Proposed Amendments. Under applicable state law and the terms of the Partnership Agreement, holders of Preferred and Common Units will have no dissenters', appraisal or similar rights in connection with the changes to the Preferred and Commons Units, nor will such rights be voluntarily accorded to holders of Preferred and Common Units by the Partnership. Therefore, holders of Preferred and Common Units will not be entitled to receive cash payment from the Partnership for the fair value of their respective Preferred and Common Units if they dissent and the Proposed Amendments are nevertheless effected.

  Uncertainty Regarding Market Price of Units

     At present there is no trading market for the Units. Application has been made to list the single class of Units on the NYSE. There can be no assurance that holders of the Units will be able to sell their Units at favorable prices or that the per unit trading prices for the Units will be comparable to the per unit trading prices for the Preferred Units. A large number of Units may be traded by former holders of Preferred Units immediately following the effectiveness of the changes to the Preferred and Common Units for various reasons. This might tend to depress the market price of the Units. The Units held by the Special General Partner following the effectiveness of the Proposed Amendments will only be transferable in transactions that are either registered pursuant to the Securities Act of 1933 or for which an exemption from registration is available.


     The closing price on the New York Stock Exchange on September 19, 1996 for Preferred Units was $4.25 per unit. This was above the book value of the Partnership of $3.59 per Preferred Unit. The Managing General Partner does not believe that it has any basis for predicting whether or not the Units will trade above or below book value or historical trading levels of the Preferred Units. It is possible that the Units, when first issued and trading, will trade at prices below the Partnership's book value per unit or the historical trading levels of the Preferred Units.


     The actual value and liquidity of the Units in the future will depend upon the results of operations, financial condition and prospects of the Partnership, the market capitalization of the Units, the interest of securities firms in making a market in the Units and other factors.

  No Independent Representation


     The terms of the Proposed Amendments were evaluated and determined by the Managing General Partner without independent legal representation of the holders of Preferred or Common Units. Such separate representation might have caused the terms of the Proposed Amendments to be different in some respects from those described herein. However, the adoption of the Proposed Amendments is contingent upon receipt of the approval of the holders of at least 66 2/3% in interest of the holders of the Preferred Units as well as the approval of the holders of at least 66 2/3% in interest of the Common Units and approval of the Special General Partner. The Managing General Partner has retained Stephens, Inc. to evaluate the fairness of the adoption of the Proposed Amendments from a financial point of view to the disinterested holders of Preferred Units. See "Opinion of Independent Financial Advisor."


PARTNERSHIP FINANCIAL RESULTS

  Industry Condition

     The refining business is highly competitive, and the Partnership's profitability can be significantly impacted by general industry trends. In recent years, crude oil costs and prices of refined products have fluctuated substantially. During 1994, the United States refining industry experienced its worst overall margins since the inception of the Partnership in 1990. Crude gathering volumes and margins also decreased in 1994. Industry margins are determined by a variety of regional, national and global trends, including oil prices, weather, and economic conditions.

  Recent Losses

     The Partnership's operations have generated losses in each of the last five years and current ratios of less than one to one in each of the last three years. These financial results are primarily a result of depressed refining margins, increasing depreciation expense and interest expense and related fees. Crude gathering volumes also decreased in 1995 and 1994. During 1994, the United States refining industry experienced its worst margins since the inception of the Partnership in 1990. In addition, although the Partnership has achieved certain reductions in marketing, general and administrative expenses since 1993, including cost reduction from the move of the Partnership's corporate offices in December 1994, the Partnership's interest expense and related fees, as well as depreciation expense, have continued to increase. See "The Partnership
Business -- Financial Condition -- Credit Facilities" for a detailed discussion of interest rates and fees on the Partnership's various credit facilities and loans. The Partnership's return to profitability and long-term viability is dependent upon restructuring its credit facility, increased volumes and/or improved profit margins as well as continued cost control initiatives.

  High Level of Debt; July 1997 Maturity

     At September 6, 1996, the Partnership's debt exceeded $52.5 million, of which $44.6 million is scheduled to mature on July 31, 1997. The Partnership and its subsidiaries have pledged substantially all its assets as collateral for its debt. The agreement with the Partnership's bank lenders to restructure the Partnership's debt under its credit facility is conditioned upon the adoption of the Proposed Amendments and the implementation of the recapitalization of the Partnership. If the Proposed Amendments are not adopted, the Partnership must therefore obtain alternative means of financing prior to July 31, 1997. The Managing General Partner intends to refinance the Partnership's debt with additional third party lenders. There are no assurances, however, that refinancing will be successful. The failure to refinance the debt would have a material adverse effect on the Partnership. In addition, it is unlikely that the Partnership will be able to obtain new financing to reduce or replace existing debt upon more favorable terms or to otherwise raise capital on acceptable terms without capital structure changes such as those proposed by the Proposed Amendments.

AGREEMENT WITH CREDIT FACILITY LENDERS TO RESTRUCTURE DEBT

     The Partnership has reached an agreement with the Banks, its lenders under its credit facility, to restructure the Partnership's existing bank debt (the "Bank Agreement"). If the Proposed Amendments are approved by November 15, 1996, and certain other closing conditions are met, the Banks have agreed to reduce the balance of the Partnership's term loan from its current outstanding balance ($42,182,000 as of September 6, 1996) to a balance of $25 million in exchange for the issuance to the Banks of three series of convertible senior secured notes by the Partnership: Series A Notes in the aggregate principal amount of $2.5 million, Series B Notes in the aggregate principal amount of not more than $12.5 million (the amount by which the term note exceeds $32.5 million) and Series C Notes in the aggregate principal amount of $5 million. The Series A, B, and C Notes (collectively, the "Senior Secured Notes") would be secured by the collateral currently pledged to the Banks under the credit facility, and would mature on November 30, 1997. Upon the adoption of the Proposed Amendments by November 15, 1996, the Banks have also agreed to extend the maturity of the Partnership's debt to November 30, 1997, and to lower certain interest rates and fees associated with the Partnership's credit facility.

     If the Partnership subsequently refinances its credit facility with different third party creditors, pursuant to the terms of the Bank Agreement, the Series B and Series C of the Senior Secured Notes would automatically be converted into a convertible preferred equity security of the Partnership. The Series A Secured Notes, if not included as a part of the refinanced debt, would automatically convert to unsecured convertible senior notes.

     The Proposed Amendments include the annexation of certificates of designations establishing the terms of the convertible preferred equity securities to be issued if the Partnership's credit facility is successfully refinanced after the adoption of the Proposed Amendments. The convertible preferred units, if issued, will be entitled to preferential quarterly payments in an amount equal to 6% per annum in the first three years after issuance, 12% per annum in the fourth and fifth years after issuance, and 15% per annum thereafter. In certain circumstances in the initial three year period, distributions could be paid by the issuance of additional securities at a rate of 8% per annum.

     The convertible preferred units would be mandatorily redeemable by the Partnership 5 years and 3 months after their issuance or earlier upon the occurrence of certain default events. They also would be subject to optional redemption by the Partnership in cash and in some cases in Units under certain circumstances. They would be optionally convertible into Units at the holder's option based upon a formula using the liquidation preference of the convertible preferred units. In addition, Pride SGP has agreed to convert its unsecured $2 million note either into Units or into a subordinated convertible preferred equity security upon the conversion of certain senior secured notes by the lenders. See "Agreement of Credit Facility Lenders to Restructure Debt" for a more detailed description of various aspects of the Bank Agreement.

BUSINESS CONSIDERATIONS AND RISK FACTORS

  Supply and Demand for Gasoline, Military Aviation Fuel and Other Products

     The Partnership's principal business consists of refining crude oil into commercial and military aviation fuel, conventional gasoline, low sulfur diesel fuel, vacuum gas oil, liquified petroleum gas and vacuum residuum. Demand for gasoline is affected by a number of factors which cannot be controlled by the Partnership. Population levels, gasoline prices, per capita income and the availability of alternatives to automobile travel affect consumption of gasoline. Expansion of fuel refinery capacity in Central or West Texas or a construction of a pipeline from the Gulf Coast or Dallas-Fort Worth area to Abilene could have an adverse effect on the Partnership's earnings. The Partnership is dependent upon obtaining supply contracts for military aviation fuels to Dyess Air Force Base and Fort Worth Naval Air Station and other regional military facilities.

  Dependence Upon Certain Customers

     The United States Government (military aviation fuel contracts) and Diamond Shamrock (vacuum gas oil purchases) accounted for approximately 10% and 13%; respectively, of the Partnership's total revenues for the year ended December 31, 1995.

  Competition

     Markets for refined petroleum products are highly competitive and pricing is the primary competitive factor. The Partnership both sells and competes with various oil companies. The Partnership's competitors include major integrated oil companies which, because of their more diverse operations, larger refineries and strong capitalization, may be better able than the Partnership to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition.

  Volatility of Refining Margins

     The Partnership's operating results depend in large part upon producing and selling quantities of refined products at refinery margins sufficient to cover fixed and variable costs. The Refinery's income and cash flow are derived from the margin between its cost to obtain and refine crude oil and the price for which the Partnership can sell military aviation fuel, gasoline and other products produced in the refining process. The price at which the Partnership can sell its fuel, gasoline and other products is strongly influenced by the price of crude oil. In recent years, crude oil costs have fluctuated substantially. Although an increase or decrease in the price of crude oil generally results in a corresponding increase or decrease in the prices of refined products, there is usually a lag in the movement of product prices, both up and down, in relation to the movement of the crude oil prices. The crude oil currently processed by the Refinery is WTI crude oil. During the period January 1, 1993 through August 31, 1996, the posting price for WTI crude oil has varied from approximately $12.25 to $23.75 per barrel.

     The general level of crude oil prices can also have a significant effect on the margins in the crude gathering business. The Partnership's crude oil requirements are supplied from sources which include major oil companies, large independent producers and smaller local producers. Crude oil supply contracts are generally relatively short-term contracts with market-responsive pricing provisions. Margins in the Crude Gathering System generally tend to be influenced by competition and the general level of crude oil. When prices are higher, crude oil can generally be resold at higher margins. Additionally, transportation charges are slightly less competitive when higher crude oil prices result in increased exploration and development. Conversely, when crude oil prices decrease, margins on the resale of crude oil and transportation charges generally tend to decrease.

  Crude Oil Supply

     The Refinery's primary feedstock is a locally produced, high quality crude oil known as WTI crude oil, which is delivered to the Refinery primarily through the Comyn pipeline system. Local supply is primarily dependent on the level and success of exploration and drilling activity in the Austin Chalk and West Central Texas areas. While historically the results of local exploration and drilling activity have caused production to exceed local crude oil demand, there is no assurance that this situation will continue in the future. Any significant long-term interruption in crude oil supply or the crude oil transportation system would have an adverse effect on the Partnership's operations.

  Seasonality and Weather

     Gasoline consumption is typically highest in the United States in the summer months and lowest in the winter months. As a result, margins for gasoline tend to be higher in the summer months. Diesel consumption in the southern United States is generally higher just prior to and during the winter months when commercial trucking is routed on southern highways to avoid severe weather conditions further north. Additionally, diesel fuel prices tend to increase during the winter months when refiners divert heating fuels to northern areas. During unseasonably warm winters, diesel prices do not increase as in colder, longer winters. The Refinery's prices for military aviation fuel JP-8 are also influenced by these trends since the pricing for JP-8 is based on Jet A, a kerosene based product, and the price of diesel and heating fuels affect the price of kerosene.

  Government Regulation, Environmental Risks

     The Partnership's operations are subject to a variety of federal, state and local laws and regulations governing product specifications and the generation, treatment, storage, transportation and disposal of solid and hazardous waste and materials. In recent years, environmental laws and regulations which affect the Partnership's operations, processes and margins have become increasingly stringent. Examples are the Clean Air Act Proposed Amendments and the related implementing regulations.

     Although the Refinery is capable of processing currently utilized feedstocks [AT FULL CAPACITY] in substantial compliance with existing environmental regulations, the Partnership cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could adversely affect the financial position and the results of operations of the Partnership and could require substantial expenditures by the Partnership.

     In addition, the Partnership's operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances which may occur and may give rise to liability to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. Accidental discharges of contaminants have occurred from time to time during the normal course of the Partnership's operations, including discharges associated with the Refinery, pipeline and trucking operations. The Partnership has undertaken, intends to undertake or has completed all investigative or remedial work thus far requested by governmental agencies to address potential contamination by the Partnership. Although the Partnership has invested substantial resources to prevent and minimize accidental discharges and to remediate contamination resulting from prior discharges, there can be no assurance that future action will not be taken in connection with past discharges, that governmental agencies will not assess penalties against the Partnership in connection with any past or future contamination or that third parties will not assert claims against the Partnership for damages allegedly arising out of any past or future contamination. The Managing General Partner believes the Partnership is adequately insured against such accidental discharge. See "Business -- Other Matters.

  Damage to Refinery on Pipelines; Natural Hazards

     All of the Partnership's refining activities currently are conducted at the Refinery's single location. The Refinery is the Partnership's principal operating asset. As a result, the operations of the Partnership would be subject to significant interruption if the Refinery were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise forced to shut down. Significant damage to the Partnership's pipelines could also interrupt or otherwise materially affect operations. Although the Partnership currently maintains business interruption insurance against some types of risks in amounts which the Managing General Partner believes to be reasonable, if the Refinery were to experience an interruption in supply or operations, the Partnership's business could be materially adversely affected.

                  REASONS FOR ADOPTION OF PROPOSED AMENDMENTS

     The Managing General Partner believes that the adoption of the Proposed Amendments to accomplish the proposed capital restructure of the Partnership is in the best interest of the Partnership.

INCREASE IN RELATIVE LIMITED PARTNER INTEREST OF PREFERRED UNITHOLDERS

     Although the Proposed Amendments include the elimination of distribution arrearages and distribution and liquidation preferences of the Preferred Units, the adoption of the Proposed Amendments will result in an increase, upon such adoption, in the aggregate limited partner interest of the holders of the Preferred Units from an approximate 46.3% to an approximate 93.1% limited partner interest. This increase would result from the 1 for 21 reverse unit split of the currently outstanding Common Units immediately prior to the change of the Preferred and Common Units into the single class of Units. As discussed in "Risk Factors and Other Considerations -- Future Dilution of Units", the relative limited partner interest of holders of Units would be proportionately reduced by any issuance of additional limited partner interests, including, without limitation, Units issued with respect to the convertible preferred equity securities to be issued to the Partnership's bank lenders and Pride SGP in certain circumstances after the adoption of the Proposed Amendments.

OPPORTUNITIES PURSUANT TO BANK AGREEMENT

     The Bank Agreement provides the opportunity for the Partnership to reduce certain interest rates and bank fees otherwise owed by the Partnership if the Proposed Amendments are adopted by November 15, 1996, and to realize further potential savings if the Partnership is successful in refinancing its remaining debt with new third party lenders.

     If the Proposed Amendments are approved by November 15, 1996, and certain other closing conditions are met, the Banks have agreed to reduce the balance of the Partnership's term loan from its current outstanding balance ($42,182,000 as of September 6, 1996) to a balance of $25 million in exchange for the issuance to the Banks of three series of convertible senior secured notes by the
Partnership: Series A Notes in the aggregate principal amount of $2.5 million, Series B Notes in the aggregate principal amount of not more than $12.5 million (the amount by which the term note exceeds $32.5 million immediately prior to issuance of such notes) and Series C Notes in the aggregate principal amount of $5 million. Upon the adoption of the Proposed Amendments by November 15, 1996, the Banks have also agreed to extend the maturity of the Partnership's debt to November 30, 1997.

     Currently, the Partnership's term loan is subject to a facility fee of approximately 5% per annum commencing January 1, 1996 and payable at maturity which is July 31, 1997. At June 30, 1996, the Partnership had accrued $1 million in facility fees which was subsequently reduced by an amendment fee of $400,000 paid to the Banks. If the Proposed Amendments are adopted by November 15, the facility fee will be discontinued and the amount accrued will be forgiven. The Partnership's current advances under its revolver and term loan are bearing interest at the prime rate plus 2% and 3%, respectively. (The prime rate was 8.25% as of June 30, 1996). The Senior Secured Notes would bear interest at the prime rate plus 100 basis points per annum. The fixed quarterly payments which would be due on the convertible preferred units issued upon conversion of the Senior Secured Notes is fixed at a per annum cash rate of 6% during the first three years or 8% per annum if distributions are paid by the issuance of additional securities.

     The conversion of two series of the Senior Secured Notes into convertible preferred equity securities of the Partnership could reduce the overall debt level of the Partnership. In addition, one series of the convertible preferred equity securities would be convertible into Units at the Partnership's option after the Series A notes were either repaid in full and/or converted into Units by their holders. If the Partnership subsequently refinances its credit facility with new third party creditors, the Bank Agreement provides that Series B and C of the Senior Secured Notes would automatically be converted into convertible preferred equity securities of the Partnership. The Series A Secured Notes, if not included as a part of the refinanced debt, would automatically convert to unsecured convertible senior notes.

IMPROVED ACCESS TO DEBT AND EQUITY MARKETS

     The Proposed Amendments and the changes to the Preferred and Common Units and the other capital structure changes to be effected thereby are intended, among other things, to increase the equity capitalization of the Partnership, improve the balance sheet and creditworthiness of the Partnership and enhance the Partnership's financial flexibility. Although the Partnership has not sought to raise additional capital to date, if the Proposed Amendments are adopted, the Partnership intends to attempt to refinance its credit facility with different third party lenders. The Partnership believes that absent capital structure changes including the elimination of cumulative distribution arrearages and the existing distribution preference of the Preferred Units it is unlikely that the Partnership will be able to raise equity or other capital on reasonable terms, thereby negatively affecting the Partnership's ability to achieve its business plan.

                CONSEQUENCES IF PROPOSED AMENDMENTS NOT APPROVED

     If the Proposed Amendments are not approved by the holders of Preferred and Common Units, or if the Proposed Amendments are not effected for any other reason, the Partnership currently intends to continue operating as an ongoing business in its current form. It is unlikely that the Partnership will be able to restructure the terms of its debt facilities or obtain alternate financing with acceptable terms prior to July 31, 1997 (the date of maturity of the Partnership's debt) if the Partnership does not accomplish significant changes to its capital structure such as those contemplated by the Proposed Amendments. Although no other transaction is currently being considered by the Partnership as an alternative to the capital structure changes contemplated by the Proposed Amendments, the Partnership may from time to time explore other alternatives. The failure to refinance the debt would have a material adverse effect on the Partnership. Possible courses of action to be taken by the Partnership or its lenders in the event of a default by the Partnership would include the sale of equity and other interests to raise capital, the sale of assets and a reorganization or liquidation and resulting dissolution of the Partnership.

                    OPINION OF INDEPENDENT FINANCIAL ADVISOR

     The Board of Directors of the Managing General Partner has retained Stephens Inc. to evaluate the fairness to the disinterested holders of Preferred Units from a financial point of view of the adoption of the Proposed Amendments. The Board of Directors of the Managing General Partner has received an opinion from Stephens Inc. dated September 25, 1996, to the effect that, as of the date of the opinion, the consideration to be received by the disinterested holders of Preferred Units is fair to them from a financial point of view. This opinion is subject to certain limitations and assumptions stated therein. Stephens Inc.'s opinion is set forth in full as Appendix B to this Consent Solicitation Statement, and should be read in its entirety. Any description of or reference to Stephen Inc.'s opinion is subject to, and qualified in its entirety by reference to, the full text of such fairness opinion as set forth in such Appendix B.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stephens Inc. made numerous assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of the Partnership or Stephens Inc. Any projections or estimates contained in its analyses are not necessarily indicative of future results, prices or values, which may be significantly more or less favorable than as set forth in such analyses.

                 RECOMMENDATION OF THE MANAGING GENERAL PARTNER

     After considering the advantages and disadvantages of changing the capital structure of the Partnership, the Managing General Partner has concluded that implementing the changes contemplated by the Proposed Amendments is desirable and the changes are fair to the holders of Preferred and Common Units. THE MANAGING GENERAL PARTNER RECOMMENDS THAT HOLDERS OF PREFERRED AND COMMON UNITS VOTE FOR THE PROPOSED AMENDMENTS. The Managing General Partner further believes that the allocation of Units upon the effectiveness of the Proposed Amendments between the current holders of Preferred Units and the Special General Partner, the current sole holder of Common Units is fair, from a financial point of view, to holders of both Preferred and Common Units.

     The Managing General Partner's recommendation and conclusions are based, in part, on the opinions of independent investment banking firm discussed above and the conclusions of the Conflicts and Audit Committee of the Board of Directors of the Managing General Partner. No special committee or other entity was formed or engaged to negotiate on behalf of the holders of Preferred and Common Units or either class thereof.

                                    BUSINESS

GENERAL

     The Partnership owns and operates a modern simplex petroleum refinery facility located near Abilene, Texas (the "Refinery"); a crude oil gathering business (the "Crude Gathering System") that gathers, transports, and resells and redelivers crude oil in the Texas and New Mexico markets; and certain integrated product pipeline operations.

     The Partnership's principal business consists of refining crude oil into commercial and military aviation fuel, conventional gasoline, low sulfur diesel fuel, vacuum gas oil, liquefied petroleum gas and vacuum residuum. The Refinery is approximately ten miles north of Abilene, Texas and consists of processing equipment newly constructed or modernized since 1981. The Refinery has a permitted capacity of 44,500 barrels per day ("BPD"). The Refinery includes a 34,500 BPD basic atmospheric crude oil distillation unit and a 15,000 BPD auxiliary atmospheric crude oil distillation unit. These units effect the primary separation of crude oil into its constituent products. The Refinery includes a 13,500 BPD vacuum distillation unit to fractionate residuum remaining after distillation of lighter products into vacuum gas oil. The Refinery is augmented with a catalytic reformer unit ("CRU") which allows heavy naphtha to be converted into a high octane unleaded gasoline blend stock. The Refinery is also equipped with a 12,000 BPD distillate desulfurization unit ("DDU") to produce diesel fuel that complies with federal environmental regulations. For the year ended December 31, 1995, the Refinery processed crude oil into refined products at an average rate of approximately 29,800 BPD. In the first six months of 1996, refinery throughput averaged approximately 30,500 BPD.

     The Partnership owns two common carrier pipeline systems. The Partnership's primary product delivery facilities consist of a pipeline that connects the Refinery to the Partnership's Aledo terminal and the Fort Worth Naval Air Station (formerly Carswell Air Force Base) located northwest of Fort Worth, Texas (the "Aledo Pipeline") and a pipeline that connects the Refinery to Conoco, Inc.'s products terminal near Abilene, Dyess Air Force Base in Abilene, Texas, and the Partnership's product terminal at San Angelo, Texas (the "San Angelo Pipeline").

     The Partnership delivers military aviation fuel through both the Aledo Pipeline and the San Angelo Pipeline. Conventional gasoline is delivered through the Aledo Pipeline to the Partnership's Aledo terminal and through the San Angelo Pipeline to the Partnership's San Angelo terminal for sales to non-military customers in the communities west of the Dallas-Fort Worth ("DFW") metropolitan area along Interstate 20 and in the San Angelo area. Diesel fuel is also delivered to the Aledo and San Angelo terminals for sales to non-military customers in the DFW metropolitan area and the San Angelo area. Additional products are delivered by truck and rail throughout the Partnership's market area. The Partnership completed construction, in early 1992, of storage tanks, pumping facilities, and a vacuum gas oil pipeline system connecting the

Refinery to two major pipelines which enable the Partnership to transport its vacuum gas oil to the Gulf Coast and Midwest.

     The Partnership also owns and operates a crude oil gathering system connected by pipeline into the Refinery. For the year ended December 31, 1995, the volume of crude oil gathered by the crude oil gathering system was approximately 66,900 BPD, and 63,200 BPD during the first six months of 1996. The Partnership's Crude Gathering System is divided into two distinct areas: (i) truck-based crude oil gathering and (ii) pipeline operations. The trucking operations comprise six district offices located in the Abilene, Dallas, Graham, Lubbock, Midland, and San Angelo, Texas areas. These districts use a truck fleet to transport crude oil from individual leases or small gathering systems to injection stations owned and operated by the Partnership along common carrier pipeline systems. At July 31, 1996, the Crude Gathering System operated 49 crude oil injection stations located on various common carrier pipeline systems including the Amoco, Arco, Chevron, Comyn, Conoco, Texas Plains, EOTT, Exxon, Mobil, Koch, Sun, and other Texas-New Mexico pipeline systems.

     At July 31, 1996, the pipeline assets used in the Crude Gathering System consisted of in excess of 901 miles of active pipeline, the major portion of which is the Comyn pipeline system with approximately 416 miles of trunkline and 190 miles of gathering lines, and the additional 242 miles of trunkline and 29 miles of gathering line in the Texas Plains System discussed below. Pride SGP owns trunkline segments of the Comyn pipeline system totaling 270 miles and certain related pumping facilities. For the six months ended June 30, 1996 and the year ended December 31, 1995, the crude oil transported through the active segment of the Comyn pipeline system which is owned by Pride SGP accounted for approximately 64% and 72% respectively of the total crude oil received by the Refinery. The Partnership and Pride SGP have a lease agreement wherein the Partnership has the right to use the segments of the Comyn pipeline owned by Pride SGP, in exchange for the Partnership's provision of maintenance and repair and in the case of the 143-mile section from Hearne to Comyn, the payment of $.20 per barrel of crude oil transported. For the six months ended June 30, 1996 and the year ended December 31, 1995, the Partnership paid or accrued payments to Pride SGP of approximately $500,000 and $873,000 respectively and provided maintenance and repair services valued at approximately $85,000 and $250,000, respectively. On December 1, 1994, the Partnership acquired from Diamond Shamrock Refining and Marketing Company ("Diamond Shamrock") a 50% interest in the Texas Plains System which owns a 271 mile crude oil and vacuum gas oil pipeline extending from the Partnership's refinery to Borger, Texas, which is connected to a pipeline that carries product to Diamond Shamrock's refinery in McKee, Texas. On March 1, 1996, the Partnership exchanged its two New Mexico pipeline systems for the remaining 50% interest in the Texas Plains System which was owned by Scurlock Permian Corporation.

     The Partnership primarily sells to other branded product companies and branded Pride dealers. A number of major petroleum product marketers in West Texas do not have local refinery facilities or sales terminals. Accordingly, such marketers supplement their local needs by purchases or product exchanges with local suppliers, such as the Partnership. The Partnership currently sells its vacuum gas oil production to refiners that operate catalytic cracking facilities, and sells or exchanges diesel, conventional gasoline, and other products depending on local market needs throughout the region. The Partnership has five exchange agreements and three sales agreements with various companies for products supplied out of the San Angelo terminal and one exchange agreement and two sales agreements with various companies for product supplied out of the Aledo terminal and one exchange agreement and one sales agreement for product supplied out of the Refinery. These exchange agreements have enabled the Partnership to expand its marketing area to Amarillo, Texas, Lubbock, Texas, Midland/Odessa, Texas, El Paso, Texas and Wichita Falls, Texas without incurring transportation costs to these cities.

OTHER MATTERS

     Increasing public and governmental concern about air quality is expected to result in continued regulation of air emissions. Regulations relating to carbon monoxide and regulations on oxygen content in gasoline and sulfur content in diesel fuel are expected to be increasingly important as a means of improving air quality in urban areas. In response to environmental regulations which became effective generally in October 1993, the

Partnership constructed a DDU at the refinery that permits the Refinery to reduce the sulfur content of highway use diesel fuel. In addition, the Partnership plans to spend a total of approximately $675,000 in 1996, 1997 and 1998 on several projects to comply with various other environment requirements including $400,000 for a sewer system upgrade.

     Effective January 1, 1995, the Clean Air Act Amendment of 1990 requires that certain areas of the country use reformulated gasoline ("RFG"). The Abilene and San Angelo market areas do not require RFG. Collin, Dallas, Denton, and Tarrant Counties, which comprise the Dallas-Fort Worth metroplex area, do require RFG; however, Pride's Aledo terminal lies outside this area and is allowed to supply conventional gasoline that is not destined for sale in these four counties. In addition to the requirement for RFG in certain areas, new but much less restrictive regulations take effect that impose new quality standards for conventional gasoline in the rest of the country.

     In early 1993, the United States Environmental Protection Agency ("EPA") filed an administrative complaint and compliance order against the Partnership. The complaint proposed an assessment of $553,000 in penalties and fulfillment of a compliance order at an unspecified cost against the Partnership. The principal violations alleged by the EPA include the failure to monitor ground water properly and to implement a ground water monitoring program. Management believes that it has complied or is complying with the matter specified by the EPA and has filed an answer to the complaint. On February 8, 1996, the Partnership received a letter from the EPA offering to settle the complaint for $405,000 in penalties plus fulfillment of the compliance order. The Partnership will continue to contest the matter vigorously until a more favorable settlement can be reached with the EPA.

     The Partnership is also subject to the rules and regulations of Occupational Safety and Health Administration, Texas Air Control Board, Texas Railroad Commission, and Texas Water Commission.

     The Partnership has filed a substantial claim against the Defense Fuel Supply Center relating to erroneous pricing of fuel purchased over a period of several years from the Partnership and its predecessors. The ultimate outcome of this matter cannot presently be determined.

FINANCIAL CONDITION

  Financial Resources and Liquidity

     Cash flows have been and will continue to be significantly affected by fluctuations in the cost and volume of crude oil and refined products held in inventory and the timing of accounts receivable collections. Cash flows are also affected by refining margins and crude oil gathering margins. For the six months ended June 30, 1996, cash was provided by the reduction in accounts receivable and increase in accounts payable. For the year ended December 31, 1995, cash was provided by the reduction in inventories (resulting from the liquidation of volumes on hand), decrease in accounts receivable and increase in accounts payable.

     The Partnership's operations have generated losses in each of the last five years and current ratios of less than one to one in each of the last three years. These financial results are primarily a result of depressed refining margins, increasing depreciation expense and interest expense and related fees. Crude gathering volumes also decreased in 1995 and 1994. During 1994, the United States refining industry experienced its worst margins since the inception of the Partnership in 1990. Although the Partnership has achieved certain reductions in marketing, general and administrative expenses since 1993, including cost reduction from the move of the Partnership's corporate offices in December 1994, the Partnership's interest expense and related fees, as well as depreciation expense, have continued to increase. The Partnership's return to profitability and long-term viability is dependent upon restructuring its credit facility, increased volumes and/or improved profit margins as well as continued cost control initiatives.

     At September 6, 1996, the Partnership's debt exceeded $52.5 million, of which $44.6 million is scheduled to mature on July 31, 1997; thus the Partnership must restructure the terms of its debt facilities or obtain alternative means of financing prior to this date.

CAPITAL EXPENDITURES

     For the first six months of 1996, the Partnership incurred approximately $964,000 of maintenance capital expenditures. Maintenance capital expenditures for 1995 totaled $1.2 million.

CREDIT FACILITIES

     Letters of credit are an integral part of the operations of the Crude Gathering System since the Partnership takes title to both first purchased barrels and custom gathered barrels. The Partnership's credit facility was restated and amended August 13, 1996 to extend the maturity date to July 31, 1997. Under this credit facility, the Partnership has a $6,500,000 standby letter of credit facility for general corporate purposes and the purchase of crude oil and other refinery feedstocks ("Facility A") and a $45,000,000 standby letter of credit facility for the purchase of crude oil ("Facility B"). The fee on outstanding standby letters of credit is 1 and 1/2% per annum. For the unused portion of the standby letter of credit facility, the fee is one-half of 1% per annum. Though no advances had been drawn under either the Facility A or Facility B letter of credit facility, the Partnership did have approximately $721,000 and $44.1 million, respectively, in outstanding standby letters of credit as of June 30, 1995.

     Under the amended credit facility, the Partnership also has available to it a revolving line of credit of $8.0 million (the "Revolver") and a $45 million term loan (the "Term Loan"). The amount available under the Revolver is subject to a borrowing base which includes a reduction by the amount of letters of credit issued under the Facility A. Advances under the Revolver and Term Loan bear interest at prime plus 2% and 3%, respectively, payable monthly. The prime rate was 8.25% as of June 30, 1996. The Term Loan is subject to a facility fee of approximately 5% per annum commencing January 1, 1996 and payable at maturity which is July 31, 1997. At June 30, 1996, the Partnership had accrued $1 million in facility fees which was subsequently reduced by an amendment fee of $400,000 paid to the banks. This fee will be discontinued upon the adoption of the Proposed Amendments and the amount accrued will be forgiven. The Partnership has pledged substantially all its assets and the assets of its subsidiaries as collateral. In addition, the General Partners guaranteed the facility and Pride SGP as guarantor has pledged its assets at no cost to the Partnership as collateral for such loans. The Partnership may elect to prepay the credit facilities without any prepayment penalty. The fee for the unused portion of the Revolver is one-half of 1% per annum. At June 30, 1996, the balances outstanding under on the Revolver and Term Loan were $0 and $42.9 million respectively. The Partnership is required to make scheduled principal payments on the Term Loan in the amount of $120,000 each month beginning September 5, 1996 plus quarterly principal payments in the amount of 80% of adjusted income of the Partnership ("excess cash," as defined in the credit agreement), for the preceding quarter. The Partnership has classified $1.8 million of the Term Loan as current as of June 30, 1996. Advances under the Revolver are subject to repayment on a daily basis. Subject to the Borrowing Base, the Partnership may borrow any amounts previously repaid.

     The credit facility also includes a $2.5 million uncommitted line of credit ("Uncommitted Line"). Advances under the Uncommitted Line are made solely at the lenders' discretion and bear interest at the prime rate plus 4%. The Uncommitted Line must be completely paid off for fifteen consecutive days each month. There were no advances under the Uncommitted Line at June 30, 1996.

     The amended credit agreement also requires the Partnership to pay a monthly monitoring fee of $10,000 and restricts the payment of distributions to Preferred and Common Unitholders throughout the term of the amended credit agreement.

     The amended and restated credit agreement contains certain restrictive covenants which, among other things, impose limitations with respect to incurrence of additional indebtedness or liens, distributions, guarantees, mergers, consolidation and specified sales of assets. The Partnership is also required to satisfy certain financial tests including net worth, working capital, fixed charge coverage and limitations on capital expenditures.

     The Partnership has two outstanding financing agreements to fund working capital with Pride SGP, the Special General Partner, entered into on March 26, 1993 and September 7, 1995. Pride SGP has made unsecured loans to the Partnership in the principal amount of $2.5 million, bearing interest at prime plus 2%, and the Partnership is required to pay interest only during the term of such loan. The prime rate was 8.25% at June 30, 1996. The loans mature July 31, 1997. Upon completion of refinancing, $2 million of the $2.5 million will convert to either Units or a subordinated convertible preferred equity. See "Agreement with Credit Facility Lenders to Restructure Debt -- Conversion of SGP Notes."

     The Partnership also has a nonrecourse loan from Diamond Shamrock with an outstanding balance of $5.8 million at June 30, 1996, bearing interest at 8% per annum with monthly interest payments. The assets of Pride Borger, Inc., which owns 50% of the Texas Plains System, are pledged as collateral. Pride Borger, Inc. has also guaranteed the note. Monthly principal payments are made to Diamond Shamrock based on the number of throughput barrels for the prior month in the Texas Plains System. Current maturities are estimated to be $158,000 at June 30, 1996.

     During 1995, the Partnership converted non-interest bearing accounts payable to the United States Government related to pricing adjustments which had been accrued since 1993 to a $2.4 million installment loan. The principal balance was $1.8 million at June 30, 1996. The note bears interest based on the rate set by the Secretary of the Treasury. This rate was 5.875% as of June 30, 1996. The note requires monthly payments of $84,000. The note matures June 1, 1998. The Partnership has classified $922,000 of the note as current as of June 30, 1996.

     On January 9, 1995, the Partnership executed a note to a local bank related to the renovation and refinancing of its administrative offices in Abilene. Prior to this, the Partnership had to lease additional office space from a third party. The note bears interest at prime plus one-half of 1% and had an outstanding principal balance of $381,000 at June 30, 1996. The note matures January 9, 2000. The Partnership has classified $16,000 of the note as current as of June 30, 1996.

     At September 6, 1996, the Partnership's debt exceeded $52.5 million, of which $44.6 million is due on July 31, 1997; thus the Partnership must restructure the terms of its debt facilities or obtain alternative means of financing prior to this date. The Partnership is considering alternatives to refinance the debt, however, there are no assurances any refinancing will be successful and the failure to refinance such debt could have a material adverse effect on the Partnership.

     If the Partnership is not able to consummate a refinancing of its debt, the required principal payments on the amended credit facility and other loans would total approximately $44.6 million by July 31, 1997. If the Partnership is not able to consummate a refinancing or extension of its indebtedness prior to its maturity, the Partnership would be in default under its amended credit agreement, which default, if not waived, could be materially adverse to the Partnership. The Partnership would not be able to meet the obligations with its cash and securities and cash flows from operations. It is not possible to determine what actions, if any, would be taken by the Partnership's bank lenders in the event of a default by the Partnership under its credit facility, or what effect such actions would have on the Partnership, or what actions the Partnership might take in such circumstances. Such actions might include the sale of equity and other interests in order to raise capital, the sale of assets or a reorganization or liquidation and resulting dissolution of the Partnership. For a description of the relative preferences of holders of Preferred Units and Common Units in the event of dissolution of the Partnership, see "Current Partnership Cash Distribution Policy -- Distributions Upon Liquidation" and "Comparison of Preferred Units, Common Units, and Units." The Managing General Partner believes that, if the Proposed Amendments are not adopted, it will be difficult, if not impossible, for the Partnership to raise new capital or debt.

           AGREEMENT WITH CREDIT FACILITY LENDERS TO RESTRUCTURE DEBT

  Background and Summary of Bank Agreement

     The Partnership has reached an agreement with the lenders under its credit facility (the "Banks") to restructure the Partnership's existing bank debt (the "Bank Agreement"). On August 13, 1996, the Partnership and the Banks executed several documents that together constitute the Bank Agreement as discussed herein. The Amended and Restated Credit Facility was effective upon execution. Certain aspects of the Bank Agreement are conditioned upon the Proposed Amendments being adopted by November 15, 1996, and other aspects of the Bank Agreement are conditioned upon there being a subsequent refinancing of the Partnership's credit facility with different third party lenders. Although there is no guarantee that these conditions will be met, the Bank Agreement commits the Banks and the Partnership to take certain actions with respect to the restructure of the Partnership's credit facility and overall capitalization of the Partnership if certain other steps are accomplished.

     If the Proposed Amendments are approved by November 15, 1996 and other specified conditions are met, the Banks have agreed to reduce the balance of the Partnership's term loan from its current outstanding balance ($42,182,000 as of September 6, 1996) to a balance of $25 million in exchange for the issuance to the Banks of three series of convertible senior secured notes issued by the Partnership which will be secured by the collateral currently pledged to the Banks under the credit facility and mature on November 30, 1997. Upon the adoption of the Proposed Amendments by November 15, 1996 and the satisfaction of the other closing conditions, the Banks have also agreed to extend the maturity of the Partnership's debt to November 30, 1997, and to lower certain interest rates and fees associated with the Partnership's credit facility.

     If the Partnership subsequently refinances its credit facility with different third party creditors, pursuant to the terms of the Bank Agreement, two of the three series of the convertible senior secured notes will automatically convert into convertible preferred equity securities of the Partnership. The series of senior secured notes that does not automatically convert into preferred equity securities will automatically convert into convertible senior notes if not included as a part of the refinanced debt. The payment under such notes would be guaranteed by Pride SGP and secured by the assets of Pride SGP.

     The Proposed Amendments include the annexation of certificates of designations establishing the terms of the convertible preferred equity securities to be issued to the Partnership's current lenders if the Partnership's credit facility is successfully refinanced after the adoption of the Proposed Amendments. The convertible preferred units, if issued, will be entitled to preferential quarterly payments beginning at a cash rate of 6% per annum for the first three years and increasing periodically. The convertible preferred units will be subject to mandatory redemption by the Partnership 5 years and 3 months after their issuance, or earlier in certain default situations. They also will be subject to optional redemption by the Partnership in cash and in some case in Units in certain circumstances. The convertible preferred units will also be optionally convertible into Units at the holder's option based upon a formula using the liquidation preference of the convertible preferred units.

  Series A, B and C Convertible Notes

     As discussed above, if the Proposed Amendments are approved by November 15, 1996 and other specified closing conditions are met, the Banks will receive three series of convertible senior secured notes issued by the Partnership pursuant to the terms of a Note Agreement dated August 13, 1996: Series A Notes in the aggregate principal amount of $2.5 million, Series B Notes in the aggregate principal amount of not more than $12.5 million (the amount by which the term note exceeds $32.5 million) and Series C Notes in the aggregate principal amount of $5 million. The Series A, B, and C notes (collectively, the "Senior Secured Notes") will be secured by the collateral currently pledged to the Banks under the credit facility. Upon issuance, each Senior Secured Note will mature on November 30, 1997, bear interest at the prime rate plus 100 basis points per annum ("BPPA") payable monthly in cash only, and rank pari passu in seniority with other bank credit facilities.

     Prior to refinancing of the Partnership's credit facility, the Senior Secured Notes may be prepaid in cash in whole at the option of the Partnership at 100% of the principal amount plus interest thereon to the prepayment date. After the refinancing of the Partnership's credit facility, the Series A Notes can be prepaid in cash either in whole or in part at the option of the Partnership.

     The Series A Notes will be subject to optional conversion by holder's election after December 31, 1997 into Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference. The Series B Notes will be subject to optional conversion by holder's election after the earlier of (i) March 31, 1998, or (ii) 18 months from the adoption of the Proposed Amendments, into Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference. The Series C Notes will be subject to optional conversion by holder's election after the earlier to occur of the repayment and/or conversion of all Series A Notes or December 31, 1997 into Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference. The Bank Agreement contains various anti-dilution provisions which also affect the number of Units into which the Senior Secured Notes are convertible. See "-- Anti-Dilution Provisions" below. The Bank Agreement also provides that if the Partnership makes pro rata distributions of warrants or other rights to purchase Units to its Unitholders, the Senior Secured Notes will be treated for the purpose of such distribution as if fully converted into Series B and C Units.

  Series B and C Convertible Preferred Units

     If the Partnership refinances its credit facility after the adoption of the Proposed Amendments, pursuant to the terms of the Bank Agreement, the Series B and C Senior Secured Notes will automatically convert into convertible preferred equity securities of the Partnership. The Series A Senior Secured Notes, if not included as a part of the refinanced debt, will automatically convert into convertible senior notes that are not secured by the Partnership's assets but that are guaranteed by Pride SGP.

     The Proposed Amendments include the annexation of certificates of designations establishing the terms of the convertible preferred equity securities to be issued if the Series B and C Senior Secured Notes automatically convert into convertible preferred equity securities of the Partnership. The certificates of designations provide for a series of newly created Series B Cumulative Convertible Preferred Units (the "Series B Units") and a series of newly created Series C Cumulative Convertible Preferred Units (the "Series C Units"). Each Series B and Series C Unit will have an initial stated value of $1,000 per unit. The certificates of designations are included at the end of Appendix A hereto.

     The Series B and C Units, if issued, will be entitled to preferential quarterly payments in an amount equal to 6% per annum in the first three years after issuance, 12% per annum in the fourth and fifth years after issuance, and 15% per annum thereafter. In certain circumstances in the initial three year period, the Partnership may elect to make distributions by the issuance of additional securities at a rate of 8% per annum.

     The Series B and C Units will be mandatorily redeemable by the Partnership 5 years and 3 months after their issuance or earlier upon the occurrence of certain default events. The Series C Units will be callable in whole or in part by the Partnership for Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference, after the Series A Notes are repaid in full (and/or converted into Units by their holders). In addition, the Series C Units will be callable in whole or in part after the Series A Notes are repaid in full (and/or converted into Units by their holders) for cash payment in the amount of par plus accrued interest. Notwithstanding the foregoing, the Partnership will not have a right to convert Series C Units into Units if the Series A Notes or the Series B Units are in default. The Series B Units will be callable in whole or in part after the Series A Notes are repaid in full (and/or converted into Units by their holders) for cash payment in the amount of par plus accrued interest. The Series B Units are not callable for Units by the Partnership at any time. Any call for redemption of Series B or Series C Units in cash by the Partnership will trigger an option, whether or not otherwise existing, for the holders to convert the Series B or Series C Units into Units.

     The Series B Units will be subject to optional conversion into Units at the holder's election no later than one year from their issuance at a ratio of 2% of all outstanding Units per $1 million liquidation preference. The Series C Units will be subject to optional conversion into Units by the holder's election no earlier than the date of the full repayment and/or conversion of all Series A Notes or the date the Series A notes become convertible, into Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference.

     The Bank Agreement provides that conversions of Senior Secured Notes, Series A unsecured notes, and Series B and Series C Units will be limited in number as long as the Partnership is required to incur material expense for partnership accounting and asset valuation in connection with conversions into Units. With certain exceptions for proposed public sales and the payment of accounting costs by holders, a maximum of approximately eight conversions could occur at holders' options during any twelve month period.

  Anti-Dilution Provisions

     The certificates of designations for the Series B and Series C Units contain provisions providing for the adjustment of the number of Units into which the Series B and Series C Units are convertible upon the occurrence of certain events, including any Unit split or distribution of additional Units by the Partnership; the issuance of additional Units (or securities convertible into or exchangeable for Units) by the Partnership at a price below the then-current market price of the Units or below the conversion price of the Series B or Series C Units, or the consummation by the Partnership of certain significant transactions, such as a merger, consolidation, asset sale, liquidation or recapitalization.

     The certificates of designations also provide that the number of Units into which the Series B and Series C Units are convertible will be adjusted upon the issuance of any additional Units to the Special General Partner in the same manner as for a distribution of additional Units by the Partnership without consideration, whether or not the Partnership receives any consideration for the issuance of the Units to the Special General Partner.


     The Bank Agreement contains anti-dilution provisions substantially identical to the ones described above providing for the adjustment of the number of Units into which the Senior Secured Notes are convertible.



     As a result of such provisions, the holders of the Series B and Series C Units and Senior Secured Notes will have the benefit of anti-dilution provisions that holders of Units will not have. Therefore, upon the issuance of additional Units by the Partnership or the occurrence of other dilutive events, the dilution of the ownership interests of holders of Units will be greater than it would be in the absence of such provisions.


  Conversion of SGP Notes


     The Partnership may convert the $2 million Pride SGP note and the $450,000 Pride SGP note into Units. Pursuant to the Bank Agreement, upon refinancing of the Partnership's credit facility the Pride SGP $2 million note, if not previously converted, will be converted into Units or subordinated convertible preferred units of the Partnership. Any such subordinated preferred units will convert into Units if the Series B or Series C Units or the unsecured Series A Note convert into Units. The Bank Agreement prohibits the payment of principal or interest to the Special General Partner pursuant to the $2 million Pride SGP note or any distributions with respect to the subordinated preferred units into which the $2 million SGP Note is convertible while any Senior Secured Notes or Series B or Series C Units are outstanding. The Bank Agreement prohibits the payment of principal or interest to the Special General Partner pursuant to the $450,000 SGP note until the credit facility is refinanced by a third party lender or lenders.


  Warrants Related to Pipeline Sale

     The Bank Agreement provides for the issuance of warrants to purchase Units if Pride SGP sells its pipeline system to the Partnership for Units. The warrants will be automatically exercised for Units based on a formula using the number of Units outstanding before and after such sale. Any Units received by Pride SGP will be pledged to secure Pride SGP's guarantee of amounts due under the credit facility or pursuant to the Senior Secured Notes or Series B or C Units.

     The purpose of the warrants is, in effect, to extend to the holders of any Units into which the Senior Secured Notes or Series B and Series C Units shall have been converted the anti-dilution protections provided to the holders of such securities in the Bank Agreement and the certificates of designations in connection with such a sale of the pipeline system.

  Registration Rights Agreements

     As part of the Bank Agreement, the Partnership has agreed to make up to two registrations of Units with the Securities and Exchange Commission under the Securities Act, upon the request of holders of Units originally acquired pursuant to conversion of Senior Secured Notes or Series B or Series C Units or acquired in certain other circumstances by the initial holders of such securities. In addition, such holders will have certain preferential rights to participate in over-allotment options and have piggyback registration rights in other public offerings of Units by the Partnership.

  Rights Offering Limitations

     The Partnership has agreed to limit rights offerings to its Unitholders while any Series B or C Units are outstanding to no more than two rights offering in any four-year period and no more than one rights offering in any 12-month period. The exercise price for any rights cannot be less than two-thirds of the conversion price of the Series B and C Units, and aggregate cash proceeds to the Partnership cannot exceed $7.5 million per offering.

     In connection with any rights offering, holders of Series B and Series C Units and Senior Secured Notes will be entitled to receive such number of rights that they would have been entitled to receive if they had previously converted their Series B or Series C Units or Senior Secured Notes into Units, whether or not they have the right to effect such conversion at the time of the rights offering.

  Other Provisions

     As a part of the terms of the Bank Agreement, the Partnership will continue to be subject to restrictions on its use of available funds as long as any Senior Secured Notes or the Series B and Series C Units are outstanding. These terms apply differently to the application of all funds received outside the ordinary course of business generally, as a result of litigation proceeds, and from offerings of Partnership securities.

                                THE SOLICITATION

VOTING SECURITIES, RECORD DATE AND OUTSTANDING UNITS

     The Solicitation is being made on the terms and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. Only Limited Partners or Assignees who are record holders of Preferred or Common Units on the Record Date shall be taken into account for the purpose of determining whether the requisite level of approval for the Proposed Amendments has been achieved. With respect to voting rights attributable to Preferred Units that are owned by Assignees who have not yet been admitted as Limited Partners, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and shall grant or withhold consent on behalf of such Preferred Units in accordance with the written direction of such record holder or absent direction of such record holder, shall withhold such Consent. Each record holder of a Preferred Unit has a vote according to his percentage interest in the Partnership.

     The Common and Preferred Units are comprised of units of Partnership interests of Limited Partners and Assignees. On the Record Date, there were 505 holders of record of the Partnership's Preferred Units with a total of 4,700,000 Preferred Units outstanding, and one holder of record of the Partnership's Common Units which is Pride SGP with a total of 5,250,000 Common Units outstanding. Currently all of the Preferred Units are deposited with ChaseMellon, as depositary units.

CONSENT AND REVOCATION OF CONSENT

     The Partnership will accept forms of Consent at any time before the Expiration Date, which is November 15, 1996. The enclosed form of Consent, when properly completed and returned, will constitute a

Unitholder's consent or the withholding of such consent to the approval of the Proposed Amendments in accordance with the instructions contained therein. If a Unitholder executes and returns a form of Consent and does not specify otherwise, the Units represented by such form of Consent will be voted "for" approval of the Proposed Amendments in accordance with the recommendation of the Managing General Partner.

     A Unitholder who has executed and returned a form of Consent may revoke it at any time before the Expiration Date by (x) executing and returning a form of Consent bearing a later date, or (y) filing written notice of such revocation with the Secretary of the Managing General Partner stating that the form of Consent is revoked. Any such written notice or later dated form of Consent should be sent to the principal executive offices of the Partnership at 1209 North Fourth Street, Abilene, Texas 79601, Attention: Judy Sharrow.

REQUIRED LEVEL OF CONSENT

     Pursuant to the Partnership Agreement, the Proposed Amendments require the approval of holders of 66 2/3% of the outstanding Preferred Units and the approval of the holders of 66 2/3% of the outstanding Common Units, in each case as of the close of business on the Record Date, and the approval of the Special General Partner for adoption.

     Because the approval of holders of 66 2/3% of the total outstanding Common and Preferred Units, including holders of 66 2/3% of each of the Preferred Units and the Common Units as a class is required to approve the Proposed Amendments, withholding Consent will have the same effect as a vote against the Proposed Amendments.

     The executive officers and directors of the Managing General Partner own 73,635 Preferred Units (approximately 1.6% of the total Preferred Units outstanding), and they have advised the Partnership that they each intend to Consent, as to their Preferred Units, to the Proposed Amendments. The Special General Partner owns 100% of the currently outstanding Common Units, and it has given its approval to the Proposed Amendments in its capacity as Special General Partner, and has received instructions allowing it to vote at least 66 2/3% of the Common Units for the Proposed Amendments. For further information concerning the ownership of Common and Preferred Units by the Managing General Partner's affiliates, executive officers and directors, see "Principal Unitholders."

SOLICITATION OF CONSENTS

     The cost of soliciting consents will be borne by the Partnership. To assist in the solicitation of consents, the Partnership has engaged Kissel-Blake Inc. for a fee of $6,000, plus reasonable out-of-pocket expenses. In addition, the Partnership will reimburse brokers, banks and other persons holding Preferred Units in their names, or in the names of nominees, for their expenses in sending these consent solicitation materials to beneficial owners.

     Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of tenders or consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consent to the Proposed Amendments, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. Consents may be solicited by directors, officers and other employees of the Managing General Partner, who will receive no additional compensation therefor. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

NO APPRAISAL RIGHTS

     Holders of Preferred and Common Units who object to the Proposed Amendments and the resulting capital structure changes including changes to the Preferred and Common Units will have no appraisal, dissenters' or similar rights (i.e., the right, instead of receiving Units, to seek a judicial determination of the "fair value" of their Preferred or Common Units and to compel the purchase of their Preferred or Common

Units for cash in that amount) under state law or the Partnership Agreement, nor will such rights be voluntarily accorded to holders of Preferred and Common Units by the Partnership. Thus, approval of the Proposed Amendments by the requisite Consent of holders of Preferred Units and Common Units will bind all holders of Preferred and Common Units, and objecting holders of Preferred and Common Units will have no alternative to receipt of Units other than selling their Preferred or Common Units prior to the effectiveness of the Proposed Amendments.

                  CURRENT PARTNERSHIP CASH DISTRIBUTION POLICY

GENERAL

     The following section sets forth the current cash distribution policy of the Partnership as prescribed by the Partnership Agreement. If the Proposed Amendments are adopted, the cash distribution provisions of the Partnership Agreement will be materially changed. However, please note that the Managing General Partner does not believe that the Partnership will make any cash distribution to Unitholders in the foreseeable future. See "Risk Factors and Other Considerations -- Uncertainty Regarding Future Distributions."

     The Partnership Agreement provides for quarterly distributions of available cash from operations ("Available Cash"). Available Cash for any calendar quarter consists generally of the Partnership's net income for such quarter, as determined in accordance with generally accepted accounting principles (excluding gain and loss on the sale of capital assets),

(a)   plus    (i)     Depreciation, amortization and other noncash charges (less noncash credits) for such quarter,
              (ii)    the amount of any reduction in reserves of the Partnership of the types referred to in (b)(iv) below during such quarter,
              (iii)   at the option of the Managing General Partner, a cumulative amount (the
                      "Special Amount") not to exceed $10 million in the aggregate for such quarter and all previous quarters prior to the Initial Conversion Date, to the extent Available Cash in such quarter is otherwise insufficient to distribute the Base Amount in respect of the Preferred Units, and
(b)   minus   (i)     all payments of principal on Partnership indebtedness made during such quarter by the Partnership (other than principal payments made with the proceeds from bank borrowings, sales of debt or equity securities or sales of capital assets),
              (ii)    capital expenditures made by the Partnership during such quarters (other than capital expenditures financed or anticipated to be refinanced with the proceeds from bank borrowings, sales of debt or equity securities or sales of capital assets),
              (iii)   investments for such quarter in any entity to the extent that such investments are not otherwise included under clauses (b)(i) or (ii)
                      (other than investments financed or anticipated to be refinanced with the proceeds from bank borrowings, sales of debt or equity securities or sales of capital assets), and
              (iv)    the amount of reserves established by the Managing General Partner during such quarter that are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and
                      (b)(ii) above, (B) to provide for additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters or (D) to provide funds for the future payment of interest.

     Each distribution of Available Cash is generally made 2% to the General Partners and 98% to the Unitholders, in the manner specified below, subject to distributions with respect to the Incentive Interests and the SPU.

DISTRIBUTIONS PRIOR TO THE INITIAL CONVERSION DATE

     For each calendar quarter ending prior to the Initial Conversion Date, holders of the Preferred Units are entitled to a quarterly, cumulative, preferred distribution of Available Cash of $.65 per Unit (the "Base Amount") ($2.60 per Unit on an annualized basis) plus the amount of any cumulative arrearages in the Base Amount with respect to all prior quarterly periods before any Available Cash may be distributed in respect of the Common Units. Concurrently with any distribution to the holders of Units (including the quarterly, cumulative, preferred distribution to holders of Preferred Units), the General Partners will receive a distribution equal to 2% of the total amount being distributed. The "Initial Conversion Date" is the first day of the third calendar quarter following the period that ends on the later of (i) December 31, 1994 and (ii) the last day of the quarter in which all arrearages in the Base Amount in respect of the Preferred Units have been paid (the "Initial Period"). Prior to the Initial Conversion Date, distributions by the Partnership of any Available Cash remaining after distribution of the Base Amount in respect of the Preferred Units plus all arrearages in the Base Amount with respect to such Preferred Units are to be distributed first 2% to the General Partners and 98% to all holders of Common Units, pro rata, until there has been distributed in respect of each outstanding Common Unit the Base Amount for such quarter and any permitted arrearages. If, for any quarter ending prior to the Initial Conversion Date, Available Cash is sufficient to make additional distributions, the holders of the Preferred Units and the Common Units are to share, pro rata, in such distributions subject to the right of the General Partners to receive 2% of all distributions and certain distributions in respect of the Incentive Interests and SPU. See " -- Distributions in Respect of Incentive Interests and SPU." Beginning in the calendar quarter following substantial completion of the expansion of the Refinery as determined by an independent engineering firm, the Common Units began to accrue arrearages in distributions not paid to the extent of the Base Amount with respect to such Common Units. These arrearages are to be paid out of Available Cash in excess of the Base Amount in respect of the Preferred Units (including all arrearages) and the Base Amount in respect of the Common Units. No Common Unit arrearages are to be paid or will accrue after the Initial Conversion Date and any accumulated Common Unit arrearages then existing are to be canceled. Arrearages with respect to distributions on the Units are cumulative but do not bear interest. Distributions with respect to the Preferred Units in excess of the Base Amount in any quarter will not affect the right of the Preferred Units to receive the Base Amount plus any arrearages with respect thereto for any subsequent quarter.

DISTRIBUTIONS AFTER THE INITIAL CONVERSION DATE

     Preferred Units that are not converted on or after the Initial Conversion Date continue to be entitled to receive a quarterly distribution equal to the Base Amount (the "Preferred Amount") plus any arrearages therein before any distributions are made in respect of the Common Units. Accordingly, distributions by the Partnership of Available Cash with respect to each calendar quarter after the Initial Conversion Date are first made 2% to the General Partners and 98% to the holders of the outstanding Preferred Units until there has been distributed in respect of each outstanding Preferred Unit (i) the Preferred Amount plus (ii) the amount of any cumulative arrearages in the Base Amount and (iii) the amount of any cumulative arrearages in the Preferred Amount with respect to all prior quarterly periods. Thereafter, distributions by the Partnership of any remaining Available Cash for each calendar quarter ending after the Initial Conversion Date will be distributed 2% to the General Partners and 98% to all holders of Common Units subject to distributions in respect of Incentive Interests and the SPU. See " -- Distributions in Respect of Incentive Interests and SPU."

     For information concerning the convertibility of the Preferred Units into Common Units after the Initial Conversion Date and upon certain other circumstances and the rights of the Partnership, in certain instances, to redeem the Preferred Units. See "Description of the Units -- Conversion and Redemption of Preferred Units."

DISTRIBUTIONS IN RESPECT OF INCENTIVE INTERESTS AND SPU

     In consideration for managing the Partnership, the Managing General Partner has received Incentive Interests representing the right to receive cash distributions if distributions in respect of the Preferred Units and the Common Units exceed specified levels. The Incentive Interests are exclusive to and non-assignable by the Managing General Partner except that such interest will be assigned to any successor managing general partner. For any calendar quarter ending prior to the Initial Conversion Date, with respect to which Available Cash is distributed in respect of the Preferred Units and the Common Units in an amount equal to the Base Amount plus any cumulative arrearages in the Base Amount plus certain additional distributions, and for any calendar quarter ending after the Initial Conversion Date with respect to which Available Cash is distributed in respect of the Preferred Units in an amount equal to the Preferred Amount plus any cumulative arrearages in the Preferred Amount with respect to all prior quarterly periods, and in respect of the Common Units in an amount equal to the Base Amount plus certain additional distributions, the Managing General Partner will be entitled to receive, in addition to distributions in respect of its 1.9% general partner interest, certain distributions in respect of the Incentive Interests. The amount of these distributions are determined based upon the level of quarterly distribution of Available Cash per Unit and the Annual Percentage Yield to Unitholders as calculated in accordance with the terms of the Partnership Agreement, and certain "Target Amounts."

     The Special General Partner was allocated certain taxable income for 1990 otherwise allocable to Unitholders ("Special Capital"), including approximately $5 million of taxable income for 1990 otherwise allocable to the holders of Preferred Units, for which it was issued a special redeemable partner unit ("SPU"). The SPU represents the right to receive a quarterly distribution, commencing from and after January 1, 1994 and ending when the Special Capital (plus the cumulative yield thereon) has been fully repaid, of (i) an amount equal to a cumulative annual 10% yield, from and after January 1, 1994, on the remaining Special Capital and (ii) an amount equal to 15% annually of the initial Special Capital; provided that no distribution shall be made in respect of the SPU unless and until the Base Amount or Preferred Amount (as the case may be) and any accrued and unpaid arrearages in respect of the Preferred Units and the Common Units for each such quarter have been paid.

CERTAIN ADDITIONAL DISTRIBUTIONS

     The Partnership Agreement also contains provisions governing certain preferences and priorities upon the distribution of certain distributable assets including debt securities or other property or assets of the Partnership, net proceeds to the Partnership from borrowings, sales of debt or equity securities, and sales or other voluntary or involuntary dispositions or capital assets.

DISTRIBUTIONS UPON LIQUIDATION

     Upon dissolution and liquidation of the Partnership, Partnership cash (or other assets) is applied first to the payment of creditors of the Partnership in the order of priority provided by law and to the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the liquidator to be appropriate for such purposes. Any remaining cash (or other assets) will be distributed to the partners in proportion to their adjusted capital account balances. Immediately prior to liquidation, capital accounts will be adjusted to take into account any net unrealized gain or loss in the Partnership's assets. To the extent that there is net unrealized gain in the Partnership's assets, such gain will be allocated first 98% to holders of Preferred Units (in proportion to their Preferred Unit ownership) until their capital accounts equal, on a per-unit basis, the Preferred Unit Redemption Amount. To the extent there is a net unrealized loss (and the per unit capital account balance for the Preferred Units is less than the Preferred Unit Redemption Amount), such loss will be allocated first to the Common Units to the extent of their positive capital account balances.

     "Preferred Unit Redemption Amount" means, at any time with respect to any Preferred Unit, the initial public offering price per Preferred Unit less any amounts previously distributed in respect of a Preferred Unit other than from Available Cash (but not including amounts previously distributed in respect of arrearages) plus the amount of any accrued and unpaid arrearages in the Base Amount or Preferred Amount. As of June 30, 1996, the Preferred Unit Redemption Amount was $30.85.

ADJUSTMENT OF BASE AMOUNT, PREFERRED AMOUNT AND TARGET AMOUNTS

     The Base Amount, the Preferred Amount, the Target Amounts and the Capital Target Amount are to be proportionately adjusted in the event of any combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units. The Base Amount, the Preferred Amount, the Target Amounts and the Capital Target Amount are also to be adjusted (but not prior to the end of the Initial Period) if legislation is enacted which causes the Partnership to become taxable as a corporation or as an association taxable as a corporation for federal income tax purposes.

             COMPARISON OF PREFERRED UNITS, COMMON UNITS, AND UNITS

     If the Proposed Amendments are adopted and the Preferred Units and Common Units are changed into Units, the rights and limitations to which holders of Units will be subject will be similar in some respects and will differ in other respects from those to which they are subject as holders of Preferred and Common Units.

     Distributions. Holders of Preferred Units are currently entitled to quarterly cumulative, preferred distribution and special distribution rights of the General Partners of Available Cash equal to the Base Amount ($.65 per Unit) and any arrearages from prior quarters before any Available Cash may be distributed with respect to the Common Units, subject to the General Partners' 2% distribution. Following payment of preferred distributions to holders of Preferred Units, holders of Common Units are currently entitled to quarterly cumulative distributions of Available Cash equal to the Base Amount ($.65 per Unit) and any arrearages from applicable prior quarters before the remainder of Available Cash is allocated pro rata between the Preferred and Common Units, subject to the General Partners' 2% distribution and special distribution rights of the General Partners. The Partnership Agreement currently provides that all Unitholder distributions are subject to the right of the Managing General Partner to receive distributions in respect of the Incentive Interests (the right to receive certain incentive distributions of Available Cash in the event cash distributed for any calendar quarter in respect of the Preferred Units and the Common Units exceeds specified target levels) and the Special General Partner with respect to the special redeemable partnership unit ("SPU").

     Following the effectiveness of the Proposed Amendments, holders of Units will be entitled to pro rata quarterly distributions of Available Cash, subject only to the General Partners' 2% distribution. The Units will not provide for any base amount distribution per quarter or for the cumulation of any such distribution amount per quarter.

     The ability of the Partnership to make distributions depends upon the Partnership's operating performance. Historically, the Partnership's operating results have varied on a seasonal basis, and such variations have resulted in significant changes in the cash flow generated by the Partnership from quarter to quarter. The Partnership's businesses have also historically been cyclical, with significant changes in the cash flow generated at the different stages of its business cycle. In addition, certain determinations that affect the amount of Available Cash to be distributed by the Partnership, such as the level of cash reserves, are made at the sole discretion of the Managing General Partner after considering various factors, including, but not limited to, the Partnership's current liabilities and the current interest rate on borrowings. Therefore, there can be no assurance that cash distributions will be made, or if made, at what level. In addition, contractual agreements of the Partnership may also restrict the payment of distributions.

     Current Preferred Unit Preference on Liquidation. Any cash (or other assets) of the Partnership remaining after the satisfaction of creditors will be distributed to the partners in proportion to their adjusted capital account balances. Immediately prior to liquidation, capital accounts will be adjusted to take into account any net unrealized gain or loss in the Partnership's assets. To the extent that there is net unrealized gain in the Partnership's assets, such gain will be allocated first 98% to holders of Preferred Units (in proportion to their Preferred Unit ownership) until their capital accounts equal, on a per-unit basis, the Preferred Unit Redemption Amount. To the extent there is a net unrealized loss (and the per unit capital account balance for the Preferred Units is less than the Preferred Unit Redemption Amount), such loss will be allocated first to the Common Units to the extent of their positive capital account balances. See "Current Partnership Cash Distribution
Policy -- Distributions Upon Liquidation."

     Transferability. Preferred Units evidenced by Depositary Receipts are freely transferable and trade on the New York Stock Exchange (the "NYSE"). The Common Units held by the Special General Partner are currently transferable in accordance with the terms of the Partnership Agreement if the transaction is registered under the Securities Act or an exemption is available.

     The Units are not listed on the NYSE, but application is being made to list the single class of Units on the NYSE and effectiveness of the Proposed Amendments is conditioned upon the approval for listing of the Units on the NYSE. The Units evidenced by Depositary Receipts that result from the changes to the Preferred Units will be freely transferable. The Units held by the Special General Partner as a result of the changes to the Common Units will be freely transferable in a transaction registered under the Securities Act or for which an exemption from such registration is available.

     Partnership Reports. The Partnership files reports required by the Exchange Act and provides holders of both Preferred and Common Units reports required under the rules of the SEC and NYSE. The Partnership will continue to file reports required under the Exchange Act and provide the holders of Units reports required under the rules of the SEC and the NYSE.

     Voting Rights. Holders of Preferred and Common Units generally have voting rights on issues such as certain amendments of the Partnership Agreement, dissolution of the Partnership, sale of substantially all of the Partnership's assets, removal and replacement of the General Partners and mergers or consolidations. Holders of Units will have substantially the same voting rights with respect to such issues.

     The Partnership Agreement currently prohibits the issuance of any Partnership equity interests ranking senior to the Preferred Units (in priority of distribution prior to, or upon, liquidation) prior to the Initial Conversion Date without the approval of holders of at least 66 2/3% of the outstanding Preferred Units. In addition, the Partnership is currently prohibited from issuing additional Preferred Units or any other equity securities of the Partnership with a comparable value to and ranking on a parity with the Preferred Units prior to the Initial Conversion Date without the requisite approval of 66 2/3% of the outstanding Preferred Units described above. If the Proposed Amendments are adopted, the Partnership Agreement will no longer contain restrictions on the ability of the Partnership to issue Partnership equity interests, whether or not ranking senior to the Units.

                            THE PROPOSED AMENDMENTS

     The Proposed Amendments will change the Preferred and Common Units into Units, a single class of limited partner units with identical rights and privileges, and eliminate the respective cumulative distribution arrearages of the Preferred and Common Units. The Proposed Amendments will also eliminate the distribution preference as well as the preferences upon dissolution currently attributable to the Preferred Units.

     The Proposed Amendments provide that immediately prior to the effectiveness of the changes to the Preferred and Common Units, the Common Units shall be subject to a 1 for 21 reverse unit split. Subsequent to the reverse unit split, each Preferred Unit and each Common Unit will change into one Unit. Therefore, immediately following the effectiveness of the Proposed Amendments, the former holders of Preferred Units will own in aggregate 4,700,000 Units or an approximate 93.1% limited partner interest in the Partnership, and the Special General Partner's limited partner interest will be reduced from 5,250,000 Common Units or an approximate 51.7% limited partner interest to 250,000 Units or an approximate 4.9% interest. Currently the holders of Preferred Units only own in aggregate an approximate 46.3% limited partner interest in the Partnership.

     The Proposed Amendments will also eliminate certain contingent special distribution rights represented by Incentive Interests held by the Managing General Partner and the special redeemable partner unit ("SPU") held by the Special General Partner. As a result, if the Proposed Amendments are approved, all holders of Units will share, pro rata, in future Partnership distributions to holders of Units, subject only to the right of the General Partners to receive 2% of all distributions. The ability of the Partnership to make distributions depends upon the Partnership's operating performance, the servicing of Partnership debt, the amount of reserves for and rate of capital expenditures and other factors. Therefore, there can be no assurance that cash distributions will be made, or if made, at what level. In addition, contractual agreements of the Partnership may also restrict the payment of distributions. See "Conflicts of Interest of the General Partners" for a description of two plans that have been established in part to provide incentives to key employees of the Managing General Partner for their activities on behalf of the Partnership.

     The Proposed Amendments also include by annexation certificates of designations containing the terms and conditions of certain convertible preferred equity securities which may be issued to the Partnership's bank lenders in lieu of certain Partnership debt if the Partnership successfully refinances its credit facility with different third party creditors following the adoption of the Proposed Amendments. The certificates of designations provide for Series B Units, a series of newly created Series B Cumulative Convertible Preferred Units, and Series C Units, a newly created Series C Cumulative Convertible Preferred Units. The Series B and C Units, if issued, will be entitled to preferential quarterly payments in an amount equal to 6% per annum in the first three years after issuance, 12% per annum in the fourth and fifth years after issuance, and 15% per annum. In certain circumstances in the initial three year period, distributions could be paid by the issuance of additional securities at a rate of 8% per annum.

     The Series B and C Units would be mandatorily redeemable by the Partnership 5 years and 3 months after their issuance or earlier upon the occurrence of certain default events. They also would be subject to optional redemption by the Partnership in cash under certain circumstances. In certain circumstances, the Partnership will be able to call the Series C Units for Units at a ratio of 2% of all outstanding Units per $1 million liquidation preference. See "Agreement with Credit Facility Lenders to Restructure Debt -- Series B and C Convertible Preferred Units and -- Anti-Dilution Provisions" for a more detailed description of the terms of the Series B and C Units.

     The Proposed Amendments provide that if the Partnership issues additional Partnership securities, other than Units, after the adoption of the Proposed Amendments, the terms of such additional Partnership securities may be set forth in a certificate of designations. In such case, the Managing General Partner would attach the certificate of designations to the Partnership Agreement as an annex and it would be incorporated into the Partnership Agreement. Certificates of designations may be amended by the approval of a majority in interest of holders of the Partnership security issued pursuant to the terms of such certificate of designations, together with the approval of the Managing General Partner.

     The Proposed Amendments also will decrease the requisite vote for removal of the Managing General Partner if, after March 31, 1998, the Series B and Series C Units have not become issuable by the Partnership pursuant to the terms of the Bank Agreement. The Proposed Amendments also prohibit reimbursement of the Managing General Partner by the Partnership for compensation paid by the Managing General Partner to certain individuals who are also shareholders of the Managing General Partner pursuant to employment agreements.

     The principal conditions to the effectiveness of the Proposed Amendments are (i) approval of the Proposed Amendments by the consent of holders of 66 2/3% of each of the outstanding Preferred Units and Common Units, acting as separate classes, and the approval of the Special General Partner and (ii) approval of the single class of Units for listing on the NYSE.

     Promptly after the adoption of the Proposed Amendments, the Managing General Partner, the Special General Partner and the Managing General Partner on behalf of the Limited Partners will execute the amended and restated partnership agreement incorporating the Proposed Amendments, which will be effective in accordance with its terms upon its execution. Thereafter, all current holders of Preferred and Common Units, including non-consenting holders, and all subsequent Unitholders will be bound by the Proposed Amendments and all Preferred and Common Units will be converted into Units.

     The Proposed Amendments also include a number of technical amendments to the current Partnership Agreement, designed to facilitate the amendments described above. Such technical amendments are set forth in full in Appendix A hereof, which is a copy of the Partnership Agreement, as amended to reflect the Proposed Amendments, and marked to show all changes from the Partnership Agreement as currently in effect. All text of the current Partnership Agreement which will not be included in the Partnership Agreement as amended is shown with a line through it. Any new text has been underlined. Text which will not be changed by the Proposed Amendments is unmarked.

               MECHANICS OF PARTNERSHIP CAPITAL STRUCTURE CHANGES
                      CONTEMPLATED BY PROPOSED AMENDMENTS

     If the Proposed Amendments are adopted and the other conditions to the effectiveness of the Proposed Amendments are met, the changes contemplated by the Proposed Amendments will be effected as follows:

     - Immediately prior to the effectiveness of the changes to the Preferred and Common Units, the currently outstanding Common Units shall be subject to a 1 for 21 reverse unit split.

     - Immediately after the reverse unit split, each Preferred Unit will change into one Unit, and each Common Unit will change into one Unit. Therefore, upon immediately following the effectiveness of the Proposed Amendments, the former holders of Preferred Units will own in aggregate 4,700,000 Units or an approximate 93.1% limited partner interest in the Partnership, and the Special General Partner's limited partner interest will be reduced from 5,250,000 Common Units, an approximate 51.7% limited partner interest, to 250,000 Units, an approximate 4.9% limited partner interest.

     - The Special General Partner's SPU will be eliminated. (The Special General Partner will retain its 0.1% special general partner interest.)

     - The Managing General Partner's Incentive Interest will be eliminated. (The Managing General Partner will retain its 1.9% managing general partner interest.)

     Upon the effectiveness of the Amendment, Depositary Receipts evidencing Preferred Units, certificates representing limited partner interests of holders of Preferred Units, and the certificates representing limited partner interests of the Special General Partner with respect to Common Units shall, without further action on the part of the Partnership or the holder, evidence Units.

[ADD MECHANICS OF ISSUANCE OF SUBSTITUTE UNIT CERTIFICATES IF REQUIRED BY NYSE, HOW CHANGES WILL BE HANDLED WITH DEPOSITARY]

             MARKET FOR PARTNERSHIP'S PREFERRED UNITS AND STATUS OF DISTRIBUTIONS TO HOLDERS OF PREFERRED AND COMMON UNITS

     The Preferred Units of the Partnership are listed on the New York Stock Exchange under the symbol "PRF." The following table sets forth, for the periods indicated, the high and low closing prices of the Preferred Units as reported on the New York Stock Exchange Composite Tape, and any arrearages with respect to each quarter for the two most recent years.

                                                                 HIGH     LOW     ARREARAGES
                                                                 ----     ---     ----------
    1994
      First Quarter............................................ $8 3/8   $6 7/8     $ 0.65
      Second Quarter...........................................  8 5/8    6 5/8       0.65
      Third Quarter............................................  7        4 3/4       0.65
      Fourth Quarter...........................................  5 3/8    3 5/8       0.65
    1995
      First Quarter............................................ $5 5/8   $3 5/8     $ 0.65
      Second Quarter...........................................  6        3 7/8       0.65
      Third Quarter............................................  4 1/4    3 1/2       0.65
      Fourth Quarter...........................................  3 3/4    1 7/8       0.65
    1996
      First Quarter............................................ $3 1/2   $2 1/8     $ 0.65
      Second Quarter...........................................  5 1/8    2 3/4       0.65

     Based on information received from its transfer agent, the Partnership estimates the number of beneficial holders of Preferred Units of the Partnership as of September 19, 1996 to be approximately 5,000.

     Since the initial public offering on March 30, 1990, the Partnership has declared and paid cash distributions of its Available Cash (as defined in the Partnership Agreement, but generally cash derived from the Partnership's operations) in an aggregate amount of $19,817,000 or $4.91 per Preferred Unit. Beginning with the first quarter of 1992, Available Cash derived from operations was insufficient to pay the Base Amount of $0.65 per Preferred Unit. As a result, the Preferred Units have accumulated arrearages in an aggregate amount of $53,345,000 or $11.35 per Preferred Unit through the quarter ended June 30, 1996.

     The holders of the Common Units have received cash distributions from March 30, 1990 of $6,776,000 in the aggregate or approximately $1.29 per Common Unit. No distributions were declared in respect of the Common Units for the years ended December 31, 1991 through the date hereof. As a result, the Common Units have accumulated arrearages in an aggregate amount of $68,250,000 or $13.00 per Common Unit through the quarter ended June 30, 1996. Pursuant to the current terms of the Partnership agreement, such arrearages would be paid only if there were Available Cash in excess of the Base Amount in respect of the Preferred Units (including all arrearages therein) and the Base Amount in respect of the Common Units in any quarter ending prior to the Initial Conversion Date (as defined below). No Common Unit arrearages would be paid after the Initial Conversion Date and any accumulated common arrearages then existing would be canceled. The Common Units were not entitled to and did not accumulate any arrearages in cash distributions during the period from March 30, 1990 through June 30, 1991.

     The Base Amount is $0.65 per Unit quarterly or $2.60 per Unit on an annualized basis. The Initial Conversion Date as defined in the Partnership Agreement means the first day of the third calendar quarter following the later to occur of December 31, 1994 and the last day of the calendar quarter in which all arrearages in the Base Amount in respect of the Preferred Units have been paid.

                 CONFLICTS OF INTEREST OF THE GENERAL PARTNERS

     The Managing General Partner has certain potential conflicts of interest in connection with the adoption of the Proposed Amendments. Certain conflicts of interest could arise as a result of the General Partners' relationships with their stockholders, on the one hand, and the Partnership, on the other hand. The board of directors of each General Partner has a duty to manage such General Partner in the best interests of its shareholders. As general partners of the Partnership, the General Partners have a duty to manage the Partnership in the best interests of its Unitholders and, consequently, are required to exercise good faith and integrity in handling the assets and affairs of the Partnership and other obligations assumed under the Partnership Agreement. As detailed in "Certain Relationships and Related Transactions," the Managing General Partner and the Special General Partner are owned to some extent by the same individuals. A majority of the capital stock of the Special General Partner is held by certain prior officers and directors of the General Partners and the heirs of certain prior officers and directors of Pride SGP.

     The Special General Partner is the sole holder of currently outstanding Common Units, has certain contingent rights related to its SPU and owns a .1% general partner interest. The Managing General Partner owns a 1.9% general partner interest and owns Incentive Interests entitling it to certain contingent distributions. By virtue of the ownership of the various interests by the General Partners and the differences between their ownership interests and those of the holders of Preferred Units, the Managing General Partner has a potential conflict of interest in determining the terms of the Proposed Amendments as they related to the capital restructuring of the Partnership. The Proposed Amendments would eliminate both the Incentive Interests and the SPU.

     The Partnership provides incentives for key executives and middle managers employed by the Partnership through an Annual Incentive Plan. The Plan provides for certain key executives to share in a bonus pool which varies in size with the Partnership's operating income plus depreciation, calculated after bonus accrual, after payments under the Partnership's unit appreciation plan, and after proceeds of litigation, to the extent not otherwise included in operating income ("Cash Flow"). Provided that Cash Flow exceeds $10 million, the key executive bonus pool includes 8% of an amount equal to the Partnership's first $2 million of Cash Flow in excess of $10 million, plus 12% of the next $4 million of Cash Flow, plus 15% of any Cash Flow in excess of $16 million. The bonus pool for middle managers consists of up to 4% of Cash Flow, provided that Cash Flow exceeds $8 million.

     The Managing General Partner believes that these conflicts of interest are mitigated by (i) the condition that the Proposed Amendments be approved by the holders of 66 2/3% of the outstanding Common Units and holders of 66 2/3% of the outstanding Preferred Units, voting as separate classes; (ii) the issuance of a fairness opinion by an independent investment banking firm with respect to the fairness from a financial viewpoint of the consideration to be received by the disinterested holders of Preferred Units; and (iii) the review of certain decisions of the Managing General Partner by the Conflicts and Audit Committee of the Board of Directors of the Managing General Partner. The Managing General Partner did not retain, and did not consider it necessary to retain, any person to represent the holders of Preferred and Common Units or either class thereof in negotiating the terms of the Proposed Amendments and resulting changes to the Preferred and Common Units. The Managing General Partner believes the procedural factors listed in clauses (i) through (iii) above are sufficient to ensure the procedural fairness of the Transaction. The terms of the Proposed Amendments might have been different had such a person or persons been retained.

     The Conflicts and Audit Committee is a standing committee of the Board of Directors of the Managing General Partner that is composed of persons who are not officers, employees or owners of more than 5% of the voting securities of the Managing General Partner, or its affiliates.


     The Managing General Partner has also implemented a unit appreciation plan under which certain key employees of the Partnership receive unit appreciation rights, which entitle such key employees, upon exercise of such rights, to receive cash equal to the difference in the market price of the Units on the exercise date and the market price of the Units on the date on which such unit appreciation rights were granted. It is anticipated that unit appreciation rights aggregating approximately 10% of the total Units will be reserved for issuance to key employees. However, no Units are expected to be issued under this plan.

                                 UNIT OWNERSHIP

     As of the date of this Consent Solicitation Statement, 5,250,000 Preferred Units were issued and outstanding, and 4,700,000 Common Units were issued and outstanding. Of these issued and outstanding units, affiliates of the General Partners owned approximately 1.6% of the Preferred Units and the Special General Partner owned 100% of the Common Units, in addition to their combined 2% general partner interest.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF AUGUST 31, 1996.

     The following table sets forth certain information with respect to each person known by the Partnership to own beneficially 5% or more of the Preferred Units and the Common Units as of August 31, 1996:

               TITLE OF CLASS                 NAME AND ADDRESS        AMOUNT     PERCENT OF CLASS
    ------------------------------------  -------------------------  ---------   ----------------
    Preferred Units                       James B. Stovell             930,000         19.8%
                                          Mountain Lake
                                          Lake Wales, FL 33859

    Common Units                          Pride SGP, Inc.            5,250,000          100%
                                          1209 North Fourth Street
                                          Abilene, Texas 79601

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of August 31, 1996, concerning the beneficial ownership of Preferred Units by each director of the Managing General Partner and by all directors and officers of the Managing General Partner as a group.

                                                                   NUMBER OF          PERCENTAGE
                              NAME                             PREFERRED UNITS(1)      OF CLASS
    ---------------------------------------------------------  ------------------     ----------
    E. Peter Corcoran........................................        64,100              1.4%
    Brad Stephens............................................         1,100               (2)
    D. Wayne Malone..........................................         4,135               (2)
    Douglas Y. Bech..........................................           300               (2)
    Clark Johnson............................................            --                --
    Robert Rice..............................................         3,000               (2)
    Craig Sincock............................................            --                --
    Dave Caddell.............................................         1,000               (2)
    Robert Cagle.............................................            --                --
    George Percival..........................................            --                --
    All directors and officers as a group (10 persons).......        73,635              1.6%

---------------

(1) Unless otherwise indicated, the persons named above have sole voting and investment power over the Preferred Units reported.

(2) Each of these directors of the Managing General Partners owned beneficially, as of August 31, 1996, less than 1% of the Preferred Units outstanding on such date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Partnership is managed by the Managing General Partner pursuant to the Partnership Agreement. The Special General Partner, Pride SGP, is beneficially owned approximately 18% by Mr. Schumacher (a past officer and director of the Managing General Partner), 10% by Mr. W. E. Rector (a business partner of Mr. Schumacher), 9% by Mr. Malone, 7% by Mr. Stephens, 5% by Mr. T. M. Broyles (a past officer of the Managing General Partner), 4% by Mr. Corcoran, 2% by Mr. Caddell, 21% by trusts established for the relatives of certain deceased members of management, and 24% by relatives of certain deceased members of management. The Managing General Partner is beneficially owned approximately 39% by Mr. Malone, 39% by Mr. Stephens, 16% by Mr. Caddell, and 6% by Mr. Corcoran. Mr. Schumacher retired as Chairman of the Managing General Partner as of March, 1994.

     Effective March 30, 1990, the Partnership entered into an agreement with Pride SGP to lease certain pipeline segments of the Crude Gathering System. As consideration for this lease, the Partnership has agreed to perform all routine and emergency maintenance and repair operations to the pipelines. The value of such services is currently estimated to be approximately $200,000 annually. The Partnership pays Pride SGP $0.20 per barrel rental on the Hearne to Comyn segment of the pipeline which was activated in August 1992. For the six months ended June 30, 1996 and for the year ended December 31, 1995, the Partnership transported 16,222 BPD and 11,900 BPD, respectively, of high quality crude oil to the Refinery. For the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994, and 1993, the Partnership paid, or accrued payments to, Pride SGP of approximately $500,000, $873,000, $1.1 million and $1.1 million, respectively, for the lease of the pipeline. Beginning in August 1995, payments to Pride SGP were suspended pursuant to an amendment to the terms of the credit agreement. Approximately $850,000, $351,000 and $88,000 are included in accounts payable at June 30, 1996, December 31, 1995 and December 31, 1994 respectively, for the lease of the pipeline. The lease agreement with Pride SGP was not entered into on an arm's-length basis. The rent under the lease was determined based on the revenue generated from an expected throughput of 20,000 BPD. While management is not able to determine whether the terms of the agreement are comparable to those which could have been obtained by unaffiliated parties, management believes such terms are fair and reasonable given the importance to the Partnership of the Hearne to Comyn pipeline segment which currently enables the Partnership to gather and transport a greater supply of high quality crude oil to the Refinery. In addition, management believes the value of the leased segment of the Comyn pipeline system has increased with the development of the Austin Chalk formation in South Central Texas and the increasing need for crude oil transportation in that area.

     The Partnership's right to use the leased segment of the pipeline originally extended until 2000. During 1992, the lease was amended, whereby at the Partnership's option, the lease may be extended through March 2013 as long as certain minimum throughput levels are maintained. If such throughput levels are not maintained during the extended term, the lease is cancelable by Pride SGP with ninety days notice. The lease agreement was amended in early 1993 to provide that any time during the lease, the Partnership may, upon 30 days' notice to Pride SGP, purchase the Comyn pipeline for $10 million instead of the original $15 million purchase price.

     During the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, the Partnership sold approximately $3.4 million, $4.0 million, $2.8 million and $1.4 million, respectively, of refined product to Dunigan Fuels. Mike Dunigan is a minority shareholder in Dunigan Fuels and is also a beneficiary of two trusts that own stock in Pride SGP. The Partnership had an accounts receivable balance from Dunigan Fuels of $370,000, $267,000, $178,000, and $138,000 for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

     The Partnership leased an aircraft from the Managing General Partner for $143,000 through June, 1993. In addition, the Partnership paid pilot salaries, fuel, maintenance, and insurance on the plane and incurred costs of approximately $207,000 associated with the lease cancellation. The Partnership now utilizes a smaller plane from time to time, as needed, on a per hour market rate basis from an entity controlled by Messrs. Malone and Stephens, officers of the Managing General Partner. Payments to this entity totaled approximately $34,000, $72,000, $84,000 and $28,000 during the six months ended June 30, 1996 and years ended 1995, 1994 and 1993, respectively.

     Through November 1994, the Partnership leased truck tractors from a company owned by the estate of Jimmy Morris, a stockholder of Pride SGP, for approximately $6,000 to $8,000 per month. Lease payments related to this property were approximately $36,000 in 1995, 1994, and 1993.

     Law firms with which Mr. Bech, a current director of the Managing General Partner, was or is a partner were paid $80,000, $155,000, $17,000 and $24,000 for legal services during the six months ended June 30, 1996 and years ended 1995, 1994 and 1993, respectively. Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Bech is a partner, is representing the Partnership in connection with the transactions described in this Consent Solicitation Statement.

     At December 31, 1994, the Partnership had a $94,000 receivable from the Managing General Partner and a $126,000 payable to Pride SGP. These amounts were settled in January, 1995. The Managing General Partner has a 1.9% interest in the income and cash distributions of the Partnership, subject to certain adjustments. Certain members of the management of the Managing General Partner are also members of the management of Pride SGP, which has a 0.1% general partner interest and an approximate 51.7% limited partner interest in the Partnership.

     The Partnership also has outstanding two financing agreements with Pride SGP entered into on March 26, 1993 and September 7, 1995. Pride SGP made unsecured loans to the Partnership in the principal amount of $2.5 million, and they require the Partnership to pay interest only during the term of such loans. Such loans bear interest at prime plus 2%. The prime rate was 8.25% at June 30, 1996. The loans mature January 1, 1997 and were used to fund working capital. Beginning in the latter part of 1995, the Partnership ceased making interest payments on its notes payable to Pride SGP in accordance with an amendment to the credit agreement. Accrued interest payable at June 30, 1996 and December 31, 1995 amounted to $194,000 and $68,000, respectively.

     The Partnership previously purchased crude oil from Texland Petroleum, Inc., a corporation owned 50% by each of Messrs. Schumacher and Rector. The Partnership's purchases of crude oil were made pursuant to division orders which did not require the Partnership to purchase or Texland to sell any specified amounts of crude oil. Such crude oil purchases for the year ended December 31, 1993, which include amounts paid to Texland for the account of other parties, amounted to approximately $4.5 million, which was less than 10% of the Partnership's aggregate crude oil first purchases for each such period.

     Because of the potential conflicts of interests involved with crude oil purchased by the Partnership from Texland and, at the request of certain affiliates of Pride SGP, Inc., the Audit and Conflicts Committee reviewed the terms of these purchases. As a result of such review and although the prices paid by the Partnership to Texland for both sour and sweet crude oil were comparable to prices paid to Texland by unaffiliated third party crude oil purchasers, the Committee believes that the Partnership paid higher prices for sour crude oil to Texland than it may have paid if it had purchased sour crude oil from unaffiliated third parties. All sweet crude oil purchased by the Partnership from Texland was purchased at the posted price, which the Partnership believes was no less favorable than could have been obtained from third parties. During 1993, Texland refunded approximately $750,000 to the Partnership. In addition, to minimize future conflicts of interest, the Partnership discontinued the purchase of crude oil from Texland after April 1, 1993. The Partnership does not believe that the loss of Texland as a crude oil supplier had any adverse effect on its ability to purchase crude oil necessary for its operations.

     In December, 1994, the General Partners and certain of Pride SGP's shareholders settled litigation with respect to Pride SGP's Shareholders Agreement between them and Mr. Robert J. Schumacher, the Managing General Partner's former Chairman of the Board. In return for settling all claims against him in such litigation, Mr. Schumacher was required to: (i) cancel promissory notes receivable from the Managing General Partner and the Partnership in the amounts of $106,000 and $300,000, respectively, and (ii) honor certain agreements made with respect to Pride SGP's Shareholders Agreement in 1993.

     The acquisition of a 50% interest in the Texas Plains Pipeline System from Diamond Shamrock by the Partnership was effected by a newly formed limited partnership, Pride Texas Plains, L.P. ("PTP") in which a wholly-owned subsidiary of the Partnership, Pride Borger, Inc., owns a 98% limited partner interest. The general partners of PTP, which have an aggregate 2% interest in PTP, are the Partnership's Managing General Partner which will act as the managing general partner of PTP and an affiliate of the Managing General Partner which will serve as the special general partner. Pursuant to the Partnership's existing loan and credit agreement, all distributions of net operating cash of PTP will be distributed to the Partnership. On August 1, 1996, PTP was liquidated into Pride Borger.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Managing General Partner does not believe that the adoption of the Proposed Amendments will have any significant federal income tax impact on the Partnership or its partners. Upon the change of a Preferred Unit into a Unit, a holder of a Preferred Unit will recognize no gain or loss and will have a basis and holding period in the Unit received which is equal to the basis and holding period of the Preferred Unit so changed. In accordance with the Partnership Agreement, in connection with the adoption of the Proposed Amendments, the Partnership will obtain an opinion of Andrews & Kurth, L.L.P., special tax counsel to the Partnership, to the effect that the adoption of the Proposed Amendments will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

                                   APPENDIX A

                              PLEASE NOTE:


        The Limited Partners of the Partnership will receive a copy of the Second Amended and Restated Agreement of Limited Partnership marked with traditional blacklining marks to show changes from the Amended and Restated Agreement of Limited Partnership as Appendix A, instead of plain copies of both the Second Amended and Restated Agreement of Limited Partnership and the Amended and Restated Agreement of Limited Partnership which are contained in this EDGAR filing.

        The blacklining will show deleted text with a line through it and new text underlined.

                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             PRIDE COMPANIES, L.P.

                               TABLE OF CONTENTS

                                   ARTICLE I

  ORGANIZATIONAL MATTERS.................................................................
     1.1      Formation and Continuation.................................................
     1.2      Name.......................................................................
     1.3      Registered Office; Principal Office........................................
     1.4      Power of Attorney..........................................................
     1.5      Term.......................................................................
     1.6      Possible Restrictions on Transfer..........................................

                                           ARTICLE II
  DEFINITIONS............................................................................

                                           ARTICLE III
  PURPOSE................................................................................
     3.1      Purpose and Business.......................................................
     3.2      Powers.....................................................................

                                           ARTICLE IV
  CAPITAL CONTRIBUTIONS..................................................................
     4.1      Partnership Equity Securities..............................................
     4.2      Issuances of Additional Units and Other Securities.........................
     4.3      No Preemptive Rights.......................................................
     4.4      Capital Accounts...........................................................
     4.5      Interest...................................................................
     4.6      No Withdrawal..............................................................
     4.7      Loans from Partners........................................................
     4.8      No Fractional Units........................................................
     4.9      Splits and Combinations....................................................

                                            ARTICLE V
  ALLOCATIONS AND DISTRIBUTIONS..........................................................
     5.1      Allocations for Capital Account Purposes...................................
     5.2      Allocations for Tax Purposes...............................................
     5.3      Requirement and Characterization of Distributions..........................
     5.4      Distributions Prior to the Initial Conversion Date.........................
     5.5      [placeholder section] Distributions After the Initial Conversion Date......
     5.6      Distributions of Proceeds from Capital Transactions........................
     5.7      Distributions Upon Liquidation.............................................
     5.8      Adjustment of Base Amount, the Preferred Amount, Target Amounts and Capital
                Target Amount............................................................
     5.8      Other Capital Distributions................................................
     5.9      Special Redeemable Partner Units...........................................

                                           ARTICLE VI
  MANAGEMENT AND OPERATION OF BUSINESS...................................................
     6.1      Management.................................................................
     6.2      Certificate of Limited Partnership.........................................
     6.3      Restrictions on the General Partners' Authority............................
     6.4      Reimbursement of the General Partners......................................
     6.5      Outside Activities.........................................................
     6.6      Contracts with Affiliates..................................................
     6.7      Indemnification............................................................
     6.8      Liability of Indemnitees...................................................
     6.9      Resolution of Conflicts of Interest........................................
     6.10     Other Matters Concerning General Partners..................................
     6.11     Title to Partnership Assets................................................
     6.12     Reliance by Third Parties..................................................
     6.13     Covenants and Representations of General Partners..........................

                                           ARTICLE VII
  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.............................................
     7.1      Limitation of Liability....................................................
     7.2      Management of Business.....................................................
     7.3      Outside Activities.........................................................
     7.4      Return of Capital..........................................................
     7.5      Rights of Limited Partners Relating to the Partnership.....................

                                          ARTICLE VIII
  BOOKS, RECORDS, ACCOUNTING AND REPORTS.................................................
     8.1      Records and Accounting.....................................................
     8.2      Fiscal Year................................................................
     8.3      Reports....................................................................

                                           ARTICLE IX
  TAX MATTERS............................................................................
     9.1      Preparation of Tax Returns.................................................
     9.2      Tax Elections..............................................................
     9.3      Tax Controversies..........................................................
     9.4      Organizational Expenses....................................................
     9.5      Withholding................................................................
     9.6      Entity-Level Taxation [placeholder]........................................
     9.7      Entity-Level Deficiency Collections........................................
     9.8      Opinions of Counsel........................................................

                                          ARTICLE X
  CERTIFICATES AND DEPOSITARY RECEIPTS...................................................
    10.1      Certificates and Depositary Receipts.......................................
    10.2      Registration of Transfer and Exchange......................................
    10.3      Mutilated, Destroyed, Lost or Stolen Depositary Receipts...................
    10.4      Registered Owner...........................................................
    10.5      Withdrawal of Units from and Redeposit of Units in Depositary Account......
    10.6      Amendment of Deposit Agreement.............................................

                                           ARTICLE XI
  TRANSFER OF INTERESTS..................................................................
    11.1      Transfer...................................................................
    11.2      Transfer of a General Partner's Partnership Interest.......................
    11.3      Transfer of Units..........................................................
    11.4      Restrictions on Transfers..................................................
    11.5      Citizenship Certification; Non-citizen Assignees...........................
    11.6      Redemption of Interests....................................................
    11.7      Transfer of Common Units by the Special General Partner....................
    11.8      Transfer of Incentive Distribution by the Managing General Partner.........
    11.7      Registration Rights........................................................

                                           ARTICLE XII
  ADMISSION OF PARTNERS..................................................................
    12.1      Admission of Initial Limited Partners and Underwriters [Placeholder].......
    12.2      Admission of Substituted Limited Partners..................................
    12.3      Admission of Successor Managing General Partner and Special General
                Partner..................................................................
    12.4      Admission of Additional Limited Partners...................................
    12.5      Amendment of Agreement and Certificate of Limited Partnership..............

                                          ARTICLE XIII
  WITHDRAWAL OR REMOVAL OF PARTNERS......................................................
    13.1      Withdrawal of the Managing General Partner.................................
    13.2      Removal of the Managing General Partner....................................
    13.3      Interest of Departing Managing General Partner and Successor Managing
                General Partner..........................................................
    13.4      Withdrawal or Removal of Special General Partner...........................
    13.5      Withdrawal of Limited Partners.............................................
    13.6      Continuation of Partnership................................................
    13.7      No Incentive Fees After Withdrawal or Removal..............................

                                           ARTICLE XIV
  DISSOLUTION AND LIQUIDATION............................................................
    14.1      Dissolution................................................................
    14.2      Continuation of the Business of the Partnership after Dissolution..........
    14.3      Liquidation................................................................
    14.4      Distributions in Kind......................................................
    14.5      Cancellation of Certificate of Limited Partnership.........................
    14.6      Reasonable Time for Winding-Up.............................................
    14.7      Return of Capital..........................................................
    14.8      No Capital Account Restoration.............................................
    14.9      Waiver of Partition........................................................

                                           ARTICLE XV
  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE..............................
    15.1      Amendment to be Adopted Solely by Managing General Partner.................
    15.2      Amendment Procedures.......................................................
    15.3      Amendment Requirements.....................................................
    15.4      Meetings...................................................................
    15.5      Notice of a Meeting........................................................
    15.6      Record Date................................................................
    15.7      Adjournment................................................................
    15.8      Waiver of Notice; Approval of Meeting; Approval of Minutes.................
    15.9      Quorum.....................................................................
    15.10     Conduct of Meeting.........................................................
    15.11     Action Without a Meeting...................................................
    15.12     Voting and Other Rights....................................................

                                           ARTICLE XVI
  MERGER.................................................................................
    16.1      Authority..................................................................
    16.2      Procedure for Merger or Consolidation......................................
    16.3      Approval by Limited Partners of Merger or Consolidation....................
    16.4      Certificate of Merger......................................................
    16.5      Effect of Merger...........................................................
    16.6      Exempt Transaction.........................................................

                                          ARTICLE XVII
  RIGHT TO ACQUIRE COMMON UNITS..........................................................
    17.1      Right to Acquire Common Units..............................................

                                          ARTICLE XVIII
  CHANGES TO PREVIOUS CAPITALIZATION OF THE PARTNERSHIP..................................
    18.1      Changes in Capitalization Effective Upon the Effective Date................
    18.2      Elimination of Cumulative Distribution Arrearages..........................
    18.1      Conversion During Any Conversion Period....................................
    18.2      Redemption at the Option of the Partnership................................
    18.3      Conversion of Preferred Units Upon Notice of Redemption....................
    18.4      Legal Holidays.............................................................
    18.5      Fractional Units...........................................................
    18.6      Taxes on Conversion........................................................
    18.7      Adjustment for Change in Common Units......................................
    18.8      Capital Account Adjustments................................................
    18.9      Notice of Adjustment.......................................................
    18.10     Partnership Determination Final............................................
    18.11     Rights or Warrants to Acquire Common Units.................................

                                           ARTICLE XIX
  GENERAL PROVISIONS.....................................................................
    19.1      Addresses and Notices......................................................
    19.2      Titles and Captions........................................................
    19.3      Pronouns and Plurals.......................................................
    19.4      Further Action.............................................................
    19.5      Binding Effect.............................................................
    19.6      Integration................................................................
    19.7      Creditors..................................................................
    19.7      Waiver.....................................................................
    19.8      Counterparts...............................................................
    19.9      Applicable Law.............................................................
    19.10     Invalidity of Provisions...................................................

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             PRIDE COMPANIES, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP amends, replaces and restates, as of the Effective Date, the Amended and Restated Agreement of Limited Partnership, effective as of March 29, 1990, and as further amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership, effective as of September 25, 1991 (as amended, the "Prior Agreement"). This Agreement of Limited Partnership is entered into by and among Pride Refining, Inc., a Texas corporation, as the Managing General Partner, Pride SGP, Inc., a Texas corporation, as the Special General Partner and the Initial Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             ORGANIZATIONAL MATTERS

     1.1 Formation and Continuation. The Managing General Partner, the Special General Partner, and the Organizational Limited Partner have previously formed the Partnership Partnership has previously been formed and is currently in existence as a limited partnership pursuant to the provisions of the Delaware Act. Subject The Partnership is hereby expressly continued as a limited partnership pursuant to the Delaware Act, subject to the provisions of this Agreement, the Managing General Partner, the Special General Partner, and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act which replaces, amends, and restates the Prior Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     1.2 Name. The name of the Partnership shall be "Pride Companies, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     1.3 Registered Office; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be 500 Chestnut, Suite 1300 1209 North Fourth Street, Abilene, Texas 79602 79601or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other places within or outside the State of Delaware as the Managing General Partner deems advisable.

     1.4 Power of Attorney. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the Managing General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3 hereof, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and authorized officers and attorneys-in-fact of each, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the

     Certificate of Limited Partnership and all amendments or restatements thereof) that the Managing General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement or the Deposit Agreement in accordance with their respective terms; (C) all conveyances and other instruments or documents that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV hereof or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other securities issued pursuant to Section 4.4 4.2 hereof; and (F) all agreements and other instruments (including, without limitation, a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
     Article XVI hereof:

          (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 hereof or any other provision of this Agreement which establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Managing General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series; and

          (iii) on behalf of the Limited Partners and the Assignees, enter into the Deposit Agreement and to deposit Certificates in the Deposit Account pursuant to the Deposit Agreement.

Nothing contained herein shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article XV hereof or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the Managing General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the Managing General Partner or the Liquidator, within 15 days after receipt of the Managing General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on January 17, 1990 and shall continue in existence until the close of Partnership business on December 31, 2090, or until the earlier termination of the Partnership in accordance with the provisions of Article XIV hereof.

     1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained herein, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department, (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, then, either (a) the Managing General Partner may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, including making any amendments to this Agreement as the Managing General Partner in its sole discretion may determine to be necessary or appropriate in order to impose such restrictions; provided, that any such amendment to this Agreement which would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least 66 2/3% of the outstanding Outstanding Units of such class (excluding for purposes of such determination any Units of such class owned by the General Partners and their Affiliates) or (b) upon the recommendation of the Managing General Partner and the approval by the holders of at least 66 2/3% of the outstanding Outstanding Units (excluding for purposes of such determination any Units owned by the General Partners and their Affiliates), the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the "New Equity") Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the Units shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved.

                                   ARTICLE II

                                  DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 hereof.

     "Adjusted Capital Account" shall mean the Capital Account maintained for each Partner as of the end of each taxable year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5) and
(b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Section Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to Sections 5.1(e)(i) or 5.1(e)(ii) hereof). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Preferred Unit, a Common Unit, the SPU, or any other specified A Partner who has more than one interest in the Partnership shall be the amount which such have a single " Adjusted Capital Account would be if such Preferred Unit, Common Unit, SPU, or other interest in the Partnership were the only interest in the Partnership held by a Limited Partner." that reflects all such interests, regardless of the class of interests and the time and manner in which such interests were acquired.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii) 4.4(d)(i) or 4.4(d)(ii) hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to
Section 4.6(d)(i) or 4.6(d)(ii) 4.4(d)(i) or 4.4(d)(ii) hereof.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" shall mean allocation made pursuant to Section 5.1(a),
(b), (c) or (d) hereof.

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt. The Managing General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among such properties on a basis proportional to their fair market values.

     "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Assignee" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

     "Available Cash" means, with respect to any calendar quarter, (i) the sum of:

          (A) the Partnership's net income for such quarter as determined in accordance with generally accepted accounting principles (excluding gain and loss on the sale of capital assets).

          (B) depreciation, amortization and other noncash charges (less noncash credits) of the Partnership for such quarter.

          (C) at the option of the Managing General Partner, a cumulative amount not to exceed $10 million in the aggregate for such quarter and all previous quarters prior to the Initial Conversion Date, to the extent Available Cash in such quarter is otherwise insufficient to distribute the Base Amount in respect of the Preferred Units, and

          (D)(C) the amount of any reduction in reserves of the Partnership of the types referred to in (ii)(DD) below during such quarter:

     (ii) less the sum of:

          (AA) all principal debt payments, preference payments accrued on Series B Preferred Units or Series C Preferred Units (if not already included in the computation of net income), or redemptions of Series B or C Preferred Units, if any, made during such quarter by the Partnership (other than principal debt payments made with Proceeds from Capital Transactions),

          (BB) capital expenditures made by the Partnership during such quarter (excluding for such purpose capital expenditures financed or anticipated to be refinanced with Proceeds from Capital Transactions),

          (CC) investments for such quarter in any entity to the extent that such investments are not otherwise included under clauses (ii)(AA) or (BB) (excluding investments financed or anticipated to be refinanced with Proceeds from Capital Transactions), and

          (DD) the amount of Partnership reserves established by the Managing General Partner during such quarter which are necessary or appropriate (1) to provide funds for the future payment of items of the types specified in clauses (ii) (AA) and (ii) (BB) above, (2) to provide for additional working capital, (3) to provide funds for cash distributions with respect to any one or more of the next four calendar quarters or (4) to provide funds for the future payment of interest.

     Notwithstanding the foregoing, Available Cash shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

     "Book-Tax Disparity" shall mean, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 4.4 hereof and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of New York or Texas shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained pursuant to Section
4.6 4.4 hereof.

     "Capital Contribution" means any cash, cash equivalents, or the Net Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.3, 4.4, 4.6(c) or 13.3(c) hereof. Sections 4.1, 4.2, 4.4(c) or 13.3(c) hereof, or the outstanding principal balance of debt, amount of accrued interest, or amount of cumulative distribution arrearages cancelled by a Limited Partner in exchange for a Series B Preferred Unit or Series C Preferred Unit.

     "Capital Transactions" means (a) borrowings and sales of debt securities (other than working capital borrowings, borrowings representing items purchased on open account in the ordinary course of business and borrowings made in order to make distributions pursuant to clause (i)(C) of the definition of Available
Cash) by the Partnership, (b) sales of equity interests by the Partnership (other than the Initial Offering, to the extent used to make distributions pursuant to clause (i)(C) of the definition of Available Cash) conversion of certain indebtedness of the Partnership into Common Units, Series B Preferred Units, or Series C Preferred Units as described in Section 4.1 hereof) and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.6(d)(i) and 4.6(d)(ii) hereof, and to reflect changes, additions or other adjustments to the Carrying Value for disposition and acquisitions of Partnership properties, as deemed appropriate by the Managing General Partner. 4.4(d)(i) and 4.4(d)(ii) hereof and shall thereafter be reduced (but not below zero) by all depreciation, amortization, and cost recovery deductions charged to the Partners' Capital Accounts.

     "Certificate" means a certificate issued by the Partnership evidencing ownership of one or more Partnership Interests.

     "Certificate of Designations" means the Certificates of Designations pursuant to which the Partnership issues Series B Preferred Units, Series C Preferred Units, and any other certificate of designations pursuant to which the Partnership issues Partnership Securities pursuant to Section 4.2.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

     "Citizenship Certification" means a properly completed certificate in such form as may be specified by the Managing General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

     "Closing Date" means the first date on which Preferred Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

     "Closing Price" for any day means the last sale price on such day, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units of a class are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day the Units of a class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the Managing General Partner, or, if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the Managing General Partner using any reasonable method of valuation.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Common Unit" means a Unit representing a fractional part of the Partnership Interests of the Limited Partners and Assignees thereof and having the rights and obligations specified with respect to Common Units in this Agreement.

     "Conflicts and Audit Committee" means a committee of the Board of Directors of the Managing General Partner composed entirely of directors who are neither officers or employees of, nor direct or indirect owners of more than 5% of the voting securities of, the General Partners or their Affiliates.

     "Consent Solicitation Statement" means the consent solicitation statement
dated [               ], 1996 sent to the Partners in connection with the
adoption of this Agreement and the approval of other matters described in the Consent Solicitation Statement.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(d) 4.4(d) hereof, such property shall no longer constitute a Contributed Property for purposes of Section 5.1 hereof, but shall be deemed an Adjusted Property for such purposes.

     "Contributing Partner" means each Partner contributing (or deemed to have contributed on termination and reconstitution of the Partnership pursuant to
Section 708 of the Code or otherwise) a Contributed Property.

     "Conveyance Agreement" means the Conveyance Agreement between the Special General Partner and the Partnership whereby the Special General Partner conveys to the Partnership the Assets (as defined in such Conveyance Agreement) in exchange for (i) a 0.1% General Partner's Partnership Interest and (ii) 5,250,000 Common Units.

     "Conversion Date" means the date which the Managing General Partner specifies in its notice to Preferred Unitholders as the effective date of the conversion of Preferred Units to Common Units.

     "Current Market Price" shall have the meaning assigned to such term in
Section 17.1(a) hereof.

     "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.17-101, et seq., as it may be amended from time to time, and any successor to such statute.

     "Deposit Account" means the account established by the Depositary pursuant to the Deposit Agreement.

     "Deposit Agreement" means the Deposit Agreement among the Managing General Partner, in its capacity both as Managing General Partner and as attorney-in-fact for the Limited Partners, the Partnership and the Depositary, as it may be amended or restated from time to time.

     "Depositary" means the bank or other institution appointed by the Managing General Partner in its sole discretion to act as depositary for the Depositary Units pursuant to the Deposit Agreement, or any successor to it as depositary.

     "Depositary Receipt" means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.

     "Depositary Unit" means a depositary unit representing a Unit on deposit with the Depositary pursuant to the Deposit Agreement.

     "Discretionary Allocation" shall mean any allocation of an item of income, gain, deduction, or loss pursuant to the provisions of Section 5.1(d)(iv) 5.1(d)(iii) hereof.

     "Economic Risk of Loss" shall have the meaning set forth in Treasury Regulation Section 1.752-2(a).

     "Effective Date" means the later to occur of (i) the date upon which the Partners have approved this Agreement as an amendment and restatement of the Prior Agreement in accordance with the terms of the Prior Agreement, (ii) the date all legal requirements related to the solicitation of consents have been met, and (iii) the date that is the last day of the month immediately succeeding the later of (i) or (ii); upon which date this Agreement shall become effective as the Partnership Agreement of the Partnership.

     "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership to a substantial risk of cancellation or forfeiture of any of their property or any interest therein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

     "Fundamental Change" shall be deemed to have occurred at such time after the Initial Conversion Date as the Partnership (i) dissolves for the purpose of liquidation, including a dissolution resulting from the sale, lease or transfer of all or substantially all of the Partnership's assets, (ii) repurchases (including repurchases by any Affiliate of the Partnership) Common Units at a premium over the current market price or (iii) is a party to a merger, consolidation, combination, reorganization or other transaction that results in a reclassification, conversion, exchange, cancellation or other change (other than the issuance of additional Common Units by the Partnership in an acquisition) in its Common Units.

     "General Partner" means either the Managing General Partner or the Special General Partner and "General Partners" means the Managing General Partner and the Special General Partner.

     "General Partner Equity Value" means, as of any date of determination, the fair market value of a General Partner's Partnership Interest, as a General Partner, as determined by the Managing General Partner using whatever reasonable method of valuation it may adopt.

     "Indemnitee" means any General Partner, any departing General Partner, any Person who is or was an Affiliate of any General Partner or any departing General Partner, any Person who is or was an officer, director, employee, agent or trustee of any General Partner or any departing General Partner or any Affiliate of any General Partner or departing General Partner, or any Person who is or was serving at the request of any General Partner or any departing General Partner or any Affiliate of any General Partner or any departing General Partner as a director, officer, employee, agent or trustee of another Person.

     "Initial Conversion Date" means the first day of the third calendar quarter following the termination of the Initial Period.

     "Initial Limited Partners" means the Organizational Limited Partner, Special General Partner in its capacity as a limited partner pursuant to the ownership of Units and the Underwriters upon being admitted to the Partnership in accordance with Section 4.3 hereof.

     "Initial Offering" means the initial offering of Depositary Units to the public, as described in the Registration Statement.

     "Initial Offering Date" means the date on which the Initial Offering commences.

     "Initial Partners" means the Managing General Partner, the Special General Partner, in its capacity as such, and the Initial Limited Partners.

     "Initial Period" means the period commencing upon the Closing Date and ending on the later of (i) December 31, 1994, or (ii) the last day of the calendar quarter in which, with respect to each Preferred Unit, the Cumulative Base Distribution Deficiency has been paid.

     "Issue Price" means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charged to the Partnership; provided that the Issue Price of Series B Preferred Units and Series C Preferred Units shall equal the outstanding principal balance and any accrued interest cancelled by a Partner in exchange for such Unit.

     "Limited Partner" means each Initial Person who is a Limited Partner of the Partnership upon the Effective Date, each Substituted Limited Partner, each Additional Limited Partner and any departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Article XIII hereof and, solely for purposes of Articles IV, V and VI hereof and Sections
14.3 and 14.4 hereof, shall include an Assignee thereof.

     "Limited Partner Equity Value" means, as of any date of determination, the total value of all classes of Units, with the value of each class being an amount equal to the product of (a) the total number of Outstanding Units outstanding of such class (immediately prior to an issuance of Units or distribution of cash or Partnership property), multiplied by (b) (i) in the case of a valuation required by Section 4.6(d)(i) 4.4(d)(i) hereof (other than valuations caused by sales of a de minimis quantity of Units) the Issue Price or
(ii) in the case of a valuation required by Section 4.6(d)(ii) 4.4(d)(ii) hereof (or a valuation required by Section 4.6(d)(i) 4.4(d)(i) hereof caused by sales of a de minimis quantity of Units) the Closing Price.

     "Liquidator" means the Managing General Partner or other Person approved pursuant to Section 14.3 hereof who performs the functions described therein.

     "Managing General Partner" means Pride Refining Inc., a Texas corporation, or any successor in its capacity as managing general partner of the Partnership.

     "Merger Agreement" has the meaning assigned to such term in Section 16.1 hereof.

     "Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(2).

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

     "Net Income" shall mean, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) 4.4(b) hereof and shall not include any items specially allocated under Section 5.1(d) or 5.1(e) hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Discretionary Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" shall mean, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) 4.4(b) hereof and shall not include any items specially allocated under Section 5.1(d) or 5.1(e) hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Discretionary Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "Net Termination Gain" means, for each Partnership Year or shorter period, the sum, if positive, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b) 4.4(b) hereof) recognized by the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section
18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

     "Net Termination Loss" means, for each Partnership Year or shorter period, the sum, if negative, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b) 4.4(b) hereof) recognized by the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section
18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

     "Non-citizen Assignee" means a Person who the Managing General Partner has determined in its sole discretion does not meet the requirements of the definition of an Eligible Citizen and as to whose Partnership Interest the Managing General Partner has become the Substituted Limited Partner, pursuant to
Section 11.5 hereof.

     "Nonrecourse Built-in Gain" shall mean, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or

5.2(b)(iii) hereof if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

     "Note Agreement" means that certain Note Agreement dated as of August 13, 1996 among the Partnership, the Managing General Partner, the Special General Partner and the purchasers of certain convertible notes, as such agreement may be amended from time to time.

     "Notice of Election to Purchase" has the meaning assigned to such term in
Section 17.1(b) hereof.

     "Opinion to of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the Managing General Partner) in form and substance acceptable to the Managing General Partner.

     "Organizational Limited Partner" means Robert J. Schumacher as the organizational limited partner of the Partnership pursuant to this Agreement.

     "Outstanding" means all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

     "Partner" means a General Partner or a Limited Partner and Assignees thereof, if applicable.

     "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt and to a net increase in Minimum Gain Attributable to Partner Nonrecourse Debt.

     "Partnership" means the limited partnership heretofore formed and continued pursuant to this Agreement, and any successor thereto.

     "Partnership Debt Securities" has the meaning assigned to such term in
Section 4.4(a) 4.2(a) hereof.

     "Partnership Equity Securities" has the meaning assigned to such term in
Section 4.4(a) 4.2(a) hereof.

     "Partnership Interest" means the interest of a Partner in the Partnership which, in the case of a Limited Partner or Assignee, shall include Units.

     "Partnership Minimum Gain" shall mean that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Securities" has the meaning assigned to such term in Section 4.4(a) 4.2(a) hereof.

     "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Percentage Interest" means, as of the date of such determination, (a) as to the Managing General Partner in its capacity as such, 1.9%, (b) as to the Special General Partner in its capacity as such, 0.1%, (c) as to any Limited Partner or Assignee holding Units, the product of (i) 98% multiplied by (ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units then outstanding (as determined by the number of Common Units into which the Preferred Units are then convertible); provided, however, that following any issuance of additional Units by the Partnership pursuant to Section 4.4 4.2 hereof, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Prior Agreement" shall have the meaning assigned to it in the preamble hereof.

     "Proceeds from Capital Transactions" means, at any date, such amounts of cash, debt securities or other property as are determined by the Managing General Partner to be made available to the Partnership from or by reason of a Capital Transaction.

     "Public Unitholder" means a Person other than the Initial Partners who hold Units.

     "Purchase Date" means the date determined by the Managing General Partner as the date for purchase of all outstanding Outstanding Units (other than Units owned by the Initial Partners) General Partners and their Affiliates) pursuant to Section 17.1(b) hereof.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Record Date" means the date established by the Managing General Partner for determining (a) the identify of Limited Partners (or Assignees, if applicable) entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners, or (b) the identify of Record Holders entitled to receive any report or distribution.

     "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent, as of the opening of business on a particular Business Day.

     "Redeemable Units" means any Units for which a redemption notice has been given and has not been withdrawn, under Section 11.6 hereof.

     "Refinery" means the refinery of the Partnership located near Abilene, Texas.

     "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-33099), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Units in the Initial Offering.

     "Remaining Capital" means, at any time with respect to any Unit, the Initial Unit Price less the sum of (i) any distributions of Proceeds from Capital Transactions pursuant to paragraph "Fourth" of Section 5.7(a) hereof,
(ii) any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of such Unit and (iii) any distributions pursuant to
Section 5.10 hereto with respect to such Unit.

     "Required Allocation" shall mean any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clause of Section 5.1(b)(ii) hereof or (b) Section 5.1(e) hereof, such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

     "Residual Gain" or "Residual Loss" shall mean any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i) (b)(i)(A) or 5.2(b) (ii)(b)(ii)(A) hereof to eliminate Book-Tax Disparities.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

     "Series B Preferred Units" means the Series B Cumulative Convertible Preferred Units issued pursuant to the Certificate of Designations of Series B Cumulative Convertible Preferred Units of the Partnership set forth in Annex One to this Agreement.

     "Series C Preferred Units" means the Series C Cumulative Convertible Preferred Units issued pursuant to the Certificate of Designations of Series C Cumulative Convertible Preferred Units of the Partnership set forth in Annex Two to this Agreement.

     "Special Approval" means approval by (i) a majority of the members of the Board of Directors of the Managing General Partner and (ii) a majority of the members of the Conflicts and Audit Committee.

     "Special General Partner" means Pride SGP, Inc., a Texas corporation, or any successor in its capacity as special general partner of the Partnership.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 hereof in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Sufficient Net Assets" means net assets of the Partnership having a market value equal to at least 200% of the amount necessary to redeem all outstanding Preferred Units at the Preferred Unit Redemption Amount.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 16.2(b) hereof.

     "Terminating Capital Transactions" means any sales or other dispositions of assets of the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section
18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

     "Third Target Amount" means $.83 per Unit (or, with respect to the period commencing on the Closing Date and ending on March 31, 1990, the product of $.83 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 or 9.6 hereof.

     "Trading Day" has the meaning assigned to such term in Section 17.1(a) hereof.

     "Transfer Agent" means the Depositary or any bank, trust company or other Person appointed by the Partnership to act as transfer agent for the Units.

     "Transfer Application" means an application and agreement for transfer of Depositary Units in the form set forth on the back of a Depositary Receipt or in a form substantially to the same effect in a separate instrument.

     "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Units pursuant thereto.

     "Underwriting Agreement" means the Underwriting Agreement among the Underwriters, the Partnership and the General Partners.

     "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees; provided, however, that in the event any class or series of Units issued pursuant to Section 4.4 4.2 hereof shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners or Assignees than a Unit of any other class or series of Units, the Partnership Interest represented by such class or series of Units shall be determined in accordance with such designations, preferences or special rights. Unless otherwise specifically indicated to the contrary, Units includes Depositary Units.

     For the purpose of Articles IV, X and XI hereof, Units include the Incentive Interest.

     "Unit Register" has the meaning assigned to such term in Section 10.2(a) hereof.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) 4.4(d) hereof) as of such date. In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Managing General Partner using such reasonable method of valuation as if it may adopt; provided, however, the Managing General Partner, in arriving at such valuation, must take fully into account (to the extent appropriate under the regulations promulgated under Section 704(b) of the
Code) the Limited Partner Equity Value and the General Partner Equity Value at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) 4.4(d) hereof) as of such date, over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Managing General Partner using such reasonable method of valuation as it may adopt: provided, however, the Managing General Partner, in arriving at such valuation, must take fully into account (to the extent appropriate under the regulations promulgated under Section 704(b) of the Code) the Limited Partner Equity Value and the General Partner Equity Value at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                                  ARTICLE III

                                    PURPOSE

     3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, the refining, transport, gathering and sale of hydrocarbon-based products, (ii) to enter into any partnership, joint venture or other similar arrangements arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and
(iii) to do anything necessary or incidental to the foregoing.

     3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

     4.1 Partnership Equity Securities. Upon the Effective Date, the Partnership Equity Securities of the Partnership consist of 4,950,000 Common Units, and the 1.9% and .1% Percentage Interests held by the Managing General Partner and the Special General Partner, respectively, which general partner interests are not denominated in Units. The Partnership has established the terms of Series B Preferred Units and Series C Preferred Units, none of which have been issued as of the Effective Date. The Certificates of Designations of the Series B Preferred Units and the Series C Preferred Units are attached hereto as Annex One and Annex Two, which Annexes are incorporated herein and are made a part of this Agreement. Notwithstanding the foregoing, the terms of any Certificate of Designations attached hereto as an Annex and incorporated by reference herein may be amended with the approval of a majority in interest of the holders of the Partnership Securities issued pursuant to the terms of such Certificate of Designations and the approval of the Managing General Partner. The Series B Preferred Units and Series C Preferred Units shall automatically be issued, without further action necessary on the part of the Managing General Partner or of the Partnership in the number described in, and in accordance with, the terms and conditions, of the Note Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that any conflict exists between this Agreement on the one hand and a Certificate of Designations on the other, the terms of the Certificate of Designations shall control.

     4.2 Issuances of Additional Units and Other Securities. (a) The Managing General Partner is hereby authorized to cause the Partnership to issue such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue ("Partnership Equity Securities"), any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership ("Partnership Debt Securities") (collectively, "Partnership Securities"), for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing General Partner in its sole discretion, all without the approval of any Limited Partners. The Managing General Partner shall have sole discretion, subject to the guidelines set forth in this Section 4.1 4.2 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities. The Managing General Partner may evidence terms and conditions of any Partnership Securities to be issued by the Partnership by a Certificate of Designations to be incorporated herein and made a part hereof by attaching the Certificate of Designations as an annex to this Agreement.

     (b) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.1 4.2 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Partnership Securities, unless any such senior securities are otherwise prohibited by the terms of this Agreement, all as shall be fixed by the Managing General Partner in the exercise of its sole and complete discretion, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, and deduction to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions;
(iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, deposited with the Depositary, evidenced by Depositary Receipts and assigned or transferred; and
(vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series.

     (c) Notwithstanding the terms of Sections 4.1(a) and 4.1(b) hereof, the Partnership shall not issue (i) Partnership Equity Securities ranking senior to the [Preferred Units] in priority of distributions prior to or upon liquidation or other equity securities of the Partnership with a comparable value to and ranking on a parity with the [Preferred Units] in priority of distributions prior to or upon liquidation without, in either event, the prior approval of the holders of at least [ ] of the [Outstanding Preferred Units].

     (d) The Managing General Partner is hereby authorized and directed to take all actions which it deems appropriate or necessary in connection with each issuance of Units or other Partnership Securities pursuant to Section 4.1(a) 4.2(a) hereof and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Partnership Securities being so issued. Without limiting the foregoing, the Managing General Partner may prepare a Certificate of Designations with respect to such Partnership Securities and attach such Certificate of Designations as an additional annex to this Agreement.

     (e) (d) The Managing General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Depositary Units or other Partnership Securities are listed for trading.

     4.2 4.3 No Preemptive Rights. No Unless otherwise granted pursuant to a Certificate of Designations, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

     4.3 4.4 Capital Accounts. (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031 (c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion) a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.3(b) 4.4(b) hereof and allocated to such Partner pursuant to Article V hereof, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) 4.4(b) hereof and allocated to such Partner pursuant to Article V hereof.

     (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred.

          (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, or amortization attributable to any, Contributed Property shall be determined as if the adjusted basis of such property as of the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.3(d) 4.4(d) hereof to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using any reasonable method that the Managing General Partner may adopt.

          (v) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Sections 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall solely for purposes hereof be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1 hereof. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the year of such restoration as an item of income pursuant to Article V hereof.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating attributable to the Partnership Interest so transferred: provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) pursuant to Sections 14.3 and 14.4 hereof and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.3 4.4. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.6(d)(ii) 4.4(d)(ii) hereof and such adjusted Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.3. 4.4. In the case of a transferor who holds both Common Units and Series B Preferred Units or Series C Preferred Units, the Capital Account attributable to a Common Unit transferred shall be deemed to equal the Capital Account attributable to each other Common Unit then outstanding so as to preserve the uniformity of the Common Units outstanding from time to time.

     (d) (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) (f), on an issuance of additional Units for cash or Contributed Property (including the cancellation of debt, accrued interest, or distribution arrearages by a Partner in exchange for a Unit or the conversion of Series B Preferred Units or Series C Preferred Units to Common Units), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time as provided in
Section 5.1(c).

     (ii) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall, immediately prior to any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of each such property immediately prior to such distribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated to the Partners as provided in Section 5.1(c).

     (iii) The adjustments provided for in this Section 4.4(d) shall be made in such a manner as shall be required to establish and preserve the uniformity of the Common Units outstanding from time to time.

     4.5 4.4 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts, except as otherwise provided in a Certificate of Designations.

     4.5 4.6 No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any, distribution from the Partnership, except as provided in Articles V, XIII and XIV hereof or in a Certificate of Designations.

     4.6 4.7 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account for such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

     4.7 4.8 No Fractional Units. No fractional Units shall be issued by the Partnership.

     4.8 4.9 Splits and Combinations. (a) Subject to Sections 4.8(f) 4.9(f) and
5.10 5.8 hereof, the Managing General Partner may make a pro rata distribution of Units or Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities: ; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination: and provided, however, that nothing in this Section 4.8 4.9 shall be deemed to authorize the Managing General Partner to combine Units or Partnership Securities of any class or series with those of any other class or series.

     (b) If Partnership Debt Securities are distributed pursuant to Sections 4.8(a) Section 4.9(a), such distribution shall be treated as a distribution of property for purposes of this Agreement.

     (c) If Partnership Equity Securities are distributed pursuant to Section 4.8(a), the Managing General Partner shall be authorized to allocate the Capital Account attributable to any Partner among the Partnership Equity Securities held by such Partner using such reasonable method of allocation as it may adopt.

     (d)(c) Whenever such a distribution, subdivision or combination of Units or Partnership Securities is declared, the Managing General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date, to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Managing General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (e)(d) Promptly following any such distribution, subdivision or combination, the Managing General Partner may cause Depositary Receipts to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the Managing General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units outstanding, the Managing General Partner shall require, as a condition to the delivery to a Record Holder of such new Depositary Receipt, the surrender of any Depositary Receipt held by such Record Holder immediately prior to such Record Date.

     (f)(e) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.7 4.8 hereof and this Section 4.8(f) 4.9(f), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocations For for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.6(b) 4.4(b) hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below. Amounts paid on the Series B Preferred Units and Series C Preferred Units shall be treated as guaranteed payments for the use of capital pursuant to
Section 707(c) of the Code and therefore shall not be treated as the allocation of income affecting the respective capital accounts of the recipients pursuant to the provisions of this Article V.

          (a) Net Income. All items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder which Net Income shall be allocated as follows:

             (i) First, 100% to the General Partners, in the proportion that their respective Percentage Interest bears to 2%, until the aggregate Net Income allocated to the General Partners pursuant to this Section 5.1(a)(ii) 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partners pursuant to Section 5.1(b)(iii) hereof for all previous taxable years;

             (ii) Second, 100% to the Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units then outstanding until the aggregate Net Income allocated to the holder of a Common Unit pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the holder of such Common Unit pursuant to Section 5.1(b)(ii) hereof for all previous taxable years: and

             (iii) Third, the balance, if any, 100% to the General Partners and the Limited Partners holding Common Units in accordance with proportion to their respective Percentage Interests.

          (b) Net Losses. All items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated in the same manner as such Net Losses are allocated hereunder which Net Losses shall be allocated as follows:

             (i) First, 100% to the General Partners and the Limited Partners holding Common Units in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated to the holder of a Common Unit pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to the holder of such Common Unit pursuant to Section 5.1(a)(iii) hereof for all previous taxable years;

             (ii) Second, 100% to the Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units then outstanding; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

             (iii) Third, the balance, if any, 100% to the General Partners, in the proportion that their respective Percentage Interests bears to 2%.

          (c) Net Termination Gain and Losses. All items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of

     Available Cash provided under Section 5.4 or 5.5 hereof have been made with respect to such taxable period.

          (i) If a Net Termination Gain is recognized, such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

             (A) First, to each Partner having a deficit balance in its Adjusted Capital Account, in the proportion of such deficit balance to the deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account; and

             (B) Second, 98% to Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

          (ii) If a Net Termination Loss is recognized, such Net Termination Loss shall be allocated to the Partners in the following manner:

             (A) First, 98% to Limited Partners holding Common Units in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until such Limited Partner's Adjusted Capital Accounts are reduced to zero;

             (B) Second, 98% to the Limited Partners holding Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until such Limited Partners' Adjusted Capital Accounts are reduced to zero; and

             (C) Finally (B) Second, the balance, if any, 100% to the General Partners in the proportion that their respective Percentage Interest bears to 2%.

          (d) Agreed Allocations. Notwithstanding any other provisions of this
     Section 5.1 (other than Section 5.1(e) hereof), the following special allocations shall be made for such taxable period:

             (i) Priority Allocations.

                (A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4 hereof) to any Limited Partner holding Common Units during a taxable year is greater (on a per Common Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners holding Common Units (on a per Common Unit basis), then (1) each such Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (x) the amount by which the distribution (on a per Common Unit basis) to such Limited Partner exceeds the distribution (on a per Common Unit basis) to the Limited Partners receiving the smallest distribution and (y) the number of Common Units owned by the Limited Partner receiving the greater distribution; and (2) the General Partners shall be allocated gross income (95% to the Managing General Partner and 5% to the Special General Partner) in an amount equal to 2.0408% of the sum of the amounts allocated in clause (1) above.

                (B) If the amount of cash and the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4 hereof) to the Limited Partners holding Common Units or the General Partners during a taxable year exceeds that which would have been distributed to either class of partners had such distributions been made in the ratio of 98% and 2% (as between the Limited Partners holding Common Units and the General Partners, respectively), such class receiving the excess distribution will be allocated gross income in an amount equal to such excess. Gross income allocated to the Limited Partners holding Common Units pursuant to this Section 5.1(d)(ii)(B) 5.1(d)(i)(B) shall be allocated among such Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units. Gross income allocated to the General Partners pursuant to this Section 5.1(d)(ii)(B) 5.1(d)(i)(B) shall be allocated among such General Partners in the ratio that their respective Percentage Interests bear to 2%.

             (ii) Nonrecourse Liabilities. For purposes of Treasury Regulation
        Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

             (iii) Discretionary Allocation. (A) Notwithstanding any other provisions of Section 5.1(a), (b) or (c) hereof, the Agreed Allocations shall be adjusted so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had there been no Required Allocations; provided, however, that for purposes of applying this Section 5.1(d)(iv)(A) 5.1(d)(iii)(A), it shall be assumed that all chargebacks pursuant to Section 5.1(e)(i) and (ii) hereof have occurred.

                (B) The Managing General Partner shall have reasonable discretion, with respect to each taxable year, to (1) apply the provisions of Section 5.1(d)(iv)(A) 5.1(d)(iii)(A) hereof in whatever fashion as is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(iv)(A) 5.1(d)(iii)(A) hereof among the Partners in a manner that is likely to minimize such economic distortions.

          (e) Required Allocations. Notwithstanding any other provision of this
     Section 5.1, the following special allocations shall be made for such taxable period:

             (i) Partnership Minimum Gain Chargeback. Notwithstanding the other provisions of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successory successor provision. For purposes of this Section 5.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1 with respect to such taxable period (other than an allocation pursuant to Sections 5.1(e)(v) and 5,1(e)(vi) 5.1(e)(vi)). This Section 5.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

             (ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section 5.1 (other than 5.1(e)(i) hereof), except as provided in Treasury Regulation
        Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(e), each Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(e), other than Section 5.1(e)(i) hereof and other than and an allocation pursuant to Sections 5.1(e)(v) and 5.1(e)(vi), with respect to such taxable period. This Section 5.1(e)(ii) is intended to comply with the chargeback of items of income and gain required in Treasury Regulation
        Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

             (iii) Qualified Income Offset. In the event any Partner unexpectedly receives adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
        Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to
        Section 5.1(e)(i) or 5.1(e)(ii) hereof.

             (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period that is in excess of the sum of (A) the amount such Partner is obligated to restore and (B) the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(e)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this
        Section 5.1 have been tentatively made as if this Section 5.1(e)(iv) was not in the Agreement.

             (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, the Managing General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

             (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss for such Partnership Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

     5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for Federal federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1 hereof.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, each item of income, gain, loss, depreciation, depletion and cost recovery deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1 hereof.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 7.04(c) 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) 4.4(d)(i) or (ii) hereof, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
     Section 5.2(b)(i)(A) hereof; and (B) except as otherwise provided in
     Section 5.2(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1 hereof.

        (iii) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B) or 5.2(b)(ii)(B) hereof shall be subject to allocation by the Managing General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code on or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A) hereof.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Managing General Partner shall have the sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The Managing General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n), Treasury Regulation Section 1.167(c)-1(a)(6) or the legislative history of Section 197 of the Code. If the Managing General Partner later determines that such reporting position cannot reasonably be taken, the Managing General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Managing General Partner chooses not to utilize such aggregate method, the Managing General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership, provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partners or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) except as otherwise provided in clause (ii), such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of businessshall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Underwriters' over-allotment option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion.

     5.3 Requirement and Characterization of Distributions. Within 60 days following the end of each calendar quarter (or by August 31, 1990 with respect to the period from the Closing Date to March 31, 1990) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the Managing General Partner in its reasonable discretion, unless such distribution shall be prohibited by a Certificate of Designations, a loan agreement or other instrument then in effect to which the Partnership is a party or by which its properties are bound, or unless a Certificate of Designation requires a different distribution. The Managing General Partner shall have the right to determine in its sole discretion the amount of Available Cash for each quarter except to the extent it is established that such determination is contrary to any express requirement of this Agreement.

     The foregoing shall not modify in any respect the provisions of Section 4.2 hereof regarding the distribution of any interest or other profit on the initial contributions referred to therein.

     5.4 Distributions After the Initial Conversion Date. (a). Available Cash with respect to any a calendar quarter ending after the Initial Conversion Date shall be distributed as follows:

          First, 100% to Limited Partners holding Preferred Units pursuant to the terms of the Certificates of Designations of ; and

          Second, 98% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner, unless such distribution shall be prohibited by a .

     5.5 Conversion of Units. The Preferred Units may be converted into Common Units, subject to the terms and conditions set forth in Article [ ] of the Certificate of Designations, a loan agreement or other instrument then in effect to which the Partnership is a party or by which its properties are bound, or unless a Certificate of Designation requires a different distribution.

     5.5 [placeholder section]

     5.6 Distributions of Proceeds from Capital Transactions. (a) Proceeds from Capital Transactions which the Managing General Partner determines to distribute shall be distributed, first as provided in Section 5.7(c) 5.6(b) hereof and second as follows:

          First, 100% to Limited Partners holding Preferred Units, and [ ] of the Partnership pursuant to the Certificate of Designations; and

          Second 98% to the Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

     (b) If one or more Capital Transactions shall occur in any taxable year, then before any distribution is made pursuant to Section 5.7(a) 5.6(a) hereof (except as otherwise provided below in this Section 5.7(b)) 5.6(b)) the Managing General Partner shall be required to make a distribution of Proceeds from Capital Transactions on or before the April 1st next following the end of the taxable year in which such Capital Transactions occur in accordance with the following procedure:

          (i) The Managing General Partner shall determine the net capital gain and net ordinary income recognized by the Partnership (without taking account of any Code Section 743 adjustments) for federal income tax purposes from all Capital Transactions during such year, and shall then determine the portion of such net capital gain and net ordinary income allocable to any then outstanding Preferred Units and Common Units.

          (ii) The Managing General Partner shall then cause the Partnership (except as provided in paragraph (iii) immediately below) to distribute cash to the Partners, in accordance with the provisions of this Section 5.7(b) 5.6(b) until an amount has been distributed pursuant hereto with respect to every Preferred Unit and Common Unit outstanding on the Record Date established by the Managing General Partner with respect to such distribution equal to 125% of the federal income tax liability that would be due with respect to the "net capital gain" and "net ordinary income" attributed to any outstanding Preferred Unit or Common Unit on the Record Date (assuming for such purpose (x) that the maximum marginal federal income tax rates for individuals, relating to either long-term capital gain or ordinary income, whichever the case may be, would apply at the time of such recognition without regard to any elimination of the benefit of lower rates, any surtaxes or any alternative minimum taxes and (y) that all outstanding Units would be allocated the same amount of net capital gain or net ordinary income as a Preferred Unit). ).

          (iii) No distribution of Proceeds from Capital Transactions shall be required by this Section 5.7(c) 5.6(c) with respect to any tax year if the amount or value otherwise distributable for such taxable year under this
     Section 5.7(c) 5.6(c) does not exceed $.10 per Preferred Common Unit, or if such distribution shall be prohibited by a Certificate of Designations, a loan agreement or other instrument then in effect to which the Partnership is a party or by which its properties are bound.

     5.7 Distributions Upon Liquidation. In the event of the liquidation of the Partnership, distribution of the assets of the Partnership shall be in accordance with Section 14.3 hereof, subject to the terms of any applicable Certificates of Designations.

     5.8 Other Capital Distributions.

     Subject to the Certificate Certificates of Designations, distributions of equity securities of the Partnership (other than distributions of securities on a parity with or senior to the Preferred Units in priority of distribution prior to or upon liquidation (or rights or warrants to subscribe for, or securities convertible into or exchangeable for such securities) or securities in respect of a liquidation of the Partnership) , including without limitation, distributions of Common Units, distributions of interests in the Partnership other than Common Units, distributions of rights or warrants entitling the holders thereof to subscribe for the Common Units or any securities entitling the holders thereof to convert such securities into, or exchange such securities for, Common Units, or distributions of rights or warrants to purchase debt securities or assets of the Partnership, if distributed by the Partnership, shall be distributed 98% to the holders of Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, and 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1 Management. (a) The Managing General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither Limited Partners nor (except as expressly set forth herein) the Special General Partner shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provision of this Agreement, the Managing General Partner, subject to Section 6.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.3 hereof); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of its Subsidiaries, the lending of funds to other persons (including its Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and the making of capital contributions to its Subsidiaries; (v) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (vi) the distribution of Partnership cash or other Partnership assets; (vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law; (xii) the entering into listing agreements with the New York Stock Exchange and any other securities exchange and delisting some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval which may be required under Section 6.1 1.6 hereof); (xiii) the undertaking of any action in connection with the Partnership's investment in its Subsidiaries (including, without limitation, the contribution or loan by the Partnership to its Subsidiaries of funds); (xiv) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries; and (xv) determine the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt.

     (b) The Special General Partner shall have power and authority coextensive with that of the Managing General Partner to represent the Partnership in dealings with third parties (for the purposes of this Section 6.1, "third parties" shall be deemed to be persons other than the Partners and the Assignees thereof), and accordingly may bind the Partnership. However, in the absence of notice given to the Partnership by either of the Managing General Partner or the Special General Partner to the contrary, the Special General Partner's power and authority to manage the Partnership shall be presumed to have been delegated to the Managing General Partner. In the absence of such delegation of the Special General Partner's power and authority, the Special General Partner shall have voting power in all matters of management of the Partnership proportionate with its general partner Partnership Interest.

     (c) Each of the Partners and each other Person who may acquire an interest in Units hereby approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Deposit Agreement, the Underwriting Agreement, and the other agreements described in the Registration Statement, and agrees that the Managing General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions and such other agreements described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Units, notwithstanding any other provisions of this Agreement, the Delaware Act or any applicable law, rule or regulation. None of the execution, delivery or performance by the Managing General Partner, the Partnership or any Affiliate of any of them of any agreement authorized or permitted under this Agreement shall constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     (d) If the Managing General Partner determines such action to be necessary or appropriate in connection with the proposed qualification or formation and operation of the Partnership in any state other than the State of Delaware in which the Partnership is transacting or may transact business, the Managing General Partner may cause the Partnership to form one or more operating partnerships pursuant to and in conformity with the laws of such jurisdiction or jurisdictions as the Managing General Partner may determine ("Operating Partnership"). An Operating Partnership may have conveyed to it and may acquire, hold, operate and dispose of all or part of the Partnership assets located in a state. Each Operating Partnership shall be composed of the Managing General Partner as managing general partner thereof, having a 1.9% interest in the Operating Partnership, the Special General Partner as special general partner thereof, have a 0.1% general partner interest in the Operating Partnership, which shall in turn reduce the interests of the Managing General Partner and the Special General Partner in the Partnership so that the economic interest of the Managing General Partner as managing general partner and the Special General Partner as special general partner in the Partnership and the Operating Partnership or Operating Partnerships remains 1.9% and 0.1%, respectively, and the Partnership as the sole limited partner thereof having a 98% interest in the Operating Partnership. Each Operating Partnership shall be formed pursuant to an agreement of limited partnership in substantially the form of this Agreement, provided that the Operating Partnership agreement may contain (i) a provision providing for a name of the Operating Partnership different from the name of the Partnership, (ii) such provisions as the Managing General Partner determines are reasonable and necessary or appropriate to comply with the laws of the jurisdiction in which the Operating Partnership is being formed or to reflect the manner in which the Operating Partnership will be or is required to conduct the activities of the Operating Partnership with respect to the properties located in a state, (iii) such provisions as the Managing General Partner would be permitted to adopt as amendments to this Agreement (provided that the Managing General Partner complies with any applicable requirements of such sections) and (iv) any other provision that the Managing General Partner has determined is necessary or appropriate and is fair and reasonable to all parties concerned. The Managing General Partner is hereby authorized on behalf of the Partnership to execute the agreement of limited partnership of each Operating Partnership and any other certificates, instruments and documents necessary to form the Operating Partnership, and the Partners hereby approve, ratify and confirm the execution, delivery and performance thereof.

     (e) At all times from and after the date hereof, the Managing General Partner shall cause the Partnership and any Operating Partnership to obtain and maintain to the extent available on a commercially reasonable basis (i) casualty and liability insurance on the properties of the Partnership and (ii) liability insurance for the General Partners and the Indemnitees hereunder.

     (f) At all times from and after the date hereof, the Managing General Partner shall cause the Partnership to maintain working capital reserves in such amounts as the Managing General Partner deems appropriate and reasonable from time to time.

     6.2 Certificate of Limited Partnership. The Managing General Partner has filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Managing General Partner to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a) hereof, the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

     6.3 Restrictions on the General Partners' Authority. (a) No General Partner may, without the written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) take any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement, (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as a General Partner of the Partnership, except as otherwise provided in this Agreement.

     (b) Except as provided in Article XIV hereof, no General Partner may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the approval of the holders of at least 66 2/3% of each class of the Outstanding Units prior to the Initial Conversion Date and thereafter without the approval of holders of at least a majority of the Outstanding Units, voting together as a single class unless the holders of a particular class or series of Outstanding Partnership Securities have the right to approve such transaction or series of transactions pursuant to the Certificate of Designations creating such Partnership Securities; provided, however, that this provision shall not preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets (unless otherwise prohibited in a Certificate of Designations) and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

     (c) Unless approved prior to the Initial Conversion Date by the affirmative vote of the holders of at least 66 2/3% of each class of the Outstanding Units and, thereafter by the affirmative vote of the holders of at least a majority of the Outstanding Units, no General Partner shall take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would cause the Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

     (d) At all times while serving as a general partner of the Partnership, the General Partners will not make any dividend or distribution on, or repurchase any stock or take any other action if the effect of such dividend or distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

     6.4 Reimbursement of the General Partners. (a) Except as provided in this
Section 6.4 and elsewhere in this Agreement, none of the General Partners shall be compensated for its services as a General Partner general partner of the Partnership.

     (b) The General Partners shall be reimbursed on a monthly basis, or such other basis as the Managing General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services to or for the Partnership) and (ii) except as provided in (d) below, that portion of the General Partners' or their Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership or otherwise incurred by the General Partners in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partners by their Affiliates). The Managing General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the Managing General Partner in its sole discretion. Such reimbursement shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to Section 6.7 hereof.

     (c) Subject to Section 4.4(c) hereof, the The Managing General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership, employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partners, the Partnership, its Subsidiaries or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of its Subsidiaries.

     (d) The [Managing General Partner ] [General Partners] shall not be reimbursed for any salaries, fees and other compensation and benefit expenses of employees, officers and directors of the Managing General Partners or their Affiliates Partner which are paid to individuals who also serve as a director of either of the Managing General Partners Partner or who are shareholders of either of the General Partners. Notwithstanding the foregoing, the General Partners shall be reimbursed the Managing General Partner to the extent that such payments are made pursuant to an employment agreement. The reimbursement to the Managing General Partner pursuant to the terms of 6.4(b) for any compensation or benefits paid, directly or indirectly, to its shareholders or directors in their capacity as such, shall be limited to the amount of reasonable directors' fees and expenses and costs of directors' and officers' liability insurance plus $[ ] [per year].

     6.5 Outside Activities. (a) After the Closing Date, no No General Partner shall, for so long as it is a general partner of the Partnership, enter into or conduct any business or incur any debts or liabilities which adversely affect or are in direct competition with the Partnership.

     (b) Except as described in the Registration Statement or as provided in
Section 6.5(a) hereof, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement or the partnership relationship established hereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or anticipated to be engaged in by the Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. None of the Partnership, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee, and , except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person. The General Partners and any other Persons affiliated with the General Partners may acquire Units or Partnership Securities , in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

     6.6 Contracts with Affiliates. (a) The Partnership may lend or contribute to its Subsidiaries, and its Subsidiaries may borrow funds, on terms and conditions established in the sole discretion of the Managing General Partner. The foregoing authority shall be exercised by the Managing General Partner in its reasonable discretion and shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may not lend funds to the General Partners or any of their Affiliates.

     (b) Each General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership. Any services rendered to the Partnership by a General Partner or any Affiliate thereof shall be on terms that are fair and reasonable to the Partnership. The provisions of
Section 6.4 hereof shall apply to the rendering of services described in this
Section 6.6(b).

     (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

     (d) Neither a General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(d) shall be deemed to be satisfied as to any transactions described in or contemplated by the Registration Statement and the Consent Solicitation Statement.

     6.7 Indemnification. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) a General Partner, a departing General Partner or any of their Affiliates, (y) an officer, director, employee, partner, agent or trustee of a General Partner, any departing General Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

     (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

     (d) The Partnership may purchase and maintain insurance, on behalf of a General Partner and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants, and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction were otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.8 Liability of Indemnitees. (a) Notwithstanding anything to the contrary set forth in this Agreement or as otherwise prohibited by law, no Indemnitee shall be liable for monetary damages to the Partnership, Limited Partners or to any Persons who have acquired interests in the Units for losses sustained or liabilities incurred as a result of errors of judgment or of any act or omission if such Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best Interests interests of the Partnership.

     (b) Subject to its obligations and duties as Managing General Partner set forth in Section 6.1(a) hereof, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents and the Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations or the liability to the Partnership and the Limited Partners of a General Partner, its directors, officers, partners and employees under this
Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any Affiliate thereof, on the one hand, and the Partnership, any Subsidiary or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Managing General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership upon Special Approval of such conflict of interest or resolution. The Managing General Partner may also adopt a resolution or course of action that has not received Special Approval. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of any other agreement contemplated herein, or of any duty stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The Managing General Partner (including the Conflicts and Audit Committee in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices;
(iii) any applicable generally accepted accounting practices or principles; and
(iv) such additional factors as the Managing General Partner (including the

Conflicts and Audit Committee in connection with Special Approval) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managing General Partner (including the Conflicts and Audit Committee in connection with Special Approval) to consider the interests of any Person other than the Partnership and the Limited Partners as a group. So long as the Managing General Partner acted in good faith and in a manner that it believed to be in, or not opposed to, the best interests of the Partnership and had no reasonable grounds to believe its conduct was unlawful, the resolution, action or terms so made, taken or provided by the Managing General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Managing General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting, the Partnership or any Limited Partner, or (ii) in "good faith" or under another express standard, the Managing General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     6.10 Other Matters Concerning General Partners. (a) A General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected in good faith by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) A General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by such General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by such General Partner hereunder.

     (d) A General Partner shall have the right, but not the obligation, to make loans to the Partnership, including, without limitation, loans for the purpose of making distributions on the Preferred Units; provided, that in no event shall such loans be on terms and conditions less favorable than those that the Partnership could obtain from unaffiliated third parties or banks for the same purpose.

     6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner or one or more nominees, as the Managing General Partner may determine, including Affiliates of the Managing General Partner. The Managing General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the Managing General Partner or any nominee or Affiliate of the Managing General Partner shall be held by the Managing General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing

General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     6.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Special General Partner, each Limited Partner and each Assignee hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     6.13 Covenants and Representations of General Partners. (a) The General Partners hereby covenant and represent that (i) at all times while acting as general partners of the Partnership, they will collectively maintain assets (excluding any interest in, or receivables due from, the Partnership) the fair market value of which exceeds their liabilities by the amount of at least $10 million; (ii) the Partnership will be operated in accordance with applicable state partnership statutes, and with this Partnership Agreement and the representations made in the Registration Statement; (iii) at least ninety percent (90%) of the Partnership's gross income for each taxable year will consist of (w) income or gain derived from the exploration, development, production, processing, refining, transportation or marketing of crude oil and refined petroleum products, (x) gains from the sale of real property, (y) real property rents or (z) gains from the sale or other disposition of a capital asset held for the production of income or gain of the character described in clauses (w), (x) and (y) above; and (iv) the General Partners will act independently of the Limited Partners.

     (b) The Managing General Partner hereby covenants and agrees that it will not permit the Partnership to exercise its purchase option to acquire the Company Comyn pipeline (as described in the Registration Statement) unless the Partnership has first received an opinion from a nationally recognized investment banking firm which is independent of the General Partners to the effect that the exercise of the option is fair from a financial point of view to the holders of the Units in their capacity as such.

                                  ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

     7.2 Management of Business. No Limited Partner or Assignee (in his capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a General Partner, any Affiliate thereof or any officer, director, employee, partner, agent or trustee of such General Partner or any Affiliate thereof, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     7.3 Outside Activities. Subject to the provisions of Section 6.5 hereof which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

     7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Article V hereof, or as set forth in a Certificate of Designations, or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     7.5 Rights of Limited Partners Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to have furnished to him, upon notification to the Managing General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him, upon notification to the Managing General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding any other provision of this Section 7.5, the Managing General Partner may keep confidential from the Limited Partners for such period of time as the Managing General Partner determines in its sole discretion to be reasonable, any information that the Managing General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to maintain confidentiality.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 Records and Accounting. The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a) hereof. Any records maintained by or on behalf of the Partnership in the regular course of business, including the record of the Record Holders and Assignees of Units, Depository Depositary Units or Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     8.3 Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the Managing General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the Managing General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

     (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each year, the Managing General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the Managing General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Managing General Partner determines to be appropriate.

                                   ARTICLE IX

                                  TAX MATTERS

     9.1 Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

     9.2 Tax Elections. Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Managing General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Managing General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Managing General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the Managing General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.1(d) hereof without regard to the actual price paid by such transferee.

     9.3 Tax Controversies. Subject to the provisions hereof, the Managing General Partner is designated the Tax Matters Partners (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner or Assignee agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

     9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     9.5 Withholding. Notwithstanding any other provision of this Agreement, the Managing General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Section 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 hereof in the amount of such withholding from such Partner.

     9.6 Entity-Level Taxation. If legislation is enacted which causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes, then with respect to any calendar quarter thereafter, but in no event prior to the end of the Initial Period, the Base Amount, the Preferred Amount, First Target Amount, Second Target Amount, Third Target Amount and Capital Target Amount, as the case may be, shall be equal to the product of (i) each such distribution amount multiplied by (ii) 1 minus the sum of (x) the effective federal income tax rate applicable to the Partnership (expressed as a percentage) plus (y) the effective overall state and local income tax rate applicable to the Partnership (expressed as a percentage), in each case, for the taxable year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes). [placeholder]

     9.7 Entity-Level Deficiency Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Partner or Assignee or any former Partner or Assignee, (i) the Managing General Partner shall pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (ii) any amount so paid on behalf of any Partner or Assignee shall constitute a distribution of Available Cash to such Partner or Assignee pursuant to Section 5.3 hereof or
14.3 hereof; and (iii) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the Managing General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all each class or series of Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the Managing General Partner, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the Managing General Partner shall be authorized (but not required) to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The Managing General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax which relates to prior periods which is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose from such Persons.

     9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or an association taxable as a corporation at any time and, pursuant to the provisions hereof, an Opinion of Counsel would otherwise be required at that time to the effect that an action will not cause the Partnership to become so taxable as a corporation or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                   ARTICLE X

                      CERTIFICATES AND DEPOSITARY RECEIPTS

     10.1 Certificates and Depositary Receipts. (a) Upon the issuance of Units by the Partnership to the Initial a Limited Partners Partner or any other Person, the Partnership shall issue one or more Certificates in the name of the Initial Limited Partners or such other Person evidencing the number and class, if applicable, of Units being so issued. Certificates shall be executed on behalf of the Partnership by the Managing General Partner.

     (b) The Managing General Partner (i) may cause the deposit of some or all of the Certificates in the Deposit Account pursuant to the Deposit Agreement;
(ii) with respect to those Certificates deposited in the Deposit Account, shall receive Depository Depositary Receipts registered in the name of the Person(s) to whom such Units have been issued, evidencing the same number of Depositary Units, as the case may be, as the number of Units represented by the Certificates so deposited; and (iii) shall cause the distribution of such Depositary Receipts to such Person(s).

     10.2 Registration of Transfer and Exchange. (a) The Managing General Partner shall cause to be kept on behalf of the Partnership a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b) hereof, the Managing General Partner will provide for the registration of Units and the transfer of such Units. The Depositary is hereby appointed Transfer Agent and registrar for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units which have been deposited pursuant to Section 10.1(a) hereof and not withdrawn or interests therein except by transfers of Depositary Units in the manner described in this Section 10.2 and in the Deposit Agreement. Upon surrender for registration of transfer of any Depositary Units evidenced by a Depositary Receipt and, subject to the provisions of Section 10.2(b) hereof, the Managing General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Depositary Receipts evidencing the same aggregate number of Depositary Units as was evidenced by the Depositary Receipt so surrendered.

     (b) The Partnership shall not recognize any transfer of Depositary Units until the Depositary Receipts evidencing such Depositary Units are surrendered for registration of transfer and such Depositary Receipts are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided that, as a condition to the issuance of any new Depositary Receipt under this Section 10.2, the Managing General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     10.3 Mutilated, Destroyed, Lost or Stolen Depositary Receipts. (a) If any mutilated Depositary Receipt is surrendered to the Transfer Agent, the Depositary shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Depositary Receipt evidencing the same number of Depositary Units, as the case may be, as the Depositary Receipt so surrendered.

     (b) If there shall be delivered to the Managing General Partner and the Transfer Agent (i) evidence (including, without limitation, proof by affidavit if requested by the Managing General Partner in form and substance satisfactory to the Managing General Partner) to their satisfaction of the destruction, loss or theft of any Depositary Receipt and (ii) such security or indemnity as may be required by them to indemnify and hold each of them and any of their agents harmless, then, in the absence of notice to the Managing General Partner or the Transfer Agent that such Depositary Receipt has been acquired by a bona fide purchaser, the Managing General Partner on behalf of the Partnership shall execute and, upon its request, the Transfer Agent shall countersign and deliver, in exchange for and in lieu of any such destroyed, lost or stolen Depositary Receipt, a new Depositary Receipt evidencing the same number of Depositary Units, as the Depositary Receipt so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Depositary Receipt under this
Section 10.3, the Managing General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

     10.4 Registered Owner. In accordance with Section 10.2(b) hereof, the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

     10.5 Withdrawal of Units from and Redeposit of Units in Depositary Account. Any Units may be withdrawn from the Depositary Account by surrender of the Depositary Receipts evidencing the corresponding Depositary Units duly executed by the Record Holder thereof (or his attorney-in-fact duly authorized in writing), provided that such Record Holder is then reflected on the books and records of the Partnership as the Limited Partner in respect of the Units for which such withdrawal is requested. Upon any such withdrawal, the Managing General Partner shall cause the Partnership to issue a Certificate evidencing such Units. Any such withdrawn Units, or Units which have not previously been so deposited, may be redeposited or deposited (as the case may be) in the Deposit Account by the surrender of the Certificate evidencing such withdrawn Units or non-deposited Units to the Depositary and payment to the Depositary of such fee and upon such terms as may be required therefor pursuant to the Deposit Agreement. Upon any such redeposit or deposit, the Depositary shall issue a Depositary Receipt evidencing the same number of Units as was evidenced by the Certificate so redeposited or deposited.

     10.6 Amendment of Deposit Agreement. Subject to its fiduciary obligations, the Managing General Partner may amend or modify any provision of the Deposit Agreement in any respect it reasonably determines to be necessary or appropriate, provided, however, that the Managing General Partner shall not amend or modify the Deposit Agreement if the effect of any such amendment or modification would materially adversely affect the Limited Partners or would impair the right of Limited Partners to withdraw their Units from deposit thereunder.

                                   ARTICLE XI

                             TRANSFER OF INTERESTS

     11.1 Transfer. (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which a General Partner assigns its general partner Partnership Interest to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     11.2 Transfer of a General Partner's Partnership Interest. (a) Each of the General Partners may transfer all, but not less than all, of its general partner Partnership Interest (unless to an Affiliate, in which case less than all of such interest may be transferred) to a single transferee if, but only if, (i) the transferee agrees to assume and be bound by the rights and duties of such general partner under the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes and (iii) the transfer is made to an Affiliate or upon such General Partner's merger, consolidation or other combination into any other entity or the transfer by it of all or substantially all of its assets to another entity.

     (b) Notwithstanding Section 11.2(a) hereof, the Managing Special General Partner may not transfer any or all of its general partner Partnership Interest during the Initial Period without the approval of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units owned by the General Partners and their Affiliates), and the Special General Partner may not transfer its general partner Partnership Interest without the consent of the Managing General Partner.

     (c) Any transferee of the Managing General Partner's general partner interest pursuant to Section 11.2(a) hereof shall be admitted to the Partnership as successor Managing General Partner hereunder and shall continue the business of the Partnership and the transferor of such general partner interest shall cease to be a General Partner following the admission of such transferee.

     (d) Any transferee of the Special General Partner's general partner interest pursuant to Section 11.2(a) hereof shall be admitted to the Partnership as successor Special General Partner hereunder and the Managing General Partner shall continue the business of the Partnership notwithstanding such transfer by the Special General Partner and the transferor of such general partner interest shall cease to be a General Partner following the admission of such transferee.

     (e) any Any successor General Partner pursuant to this Section 11.2 shall become a General Partner effective, to the extent permitted by the Delaware Act, as of the date immediately prior to the date of the transfer of the general partner interest. This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the cessation of the former General Partner and the substitution of the successor General Partner.

     11.3 Transfer of Units. (a) Any Units which have been deposited in the Deposit Account may be transferred, but only in the manner described in Section
10.2 hereof. Units with respect to which no such deposit has been made or which have been withdrawn from the Deposit Account and not redeposited are not transferable except upon death or by operation of law, by transfer to the Managing General Partner for the account of the Partnership, pursuant to Section
11.7 or otherwise in accordance with this Agreement. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

     (b) Until admitted as a Substituted Limited Partner pursuant to Article XII hereof, the Record Holder of a Depositary Unit shall constitute an Assignee in respect of such Unit.

     (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability with respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner in the Partnership shall be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) would result in the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes or (iii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

     11.5 Citizenship Certification; Non-citizen Assignees. (a) In the event that, because of the nationality (or any other status) of a Limited Partner or Assignee, the Partnership is or becomes subject to federal, state or local laws or regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the Managing General Partner may request any such Limited Partner or Assignee to furnish to the Managing General Partner or, with respect to Depositary Units, to the Depositary within 30 days after receipt of such request an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the Managing General Partner may request. If a Limited Partner or Assignee fails to furnish such Citizenship Certification or other information as may be requested, or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or an Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6 hereof. In addition to becoming subject to redemption, the Managing General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the Managing General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

     (b) The Managing General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of the Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 hereof but shall be entitled to the cash equivalent thereof, and the Managing General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Managing General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing General Partner, request admission as a Substituted Limited Partner with respect to any Partnership Interest of such Non-citizen Assignee not redeemed pursuant to Section 11.6 hereof and upon his admission pursuant to Section 12.2 hereof the Managing General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

     11.6 Redemption of Interests. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a) hereof, or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee , establishes to the satisfaction of the Managing General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his

Units to a Person who furnishes a Citizenship Certification to the Managing General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

          (i) The Managing General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Depositary, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Depositary Receipt or the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

          (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the Managing General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

          (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Depositary Receipt or the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv) After the redemption date, Redeemable Units shall no longer constitute issued and outstanding Outstanding Units.

     (b) The provisions of this Section 11.6 shall be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing General Partner shall withdraw the notice of redemption; provided, the transferee of such Units or Depositary Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

     (d) Notwithstanding the provisions of Article XVIII hereof, if the Units subject to redemption are Preferred Units, the holder of such Preferred Units may not convert them into Common Units. [placeholder]

     (e) If the Partnership or the Managing General Partner determines that because of the nationality (or other status) of a General Partner, whether or not in its capacity as such, the Partnership is or becomes subject to federal, state or local regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the Partnership may, unless such General Partner has furnished a Citizenship Certification or transferred his Partnership Interest or Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of such General Partner in the Partnership as provided in Section 11.6(a) hereof. The redemption price shall be paid in cash.

     11.7 Registration Rights. From and after the Initial Conversion Date, the TheSpecial General Partner or any of its shareholders or their relatives who may acquire Common Units from the Special General Partner have the right to cause the Partnership, upon request, to register an offering and sale of their Common Units with the Securities and Exchange Commission subject to the terms set forth in an agreement dated of even date herewith March 29, 1990 by and among the Special General Partner and the Partnership.

                                  ARTICLE XII

                             ADMISSION OF PARTNERS

     12.1 Admission of Initial Limited Partners and Underwriters. Upon the issuance of Units by the Partnership to the Initial Limited Partners (as described in Section 4.3 hereof), the Managing General Partner shall admit to the Partnership the Initial Limited Partners as Limited Partners in respect of the Units. Each such party shall execute a Transfer Application and thereby agree to be bound by the terms hereof as a Limited Partner. [Placeholder]

     12.2 Admission of Substituted Limited Partners. By transfer of a Depositary Unit in accordance with Article XI hereof, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Depositary Receipt shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Unit to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Depositary Units. Each transferee of a Depositary Unit (including any nominee holder or an agent acquiring such Depositary Unit for the account of another Person) who executes a Transfer Application shall be an Assignee and shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Units so transferred to such Person by virtue of executing and delivering such Transfer Application. Such Assignee shall become a Substituted Limited Partner at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

     12.3 Admission of Successor Managing General Partner and Special General Partner. (a) A successor Managing General Partner approved pursuant to Section Sections 13.1 or 13.2 hereof or the transferee of or successor to all of the Managing General Partner's Partnership interest Interest pursuant to Section
11.2 hereof who is proposed to be admitted as a successor Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective immediately prior to the withdrawal or removal of the Managing General Partner pursuant to Section Sections 13.1 or 13.2 hereof or the transfer pursuant to Section 11.2 hereof; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 11.2 hereof have been complied with. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor Managing General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     (b) A successor Special General Partner approved pursuant to Section 13.2 hereof or the transferee of hereof or successor to all of the Special General Partner's Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted to the Partnership as a successor Special General Partner shall be admitted to the Partnership as the Special General Partner effective immediately prior to the withdrawal or removal of the Special General Partner pursuant to Section 13.2 hereof or the transfer pursuant to Section 11.2 hereof; provided, however, that no such successor , shall be admitted to the Partnership until the terms of Section 11.2 hereof have been complied with. In each case, the admission shall be subject to the successor Special General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     12.4 Admission of Additional Limited Partners. (a) A Person (other than an Initial Limited Partner, an Underwriter or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner
(i) evidence of acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner in order to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.4(a), no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the Managing General Partner to such admission.

     (c) Notwithstanding anything to the contrary in this Section 12.4, the holder of any Series B Preferred Units or Series C Preferred Units shall be automatically admitted to the Partnership as an Additional Limited Partner upon furnishing to the Managing General Partner evidence of acceptance in form reasonably satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 hereof.

     12.5 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.4 hereof.

                                  ARTICLE XIII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

     13.1 Withdrawal of the Managing General Partner. (a) The Managing General Partner covenants and agrees that it will not withdraw as Managing General Partner before December 31, 2000, subject to its right to transfer its Partnership Interest pursuant to Section 11.2 hereof.

     (b) The Managing General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

          (i) the Managing General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

          (ii) the Managing General Partner transfers all of its rights as Managing General Partner pursuant to Section 11.2 hereof;

          (iii) the Managing General Partner is removed pursuant to Section 13.2 hereof;

          (iv) the Managing General Partner

             (A) makes a general assignment for the benefit of creditors;

             (B) files a voluntary bankruptcy petition;

             (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

             (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing General Partner in a proceeding of the type described in paragraphs (A)-(C) of this subsection; or

             (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Managing General Partner or of all or any substantial part of its properties;

          (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Managing General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

          (vi) a certificate of dissolution or its equivalent is filed for the Managing General Partner, or 90 days expire after the date of notice to the Managing General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in paragraphs (iv), (v) or (vi) occurs, the withdrawing Managing General Partner shall given give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in withdrawal of the Managing General Partner from the Partnership.

     (c) Withdrawal of the Managing General Partner from the Partnership (including withdrawal upon the occurrence of an Event of Withdrawal) will constitute a breach of this Agreement if such withdrawal occurs; (i) at any time prior to December 31, 2000, unless the Managing General Partner gives at least 90 days' advance written notice of its intention to withdraw to the Limited Partners and prior to the effective date of such withdrawal, the Limited Partners approve such withdrawal by the vote of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units owned by the General Partners and their Affiliates); or (ii) at any time after December 31, 2000, unless the Managing General Partner gives at least 90 days' advance written notice to the Limited Partners and the Partnership receives an Opinion of Counsel that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of holders of Units or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, such withdrawal to take effect on the date specified in such notice.

     (d) Withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time that the Managing General Partner ceases to be a Managing General Partner pursuant to Section 13.1(b)(ii) hereof or is removed pursuant to Section 13.2 hereof; or (ii) notwithstanding Section 13.1(c) above, at any time that the Managing General Partner voluntarily withdraws by giving at least 90 days' advance written notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given more than 50% of the Outstanding Units held by Persons other than the withdrawing Managing General Partner and its Affiliates are owned beneficially or of record or controlled at any time by one Person or its Affiliates. If the Managing General Partner gives a notice of withdrawal pursuant to Section 13.1(b)(i) hereof or if the Managing General Partner is removed pursuant to
Section 13.2 hereof, holders of at least a majority in interest of the outstanding Outstanding Units (including (excluding for purposes of such determination Units owned by the Managing General Partners Partner and their its Affiliates) may, prior to the effective date of such withdrawal, elect a successor Managing General Partner and agree to continue the business of the Partnership, provided that such majority in interest satisfies the provisions of
Section 4 of Internal Revenue Service Revenue Procedure 94-46. If prior to the effective date of the Managing General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of the holders of Units or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 14.1 hereof. If a successor Managing General Partner is elected and the Opinion of Counsel rendered as provided herein, such successor shall be admitted (subject to Section 12.3 hereof) immediately prior to the effective time of the withdrawal of the departing Managing General Partner and shall continue the business of the Partnership without dissolution.

     13.2 Removal of the Managing General Partner. The Managing General Partner may be removed only if such removal is approved by the written consent or affirmative vote of Limited Partners holding not less than 66 2/3% 66 2/3% of the Outstanding Units; provided, however, that after March 31, 1998, if the Series B Preferred Units and the Series C Preferred Units have not, on or before such date, become issuable by the Partnership in exchange for the convertible senior notes pursuant to the terms of the Note Agreement, the Managing General Partner may be removed if such removal is approved by the written consent or affirmative vote of Limited Partners holding not less than 51% of the Outstanding Units. Any such action by the Limited Partners for removal of the Managing General Partner must also provide for the election and succession of a new Managing General Partner. Such removal shall be effective immediately following the admission of the successor Managing General Partner pursuant to
Section 12.3 hereof. The right of the Limited Partners to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the Managing General Partner and the selection of a successor Managing General Partner will not result in (i) the loss of limited liability of any Limited Partner in the Partnership or (ii) the taxation of the Partnership as a corporation or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

     13.3 Interest of Departing Managing General Partner and Successor Managing General Partner. (a) In the event of (i) withdrawal of the Managing General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing General Partner by the Limited Partners, the departing Managing General Partner shall, at its option exercisable prior to the effective date of the departure of such departing Managing General Partner, promptly receive from its successor in exchange for its Partnership Interest as Managing General Partner an amount in cash equal to the fair market value of the departing Managing General Partner's Partnership Interest as Managing General Partner, such amount to be determined and payable as of the effective date of its departure. If the Managing General Partner withdraws under circumstances where such withdrawal violates this Agreement, its successor shall have the option described in the immediately preceding sentence, and the departing Managing General Partner shall not have such option. In either event, the departing Managing General Partner shall be entitled to receive all reimbursements due such departing Managing General Partner pursuant to Section
6.4 hereof, including any employee-related liabilities (including severance liabilities only in the event of (i) withdrawal of the Managing General Partner under circumstances where such withdrawal does not violate this Agreement or
(ii) removal of the Managing General Partner by the Limited Partners), incurred in connection with the termination of any employees employed by the departing Managing General Partner for the benefit of the Partnership. Subject to Section 13.3(b) hereof, the departing Managing General Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the Managing General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.1(d) hereof.

     For purposes of this Section 13.3(a), the fair market value of the departing Managing General Partner's Partnership Interest as Managing General Partner herein shall be determined by agreement between the departing Managing General Partner and its successor or, failing agreement within 30 days after the effective date of such departing Managing General Partner's departure, by an independent investment banking firm or other independent expert selected by the departing Managing General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firms or other independent experts selected by each of the departing Managing General Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the Managing General Partner and other factors it may deem relevant.

     (b) If its Partnership Interest is not acquired in the manner set forth in
Section 13.3(a) hereof, the departing Managing General Partner shall become a Limited Partner and its Partnership Interest in the Partnership shall be converted into Common Units equal to the fair market value of such interest pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a) hereof, without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). In the event that upon withdrawal more than one class or series of Units shall be outstanding, the Managing General Partner shall receive Units of each such class or series in such ratios as shall be equal to the rates of the total outstanding Units of such class or series. The Partnership shall indemnify the departing Managing General Partner as to all debts and liabilities of the Partnership arising on or after the date on which the departing Managing General Partner becomes a Limited Partner, including employee related liabilities, including severance liabilities, incurred in connection with the termination of the employees employed by the departing Managing General Partner for the benefit of the Partnership. For purposes of this Agreement, the departing Managing General Partner's conversion of its Partnership Interest to Common Units will be characterized as if the departing Managing General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Common Units.

     (c) If the option described in Section 13.3(a) hereof is not exercised by the party entitled to do so, the successor Managing General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.6(d)(i) 4.4(d)(i) hereof, shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the Managing General Partner. In such event, each successor Managing General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the departing Managing General Partner was entitled. In addition, such successor Managing General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor Managing General Partner's admission, the successor Managing General Partner's interest in all Partnership distributions and allocations shall be 1.9%, and that of the Special General Partner and the Limited Partner Partners shall be 0.1% and 98%, respectively.

     13.4 Withdrawal or Removal of Special General Partner. (a) The Special General Partner may withdraw from the Partnership in the capacity of Special General Partner (i) upon 30 days' advance written notice to the Managing General Partner or (ii) by transferring its general partner interest in the Partnership pursuant to Section 11.2 hereof. Such withdrawal shall take effect on the date specified in such notice. Upon receiving such notice, the Managing General Partner shall select a successor Special General Partner within such 30-day period. Any withdrawal of the Special General Partner shall not become effective unless the Partnership has received by the end of such 30-day period an Opinion of Counsel that such withdrawal will not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes. Following any withdrawal of the Special General Partner, the business and operations of the Partnership shall be continued by the Managing General Partner.

     (b) In addition to the voluntary withdrawal described above, the Special General Partner shall be deemed to have withdrawn (i) when and if, the Special General Partner (A) makes a general assignment for the benefit of creditors, (B) files a voluntary bankruptcy petition, (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Special General Partner in a proceeding of the type described in clauses (A)-(C) of this subsection, or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Special General Partner or of all or any substantial part of its properties; or,
(ii), when a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Special General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Special General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereinafter in effect; or (iii) when a certificate of dissolution or its equivalent is filed for the Special General Partner, or 90 days expire after the date of notice to the Special General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

     (c) The Special General Partner may be removed only if such removal is approved by the written consent or affirmative vote of Limited Partners holding not less than 66 2/3% 66 2/3% of the Outstanding Units. Any such action by the Limited Partners for removal of the Special General Partner must also provide for the approval of the successor Special General Partner. Such removal shall be effective immediately following the admission of the successor Special General Partner pursuant to Article XII hereof. The right of the Limited Partners to remove the Special General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the Special General Partner and the selection of a successor Special General Partner will not result in (i) the loss of limited liability of any Limited Partner or (ii) the taxation of the Partnership as a corporation or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes unless already so taxed.

     (d) Upon the withdrawal or removal of the Special General Partner under this Section 13.4 (except by reason of a transfer of the interest made pursuant to Section 11.2 hereof), the Partnership shall distribute to the Special General Partner an amount of cash equal to the positive balance in its Capital Account (following the adjustment of its Capital Account in accordance with Section 4.6
4.4 hereof).

     (e) Notwithstanding the other provisions of this Section 13.4, a successor Special General Partner or a successor special general partner of any Operating Partnership need not be selected if the Partnership has received an Opinion of Counsel that the failure to select a successor would not cause the Partnership or any Operating Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

     13.5 Withdrawal of Limited Partners. Except as provided in Section 13.5 hereof, no Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

     13.6 Continuation of Partnership. Upon the withdrawal or removal of any General Partner, any successor General Partner or any remaining General Partner is authorized to and shall carry on the business of the Partnership.

                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

     14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, the admission of successor General Partners in accordance with the terms of this Agreement or the withdrawal of the Special General Partner pursuant to Section 13.4 hereof. Upon the removal or withdrawal of the Managing General Partner, any successor Managing General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a) the expiration of its terms as provided in Section 1.5 hereof;

          (b) an Event of Withdrawal of the Managing General Partner as provided in Section 13.1(b) hereof, unless a successor is named as provided in 13.1(c) 13.1(d) hereof;

          (c) an election to dissolve the Partnership by the Managing General Partner that is approved by the written consent or the affirmative vote of holders of at least 66 2/3% of the Outstanding Units prior to the Initial Conversion Date and, thereafter, by the written consent or affirmative vote of holders of at least a majority of the Outstanding Units.

          (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (e) the sale of all or substantially all of the assets and properties of the Partnership.

     14.2 Continuation of the Business of the Partnership after Dissolution. Upon (i) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Managing General Partner and a failure of the requisite number of Partners to agree to continue the business of the Partnership and appoint a successor Managing General Partner as provided in Sections 13.1 and 13.2 hereof, then within an additional 90 days or (ii) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.2(b)(iv) 13.1(b)(iv) hereof, then within 180 days thereafter, at least a majority in interest of the outstanding Outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a managing general partner a Person approved by the holders of at least a majority of the outstanding Units Outstanding Units, provided that such majority in interest satisfies the provisions of Section 4 of Internal Revenue Service Revenue Procedure 94-46. Upon any such election by the holders of at least a majority of the outstanding Outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 hereof unless earlier dissolved in accordance with this Article XIV;

          (b) if the successor Managing General Partner is not the former Managing General Partner, then the interest of the former Managing General Partner shall be treated thenceforth as the interests of a Limited Partner and converted into Common Units in the manner provided in Section 13.3(b) hereof; and

          (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor Managing General Partner may for this purpose exercise the powers of attorney granted the Managing General Partner pursuant to
     Section 1.4 hereof; provided, that the right of the holders of at least a majority of outstanding Outstanding Units to approve a successor managing general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

     14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2 hereof, the Managing General Partner, or in the event the Managing General Partner has been dissolved or removed, become bankrupt as set forth in Section 13.1 hereof or withdrawn from the Partnership, a liquidator or liquidating committee approved by the holders of at least a majority of the outstanding Outstanding Units, shall be the Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of at least a majority of the outstanding Outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the Managing General Partner) may be removed at any time, with or without cause by notice of removal approved by at least a majority of the outstanding Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, power and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the outstanding Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b) hereof) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) the payment to creditors of the Partnership, including Partners who are creditors, in order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes;

          (b) to holders of Series B Preferred Units and Series C Preferred Units, if any, in accordance with the terms of the Certificate of Designation Designations of such Units;

          (c) to holders of other classes of Partnership Securities, if any, in accordance with the terms of their respective Certificates of Designations; and

          (c) (d) to all Partners in accordance with and to the extent of the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Article V hereof.

     14.4 Distributions in Kind. Notwithstanding the provisions of Section 14.3 hereof which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt, and the Partners' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction interest in that property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of that property for fair market value on the date of distribution.

     14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 hereof, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

     14.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     14.7 Return of Capital. No General Partner shall be personally liable for the return of the Capital Contribution of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     14.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

     14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV

           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

     15.1 Amendment to be Adopted Solely by Managing General Partner. Each Limited Partner agrees that the Managing General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent or the registered office of the Partnership;

          (b) admission, substitution, withdrawal or removal of Limited or Initial General Partners in accordance with this Agreement:

          (c) a change that, in the sole discretion of the Managing General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or, subject to the provisions of Section 1.6 hereof, that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes.

          (d) a change (i) that does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Depositary Units (including, without limitation, the division of outstanding Outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner determines to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or any General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) subject to the terms of Section 4.4 4.2 hereof, an amendment that the Managing General Partner determines in its sole discretion to be necessary or desirable in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.4 hereof; 4.2 hereof, including the creation of any Certificate of Designations;

          (g) any amendment expressly permitted in this Agreement to be made by the Managing General Partner acting alone;

          (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3 hereof; or

          (i) any other amendments similar to the foregoing.

     15.2 Amendment Procedures. Except as provided in Sections 15.1 and 15.3 hereof, all amendments to this Agreement shall be made in accordance with the following requirements: If an amendment is proposed, the Managing General Partner shall seek the written approval of the requisite Percentage Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. Each such proposal to the Limited Partners shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the holders of at least 66 2/3% of the Outstanding Units prior to the Initial Conversion Date and after the Initial Conversion Date upon approval by holders of at least a majority of the Outstanding Units unless a greater or different percentage is required under this Agreement. The Managing General Partner shall notify all Record Holders upon final adoption of any proposed amendment. Amendments to Certificates of Designations shall be made in accordance with Section 4.1.

     15.3 Amendment Requirements. (a) Amendments to this Agreement may be proposed solely by the Managing General Partner. Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, (i) the approval of the Special General Partner shall be required for any amendment, if such amendment would change the Special General Partner's Percentage Interest or increase the Special General Partner's duties or liabilities or if the Partnership has received an Opinion of Counsel that such amendment would have a materially adverse consequence to the Special General Partner and (ii) the approval of the Special General Partner shall be required for any amendment if such amendment would change the provisions altering the timing of subordination in respect of distributions affecting the Common Units.

     (c) Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner, (ii) modify the compensation payable to the Managing General Partner or any Affiliates of the Managing General Partner by the Partnership, (iii) change
Section 14.1(a) or (c) hereof, (iv) restrict in any way any action by or rights of the Managing General Partner as set forth in this Agreement or (v) except as set forth in Section 14.1(c) hereof, give any person the right to dissolve the Partnership.

     (d) In the event at any time there exists any class or series of outstanding Outstanding Units having any rights or preferences different from the rights or preferences of any other class or series of outstanding Outstanding Units, no amendment shall be effective which the Managing General Partner determines would have a material adverse effect on the rights and preferences of any such class or series of outstanding Outstanding Units without, in addition to any other required approval, the approval by written consent or affirmative vote of 66 2/3% in interest of the holders of the Outstanding Units of such class or series.

     (e) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 15.1 hereof, no amendment shall become effective without the approval of the Record Holders of all Units unless the Partnership obtains an Opinion of Counsel to the effect that (i) such amendment would not cause the Partnership to become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes and (ii) such amendment will not affect the limited liability of any Limited Partner in the Partnership under applicable law.

     (f) This Section 15.3 shall only be amended with the approval by written consent or affirmative vote of the holders of not less than 90% of the Outstanding Units.

     15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning 20% or more of the outstanding Outstanding Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the Managing General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the laws of any other state in which the Partnership is qualified to do business.

     15.5 Notice of a Meeting. Notice of a meeting called pursuant to Section
15.4 hereof shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1 19.1 hereof. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

     15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11 hereof, the Managing General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date on which Limited Partners are requested in writing by the Managing General Partner to give such approvals.

     15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

     15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     15.9 Quorum. 66 2/3% of the Outstanding Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a smaller percentage of Outstanding Units, in which case, the quorum shall be the percentage of Outstanding Units required for approval. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners whose Percentage Interests represent at least a majority of the Percentage Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners owning such different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required Percentage Interests of the Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Percentage Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7 hereof.

     15.10 Conduct of Meeting. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4 hereof, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the Managing General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

     15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall not be less than 20 days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Managing General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Managing General Partner as to whether the exercise of such right and the action proposed to be taken with respect to any particular matter (i) would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) would jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

     15.12 Voting and Other Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 hereof shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4 hereof.

                                  ARTICLE XVI

                                     MERGER

     16.1 Authority. The Partnership may merger merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XVI.

     16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the Managing General Partner. If the Managing General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property, or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust on or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof are to be delivered;

          (e) A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 hereof or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

     16.3 Approval by Limited Partners of Merger or Consolidation. (a) The Managing General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV hereof. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

     (b) During the Initial Period, the The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least
66 2/3% of the outstanding Units of each class, and thereafter, by the affirmative vote or consent of the holders of a majority of the Outstanding Units, unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section
16.4 hereof, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     16.4 Certificate of Merger. Upon the required approval by the Managing General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

     16.5 Effect of Merger. (a) Upon the effective date of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

     16.6 Exempt Transaction. Notwithstanding any other provisions of this
Article XVI, the merger of Pride Pipeline Limited Partnership, an Oklahoma limited partnership, with and into the Partnership as described in the Registration Statement shall be subject to the approval of the Merger Agreement therefor by the Managing General Partner in its sole discretion and shall not be subject to approval by the Limited Partners as referenced in Section 16.3 hereof.

                                  ARTICLE XVII

                         RIGHT TO ACQUIRE COMMON UNITS

     17.1 Right to Acquire Common Units. (a) Notwithstanding the provisions of
Section 13.1(a) hereof or any other provision of this Agreement, in the event that at any time after the Initial Conversion Date less than 10% of the total Common Units outstanding are held by Persons other than the General Partners and any Affiliate of the General Partners, the Managing General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliates of the Managing General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Common Units outstanding held by Persons other than the General Partners and any Affiliates of the General Partners, at the greater of (y) the Current Market Price as of the date the notice described in Section 17.1(b) hereof is mailed or (z) the highest cash price paid by either of the General Partners or any of their Affiliates for any Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) hereof is mailed. As used herein, (i) "Current Market Price" of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date and (ii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     (b) If the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership elects to exercise either right to purchase Common Units granted pursuant to Section 17.1(a) hereof, the Managing General Partner shall deliver to the Transfer Agent written notice of such election to purchase (hereinafter in this Section 17.1 called the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Common Units (as of a Record Date selected by the Managing General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) hereof) at which Common Units will be purchased and state that the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, elects to purchase such Common Units, upon surrender of Depositary Receipts with respect to such Common Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Common Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Common Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Common Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Common Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Depositary Receipt shall not have been surrendered for purchase, all rights of the holders of such Common Units (including, without limitation, any rights pursuant to Articles IV, V and XIV hereof) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a) hereof) for Common Units therefor, without interest, upon surrender to the Transfer Agent of the Depositary Receipts representing such Common Units, and such Common Units shall thereupon be deemed to be transferred to the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the Managing General Partner or any Affiliate of the Managing General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Common Units from and after the Purchase Date and shall have all rights as the owner of such Common Units (including, without limitation, all rights as owner of such Common Units pursuant to Articles IV, V and XIV hereof).

     (c) At any time from and after the Purchase Date, a holder of an outstanding Outstanding Unit subject to purchase as provided in this Section
17.1 may surrender his Depositary Receipt or Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a) therefor without interest thereon.

                                 ARTICLE XVIII

                       CHANGES TO PREVIOUS CAPITALIZATION
                               OF THE PARTNERSHIP

     18.1 Changes in Capitalization Effective Upon the Effective Date. Upon the Effective Date:

          (a) Each Outstanding common unit of the Partnership shall become, and shall become one-twenty first of one Common Unit, and

          (b) Each Outstanding convertible preferred unit of the Partnership shall become one Common Unit.

     18.2 Elimination of Cumulative Distribution Arrearages. Upon the Effective Date, all cumulative distribution arrearages with respect to the Partnership's common units and convertible preferred units Outstanding immediately prior to the Effective Date shall be eliminated in accordance with the terms of the Consent Solicitation.

                                  ARTICLE XIX

                               GENERAL PROVISIONS

     18.1 19.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of an assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 19.1 executed by the Managing General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address ) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the Managing General Partner at the principal office of the Partnership designated pursuant to
Section 1.3 hereof. The Partnership and the Managing General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

     18.2 19.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     18.3 19.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     18.4 19.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     18.5 19.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     18.6 19.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.7 Creditors. None of the provisions of this Agreement (other than Section 6.12 hereof) shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     18.8 19.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     18.9 19.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

     18.10 19.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     18.11 19.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             PRIDE COMPANIES, L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP effective as of March 29, 1990 is entered into by and among Pride Refining, Inc., a Texas corporation, as the Managing General Partner, Pride SGP, Inc., a Texas corporation, as the Special General Partner and the Initial Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             Organizational Matters

         1.1 Formation and Continuation. The Managing General Partner, the Special General Partner, and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Subject to the provisions of this Agreement, the Managing General Partner, the Special General Partner, and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         1.2 Name. The name of the Partnership shall be "Pride Companies, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         1.3 Registered Office; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be 500 Chestnut, Suite 1300, Abilene, Texas 79602 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other places within or outside the State of Delaware as the Managing General Partner deems advisable.

         1.4 Power of Attorney. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the Managing General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3 hereof, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and authorized officers and attorneys-in-fact of each, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

                 (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the Managing General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement or the Deposit Agreement in accordance with their respective terms; (C) all conveyances and other instruments or documents that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV hereof or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other securities issued pursuant to Section 4.4 hereof; and (F) all agreements and other instruments (including, without limitation, a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI hereof:

                 (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 hereof or any other provision of this Agreement which establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Managing General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series; and

                 (iii) on behalf of the Limited Partners and the Assignees, enter into the Deposit Agreement and to deposit Certificates in the Deposit Account pursuant to the Deposit Agreement.

Nothing contained herein shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article XV hereof or as may be otherwise expressly provided for in this Agreement.

         (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the Managing General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the Managing General Partner or the Liquidator within 15 days after receipt of the Managing General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on January 17, 1990 and shall continue in existence until the close of Partnership business on December 31, 2090, or until the earlier termination of the Partnership in accordance with the provisions of Article XIV hereof.

         1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained herein, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department, (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, then, either (a) the Managing General Partner may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, including making any amendments to this Agreement as the Managing General Partner in its sole discretion may determine to be necessary or appropriate in order to impose such restrictions; provided, that any such amendment to this Agreement which would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least 66- 2/3% of the outstanding Units of such class (excluding for purposes of such determination any Units of such class owned by the General Partners and their Affiliates) or (b) upon the recommendation of the Managing General Partner and the approval by the holders of at least 66-2/3% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partners and their Affiliates), the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the "New Equity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the Units shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved.

                                   ARTICLE II

                                  Definitions

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 hereof.

         "Adjusted Capital Account" shall mean the Capital Account maintained for each Partner as of the end of each taxable year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-1(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Section 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to Sections 5.1(e)(i) or 5.1(e)(ii) hereof). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Preferred Unit, a Common Unit, the SPU, or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Preferred Unit, Common Unit, SPU, or other interest in the Partnership were the only interest in the Partnership held by a Limited Partner.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii) hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii) hereof.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreed Allocation" shall mean allocation made pursuant to Section 5.1(a), (b), (c) or (d) hereof.

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt. The Managing General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among such properties on a basis proportional to their fair market values.

         "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

         "Available Cash" means, with respect to any calendar quarter, (i) the sum of:

                 (A) the Partnership's net income for such quarter as determined in accordance with generally accepted accounting principles (excluding gain and loss on the sale of capital assets).

                 (B) depreciation, amortization and other noncash charges (less noncash credits) of the Partnership for such quarter.

                 (C) at the option of the Managing General Partner, a cumulative amount not to exceed $10 million in the aggregate for such quarter and all previous quarters prior to the Initial Conversion Date, to the extent Available Cash in such quarter is otherwise insufficient to distribute the Base Amount in respect of the Preferred Units, and

                 (D) the amount of any reduction in reserves of the Partnership of the types referred to in (ii)(DD) below during such quarter:

         (ii)  less the sum of:

                 (AA) all principal debt payments made during such quarter by the Partnership (other than principal debt payments made with Proceeds from Capital Transactions),

                 (BB) capital expenditures made by the Partnership during such quarter (excluding for such purpose capital expenditures financed or anticipated to be refinanced with Proceeds from Capital Transactions),

                 (CC) investments for such quarter in any entity to the extent that such investments are not otherwise included under clauses
         (ii) (AA) or (BB) (excluding investments financed or anticipated to be refinanced with Proceeds from Capital Transactions), and

                 (DD) the amount of Partnership reserves established by the Managing General Partner during such quarter which are necessary or appropriate (1) to provide funds for the future payment of items of the types specified in clauses (ii) (AA) and (ii) (BB) above, (2) to provide for additional working capital, (3) to provide funds for cash distributions with respect to any one or more of the next four calendar quarters or (4) to provide funds for the future payment of interest.

         Notwithstanding the foregoing, Available Cash shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

         "Base Amount" means $.65 per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 1990, the product of $.65 multiplied by a fraction, of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 and 9.6 hereof.

         "Base Distribution Deficiency" means with respect to any Preferred Unit and as to any calendar quarter prior to the Initial Conversion Date, the excess of (a) the Base Amount over (b) the sum of all amounts of Available Cash distributed for such calendar quarter with respect to such Preferred Unit pursuant to paragraph "First" of Section 5.4(a) hereof.

         "Book-Tax Disparity" shall mean, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 hereof and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of New York or Texas shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained pursuant to
Section 4.6 hereof.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.3, 4.4, 4.6(c) or 13.3(c) hereof.

         "Capital Target Amount" means the product obtained by multiplying (i) the Initial Unit Price by (ii) 115%.

         "Capital Transactions" means (a) borrowings and sales of debt securities (other than working capital borrowings, borrowings representing items purchased on open account in the ordinary course of business and borrowings made in order to make distributions pursuant to clause (i)(C) of the definition of Available Cash) by the Partnership, (b) sales of equity interests by the Partnership (other than the Initial Offering, to the extent used to make distributions pursuant to clause (i)(C) of the definition of Available Cash) and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.6(d)(i) and 4.6(d)(ii) hereof, and to reflect changes, additions or other adjustments to the Carrying Value for disposition and acquisitions of Partnership properties, as deemed appropriate by the Managing General Partner.

         "Certificate" means a certificate issued by the Partnership evidencing ownership of one or more Partnership Interests.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

         "Citizenship Certification" means a properly completed certificate in such form as may be specified by the Managing General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

         "Closing Date" means the first date on which Preferred Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

         "Closing Price" for any day means the last sale price on such day, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units of a class are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day the Units of a class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the Managing General Partner, or, if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the Managing General Partner using any reasonable method of valuation.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Unit" means a Unit representing a fractional part of the Partnership Interests of the Limited Partners and Assignees thereof and having the rights and obligations specified with respect to Common Units in this Agreement.

         "Common Unit Deficiency" means, with respect to any Common Unit and as to any calendar quarter (i) beginning at any time prior to the Completion Date, zero and (ii) beginning on and after the Completion Date, the excess of (a) the Base Amount over (b) the sum of all amounts of Available Cash distributed in such calendar quarter with respect to such Common Unit pursuant to paragraph "Third" of Section 5.4(a) hereof.

         "Completion Date" means the first day of the calendar quarter following substantial completion and commencement of operation (as determined by an independent engineering firm) of the expansion of the refinery as described in the Registration Statement.

         "Conflicts and Audit Committee" means a committee of the Board of Directors of the Managing General Partner composed entirely of directors who are neither officers or employees of, nor direct or indirect owners of more than 5% of the voting securities of, the General Partners or their Affiliates.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(d) hereof, such property shall no longer constitute a Contributed Property for purposes of
Section 5.1 hereof, but shall be deemed an Adjusted Property for such purposes.

         "Contributing Partner" means each Partner contributing (or deemed to have contributed on termination and reconstitution of the Partnership pursuant to Section 708 of the Code or otherwise) a Contributed Property.

         "Conveyance Agreement" means the Conveyance Agreement between the Special General Partner and the Partnership whereby the Special General Partner conveys to the Partnership the Assets (as defined in such Conveyance Agreement) in exchange for (i) a 0.1% General Partner's Partnership Interest and (ii) 5,250,000 Common Units.

         "Conversion Date" means the date which the Managing General Partner specifies in its notice to Preferred Unitholders as the effective date of the conversion of Preferred Units to Common Units.

         "Conversion Event" means, at any time prior to or on the date of a dissolution of the Partnership for the purpose of liquidation which constitutes a Fundamental Change, (i) the termination of the Initial Period, (ii) each annual anniversary date of the termination of the Initial Period, or (iii) the occurrence of a Fundamental Change.

         "Conversion Period" means the 60-day period commencing upon the mailing by the Managing General Partner of any notice of a Conversion Event as required by Section 18.1(b) hereof.

         "Conversion Rate" means one Common Unit for each Preferred Unit, subject to adjustment in accordance with Section 18.7 hereof.

         "Cumulative Base Distribution Deficiency" means, at any time, with respect to any Preferred Unit, the excess, if any, of (a) the sum resulting from adding together the Base Distribution Deficiency as to such Preferred Unit for each prior quarter ending prior to the Initial Conversion Date, over (b) the sum of any distributions theretofore made with respect to such Preferred Unit pursuant to paragraph "Second" of Section 5.4(a) hereof, paragraph "Second" of 5.5(a) hereof and paragraph "First" of Section 5.7(a) hereof.

         "Cumulative Common Unit Deficiency" means, prior to the Initial Conversion Date with respect to any Common Unit the excess, if any, of (a) the sum resulting from adding together the Common Unit Deficiency for each prior quarter, over (b) the sum of any distributions made with respect to such Common Unit pursuant to paragraph "Fourth" of Section 5.4(a) hereof and paragraph "Third" of Section 5.7(a) hereof: provided, however, that the Cumulative Common Unit Deficiency shall be zero after the Initial Conversion Date.

         "Cumulative Preferred Unit Deficiency" means, at any time with respect to the any Preferred Unit, the excess, if any, of (a) the sum resulting from adding together the Preferred Unit Deficiency as to such Preferred Unit for each prior quarter ending after the Initial Conversion Date over (b) the sum of any distributions theretofore made with respect to such Preferred Unit pursuant to paragraph "Third" of Section 5.5(a) hereof and paragraph "Second" of Section 5.7(a) hereof.

         "Current Market Price" shall have the meaning assigned to such term in
Section 17.1(a) hereof.

         "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.17-101, et seq., as it may be amended from time to time, and any successor to such statute.

         "Deposit Account" means the account established by the Depositary pursuant to the Deposit Agreement.

         "Deposit Agreement" means the Deposit Agreement among the Managing General Partner, in its capacity both as Managing General Partner and as attorney-in-fact for the Limited Partners, the Partnership and the Depositary, as it may be amended or restated from time to time.

         "Depositary" means the bank or other institution appointed by the Managing General Partner in its sole discretion to act as depositary for the Depositary Units pursuant to the Deposit Agreement, or any successor to it as depositary.

         "Depositary Receipt" means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.

         "Depositary Unit" means a depositary unit representing a Unit on deposit with the Depositary pursuant to the Deposit Agreement.

         "Discretionary Allocation" shall mean any allocation of an item of income, gain, deduction, or loss pursuant to the provisions of Section 5.1(d)(iv) hereof.

         "Economic Risk of Loss" shall have the meaning set forth in Treasury Regulation Section 1.704- 1T(b)(4)(iv)(k)(l).

         "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership to a substantial risk of cancellation or forfeiture of any of their property or any interest therein.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

         "First Target Amount" means $.68 per Unit (or, with respect to the period commencing on the Closing Date and ending on March 31, 1990, the product of $.68 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 and 9.6 hereof.

         "Fundamental Change" shall be deemed to have occurred at such time after the Initial Conversion Date as the Partnership (i) dissolves for the purpose of liquidation, including a dissolution resulting from the sale, lease or transfer of all or substantially all of the Partnership's assets, (ii) repurchases (including repurchases by any Affiliate of the Partnership) Common Units at a premium over the current market price or (iii) is a party to a merger, consolidation, combination, reorganization or other transaction that results in a reclassification, conversion, exchange, cancellation or other change (other than the issuance of additional Common Units by the Partnership in an acquisition) in its Common Units.

         "General Partner" means either the Managing General Partner or the Special General Partner and "General Partners" means the Managing General Partner and the Special General Partner.

         "General Partner Equity Value" means, as of any date of determination, the fair market value of a General Partner's Partnership Interest, as a General Partner, as determined by the Managing General Partner using whatever reasonable method of valuation it may adopt.

         "Incentive Distribution" means any amount of cash distributed to the Managing General Partner, in its capacity as managing general partner, pursuant to paragraphs "Sixth," "Seventh" or "Thereafter" of Section 5.4(a) hereof and paragraphs "Sixth," "Seventh" or "Thereafter" of Section 5.5(a) hereof which exceeds that amount equal to 1.9% of the aggregate amount of cash then being distributed to the Managing General Partner pursuant to such provisions.

         "Incentive Interest" means an interest in the Partnership, held by the Managing General Partner, having the right to receive the Incentive Distribution and other rights and obligations specified in respect of the Incentive Interest in this Agreement.

         "Indemnitee" means any General Partner, any departing General Partner, any Person who is or was an Affiliate of any General Partner or any departing General Partner, any Person who is or was an officer, director, employee, agent or trustee of any General Partner or any departing General Partner or any Affiliate of any General Partner or departing General Partner, or any Person who is or was serving at the request of any General Partner or any departing General Partner or any Affiliate of any General Partner or any departing General Partner as a director, officer, employee, agent or trustee of another Person.

         "Initial Conversion Date" means the first day of the third calendar quarter following the termination of the Initial Period.

         "Initial Limited Partners" means the Organizational Limited Partner, Special General Partner in its capacity as a limited partner pursuant to the ownership of Units and the Underwriters upon being admitted to the Partnership in accordance with Section 4.3 hereof.

         "Initial Offering" means the initial offering of Depositary Units to the public, as described in the Registration Statement.

         "Initial Offering Date" means the date on which the Initial Offering commences.

         "Initial Partners" means the Managing General Partner, the Special General Partner, in its capacity as such, and the Initial Limited Partners.

         "Initial Period" means the period commencing upon the Closing Date and ending on the later of (i) December 31, 1994, or (ii) the last day of the calendar quarter in which, with respect to each Preferred Unit, the Cumulative Base Distribution Deficiency has been paid.

         "Initial Unit Price" means the initial price per Unit at which the Underwriters will offer the Preferred Units to the public for sale.

         "Issue Price" means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charged to the Partnership.

         "Limited Partner" means each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Article XIII hereof and, solely for purposes of Articles IV, V and VI hereof and Sections 14.3 and 14.4 hereof, shall include an Assignee thereof.

         "Limited Partner Equity Value" means, as of any date of determination, the amount equal to the product of (a) the total number of Units outstanding (immediately prior to an issuance of Units or distribution of cash or Partnership property), multiplied by (b)(i) in the case of a valuation required by Section 4.6(d)(i) hereof (other than valuations caused by sales of a de minimis quantity of Units) the Issue Price or (ii) in the case of a valuation required by Section 4.6(d)(ii) hereof (or a valuation required by Section 4.6(d)(i) hereof caused by sales of a de minimis quantity of Units) the Closing Price.

         "Liquidator" means the Managing General Partner or other Person approved pursuant to Section 14.3 hereof who performs the functions described therein.

         "Managing General Partner" means Pride Refining Inc., a Texas corporation, or any successor in its capacity as managing general partner of the Partnership.

         "Merger Agreement" has the meaning assigned to such term in Section
16.1 hereof.

         "Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation
Section 1.704-1T(b)(4)(iv)(h)(6).

         "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

         "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution as determined under
Section 752 of the Code.

         "Net Income" shall mean, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) hereof and shall not include any items specially allocated under Section 5.1(d) or 5.1(e) hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Discretionary Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "Net Loss" shall mean, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) hereof and shall not include any items specially allocated under Section 5.1(d) or 5.1(e) hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Discretionary Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         "Net Termination Gain" means, for each Partnership Year or shorter period, the sum, if positive, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b) hereof) recognized by the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section 18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

         "Net Termination Loss" means, for each Partnership Year or shorter period, the sum, if negative, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b) hereof) recognized by the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section 18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

         "Non-citizen Assignee" means a Person who the Managing General Partner has determined in its sole discretion does not meet the requirements of the definition of an Eligible Citizen and as to whose Partnership Interest the Managing General Partner has become the Substituted Limited Partner, pursuant to Section 11.5 hereof.

         "Nonrecourse Built-in Gain" shall mean, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) hereof if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section
1.704-1T(b)(4)(iv)(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulation Section 1.704- 1T(b)(4)(iv)(k)(3).

         "Notice of Election to Purchase" has the meaning assigned to such term in Section 17.1(b) hereof.

         "Opinion to Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the Managing General Partner) in form and substance acceptable to the Managing General Partner.

         "Organizational Limited Partner" means Robert J. Schumacher as the organizational limited partner of the Partnership pursuant to this Agreement.

         "Outstanding" means all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         "Partner" means a General Partner or a Limited Partner and Assignees thereof, if applicable.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulation Section 1.704- 1T(b)(4)(iv)(k)(4).

         "Partner Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(3), are attributable to a Partner Nonrecourse Debt.

         "Partnership" means the limited partnership heretofore formed and continued pursuant to this Agreement, and any successor thereto.

         "Partnership Debt Securities" has the meaning assigned to such term in
Section 4.4(a) hereof.

         "Partnership Equity Securities" has the meaning assigned to such term in Section 4.4(a) hereof.

         "Partnership Interest" means the interest of a Partner in the Partnership which, in the case of a Limited Partner or Assignee, shall include Units.

         "Partnership Minimum Gain" shall mean that amount determined in accordance with the principles of Treasury Regulation Sections
1.704-1T(b)(4)(iv)(a) and 1.704-1T(b)(4)(iv)(c).

         "Partnership Securities" has the meaning assigned to such term in
Section 4.4(a) hereof.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Percentage Interest" means, as of the date of such determination, (a) as to the Managing General Partner in its capacity as such, 1.9%, (b) as to the Special General Partner in its capacity as such, 0.1%, (c) as to any Limited Partner or Assignee holding Units, the product of (i) 98% multiplied by (ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units then outstanding (as determined by the number of Common Units into which the Preferred Units are then convertible); provided, however, that following any issuance of additional Units by the Partnership pursuant to Section 4.4 hereof, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

         "Preferred Amount" means an amount equal to the Base Amount per Preferred Unit per calendar quarter, subject to adjustment in accordance with Sections 5.9 and 9.6 hereof.

         "Preferred Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees thereof and having the rights and obligations specified with respect to such Preferred Unit pursuant in this Agreement.

         "Preferred Unit Deficiency" means, with respect to any Preferred Unit and as to any calendar quarter ending after the Initial Conversion Date, the excess of (a) the Preferred

Amount, over (b) the sum of all amounts of Available Cash distributed for such calendar quarter with respect to Preferred Unit pursuant to paragraph "First" of Section 5.5(a) hereof.

         "Preferred Unit Redemption Amount" means, at any time with respect to any Preferred Unit, the Initial Unit Price less any amounts previously distributed in respect of a Preferred Unit other than from Available Cash (less the sum of any distributions of Proceeds from Capital Transactions pursuant to paragraphs "First" and "Second" of Section 5.7(a) hereof) plus the sum of the Cumulative Base Distribution Deficiency at the time and the Cumulative Preferred Unit Deficiency at the time.

         "Proceeds from Capital Transactions" means, at any date, such amounts of cash, debt securities or other property as are determined by the Managing General Partner to be made available to the Partnership from or by reason of a Capital Transaction.

         "Public Unitholder" means a Person other than the Initial Partners who hold Units.

         "Purchase Date" means the date determined by the Managing General Partner as the date for purchase of all outstanding Units (other than Units owned by the Initial Partners) pursuant to Section 17.1(b) hereof.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Record Date" means the date established by the Managing General Partner for determining (a) the identify of Limited Partners (or Assignees, if applicable) entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners, or (b) the identify of Record Holders entitled to receive any report or distribution.

         "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent, as of the opening of business on a particular Business Day.

         "Redeemable Units" means any Units for which a redemption notice has been given and has not been withdrawn, under Section 11.6 hereof.

         "Refinery" means the refinery of the Partnership located near Abilene, Texas.

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-33099), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Units in the Initial Offering.

         "Remaining Capital" means, at any time with respect to any Unit, the Initial Unit Price less the sum of (i) any distributions of Proceeds from Capital Transactions pursuant to paragraph "Fourth" of Section 5.7(a) hereof,
(ii) any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of such Unit and (iii) any distributions pursuant to Section 5.10 hereto with respect to such Unit.

         "Remaining Special Capital" means, at the time of determination, the Special Capital (i) less any distributions of cash pursuant to clause (ii) of
Section 5.11 hereof, and (ii) plus any unpaid arrearages in the cumulative annual yield in respect of the SPU pursuant to clause (i) of Section 5.11 hereof.

         "Required Allocation" shall mean any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to
(a) the proviso-clause of Section 5.1(b)(ii) hereof or (b) Section 5.1(e) hereof, such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

         "Residual Gain" or "Residual Loss" shall mean any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2 (b) (i) (A) or 5.2 (b) (ii) (A) hereof to eliminate Book-Tax Disparities.

         "Second Target Amount" means $.73 per Unit (or, with respect to the period commencing on the Closing Date and ending on March 31, 1990, the product of $.73 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 or 9.6 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

         "Special Approval" means approval by (i) a majority of the members of the Board of Directors of the Managing General Partner and (ii) a majority of the members of the Conflicts and Audit Committee.

         "Special Capital" shall be the amount of the special allocation of gross income for the calendar year 1990 to the Special General Partner referenced in Section 5.1(d)(i) hereof for which the Special General Partner is issued a SPU.

         "Special General Partner" means Pride SGP, Inc., a Texas corporation, or any successor in its capacity as special general partner of the Partnership.

         "SPU" or "Special Redeemable Partner Unit" means an interest in the Partnership, held by the Special General Partner, having the right to receive certain distributions from the Partnership as described in Section 5.11 hereof.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 hereof in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Sufficient Net Assets" means net assets of the Partnership having a market value equal to at least 200% of the amount necessary to redeem all outstanding Preferred Units at the Preferred Unit Redemption Amount.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 16.2(b) hereof.

         "Terminating Capital Transactions" means any sales or other dispositions of assets of the Partnership following the last day on which the holder of a Preferred Unit may convert Preferred Units into Common Units pursuant to Section 18.1 hereof as a result of a dissolution of the Partnership for the purpose of liquidation.

         "Third Target Amount" means $.83 per Unit (or, with respect to the period commencing on the Closing Date and ending on March 31, 1990, the product of $.83 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 or 9.6 hereof.

         "Trading Day" has the meaning assigned to such term in Section 17.1(a) hereof.

         "Transfer Agent" means the Depositary or any bank, trust company or other Person appointed by the Partnership to act as transfer agent for the Units.

         "Transfer Application" means an application and agreement for transfer of Depositary Units in the form set forth on the back of a Depositary Receipt or in a form substantially to the same effect in a separate instrument.

         "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement among the Underwriters, the Partnership and the General Partners.

         "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership (not including the SPU) representing a fractional part of the Partnership Interests of all Limited Partners and Assignees; provided, however, that in the event any class or series of Units issued pursuant to
Section 4.4 hereof shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners or Assignees than a Unit of any other class or series of Units, the Partnership Interest represented by such class or series of Units shall be determined in accordance with such designations, preferences or special rights. Unless otherwise specifically indicated to the contrary, Units includes Depositary Units. For the purpose of Articles IV, X and XI hereof, Units include the Incentive Interest.

         "Unit Register" has the meaning assigned to such term in Section 10.2(a) hereof.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) hereof) as of such date. In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Managing General Partner using such reasonable method of valuation as if may adopt; provided, however, the Managing General Partner, in arriving at such valuation, must take fully into account (to the extent appropriate under the regulations promulgated under Section 704(b) of the Code) the Limited Partner Equity Value and the General Partner Equity Value at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) hereof) as of such date, over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Managing General Partner using such reasonable method of valuation as it may adopt: provided, however, the Managing General Partner, in arriving at such valuation, must take fully into account (to the extent appropriate under the regulations promulgated under Section 704(b) of the Code) the Limited Partner Equity Value and the General Partner Equity Value at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                                  ARTICLE III

                                    PURPOSE

         3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, the refining, transport, gathering and sale of hydrocarbon-based products, (ii) to enter into any partnership, joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.

         3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

         4.1 Initial Contributions. In order to form the Partnership under the Delaware Act, the Managing General Partner has made an initial Capital Contribution to the Partnership in the amount of $19, the Special General Partner has made an initial Capital Contribution of $1, and the Managing General Partner has accepted a Capital Contribution to the Partnership in the amount of $980 from the Organizational Limited Partner for a limited partner's interest in the Partnership, and the Organizational Limited Partner has been admitted as a limited partner of the Partnership.

         4.2 Return of Initial Contributions. As of the Closing Date, after giving effect to (i) the transactions contemplated by Section 4.3 hereof and (ii) the admission to the Partnership of the Initial Limited Partners in accordance with this Agreement, the interest in the Partnership of the Organizational Limited Partner shall be terminated, the $19 Capital Contribution by the Managing General Partner, the $1 Capital Contribution of the Special General Partner, and the $980 Capital Contribution by the Organizational Limited Partner as initial Capital Contributions shall be refunded. Ninety-eight percent (98%) of any interest or other profit which may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, the balance thereof shall be allocated and distributed to the Managing General Partner and Special General Partner in the proportion that their respective percentage interests as general partners bears to 2%.

         4.3     Contribution by the General Partners and the Underwriters.
(a) On the Closing Date, the Managing General Partner shall contribute to the capital of the Partnership $1,000 in exchange for a 1.9% general partner interest in the Partnership and Incentive Interests.

         (b) On the Closing Date, the Special General Partner shall, as further provided in the Conveyance Agreement, contribute, transfer, convey, assign and deliver to the Partnership, as a Capital Contribution, the Assets (as defined in the Conveyance Agreement) in exchange for a 0.1% general partner interest in the Partnership and a limited partner interest in the Partnership represented by 5,250,000 Common Units.

         (c) On the Closing Date, and as will then be required by the Underwriting Agreement, each Underwriter shall contribute to the Partnership, in exchange for the number of Preferred Units then specified in the Underwriting Agreement to be purchased by such Underwriter at such time of delivery, an amount in cash equal to the Issue Price for such Preferred Units (as then specified in the Underwriting Agreement) multiplied by such number of Preferred Units being so purchased. Upon receipt of such Capital Contribution, each Underwriter shall be admitted to the Partnership as an Initial Limited Partner in respect of the Units so issued to it.

         (d) If the Underwriters exercise the over-allotment option granted pursuant to the Underwriting Agreement, then on the date established pursuant thereto, the Underwriters shall contribute to the Partnership an amount of cash equal to the Issue Price specified in the Underwriting Agreement multiplied by the number of Preferred Units established pursuant to the Underwriting Agreement to be purchased by the Underwriters on exercise of the over-allotment option. The effective date of any Capital Contribution made pursuant hereto shall be deemed to be the time of delivery pursuant to Section 4.1(c) hereof, regardless of the actual date of such contribution.

         4.4 Issuances of Additional Units and Other Securities. (a) The Managing General Partner is hereby authorized to cause the Partnership to issue, in addition to the Units issued pursuant to Section 4.3 hereof, such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue ("Partnership Equity Securities"), any unsecured or secured debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership ("Partnership Debt Securities") (collectively, "Partnership Securities"), for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing General Partner in its sole discretion, all without the approval of any Limited Partners. The Managing General Partner shall have sole discretion, subject to the guidelines set forth in this Section 4.4 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

         (b) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.4 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the Managing General Partner in the exercise of its sole and complete discretion, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, and deduction to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, deposited with the Depositary, evidenced by Depositary Receipts and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series.

         (c) Notwithstanding the terms of Sections 4.4(a) and 4.4(b) hereof, prior to the Initial Conversion Date the Partnership shall not issue
(i) Partnership Equity Securities ranking senior to the Preferred Units in priority of distributions prior to or upon liquidation, or (ii) an aggregate of more than 1,000,000 additional Preferred Units (excluding Units issued in the Initial Offering, including upon the exercise of the Underwriters' over-allotment option) or other equity securities of the Partnership with a comparable value to and ranking on a parity with the Preferred Units in priority of distributions prior to or upon liquidation without, in either event, the prior approval of the holders of at least 66-2/3% of the Outstanding Preferred Units (excluding for purposes of such determination Units owned by the General Partners and their Affiliates). After the Initial Conversion Date, the Managing General Partner may cause the Partnership to issue Units or other Partnership Securities having rights to distributions prior to or upon liquidation ranking on a parity with or prior or senior to the Preferred Units without the approval of the holders of the Preferred Units.

         (d) The Managing General Partner is hereby authorized and directed to take all actions which it deems appropriate or necessary in connection with each issuance of Units or other Partnership Securities pursuant to Section 4.4(a) hereof and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Partnership Securities being so issued.

         (e) The Managing General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Depositary Units or other Partnership Securities are listed for trading.

         4.5 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         4.6 Capital Accounts. (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031 (c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion) a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.6(b) hereof and allocated to such Partner pursuant to Article V hereof, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) hereof and allocated to such Partner pursuant to Article V hereof.

         (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                 (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred.

                 (ii)     Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 795(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                 (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                 (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, or amortization attributable to any, Contributed Property shall be determined as if the adjusted basis of such property as of the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.6(d) hereof to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using any reasonable method that the Managing General Partner may adopt.

                 (v) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Sections 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall solely for purposes hereof be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1 hereof. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the year of such restoration as an item of income pursuant to Article V hereof.

         (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred: provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) pursuant to

Sections 14.3 and 14.4 hereof and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.6. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.6(d)(ii) hereof and such adjusted Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.6.

         (d)(i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) (f), on an issuance of additional Units for cash or Contributed Property, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time as provided in Section 5.1.

                 (ii)     In accordance with Treasury Regulations Section 1.704
- 1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall, immediately prior to any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of each such property immediately prior to such distribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated to the Partners as provided in
Section 5.1.

         4.7 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any, distribution from the Partnership, except as provided in Section 4.2 hereof, and Articles V, XIII and XIV hereof.

         4.9 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account for such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

         4.10 No Fractional Units. No fractional Units shall be issued by the Partnership.

         4.11    Splits and Combinations.  (a) Subject to Sections 4.11 (f) and
5.10 hereof, the Managing General Partner may make a pro rata distribution of Units or Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities: provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination: and provided, however, that nothing in this Section 4.11 shall be deemed to authorize the Managing General Partner to combine Units or Partnership Securities of any class or series with those of any other class or series.

         (b) If Partnership Debt Securities are distributed pursuant to Sections 4.11(a), such distribution shall be treated as a distribution of property for purposes of this Agreement.

         (c)     If Partnership Equity Securities are distributed pursuant to
Section 4.11(a), the Managing General Partner shall be authorized to allocate the Capital Account attributable to any Partner among the Partnership Equity Securities held by such Partner using such reasonable method of allocation as it may adopt.

         (d) Whenever such a distribution, subdivision or combination of Units or Partnership Securities is declared, the Managing General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date, to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Managing General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

         (e) Promptly following any such distribution, subdivision or combination, the Managing General Partner may cause Depositary Receipts to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the Managing General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units outstanding, the Managing General Partner shall require, as a condition to the delivery to a Record Holder of such new Depositary Receipt, the surrender of any Depositary Receipt held by such Record Holder immediately prior to such Record Date.

         (f) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.10 hereof and this Section 4.11(f), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.6(b) hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                 (a) Net Income. After giving effect to the special allocations set forth in Sections 5.1(d) and 5.1(e), all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder which Net Income shall be allocated as follows:

                          (i) First, 100% to the General Partners, in the proportion that their respective Percentage Interest bears to 2%, until the aggregate Net Income allocated to the General Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partners pursuant to Section 5.1(b)(iii) hereof for all previous taxable years;

                          (ii) Second, 100% to the Limited Partners holding Preferred Units or Common Units in the proportion that the respective number of Units held by them bears to the total number of Units then outstanding (as determined by the number of Common Units into which the Preferred Units are then convertible), until the aggregate Net Income allocated to the holder of a Unit pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the holder of such Unit pursuant to Section 5.1(b)(ii) hereof for all previous taxable years: and

                          (iii) Third, the balance, if any, 100% to the General Partners and the Limited Partners in accordance with their respective Percentage Interests.

                 (b) Net Losses. After giving effect to the special allocations set forth in Sections 5.1(d) and 5.1(e) hereof, all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated in the same manner as such Net Losses are allocated hereunder which Net Losses shall be allocated as follows:

                          (i) First, 100% to the General Partners and the Limited Partners in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated to the holder of a Unit pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to the holder of such Unit pursuant to Section 5.1(a)(iii) hereof for all previous taxable years;

                          (ii) Second, 100% to the Limited Partners holding Preferred Units or Common Units, in the proportion that the respective number of Units held by them bears to the total number of Units then outstanding (as determined by the number of Common Units into which the Preferred Units are then convertible); provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                          (iii) Third, the balance, if any, 100% to the General Partners, in the proportion that their respective Percentage Interests bears to 2%.

                 (c) Net Termination Gain and Losses. After giving effect to the special allocations set forth in Sections 5.1(d) and 5.1(e) hereof, all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section and after all distributions of Available Cash provided under Section 5.4 or 5.5 hereof have been made with respect to such taxable period.

                 (i) If a Net Termination Gain is recognized, such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                          (A) First, to each Partner having a deficit balance in its Adjusted Capital Account, in the proportion of such deficit balance to the deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

                          (B) Second, 98% to Limited Partners holding Preferred Units in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until each such Limited Partner's Adjusted Capital Account (determined on a per Unit basis) is equal to the Preferred Unit Redemption Amount;

                          (C) Third, 98% to Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until each such Limited Partner's Adjusted Capital Account in respect of its Common Units (determined on a per Unit basis) is equal to the sum of (aa) its Remaining Capital plus (bb) any then existing Cumulative Common Unit Deficiency;

                          (D) Fourth, 100% to the Special General Partner until the Special General Partner's Adjusted Capital Account in respect of its SPU is equal to its Remaining Special Capital;

                          (E) Fifth, 78% to Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 20% to the Managing General Partner until each Limited Partner's Adjusted Capital Account in respect of its Common Units (determined on a per Unit basis) is equal to the sum of the (aa) Remaining Capital plus (bb) any then remaining Cumulative Common Unit Deficiency plus the excess of
                 (i) the Capital Target Amount over (ii) its Initial Unit Price and any amounts previously distributed pursuant to paragraph "Fourth" of Section 5.7 (a) hereof; and

                          (F) Finally, any remaining amount 48% to Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 50% to the Managing General Partner.

                 (ii) If a Net Termination Loss is recognized, such Net Termination Loss shall be allocated to the Partners in the following manner:

                          (A) First, 98% to Limited Partners holding Preferred Units in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until each such Limited Partner's Adjusted Capital Account in respect of its Preferred Units (determined on a per Unit basis) is equal to the Preferred Unit Redemption Amount:

                          (B) Second, 98% to Limited Partners holding Common Units in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until such Limited Partner's Adjusted Capital Accounts are reduced to zero;

                          (C) Third, 100% to the Special General Partner until the Special General Partner's Adjusted Capital Account in respect of its SPU is reduced to zero;

                          (D) Fourth, 98% to the Limited Partners holding Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until such Limited Partners' Adjusted Capital Accounts are reduced to zero; and

                          (E) Finally, the balance, if any, 100% to the General Partners in the proportion that their respective Percentage Interest bears to 2%.

         (d) Agreed Allocations. Notwithstanding any other provisions of this Section 5.1 (other than Section 5.1(e) hereof), the following special allocations shall be made for such taxable period:

                 (i) Special Capital. During 1990, the Special General Partner will be allocated $12,500,000 of gross income ("Special Capital") which would otherwise be allocated to the Limited Partners. Such allocation shall be made prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such period.

                 (ii)     Priority Allocations.

                          (A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4 hereof) to any Limited Partner during a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners (on a per Unit basis), then (1) each Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (x) the amount by which the distribution (on a per Unit basis) to such Limited Partner exceeds the distribution (on a per Unit basis) to the Limited Partners receiving the smallest distribution and (y) the number of Units owned by the Limited Partner receiving the greater distribution; and (2) the General Partners shall be allocated gross income (95% to the Managing General Partner and 5% to the Special General Partner) in an amount equal to 2.0408% of the sum of the amounts allocated in clause (1) above.

                          (B) If the amount of cash and the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4 hereof and other than distributions in respect of the Incentive Interests and the Special Capital) to the Limited Partners or the General Partners during a taxable year exceeds that which would have been distributed to either class of partners had such distributions been made in the ratio of 98% and 2% (as between the Limited Partners and the General Partners, respectively), such class receiving the excess distribution will be allocated gross income in an amount equal to such excess. Gross income allocated to the Limited Partners pursuant to this Section 5.1(d)(ii)(B) shall be allocated among such Limited Partners in the proportion that the respective number of Units held by them bears to the total number of Units (as determined in each case by the number of Common Units into which the Preferred Units are convertible). Gross income allocated to the General Partners pursuant to this Section 5.1(d)(ii)(B) shall be allocated among such General Partners in the ratio that their respective Percentage Interests bear to 2%.

                          (C) If cash is distributed to the Special General Partner pursuant to Section 5.4(b), 5.5(b) or 5.7(b) hereof in respect of yield on the SPU, but without regard to amounts distributed in respect of a return of the Special Capital, the Special General Partner shall be allocated items of Partnership gross income or gain until the aggregate amount so allocated for the current taxable period and all prior taxable periods is equal to the cumulative amount of such cash distributed to the Special General Partner for the current taxable period and all prior taxable periods.

                          (D) All or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the Managing General Partner (or its assignee) until the aggregate amount of such items allocated to the Managing General Partner (or its assignee) under this paragraph (ii)(D) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the Managing General Partner (or its assignee) in respect of its Incentive Interest from the Closing Date to a date 45 days after the end of the current taxable period.

                 (iii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-1T(e)(ii)(C), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                 (iv) Discretionary Allocation. (A) Notwithstanding any other provisions of Section 5.1(a), (b) or (c) hereof, the Agreed Allocations shall be adjusted so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had there been no Required Allocations; provided, however, that for purposes of applying this Section 5.1(d)(iv)(A), it shall be assumed that all chargebacks pursuant to Section 5.1(e)(i) and (ii) hereof have occurred.

                          (B) The Managing General Partner shall have reasonable discretion, with respect to each taxable year, to
                 (1) apply the provisions of Section 5.1(d)(iv)(A) hereof in whatever fashion as is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to
                 Section 5.1(d)(iv)(A) hereof among the Partners in a manner that is likely to minimize such economic distortions.

         (e) Required Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

                 (i) Partnership Minimum Gain Chargeback. Notwithstanding the other provisions of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such taxable period that is allocable (in accordance with the principles set forth in Treasury Regulation
         Section 1.704-1T(b)(4)(iv)(e)(2)) to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(2)). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1 with respect to such taxable period. This Section 5.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
         Section 1.704-1T(b)(4)(iv)(e) and shall be interpreted consistently therewith.

                 (ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this
         Section 5.1 (other than 5.1(e)(i) hereof), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)) to the disposition of Partnership property subject to such Partner Nonrecourse Debt, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)). The items to be so allocated shall be determined in a manner consistent with the Principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1, each Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(e), other than
         Section 5.1(e)(1) hereof, with respect to such taxable period.  This
         Section 5.1(e)(ii) is intended to comply with the chargeback of items of income and gain required in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4) and shall be interpreted consistently therewith.

                 (iii) Qualified Income Offset. In the event any Partner unexpectedly receives adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) (modified as appropriate by Treasury Regulation Sections 1.704-1T(b)(4)(iv)(e)(3) and 1.704-1T(b)(4)(iv)(h)(4)), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to
         Section 5.1(e)(i) or 5.1(e)(ii) hereof.

                 (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period that is in excess of the sum of (A) the amount such Partner is obligated to restore and (B) the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(h)(5),
         such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(e)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(e)(iv) was not in the Agreement.

                 (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, the Managing General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

                 (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss for such Partnership Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(h). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

         5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for Federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1 hereof.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, each item of income, gain, loss, depreciation, depletion and cost recovery deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated for federal income tax purposes among the Partners as follows:

                 (i) (A) In case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1 hereof.

                 (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 7.04(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) or (ii) hereof, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A) hereof; and (B) except as otherwise provided in Section 5.2(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 5.1 hereof.

                 (iii) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B) or 5.2(b)(ii)(B) hereof shall be subject to allocation by the Managing General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under
         Section 704(c) of the Code on Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A) hereof.

         (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Managing General Partner shall have the sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of
Section 704 of the Code.

         (d) The Managing General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the Managing General Partner later determines that such reporting position cannot reasonably be taken, the Managing General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Managing General Partner chooses not to utilize such aggregate method, the Managing General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

         (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership, provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partners or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) except as otherwise provided in clause (ii), such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Underwriters' over-allotment option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031
(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion.

         5.3 Requirement and Characterization of Distributions. Within 60 days following the end of each calendar quarter (or by August 31, 1990 with respect to the period from the Closing Date to March 31, 1990) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the Managing General Partner in its reasonable discretion. The Managing General Partner shall have the right to determine in its sole discretion the amount of Available Cash for each quarter except to the extent it is established that such determination is contrary to any express requirement of this Agreement. The foregoing shall not modify in any respect the provisions of Section 4.2 hereof regarding the distribution of any interest or other profit on the initial contributions referred to therein.

         5.4 Distributions Prior to the Initial Conversion Date. (a) Available Cash with respect to an calendar quarter ending prior to the Initial Conversion Date shall be distributed as follows:

                 First, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Base Amount;

                 Second, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units outstanding an amount equal to the Cumulative Base Distribution Deficiency at the time of the distribution;

                 Third, 98% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Common Units outstanding in amount equal to the Base Amount;

                 Fourth, 98% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units Outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Common Units outstanding an amount equal to amy Cumulative Common Unit Deficiency at the time of the distribution;

                 Fifth, 98% to all Limited Partners, in the proportion that the respective number of Units held by them bears to the total number of Units (as determined in each case by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each Unit outstanding an amount equal to the excess of the First Target Amount over the Base Amount;

                 Sixth, 88% to all Limited Partners, in the proportion that the respective number of Units held by them bears to the total number of Units (as determined in each case by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 10% to the Managing General Partner in respect of the Incentive Interests until there has been distributed in respect of each Unit outstanding an amount equal to the excess of the Second Target Amount over the First Target Amount;

                 Seventh, 78% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 20% to the Managing General Partner in respect of the Incentive Interests until there has been distributed in respect of each Common Unit outstanding an amount equal to the excess of the Third Target Amount over the Second Target Amount; and

                 Thereafter, 48% to all Limited Partners, in the proportion that the respective number of Units held by them bears to the total number of Units (as determined in each case by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 50% to the Managing General Partner in respect of the Incentive Interests.

         (b) Notwithstanding the foregoing distributions in Section 5.4(a) hereof, Available Cash with respect to any quarter of any calendar year from and after January 1, 1994 shall be distributed with respect to the SPU immediately after the distribution referenced in paragraph "Fourth" of Section 5.4(a) hereof but before the distribution referenced in paragraph "Fifth" of
Section 5.4(a) hereof in an amount equal to the amounts (including the yield on and reduction in the Special Capital) then due and owing with respect to the SPU pursuant to Section 5.11 hereof.

         5.5 Distributions After the Initial Conversion Date. (a) Available Cash with respect to any calendar quarter ending after the Initial Conversion Date shall be distributed as follows:

                 First, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Preferred Amount;

                 Second, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Cumulative Base Distribution Deficiency at the time of the distribution;

                 Third, 98% to the Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Cumulative Preferred Distribution Deficiency at the time of the distribution;

                 Fourth, 98% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units outstanding, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Common Units outstanding an amount equal to the Preferred Amount;

                 Fifth, 98% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Common Units outstanding an amount equal to the excess of the First Target Amount over the Base Amount.

                 Sixth, 88% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 10% to the Managing General Partner in respect of the Incentive Interests until there has been distributed in respect of each Common Unit outstanding an amount equal to the excess of the Second Target Amount over the First Target Amount;

                 Seventh, 78% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 20% to the Managing General Partner in respect of the Incentive Interests until there has been distributed in respect of each Common Unit outstanding an amount equal to the excess of the Third Target Amount over the Second Target Amount; and

                 Thereafter, 48% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 50% to the Managing General Partner in respect of the Incentive Interests.

         (b) Notwithstanding the foregoing distributions in Section 5.5(a) hereof, Available Cash with respect to any quarter of any calendar year from and after January 1, 1994 shall be distributed with respect to the SPU immediately after the distribution referenced in paragraph "Fourth" of Section 5.5(a) hereof but before the distribution referenced in paragraph "Fifth" of
Section 5.5(a) hereof in an amount equal to the amounts (including the yield on and reduction in the Special Capital) then due and owing with respect to the SPU pursuant to Section 5.11 hereof.

         5.6 Conversion of Units. Upon termination of the Initial Period, the Preferred Units may be converted into Common Units, subject to the terms and conditions set forth in Article XVIII hereof.

         5.7 Distributions of Proceeds from Capital Transactions. (a) Proceeds from Capital Transactions which the Managing General Partner determines to distribute shall be distributed, first as provided in Section 5.7(c) hereof and second as follows:

                 First, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Cumulative Base Distribution Deficiency at the time;

                 Second, 98% to Limited Partners holding Preferred Units, in the proportion that the respective number of Preferred Units held by them bears to the total number of Preferred Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Preferred Units an amount equal to the Cumulative Preferred Unit Deficiency at the time of the time;

                 Third, 98% to the Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed in respect of each of the Common Units an amount equal to the Cumulative Common Unit Deficiency for each Common Unit;

                 Fourth, 98% to Limited Partners holding Preferred Units or Common Units, in the proportion that the respective number of Units held by them bears to the total number of Units (as determined with respect to the Preferred Units by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner until there has been distributed pursuant to this clause in respect of each of the Units outstanding, an amount equal to the Initial Unit Price; provided that, if after giving effect to distributions made under this paragraph "Fourth," the Partnership would not have Sufficient Net Assets, then distributions to Limited Partners under this paragraph "Fourth" shall be adjusted so that the holders of Preferred Units would receive, to the extent possible, the Preferred Unit Redemption Amount per Preferred Unit;

                 Fifth, 78% to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 20% to the Managing General Partner until there has been distributed pursuant to this Section 5.7 in respect of each Common Unit outstanding an amount equal to the Capital Target Amount; and

                 Thereafter, 48% to Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of

         Common Units, 1.9% to the Managing General Partner and 0.1% to the Special General Partner and 50% to the Managing General Partner.

         (b) Notwithstanding the foregoing distributions in Section 5.7(a) hereof, Proceeds from Capital Transactions with respect to any quarter of any calendar year from and after January 1, 1994 which would otherwise be distributed pursuant to Section 5.7(a) shall be distributed with respect to the SPU immediately after the distribution referenced in paragraph "Third" of
Section 5.7(a) hereof and before the distribution referenced in paragraph "Fourth" of Section 5.7(a) hereof in an amount equal to the amounts (including the yield on and the reduction in the Special Capital) then due and owing with respect to the SPU pursuant to Section 5.11 hereof.

         (c) If one or more Capital Transactions shall occur in any taxable year, then before any distribution is made pursuant to Section 5.7(a) hereof (except as otherwise provided below in this Section 5.7(c)) the Managing General Partner shall be required to make a distribution of Proceeds from Capital Transactions on or before the April 1st next following the end of the taxable year in which such Capital Transactions occur in accordance with the following procedure:

                 (i) The Managing General Partner shall determine the net capital gain and net ordinary income recognized by the Partnership (without taking account of any Code Section 743 adjustments) for federal income tax purposes from all Capital Transactions during such year, and shall then determine the portion of such net capital gain and net ordinary income allocable to any then outstanding Preferred Units and Common Units.

                 (ii) The Managing General Partner shall then cause the Partnership (except as provided in paragraph (iii) immediately below) to distribute cash to the Partners, in accordance with the provisions of this Section 5.7(c) until an amount has been distributed pursuant hereto with respect to every Preferred Unit and Common Unit outstanding on the Record Date established by the Managing General Partner with respect to such distribution equal to 125% of the federal income tax liability that would be due with respect to the "net capital gain" and "net ordinary income" attributed to any outstanding Preferred Unit or Common Unit on the Record Date (assuming for such purpose (x) that the maximum marginal federal income tax rates for individuals, relating to either long-term capital gain or ordinary income, whichever the case may be, would apply at the time of such recognition without regard to any elimination of the benefit of lower rates, any surtaxes or any alternative minimum taxes and (y) that all outstanding Units would be allocated the same amount of net capital gain or net ordinary income as a Preferred Unit).

                 (iii) No distribution of Proceeds from Capital Transactions shall be required by this Section 5.7(c) with respect to any tax year if the amount or value otherwise distributable for such taxable year under this Section 5.7(c) does not exceed $.10 per

         Preferred Unit, or if such distribution shall be prohibited by a loan agreement or other instrument then in effect.

                 (iv) Any distribution pursuant to this Section 5.7(c) shall be made 98% to the holders of Preferred Units and Common Units, in the proportion that the respective number of Units held by them bears to the total number of capital Units (as determined with respect to the Preferred Units by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

         5.8 Distributions Upon Liquidation. In the event of the liquidation of the Partnership, distribution of the assets of the Partnership shall be in accordance with Section 14.3 hereof.

         5.9 Adjustment of Base Amount, the Preferred Amount, Target Amounts and Capital Target Amount. (a) The Base Amount, the Preferred Amount, First Target Amount, Second Target Amount, Third Target Amount and Capital Target Amount shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or Partnership Securities in accordance with Section 4.11 hereof.

         (b) The Base Amount, Preferred Amount, First Target Amount, Second Target Amount, Third Target Amount and Capital Target Amount shall also be subject to adjustment pursuant to Section 9.6 hereof.

         5.10    Other Capital Distributions.

         (a) Subject to Section 5.10(c), distributions of equity securities of the Partnership (other than distributions of securities on a parity with or senior to the Preferred Units in priority of distribution prior to or upon liquidation (or rights or warrants to subscribe for, or securities convertible into or exchangeable for such securities) or securities in respect of a liquidation of the Partnership) including without limitation, distributions of Common Units, distributions of interests in the Partnership other than Common Units, distributions of rights or warrants entitling the holders thereof to subscribe for the Common Units or any securities entitling the holders thereof to convert such securities into, or exchange such securities for, Common Units, or distributions of rights or warrants to purchase debt securities or assets of the Partnership, if distributed by the Partnership, shall be distributed 98% to the holders of Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units, and 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

         (b) Subject to Section 5.10(c), distributions of equity securities on a parity with or senior to the Preferred Units of the Partnership in priority of distribution prior to or upon liquidation (or rights or warrants to subscribe for, or securities convertible into or exchangeable for such securities), if distributed by the Partnership, shall be distributed 98% to the holders of Preferred Units and Common Units, in the proportion that the respective numbers of Units held by them bears to the total number of Units (as determined with respect to the Preferred Units by the number of Common Units into which the Preferred Units are then convertible), 1.9% to the Managing General Partner and 0.1% to the Special General Partner.

         (c) Notwithstanding the provisions of Section 5.10(a) and (b), the Partnership may not (i) distribute equity securities ranking on a parity with or senior to the Preferred Units in priority of distribution prior to or upon liquidation (or rights or warrants to subscribe for, or securities convertible into or exchangeable for such securities) without the approval of the holders of 66 2/3% of the outstanding Preferred Units or (ii) distribute rights or warrants that would entitle the holders thereof to purchase debt securities or assets of the Partnership at less than their fair market value at the date of distribution of such rights or warrants.

         5.11 Special Redeemable Partner Unit. In connection with the special allocation referenced in Section 5.1(d)(i) hereof, the Special General Partner will receive a SPU which will entitle the Special General Partner to receive with respect to each calendar year from and after January 1, 1994 and ending when the Special Capital (plus the cumulative yield thereon) has been fully repaid a distribution from the Partnership equal to the sum of (i) an amount up to a 10% cumulative annual yield, from and after January 1, 1994, on the Remaining Special Capital, and (ii) an amount up to 15% of the Special Capital. The timing of distributions with respect to the SPU shall be as set forth in this Article V provided that no distribution shall be made in respect of the SPU unless and until the Base Amount or Preferred Amount (as the case may be) and any arrearages in respect of the Preferred Units and the Common Units for each such quarter have been paid. At such time distributions pursuant to this Article V in respect of the SPU equal to the Special Capital plus any accrued yield thereon, the SPU shall terminate.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

         6.1 Management. (a) The Managing General Partner shall conduct, direct and exercise full control over all activities of the Partnership.
Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither Limited Partners nor (except as expressly set forth herein) the Special General Partner shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provision of this Agreement, the Managing General Partner, subject to Section 6.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.3 hereof); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of its Subsidiaries, the lending of funds to other persons (including its Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and the making of capital contributions to its Subsidiaries; (v) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (vi) the distribution of Partnership cash or other Partnership assets; (vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii) the entering into listing agreements with the New York Stock Exchange and any other securities exchange and delisting some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval which may be required under Section 6.1 hereof); (xiii) the undertaking of any action in connection with the Partnership's investment in its Subsidiaries (including, without limitation, the contribution or loan by the Partnership to its Subsidiaries of funds); (xiv) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries; and (xv) determine the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt.

         (b) The Special General Partner shall have power and authority coextensive with that of the Managing General Partner to represent the Partnership in dealings with third parties (for the purposes of this Section 6.1, "third parties" shall be deemed to be persons other than the Partners and the Assignees thereof), and accordingly may bind the Partnership. However, in the absence of notice given to the Partnership by either of the Managing General Partner or the Special General Partner to the contrary, the Special General Partner's power and authority to manage the Partnership shall be presumed to have been delegated to the Managing General Partner. In the absence of such delegation of the Special General Partner's power and authority, the Special General Partner shall have voting power in all matters of management of the Partnership proportionate with its general partner Partnership Interest.

         (c) Each of the Partners and each other Person who may acquire an interest in Units hereby approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Deposit Agreement, the Underwriting Agreement, and the other agreements described in the Registration Statement, and agrees that the Managing General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions and such other agreements described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Units, notwithstanding any other provisions of this Agreement, the Delaware Act or any applicable law, rule or regulation. None of the execution, delivery or performance by the Managing General Partner, the Partnership or any Affiliate of any of them of any agreement authorized or permitted under this Agreement shall constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         (d) If the Managing General Partner determines such action to be necessary or appropriate in connection with the proposed qualification or formation and operation of the Partnership in any state other than the State of Delaware in which the Partnership is transacting or may transact business, the Managing General Partner may cause the Partnership to form one or more operating partnerships pursuant to and in conformity with the laws of such jurisdiction or jurisdictions as the Managing General Partner may determine ("Operating Partnership"). An Operating Partnership may have conveyed to it and may acquire, hold, operate and dispose of all or part of the Partnership assets located in a state. Each Operating Partnership shall be composed of the Managing General Partner as managing general partner thereof, having a 1.9% interest in the Operating Partnership, the Special General Partner as special general partner thereof, have a 0.1% general partner interest in the Operating Partnership, which shall in turn reduce the interests of the Managing General Partner and the Special General Partner in the Partnership so that the economic interest of the Managing General Partner as managing general partner and the Special General Partner as special general partner in the Partnership and the Operating Partnership or Operating Partnerships remains 1.9% and 0.1%, respectively, and the Partnership as the sole limited partner thereof having a 98% interest in the Operating Partnership. Each Operating Partnership shall be formed pursuant to an agreement of limited partnership in substantially the form of this Agreement, provided that the Operating Partnership agreement may contain (i) a provision providing for a name of the Operating Partnership different from the name of the Partnership,
(ii) such provisions as the Managing General Partner determines are reasonable and necessary or appropriate to comply with the laws of the jurisdiction in which the Operating Partnership is being formed or to reflect the manner in which the Operating Partnership will be or is required to conduct the activities of the Operating Partnership with respect to the properties located in a state, (iii) such provisions as the Managing General Partner would be permitted to adopt as amendments to this Agreement (provided that the Managing General Partner complies with any applicable requirements of such sections) and
(iv) any other provision that the Managing General Partner has determined is necessary or appropriate and is fair and reasonable to all parties concerned. The Managing General Partner is hereby authorized on behalf of the Partnership to execute the agreement of limited partnership of each Operating Partnership and any other certificates, instruments and documents necessary to form the Operating Partnership, and the Partners hereby approve, ratify and confirm the execution, delivery and performance thereof.

         (e) At all times from and after the date hereof, the Managing General Partner shall cause the Partnership and any Operating Partnership to obtain and maintain to the extent available on a commercially reasonable basis
(i) casualty and liability insurance on the properties of the Partnership and
(ii) liability insurance for the General Partners and the Indemnitees hereunder.

         (f) At all times from and after the date hereof, the Managing General Partner shall cause the Partnership to maintain working capital reserves in such amounts as the Managing General Partner deems appropriate and reasonable from time to time.

         6.2 Certificate of Limited Partnership. The Managing General Partner has filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Managing General Partner to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a) hereof, the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

         6.3 Restrictions on the General Partners' Authority. (a) No General Partner may, without the written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) take any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement, (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as a General Partner of the Partnership, except as otherwise provided in this Agreement.

         (b) Except as provided in Article XIV hereof, no General Partner may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the approval of the holders of at least 66 2/3% of each class of the Outstanding Units prior to the Initial Conversion Date and thereafter without the approval of holders of at least a majority of the Outstanding Units; provided, however, that this provision shall not preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

         (c) Unless approved prior to the Initial Conversion Date by the affirmative vote of the holders of at least 66 2/3% of each class of the Outstanding Units and, thereafter by the affirmative vote of the holders of at least a majority of the Outstanding Units, no General Partner shall take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would cause the Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

         (d) At all times while serving as a general partner of the Partnership, the General Partners will not make any dividend or distribution on, or repurchase any stock or take any other action if the effect of such dividend or distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

         6.4 Reimbursement of the General Partners. (a) Except as provided in this Section 6.4 and elsewhere in this Agreement, none of the General Partners shall be compensated for its services as a general partner of the Partnership.

         (b) The General Partners shall be reimbursed on a monthly basis, or such other basis as the Managing General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services to or for the Partnership) and (ii) that portion of the

General Partners' or their Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership or otherwise incurred by the General Partners in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partners by their Affiliates). The Managing General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the Managing General Partner in its sole discretion. Such reimbursement shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to Section 6.7 hereof.

         (c) Subject to Section 4.4(c) hereof, the Managing General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership, employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partners, the Partnership, its Subsidiaries or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of its Subsidiaries.

         6.5 Outside Activities. (a) After the Closing Date, no General Partner shall, for so long as it is a general partner of the Partnership, enter into or conduct any business or incur any debts or liabilities which adversely affect or are in direct competition with the Partnership.

         (b) Except as described in the Registration Statement or provided in Section 6.5(a) hereof, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement or the partnership relationship established hereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or anticipated to be engaged in by the Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. None of the Partnership, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee, and, except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person. The General Partners and any other Persons affiliated with the General Partners may acquire Units or Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

         6.6 Contracts with Affiliates. (a) The Partnership may lend or contribute to its Subsidiaries, and its Subsidiaries may borrow funds, on terms and conditions established in the sole discretion of the Managing General Partner. The foregoing authority shall be exercised by the Managing General Partner in its reasonable discretion and shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may not lend funds to the General Partners or any of their Affiliates.

         (b) Each General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership. Any services rendered to the Partnership by a General Partner or any Affiliate thereof shall be on terms that are fair and reasonable to the Partnership. The provisions of Section 6.4 hereof shall apply to the rendering of services described in this Section 6.6(b).

         (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

         (d) Neither a General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(d) shall be deemed to be satisfied as to any transactions described in or contemplated by the Registration Statement.

         6.7 Indemnification. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) a General Partner, a departing General Partner or any of their Affiliates, (y) an officer, director, employee, partner, agent or trustee of a General Partner, any departing General Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

         (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an lndemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this
Section 6.7.

         (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

         (d) The Partnership may purchase and maintain insurance, on behalf of a General Partner and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants, and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction were otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.8 Liability of Indemnitees (a) Notwithstanding anything to the contrary set forth in this Agreement or as otherwise prohibited by law, no Indemnitee shall be liable for monetary damages to the Partnership, Limited Partners or to any Persons who have acquired interests in the Units for losses sustained or liabilities incurred as a result of errors of judgment or of any act or omission if such Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best Interests of the Partnership.

         (b) Subject to its obligations and duties as Managing General Partner set forth in Section 6.1(a) hereof, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents and the Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations or the liability to the Partnership and the Limited Partners of a General Partner, its directors, officers, partners and employees under this
Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any Affiliate thereof, on the one hand, and the Partnership, any Subsidiary or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Managing General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership upon Special Approval of such conflict of interest or resolution. The Managing General Partner may also adopt a resolution or course of action that has not received Special Approval. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of any other agreement contemplated herein, or of any duty stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The Managing General Partner (including the Conflicts and Audit Committee in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices;
(iii) any applicable generally accepted accounting practices or principles; and
(iv) such additional factors as the Managing General Partner (including the Conflicts and Audit Committee in connection with Special Approval) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managing General Partner (including the Conflicts and Audit Committee in connection with Special Approval) to consider the interests of any Person other than the Partnership and the Limited Partners as a group. So long as the Managing General Partner acted in good faith and in a manner that it believed to be in, or not opposed to, the best interests of the Partnership and had no reasonable grounds to believe its conduct was unlawful, the resolution, action or terms so made, taken or provided by the Managing General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

         (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Managing General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting, the Partnership or any Limited Partner, or
(ii) in "good faith" or under another express standard, the Managing General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         6.10 Other Matters Concerning General Partners. (a) A General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected in good faith by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) A General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by such General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by such General Partner hereunder.

         (d) A General Partner shall have the right, but not the obligation, to make loans to the Partnership, including, without limitation, loans for the purpose of making distributions on the Preferred Units; provided, that in no event shall such loans be on terms and conditions less favorable than those that the Partnership could obtain from unaffiliated third parties or banks for the same purpose.

         6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner or one or more nominees, as the Managing General Partner may determine, including Affiliates of the Managing General Partner. The Managing General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the Managing General Partner or any nominee or Affiliate of the Managing General Partner shall be held by the Managing General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         6.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Special General Partner, each Limited Partner and each Assignee hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

         6.13 Covenants and Representations of General Partners. (a) The General Partners hereby covenant and represent that (i) at all times while acting as general partners of the Partnership, they will collectively maintain assets (excluding any interest in, or receivables due from, the Partnership) the fair market value of which exceeds their liabilities by the amount of at least $10 million; (ii) the Partnership will be operated in accordance with applicable state partnership statutes, this Partnership Agreement and the representations made in the Registration Statement; (iii) at least ninety percent (90%) of the Partnership's gross income for each taxable year will consist of (w) income or gain derived from the exploration, development, production, processing, refining, transportation or marketing of crude oil and refined petroleum products, (x) gains from the sale of real property, (y) real property rents or (z) gains from the sale or other disposition of a capital asset held for the production of income or gain of the character described in clauses (w), (x) and (y) above; and (iv) the General Partners will act independently of the Limited Partners.

         (b) The Managing General Partner hereby covenants and agrees that it will not permit the Partnership to exercise its purchase option to acquire the Comyn pipeline (as described in the Registration Statement) unless the Partnership has first received an opinion from a nationally recognized investment banking firm which is independent of the General Partners to the effect that the exercise of the option is fair from a financial point of view to the holders of the Units in their capacity as such.

                                  ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         7.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         7.2 Management of Business. No Limited Partner or Assignee (in his capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a General Partner, any Affiliate thereof or any officer, director, employee, partner, agent or trustee of such General Partner or any Affiliate thereof, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         7.3 Outside Activities. Subject to the provisions of Section 6.5 hereof which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

         7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Article V hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

         7.5 Rights of Limited Partners Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

                 (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

                 (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

                 (iii) to have furnished to him, upon notification to the Managing General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

                 (iv) to have furnished to him, upon notification to the Managing General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                 (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                 (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

         (b) Notwithstanding any other provision of this Section 7.5, the Managing General Partner may keep confidential from the Limited Partners for such period of time as the Managing General Partner determines in its sole discretion to be reasonable, any information that the Managing General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to maintain confidentiality.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         8.1 Records and Accounting. The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a) hereof. Any records maintained by or on behalf of the Partnership in the regular course of business, including the record of the Record Holders and Assignees of Units, Depository Units or Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

         8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         8.3 Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the Managing General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the Managing General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

         (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each year, the Managing General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the Managing General Partner in its sole discretion, a report containing unaudited financial statements of the

Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Managing General Partner determines to be appropriate.

                                   ARTICLE IX
                                  TAX MATTERS

         9.1 Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

         9.2 Tax Elections. Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Managing General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Managing General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Managing General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the Managing General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.1(d) hereof without regard to the actual price paid by such transferee.

         9.3 Tax Controversies. Subject to the provisions hereof, the Managing General Partner is designated the Tax Matters Partners (as defined in
Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner or Assignee agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

         9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         9.5 Withholding. Notwithstanding any other provision of this Agreement, the Managing General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Section 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section
5.3 hereof in the amount of such withholding from such Partner.

         9.6 Entity-Level Taxation. If legislation is enacted which causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes, then with respect to any calendar quarter thereafter, but in no event prior to the end of the Initial Period, the Base Amount, the Preferred Amount, First Target Amount, Second Target Amount, Third Target Amount and Capital Target Amount, as the case may be, shall be equal to the product of (i) each such distribution amount multiplied by (ii) 1 minus the sum of (x) the effective federal income tax rate applicable to the Partnership (expressed as a percentage) plus (y) the effective overall state and local income tax rate applicable to the Partnership (expressed as a percentage), in each case, for the taxable year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes).

         9.7 Entity-Level Deficiency Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Partner or Assignee or any former Partner or Assignee, (i) the Managing General Partner shall pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (ii) any amount so paid on behalf of any Partner or Assignee shall constitute a distribution of Available Cash to such Partner or Assignee pursuant to Section
5.3 hereof or 14.3 hereof; and (iii) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the Managing General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the Managing General Partner, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the Managing General Partner shall be authorized (but not required) to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The Managing General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax which relates to prior periods which is attributable to

Persons who were Limited Partners or Assignees when such deficiencies arose from such Persons.

         9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or an association taxable as a corporation at any time and, pursuant to the provisions hereof, an Opinion of Counsel would otherwise be required at that time to the effect that an action will not cause the Partnership to become so taxable as a corporation or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                   ARTICLE X

                      CERTIFICATES AND DEPOSITARY RECEIPTS

         10.1 Certificates and Depositary Receipts. (a) Upon the issuance of Units by the Partnership to the Initial Limited Partners or any other Person, the Partnership shall issue one or more Certificates in the name of the Initial Limited Partners or such other Person evidencing the number of Units being so issued. Certificates shall be executed on behalf of the Partnership by the Managing General Partner.

         (b) The Managing General Partner (i) may cause the deposit of some or all of the Certificates in the Deposit Account pursuant to the Deposit Agreement; (ii) with respect to those Certificates deposited in the Deposit Account, shall receive Depository Receipts registered in the name of the Person(s) to whom such Units have been issued, evidencing the same number of Depositary Units, as the case may be, as the number of Units represented by the Certificates so deposited; and (iii) shall cause the distribution of such Depositary Receipts to such Person(s).

         10.2 Registration of Transfer and Exchange. (a) The Managing General Partner shall cause to be kept on behalf of the Partnership a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b) hereof, the Managing General Partner will provide for the registration of Units and the transfer of such Units. The Depositary is hereby appointed Transfer Agent and registrar for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units which have been deposited pursuant to Section 10.1(a) hereof and not withdrawn or interests therein except by transfers of Depositary Units in the manner described in this Section 10.2 and in the Deposit Agreement.
Upon surrender for registration of transfer of any Depositary Units evidenced by a Depositary Receipt and, subject to the provisions of Section 10.2(b) hereof, the Managing General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Depositary Receipts evidencing the same aggregate number of Depositary Units as was evidenced by the Depositary Receipt so surrendered.

         (b) The Partnership shall not recognize any transfer of Depositary Units until the Depositary Receipts evidencing such Depositary Units are surrendered for registration of transfer and such Depositary Receipts are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided that, as a condition to the issuance of any new Depositary Receipt under this Section 10.2, the Managing General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         10.3 Mutilated, Destroyed, Lost or Stolen Depositary Receipts. (a) If any mutilated Depositary Receipt is surrendered to the Transfer Agent, the Depositary shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Depositary Receipt evidencing the same number of Depositary Units, as the case may be, as the Depositary Receipt so surrendered.

         (b) If there shall be delivered to the Managing General Partner and the Transfer Agent (i) evidence (including, without limitation, proof by affidavit if requested by the Managing General Partner in form and substance satisfactory to the Managing General Partner) to their satisfaction of the destruction, loss or theft of any Depositary Receipt and (ii) such security or indemnity as may be required by them to indemnify and hold each of them and any of their agents harmless, then, in the absence of notice to the Managing General Partner or the Transfer Agent that such Depositary Receipt has been acquired by a bona fide purchaser, the Managing General Partner on behalf of the Partnership shall execute and, upon its request, the Transfer Agent shall countersign and deliver, in exchange for and in lieu of any such destroyed, lost or stolen Depositary Receipt, a new Depositary Receipt evidencing the same number of Depositary Units, as the Depositary Receipt so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Depositary Receipt under this Section 10.3, the Managing General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

         10.4 Registered Owner. In accordance with Section 10.2(b) hereof, the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may

be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

         10.5 Withdrawal of Units from and Redeposit of Units in Depositary Account. Any Units may be withdrawn from the Depositary Account by surrender of the Depositary Receipts evidencing the corresponding Depositary Units duly executed by the Record Holder thereof (or his attorney-in-fact duly authorized in writing), provided that such Record Holder is then reflected on the books and records of the Partnership as the Limited Partner in respect of the Units for which such withdrawal is requested. Upon any such withdrawal, the Managing General Partner shall cause the Partnership to issue a Certificate evidencing such Units. Any such withdrawn Units, or Units which have not previously been so deposited, may be redeposited or deposited (as the case may be) in the Deposit Account by the surrender of the Certificate evidencing such withdrawn Units or non-deposited Units to the Depositary and payment to the Depositary of such fee and upon such terms as may be required therefor pursuant to the Deposit Agreement. Upon any such redeposit or deposit, the Depositary shall issue a Depositary Receipt evidencing the same number of Units as was evidenced by the Certificate so redeposited or deposited.

         10.6 Amendment of Deposit Agreement. Subject to its fiduciary obligations, the Managing General Partner may amend or modify any provision of the Deposit Agreement in any respect it reasonably determines to be necessary or appropriate, provided, however, that the Managing General Partner shall not amend or modify the Deposit Agreement if the effect of any such amendment or modification would materially adversely affect the Limited Partners or would impair the right of Limited Partners to withdraw their Units from deposit thereunder.


                                   ARTICLE XI

                             TRANSFER OF INTERESTS

         11.1 Transfer. (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which a General Partner assigns its general partner Partnership Interest to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

         (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

         11.2 Transfer of a General Partner's Partnership Interest. (a) Each of the General Partners may transfer all, but not less than all, of its general partner Partnership Interest (unless to an Affiliate, in which case less than all of such interest may be transferred) to a single transferee if, but only if, (i) the transferee agrees to assume and be bound by the rights and duties of such general partner under the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes and (iii) the transfer is made to an Affiliate or upon such General Partner's merger, consolidation or other combination into any other entity or the transfer by it of all or substantially all of its assets to another entity.

         (b) Notwithstanding Section 11.2(a) hereof, the Managing General Partner may not transfer any or all of its general partner Partnership Interest during the Initial Period without the approval of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units owned by the General Partners and their Affiliates), and the Special General Partner may not transfer its general partner Partnership Interest without the consent of the Managing General Partner.

         (c) Any transferee of the Managing General Partner's general partner interest pursuant to Section 11.2(a) hereof shall be admitted to the Partnership as successor Managing General Partner hereunder and shall continue the business of the Partnership and the transferor of such general partner interest shall cease to be a General Partner following the admission of such transferee.

         (d) Any transferee of the Special General Partner's general partner interest pursuant to Section 11.2(a) hereof shall be admitted to the Partnership as successor Special General Partner hereunder and the Managing General Partner shall continue the business of the Partnership notwithstanding such transfer by the Special General Partner and the transferor of such general partner interest shall cease to be a General Partner following the admission of such transferee.

         (e) any successor General Partner pursuant to this Section 11.2 shall become a General Partner effective, to the extent permitted by the Delaware Act, as of the date immediately prior to the date of the transfer of the general partner interest. This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the cessation of the former General Partner and the substitution of the successor General Partner.

         11.3 Transfer of Units. (a) Any Units which have been deposited in the Deposit Account may be transferred, but only in the manner described in
Section 10.2 hereof. Units with respect to which no such deposit has been made or which have been withdrawn from the Deposit Account and not redeposited are not transferable except upon death or by operation of law, by transfer to the Managing General Partner for the account of the Partnership, pursuant to Section 11.7 or otherwise in accordance with this Agreement. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

         (b)     Until admitted as a Substituted Limited Partner pursuant to
Article XII hereof, the Record Holder of a Depositary Unit shall constitute an Assignee in respect of such Unit.

         (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability with respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner in the Partnership shall be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) would result in the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes or (iii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

         11.5 Citizenship Certification; Non-citizen Assignees. (a) In the event that, because of the nationality (or any other status) of a Limited Partner or Assignee, the Partnership is or becomes subject to federal, state or local laws or regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the Managing General Partner may request any such Limited Partner or Assignee to furnish to the Managing General Partner or, with respect to Depositary Units, to the Depositary within 30 days after receipt of such request an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the Managing General Partner may request. If a Limited Partner or Assignee fails to furnish such Citizenship Certification or other information as may be requested or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or an Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption, the Managing General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the Managing General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

         (b) The Managing General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of the Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

         (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 hereof but shall be entitled to the cash equivalent thereof, and the Managing General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Managing General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

         (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing General Partner, request admission as a Substituted Limited Partner with respect to any Partnership Interest of such Non-citizen Assignee not redeemed pursuant to Section 11.6 hereof and upon his admission pursuant to
Section 12.2 hereof the Managing General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

         11.6 Redemption of Interests. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a) hereof, or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee, establishes to the satisfaction of the Managing General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the Managing General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

                 (i) The Managing General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Depositary, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Depositary Receipt or the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

                 (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the Managing General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

                 (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Depositary Receipt or the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                 (iv) After the redemption date, Redeemable Units shall no longer constitute issued and outstanding Units.

         (b) The provisions of this Section 11.6 shall be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

         (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing General Partner shall withdraw the notice of redemption; provided, the transferee of such Units or Depositary Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

         (d) Notwithstanding the provisions of Article XVIII hereof, if the Units subject to redemption are Preferred Units, the holder of such Preferred Units may not convert them into Common Units.

         (e) If the Partnership or the Managing General Partner determines that because of the nationality (or other status) of a General Partner, whether or not in its capacity as such, the Partnership is or becomes subject to federal, state or local regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the Partnership may, unless such General Partner has furnished a Citizenship Certification or transferred his Partnership Interest or Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of such General Partner in the Partnership as provided in Section 11.6(a) hereof. The redemption price shall be paid in cash.

         11.7 Transfer of Common Units by the Special General Partner. The Special General Partner shall not have the right to transfer the Common Units initially held by it during the one year period commencing on the date of closing of the Initial Offering to persons other than shareholders of the Special General Partner or relatives of such shareholders (or trusts established for the benefit of such relatives) and then only if the transaction is registered under the Securities Act or an exemption from registration is available. The Special General Partner shall not have the right to transfer more than 50% of the Common Units initially held by it during the second year following the date of closing of the Initial Offering to persons other than shareholders of the Special General Partner or any relatives of such shareholders (or trusts established for the benefit of such relatives) and then only if the transaction is registered under the Securities Act or an exemption from registration is available. Prior to any transfer of the Common Units to any Affiliate or shareholder of the Special General Partner or any relative of such shareholder (or any trust or trusts for such relative), such transferee must agree to be similarly restricted as set forth above in this Section 11.7.

         11.8 Transfer of Incentive Interest by the Managing General Partner. The Managing General Partner shall not have the right to transfer the Incentive Interest at any time; provided, that the Managing General Partner shall transfer the Incentive Interest to any successor managing general partner.

         11.9 Registration Rights. From and after the Initial Conversion Date, the Special General Partner or any of its shareholders or their relatives who may acquire Common Units from the Special General Partner have the right to cause the Partnership, upon request, to register an offering and sale of their Common Units with the Securities and Exchange Commission subject to the terms set forth in an agreement dated of even date herewith by and among the Special General Partner and the Partnership.


                                  ARTICLE XII

                             ADMISSION OF PARTNERS

         12.1 Admission of Initial Limited Partners and Underwriters. Upon the issuance of Units by the Partnership to the Initial Limited Partners (as described in Section 4.3 hereof), the Managing General Partner shall admit to the Partnership the Initial Limited Partners as Limited Partners in respect of the Units. Each such party shall execute a Transfer Application and thereby agree to be bound by the terms hereof as a Limited Partner.

         12.2 Admission of Substituted Limited Partners. By transfer of a Depositary Unit in accordance with Article XI hereof, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Depositary Receipt shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Unit to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted

Limited Partner to such purchaser or other transferee in respect of the transferred Depositary Units. Each transferee of a Depositary Unit (including any nominee holder or an agent acquiring such Depositary Unit for the account of another Person) who executes a Transfer Application shall be an Assignee and shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Units so transferred to such Person by virtue of executing and delivering such Transfer Application. Such Assignee shall become a Substituted Limited Partner at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

         12.3 Admission of Successor Managing General Partner and Special General Partner. (a) A successor Managing General Partner approved pursuant to Section 13.1 hereof or the transferee of or successor to all of the Managing General Partner's Partnership interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective immediately prior to the withdrawal or removal of the Managing General Partner pursuant to Section 13.1 hereof or the transfer pursuant to Section 11.2 hereof; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 11.2 hereof have been complied with.
Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor Managing General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

         (b)     A successor Special General Partner approved pursuant to
Section 13.2 hereof or the transferee of or successor to all of the Special General Partner's Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted to the Partnership as a successor Special General Partner shall be admitted to the Partnership as the Special General Partner effective immediately prior to the withdrawal or removal of the Special General Partner pursuant to Section 13.2 hereof or the transfer pursuant to Section
11.2 hereof; provided, however, that no such successor, shall be admitted to the Partnership until the terms of Section 11.2 hereof have been complied with. In each case, the admission shall be subject to the successor Special General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

         12.4 Admission of Additional Limited Partners. (a) A Person (other than an Initial Limited Partner, an Underwriter or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner in order to effect such Person's admission as an Additional Limited Partner.

         (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the Managing General Partner to such admission.

         12.5 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.4 hereof.


                                  ARTICLE XIII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

         13.1 Withdrawal of the Managing General Partner. (a) The Managing General Partner covenants and agrees that it will not withdraw as Managing General Partner before December 31, 2000, subject to its right to transfer its Partnership Interest pursuant to Section 11.2 hereof.

         (b) The Managing General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

                 (i) the Managing General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                 (ii) the Managing General Partner transfers all of its rights as Managing General Partner pursuant to Section 11.2 hereof;

                 (iii)    the Managing General Partner is removed pursuant to
        Section 13.2 hereof;

                 (iv)     the Managing General Partner

                          (A) makes a general assignment for the benefit of creditors;

                          (B)     files a voluntary bankruptcy petition;

                          (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

                          (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing General Partner in a proceeding of the type described in paragraphs (A)-(C) of this subsection; or

                          (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Managing General Partner or of all or any substantial part of its properties;

                 (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Managing General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

                 (vi) a certificate of dissolution or its equivalent is filed for the Managing General Partner, or 90 days expire after the date of notice to the Managing General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in paragraphs (iv), (v) or (vi) occurs, the withdrawing Managing General Partner shall given written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in withdrawal of the Managing General Partner from the Partnership.

         (c) Withdrawal of the Managing General Partner from the Partnership (including withdrawal upon the occurrence of an Event of Withdrawal) will constitute a breach of this Agreement if such withdrawal occurs; (i) at any time prior to December 31, 2000, unless the Managing General Partner gives at least 90 days' advance written notice of its intention to withdraw to the Limited Partners and prior to the effective date of such withdrawal, the Limited Partners approve such withdrawal by the vote of at least a majority of the Outstanding Units

(excluding for purposes of such determination any Units owned by the General Partners and their Affiliates); or (ii) at any time after December 31, 2000, unless the Managing General Partner gives at least 90 days' advance written notice to the Limited Partners and the Partnership receives an Opinion of Counsel that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of holders of Units or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, such withdrawal to take effect on the date specified in such notice.

         (d) Withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time that the Managing General Partner ceases to be a Managing General Partner pursuant to Section 13.1(b)(ii) hereof or is removed pursuant to Section 13.2 hereof; or (ii) notwithstanding Section 13.1(c) above, at any time that the Managing General Partner voluntarily withdraws by giving at least 90 days' advance written notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given more than 50% of the Outstanding Units held by Persons other than the withdrawing Managing General Partner and its Affiliates are owned beneficially or of record or controlled at any time by one Person or its Affiliates. If the Managing General Partner gives a notice of withdrawal pursuant to Section 13.1(b)(i) hereof or if the Managing General Partner is removed pursuant to Section 13.2 hereof, holders of at least a majority of the outstanding Units (including for purposes of such determination Units owned by the General Partners and their Affiliates) may, prior to the effective date of such withdrawal, elect a successor Managing General Partner. If prior to the effective date of the Managing General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of the holders of Units or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 14.1 hereof. If a successor Managing General Partner is elected and the Opinion of Counsel rendered as provided herein, such successor shall be admitted (subject to Section 12.3 hereof) immediately prior to the effective time of the withdrawal of the departing Managing General Partner and shall continue the business of the Partnership without dissolution.

         13.2 Removal of the Managing General Partner. The Managing General Partner may be removed only if such removal is approved by the written consent or affirmative vote of Limited Partners holding not less than 66 2/3% of the Outstanding Units. Any such action by the Limited Partners for removal of the Managing General Partner must also provide for the election and succession of a new Managing General Partner. Such removal shall be effective immediately following the admission of the successor Managing General Partner pursuant to
Section 12.3 hereof. The right of the Limited Partners to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the Managing General Partner and the selection of a successor Managing General Partner will not result in (i) the loss of limited liability of any Limited Partner in the Partnership or (ii) the taxation of the Partnership as a corporation or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

         13.3 Interest of Departing Managing General Partner and Successor Managing General Partner. (a) In the event of (i) withdrawal of the Managing General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing General Partner by the Limited Partners, the departing Managing General Partner shall, at its option exercisable prior to the effective date of the departure of such departing Managing General Partner, promptly receive from its successor in exchange for its Partnership Interest as Managing General Partner an amount in cash equal to the fair market value of the departing Managing General Partner's Partnership Interest as Managing General Partner, such amount to be determined and payable as of the effective date of its departure. If the Managing General Partner withdraws under circumstances where such withdrawal violates this Agreement, its successor shall have the option described in the immediately preceding sentence, and the departing Managing General Partner shall not have such option. In either event, the departing Managing General Partner shall be entitled to receive all reimbursements due such departing Managing General Partner pursuant to Section 6.4 hereof, including any employee- related liabilities (including severance liabilities only in the event of (i) withdrawal of the Managing General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing General Partner by the Limited Partners), incurred in connection with the termination of any employees employed by the departing Managing General Partner for the benefit of the Partnership. Subject to Section 13.3(b) hereof, the departing Managing General Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the Managing General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.1(d) hereof.

         For purposes of this Section 13.3(a), the fair market value of the departing Managing General Partner's Partnership Interest as Managing General Partner herein shall be determined by agreement between the departing Managing General Partner and its successor or, failing agreement within 30 days after the effective date of such departing Managing General Partner's departure, by an independent investment banking firm or other independent expert selected by the departing Managing General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firms or other independent experts selected by each of the departing Managing General Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the Managing General Partner and other factors it may deem relevant.

         (b) If its Partnership Interest is not acquired in the manner set forth in Section 13.3(a) hereof, the departing Managing General Partner shall become a Limited Partner and its Partnership Interest in the Partnership shall be converted into Units equal to the fair market value of such interest pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a) hereof, without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). In the event that upon withdrawal more than one class or series of Units shall be outstanding, the Managing General Partner shall receive Units of each such class or series in such ratios as shall be equal to the rates of the total outstanding Units of such class or series. The Partnership shall indemnify the departing Managing General Partner as to all debts and liabilities of the Partnership arising on or after the date on which the departing Managing General Partner becomes a Limited Partner, including employee related liabilities, including severance liabilities, incurred in connection with the termination of the employees employed by the departing Managing General Partner for the benefit of the Partnership. For purposes of this Agreement, the departing Managing General Partner's conversion of its Partnership Interest to Units will be characterized as if the departing Managing General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Units.

         (c) If the option described in Section 13.3(a) hereof is not exercised by the party entitled to do so, the successor Managing General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.6(d)(i) hereof, shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the Managing General Partner. In such event, each successor Managing General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the departing Managing General Partner was entitled. In addition, such successor Managing General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor Managing General Partner's admission, the successor Managing General Partner's interest in all Partnership distributions and allocations shall be 1.9%, and that of the Special General Partner and the Limited Partner shall be 0.1% and 98%, respectively.

         13.4 Withdrawal or Removal of Special General Partner. (a) The Special General Partner may withdraw from the Partnership in the capacity of Special General Partner (i) upon 30 days' advance written notice to the Managing General Partner or (ii) by transferring its general partner interest in the Partnership pursuant to Section 11.2 hereof. Such withdrawal shall take effect on the date specified in such notice. Upon receiving such notice, the Managing General Partner shall select a successor Special General Partner within such 30-day period. Any withdrawal of the Special General Partner shall not become effective unless the Partnership has received by the end of such 30-day period an Opinion of Counsel that such withdrawal will not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.
Following any withdrawal of the Special General Partner, the business and operations of the Partnership shall be continued by the Managing General Partner.

         (b) In addition to the voluntary withdrawal described above, the Special General Partner shall be deemed to have withdrawn (i) when and if, the Special General Partner (A) makes a general assignment for the benefit of creditors, (B) files a voluntary bankruptcy petition, (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Special General Partner in a proceeding of the type described in clauses (A)-(C) of this subsection, or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Special General Partner or of all or any substantial part of its properties; or, (ii), when a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Special General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Special General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereinafter in effect; or (iii) when a certificate of dissolution or its equivalent is filed for the Special General Partner, or 90 days expire after the date of notice to the Special General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

         (c) The Special General Partner may be removed only if such removal is approved by the written consent or affirmative vote of Limited Partners holding not less than 66 2/3% of the Outstanding Units. Any such action by the Limited Partners for removal of the Special General Partner must also provide for the approval of the successor Special General Partner. Such removal shall be effective immediately following the admission of the successor Special General Partner pursuant to Article XII hereof. The right of the Limited Partners to remove the Special General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the Special General Partner and the selection of a successor Special General Partner will not result in (i) the loss of limited liability of any Limited Partner or (ii) the taxation of the Partnership as a corporation or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes unless already so taxed.

         (d) Upon the withdrawal or removal of the Special General Partner under this Section 13.4 (except by reason of a transfer of the interest made pursuant to Section 11.2 hereof), the Partnership shall distribute to the Special General Partner an amount of cash equal to the positive balance in its Capital Account (following the adjustment of its Capital Account in accordance with Section 4.6 hereof).

         (e) Notwithstanding the other provisions of this Section 13.4, a successor Special General Partner or a successor special general partner of any Operating Partnership need not be selected if the Partnership has received an Opinion of Counsel that the failure to select a successor would not cause the Partnership or any Operating Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

         13.5    Withdrawal of Limited Partners.  Except as provided in Section
13.5 hereof, no Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

         13.6 Continuation of Partnership. Upon the withdrawal or removal of any General Partner, any successor General Partner or any remaining General Partner is authorized to and shall carry on the business of the Partnership.

         13.7 No Incentive Fees After Withdrawal or Removal. Nothing in this Article XIII shall be construed to entitle the Managing General Partner to any Incentive Interest resulting from the liquidation of the Partnership which liquidation is caused directly by the Managing General Partner's withdrawal as managing general partner of the Partnership. Upon the withdrawal or removal of the Managing General Partner, such departing Managing General Partner shall cease to have any interest in any Incentive Interest which shall not have become due and payable from the Partnership prior to the effective date of such withdrawal or removal, and the Incentive Interest shall be assigned to any successor Managing General Partner.


                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

         14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, the admission of successor General Partners in accordance with the terms of this Agreement or the withdrawal of the Special General Partner pursuant to Section
13.4 hereof. Upon the removal or withdrawal of the Managing General Partner, any successor Managing General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon:

         (a)     the expiration of its terms as provided in Section 1.5 hereof;

         (b) an Event of Withdrawal of the Managing General Partner as provided in Section 13.1(b) hereof, unless a successor is named as provided in 13.1(c) hereof;

         (c) an election to dissolve the Partnership by the Managing General Partner that is approved by the written consent or the affirmative vote of holders of at least 66 2/3% of the

Outstanding Units prior to the Initial Conversion Date and, thereafter, by the written consent or affirmative vote of holders of at least a majority of the Outstanding Units.

         (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

         (e) the sale of all or substantially all of the assets and properties of the Partnership.

         14.2 Continuation of the Business of the Partnership after Dissolution. Upon (i) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Managing General Partner and a failure of the requisite number of Partners to agree to continue the business of the Partnership and appoint a successor Managing General Partner as provided in Sections 13.1 and 13.2 hereof, then within an additional 90 days or
(ii) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.2(b)(iv) hereof, then within 180 days thereafter, at least a majority of the outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a managing general partner a Person approved by the holders of at least a majority of the outstanding Units. Upon any such election by the holders of at least a majority of the outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                 (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 hereof unless earlier dissolved in accordance with this Article XIV;

                 (b) if the successor Managing General Partner is not the former Managing General Partner, then the interest of the former Managing General Partner shall be treated thenceforth as the interests of a Limited Partner and converted into Units in the manner provided in Section 13.3(b) hereof; and

                 (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor Managing General Partner may for this purpose exercise the powers of attorney granted the Managing General Partner pursuant to Section 1.4 hereof; provided, that the right of the holders of at least a majority of outstanding Units to approve a successor managing general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

         14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2 hereof, the Managing General Partner, or in the event the Managing General Partner has been dissolved or removed, become bankrupt as set forth in Section 13.1 hereof or withdrawn from the Partnership, a liquidator or liquidating committee approved by the holders of at least a majority of the outstanding Units, shall be the Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of at least a majority of the outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the Managing General Partner) may be removed at any time, with or without cause by notice of removal approved by at least a majority of the outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, power and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this
Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b) hereof) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                 (a) the payment to creditors of the Partnership, including Partners who are creditors, in order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

                 (b) to all Partners in accordance with and to the extent of the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to
         Article V hereof.

         14.4    Distributions in Kind.  Notwithstanding the provisions of
Section 14.3 hereof which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section
14.3 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 hereof, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

         14.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         14.7 Return of Capital. No General Partner shall be personally liable for the return of the Capital Contribution of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         14.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

         14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE XV

           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

         15.1 Amendment to be Adopted Solely by Managing General Partner. Each Limited Partner agrees that the Managing General Partner (pursuant to its powers of attorney from the

Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent or the registered office of the Partnership;

         (b) admission, substitution, withdrawal or removal of Limited or Initial Partners in accordance with this Agreement:

         (c) a change that, in the sole discretion of the Managing General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or, subject to the provisions of Section 1.6 hereof, that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes.

         (d) a change (i) that does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Depositary Units (including, without limitation, the division of outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner determines to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

         (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or any General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (f) subject to the terms of Section 4.4 hereof, an amendment that the Managing General Partner determines in its sole discretion to be necessary or desirable in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.4 hereof;

         (g) any amendment expressly permitted in this Agreement to be made by the Managing General Partner acting alone;

         (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3 hereof; or

         (i)     any other amendments similar to the foregoing.

         15.2    Amendment Procedures.  Except as provided in Sections 15.1 and
15.3 hereof, all amendments to this Agreement shall be made in accordance with the following requirements: If an amendment is proposed, the Managing General Partner shall seek the written approval of the requisite Percentage Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. Each such proposal to the Limited Partners shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the holders of at least 66 2/3% of the Outstanding Units prior to the Initial Conversion Date and after the Initial Conversion Date upon approval by holders of at least a majority of the Outstanding Units unless a greater or different percentage is required under this Agreement. The Managing General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

         15.3 Amendment Requirements. (a) Amendments to this Agreement may be proposed solely by the Managing General Partner. Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced.

         (b) Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, (i) the approval of the Special General Partner shall be required for any amendment, if such amendment would change the Special General Partner's Percentage Interest or increase the Special General Partner's duties or liabilities or if the Partnership has received an Opinion of Counsel that such amendment would have a materially adverse consequence to the Special General Partner and (ii) the approval of the Special General Partner shall be required for any amendment if such amendment would change the provisions altering the timing of subordination in respect of distributions affecting the Common Units.

         (c) Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner, (ii) modify the compensation payable to the Managing General Partner or any Affiliates of the Managing General Partner by the Partnership,
(iii) change Section 14.1(a) or (c) hereof, (iv) restrict in any way any action by or rights of the Managing General Partner as set forth in this Agreement or
(v) except as set forth in Section 14.1(c) hereof, give any person the right to dissolve the Partnership.

         (d) In the event at any time there exists any class or series of outstanding Units having any rights or preferences different from the rights or preferences of any other class or series of outstanding Units, no amendment shall be effective which the Managing General Partner determines would have a material adverse effect on the rights and preferences of any such class or series of outstanding Units without, in addition to any other required approval, the approval by written consent or affirmative vote of 66 2/3% in interest of the holders of the Outstanding Units of such class or series.

         (e) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 15.1 hereof, no amendment shall become effective without the approval of the Record Holders of all Units unless the Partnership obtains an Opinion of Counsel to the effect that (i) such amendment would cause the Partnership to become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes and (ii) such amendment will not affect the limited liability of any Limited Partner in the Partnership under applicable law.

         (f) This Section 15.3 shall only be amended with the approval by written consent or affirmative vote of the holders of not less than 90% of the Outstanding Units.

         15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning 20% or more of the outstanding Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the Managing General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the laws of any other state in which the Partnership is qualified to do business.

         15.5    Notice of a Meeting.  Notice of a meeting called pursuant to
Section 15.4 hereof shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1 hereof. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

         15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11 hereof, the Managing General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date on which Limited Partners are requested in writing by the Managing General Partner to give such approvals.

         15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

         15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

         15.9 Quorum. 66 2/3% of the Outstanding Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a smaller percentage of Outstanding Units, in which case, the quorum shall be the percentage of Outstanding Units required for approval. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners whose Percentage Interests represent at least a majority of the Percentage Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners owning such different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required Percentage Interests of the Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Percentage Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section
15.7 hereof.

         15.10 Conduct of Meeting. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4 hereof, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the Managing General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

         15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall not be less than 20 days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Managing General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Managing General Partner as to whether the exercise of such right and the action proposed to be taken with respect to any particular matter (i) would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) would jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

         15.12 Voting and Other Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 hereof shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited.

         (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4 hereof.


                                  ARTICLE XVI

                                     MERGER

         16.1 Authority. The Partnership may merger or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XVI.

         16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the Managing General Partner. If the Managing General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

                 (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                 (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

                 (c) The terms and conditions of the proposed merger or consolidation;

                 (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property, or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust on other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof are to be delivered;

                 (e) A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                 (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section
         16.4 hereof or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                 (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

         16.3 Approval by Limited Partners of Merger or Consolidation. (a) The Managing General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV hereof. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) During the Initial Period, the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Units of each class, and thereafter, by the affirmative vote or consent of the holders of a majority of the

Outstanding Units, unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

         (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4 hereof, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         16.4 Certificate of Merger. Upon the required approval by the Managing General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         16.5 Effect of Merger. (a) Upon the effective date of the certificate of merger:

                 (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                 (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                 (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                 (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

         16.6 Exempt Transaction. Notwithstanding any other provisions of this Article XVI, the merger of Pride Pipeline Limited Partnership, an Oklahoma limited partnership, with and into the Partnership as described in the Registration Statement shall be subject to the approval of the Merger Agreement therefor by the Managing General Partner in its sole discretion and shall not be subject to approval by the Limited Partners as referenced in Section 16.3 hereof.

                                  ARTICLE XVII

                             RIGHT TO ACQUIRE UNITS

         17.1 Right to Acquire Units. (a) Notwithstanding the provisions of Section 13.1(a) hereof or any other provision of this Agreement, in the event that at any time after the Initial Conversion Date less than 10% of the total Units outstanding are held by Persons other than the General Partners and any Affiliate of the General Partners, the Managing General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliates of the Managing General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units outstanding held by Persons other than the General Partners and any Affiliates of the General Partners, at the greater of (y) the Current Market Price as of the date the notice described in Section 17.1(b) hereof is mailed or (z) the highest cash price paid by either of the General Partners or any of their Affiliates for any Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) hereof is mailed. As used herein, (i) "Current Market Price" of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date and (ii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

         (b) If the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership elects to exercise either right to purchase Units granted pursuant to Section 17.1(a) hereof, the Managing General Partner shall deliver to the Transfer Agent written notice of such election to purchase (hereinafter in this Section 17.1 called the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the Managing General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) hereof) at which Units will be purchased and state that the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Depositary Receipts with respect to such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer

Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Depositary Receipt shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV hereof) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a) hereof) for Units therefor, without interest, upon surrender to the Transfer Agent of the Depositary Receipts representing such Units, and such Units shall thereupon be deemed to be transferred to the Managing General Partner, any Affiliate of the Managing General Partner or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the Managing General Partner or any Affiliate of the Managing General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and XIV hereof).

         (c) At any time from and after the Purchase Date, a holder of an outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Depositary Receipt or Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a) therefor without interest thereon.


                                 ARTICLE XVIII

                  CONVERSION AND REDEMPTION OF PREFERRED UNITS

         18.1 Conversion During Any Conversion Period. (a) During any Conversion Period and subject to compliance with the procedures set forth in
Section 18.1(b) and 18.1(c) below, each holder of Preferred Units may convert any or all of such holder's Preferred Units into Common Units at the Conversion Rate then in effect.

         (b) Within 90 days of the termination of the Initial Period and of each anniversary date thereafter and within 30 days of the occurrence of a Fundamental Change, the Managing General Partner shall mail by first class mail, postage prepaid, to each holder of Preferred Units at the address as the same shall appear on the books of the Depositary or Partnership, as the case may be, notice of the termination of the Initial Period and of each anniversary date thereof or the occurrence of a Fundamental Change and such holder's right, during the Conversion Period, to elect to convert all or any of such holder's Preferred Units into Common Units on the Initial

Conversion Date or Conversion Date, as the case may be, at the Conversion Rate in affect at such time. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such conversion. A notice given regarding the Initial Conversion Date shall include the financial statements of the Partnership for the most recently ended fiscal year and the most recently ended interim period available to the Partnership. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given regardless of whether the holder receives the notice.

         (c) All Preferred Units or, in the event the Preferred Units to be converted are not deposited in the Deposit Account, certificates evidencing the Preferred Units to be converted, which have been properly endorsed and surrendered for conversion until the close of business on the last day of the Conversion Period shall be converted into Common Units effective as of (i) with respect to a conversion caused by the termination of the Initial Period, the Initial Conversion Date, (ii) with respect to a conversion caused by an election of a holder of Preferred Units on any anniversary date of the termination of the Initial Period, such anniversary date, and (iii) with respect to a conversion caused by the occurrence of a Fundamental Change, the Conversion Date.

         (d) As promptly as practicable after the surrender, as herein provided, of any Preferred Units for conversion, the Partnership shall issue pursuant to Section 4.4(a) hereof the number of Common Units into which such Preferred Units may be converted in accordance with the provisions of this
Section 18.1 and shall deliver or cause to be delivered Depositary Receipts evidencing such Common Units and a check in lieu of any fractional Units.
Prior to delivery of such Depositary Receipts, the Partnership shall require a written notice from the holder of the Preferred Units so surrendered indicating his election to convert such Preferred Units and specifying the name or names (with address) in which such Depositary Receipts are to be issued. If the Depositary Receipts are to be issued to a Person who is other than the holder of the Preferred Units to be converted, the surrender of such Preferred Units shall be accompanied by such duly executed instruments of transfer (including a Transfer Application duly executed by the transferee) as shall be required by the Depositary Agreement. No payments in respect of the Preferred Units to be converted, or distributions declared but unpaid on the Common Units to be issued, shall be made upon the conversion of such Preferred Units; provided, however, that if the conversion shall be effective subsequent to the Record Date but prior to the payment date for a previously declared distribution, the Preferred Units surrendered for conversion shall be deemed to remain outstanding until such payment date solely for purposes of determining the Preferred Units entitled to receive such distribution on such payment date.

         (e)     If a Fundamental Change occurs of the type specified in clause
(iii) of the definition of Fundamental Change (a "Reorganization Change") and the holder of Preferred Units elects to convert during such Conversion Period, such Preferred Units shall be entitled to be converted into the kind or amount of securities (including Common Units), cash or other assets which the Preferred Units would have been converted into if the conversion had occurred immediately prior to the Reorganization Change. If a Reorganization Change occurs and the holder of Preferred Units does not elect to convert during such Conversion Period then, pursuant to any subsequent Fundamental Change or conversion right of the holder of Preferred Units occurring by reason of a notice of redemption, such Preferred Units shall again be entitled to be converted into the kind or amount of securities (including Common Units), cash or other assets which the Preferred Units would have been converted as a result of such Reorganization Change. The holder of a Preferred Unit shall have 60 days from the date of mailing of the notice of such Reorganization Change by the Partnership to exercise the conversion right created in this Section 18.1. If, however, a Reorganization Change occurs in which the Partnership is not the surviving entity and the holder of Preferred Units elects not to convert pursuant to this conversion right, such holder's Preferred Units shall be redeemed at an amount equal to the Preferred Unit Redemption Amount within 60 days of the end of the sixty day election period provided to holders of Preferred Units. Notwithstanding anything to the contrary in Section 18.1(a) hereof, a holder of Preferred Units, who elects to convert in the event of a Fundamental Change must convert all, but not less than all, of such holder's Preferred Units.

         (f) The Managing General Partner will use all reasonable efforts to provide holders of Preferred Units with prior notice of a Fundamental Change to the extent practicable.

         18.2 Redemption at the Option of the Partnership. (a) Subject to compliance with the procedures set forth in Section 18.2(b) hereof, the Partnership may at any time redeem any or all of the then outstanding Preferred Units at a price per Preferred Unit equal to the Preferred Unit Redemption Amount applicable to such Preferred Unit (i) if Available Cash plus capital expenditures (other than capital expenditures financed or anticipated to be refinanced with the proceeds from Capital Transactions) and other investments of the Partnership for any period of eight consecutive quarters ending not earlier than the Initial Conversion Date and not more than sixty (60) days prior to the date of redemption equals or exceeds 120% of the aggregate Base Amount for such eight quarters multiplied by the number of Units outstanding as of the end of such period and all arrearages in the Base Amount or Preferred Amount (as the case may be) in respect of the Preferred Units have been paid,
(ii) if 66 2/3% or more of the initially outstanding Preferred Units have been converted and (iii) after July 1, 1997.

         (b) Redemption Procedure. If less than all of the outstanding Preferred Units are to be redeemed, the Preferred Units to be redeemed shall be selected by the Partnership by lot or pro rata (as nearly as may be) as determined by the Managing General Partner and pursuant to such procedures is the Managing General Partner may determine in the exercise of its sole discretion.

         Not less than 30 nor more than 60 days prior to the date fixed for redemption of Preferred Units pursuant to Section 18.2(a) hereof, a notice thereof shall be given by mail to the holders of record of the Preferred Units selected for redemption at their respective addresses as the same shall appear on the books of the Depositary or Partnership, as the case may be. Such notice shall also state (i) the date fixed for redemption, (ii) the redemption price, and (iii) the holder's right to convert any or all of the Preferred Units called for redemption into Common

Units prior to the redemption, and shall call upon such holder to surrender to the Partnership on said date at the place designated in the notice such holder's Depositary Receipts or, in the event the Preferred Units to be redeemed are not deposited in the Deposit Account, certificates evidencing the Preferred Units to be redeemed. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given regardless of whether the holder receives the notice.

         If, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Partnership for the benefit of the holders of the Preferred Units selected for redemption, so as to be and continue to be available therefor, then upon and after the date of redemption so designated, such holders of Preferred Units selected for redemption and to whom notice has been duly given shall cease to be Partners with respect to such Preferred Units. Such Persons shall have no interest in, or right or claim against the Partnership by virtue thereof, and shall have no voting or other rights with respect to such Preferred Units except the right to receive from the Partnership the monies, without interest thereon, payable upon such redemption, upon surrender of the Depositary Receipts or, in the event the Preferred Units to be redeemed are not deposited in the Deposit Account, certificates therefor, and the Preferred Units represented thereby shall no longer be deemed to be Outstanding.

         After giving any notice of redemption and prior to the close of business on the second Business Day prior to the date fixed for redemption, the holders of Preferred Units so called for redemption may convert any or all such Preferred Units into Common Units in accordance with the conversion privileges set forth in Section 18.3 hereof.

         18.3    Conversion of Preferred Units Upon Notice of Redemption.   (a)
The holder of any Preferred Units shall have the right upon notice of redemption thereof, at his option, to convert, subject to the terms and provisions of this Section 18.3, such Preferred Units into Common Units, at the Conversion Rate in effect upon the date of conversion, upon surrender of properly endorsed Depositary Receipts or, in the event the Preferred Units to be converted are not deposited in the Deposit Account, certificates evidencing the Preferred Units that are to be so converted to the Partnership at any time during usual business hours at the offices of the conversion agent designated by the Partnership. Such conversion right shall terminate at the close of business on the second Business Day prior to the date fixed for redemption of such Preferred Units unless the Partnership shall default in making the payments due upon redemption thereof.

         (b) As promptly as practicable after the surrender, as herein provided, of any Preferred Units for conversion, the Partnership shall issue pursuant to Section 4.4(a) the number of Common Units into which such Preferred Units may be converted in accordance with the provisions of this Section 18.3 and shall deliver or cause to be delivered Depositary Receipts evidencing such Common Units and a check for any fractional Units. Prior to delivery of such

Depositary Receipts, the Partnership shall require a written notice from the holder of the Preferred Units so surrendered indicating his election to convert such Preferred Units and specifying the name or names (with address) in which such Depositary Receipts are to be issued. If the Depositary Receipts are to be issued to a Person who is other than the holder of the Preferred Units to be converted, the surrender of such Preferred Units shall be accompanied by such duly executed instruments of transfer (including a Transfer Application duly executed by the transferee) as shall be required by the Depositary Agreement. Such conversion shall be deemed to have been made immediately prior to the date fixed for redemption of such Preferred Units, so that the rights of the holder of such Preferred Units shall cease with respect to such Preferred Units at such time, and the Person or Persons entitled to receive the Common Units upon conversion of such Preferred Units shall be treated for all purposes as having become the Record Holders of such Common Units at such time. No payments in respect of the Preferred Units to be converted, or distributions declared but unpaid on the Common Units to be issued, shall be made upon the conversion of such Preferred Units; provided, however, that if the conversion shall be effective subsequent to the Record Date but prior to the payment date for a previously declared distribution, the Preferred Units surrendered for conversion shall be deemed to remain Outstanding until such payment date solely for purposes of determining the Preferred Units entitled to receive such distribution on such payment date.

         18.4 Legal Holidays. If the last day on which a Preferred Unit may be converted is not a Business Day, the Unit may be surrendered on the next succeeding day that is a Business Day.

         18.5 Fractional Units. The Partnership will not issue a fractional Common Unit upon conversion. Instead the Partnership will deliver its check for the current market value of the fractional Common Unit. The current market value of a fraction of a Unit is determined by multiplying the Closing Price of a Unit on the last business day prior to the date of conversion by the fraction and rounding the result to the nearest cent.

         18.6 Taxes on Conversion. If a holder of a Preferred Unit converts such Preferred Unit, the Partnership shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Units upon the conversion. However, the holder shall pay any such tax which is due because the Common Units are issued in a name other than the holder's name.

         18.7    Adjustment for Change in Common Units.  If the Partnership:

                 (i) makes a distribution on its Common Units in shares of its Common Units;

                 (ii) subdivides or reclassifies its outstanding shares of Common Units into a greater number of shares of Common Units;

                 (iii) combines or reclassifies its outstanding shares of Common Units into a smaller number of shares of Common Units then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of a Preferred Unit thereafter converted may receive the number of Common Units which he would have owned immediately following such action. No adjustment in the Conversion Rate need be made unless such adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         Subject to Section 18.9, the adjustment shall become effective immediately after the record date in the case of a distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         All calculations under this Article XVIII shall be made to the nearest cent or to the nearest 1/100th of a Unit, as the case may be.

         If, as a result of an adjustment to the Conversion Rate made pursuant to this Section 18.7, the holder of any Preferred Unit thereafter surrendered for conversion shall become entitled to receive Units other than Common Units (including Units of two or more classes), thereafter the number of such other Units so receivable upon conversion of any Preferred Unit shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Units contained in this Agreement, and the provisions of this Agreement shall apply on like terms to such other Units, and, in the event two or more classes of Units are receivable, the Managing General Partner (whose determination shall be conclusive and shall be described in a statement provided to each record holder of Preferred Units) shall determine the allocation of the Conversion Rate between and among such classes of Units.

         18.8 Capital Account Adjustments. Upon the conversion of any Preferred Unit into Common Units at a time when the Conversion Rate is other than one Common Unit for each Preferred Unit, the capital account balance assigned to each such Preferred Unit immediately prior to its conversion shall be divided among and assigned to the Common Units into which such Preferred Unit is converted on a pro rata basis.

         18.9 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Partnership shall promptly mail to holders of Preferred Units a notice of the adjustment. The Partnership shall obtain a certificate from the Partnership's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

         18.10 Partnership Determination Final. Any determination that the Partnership or the Managing General Partner must make pursuant to Sections 18.3, 18.6, 18.8, or 18.9 is conclusive.

         18.11   Rights or Warrants to Acquire Common Units.   At no time shall
the Managing General Partner issue, distribute or declare a distribution of rights or warrants to the holders of Common Units entitling them to subscribe for or purchase Common Units at a price per Unit less than the then Current Market Price of the Common Units as of the record date for the determination of Partners entitled to receive such rights or warrants, unless a number of identical rights or warrants equal, in respect of each holder of Preferred Units on such record date, to the number of rights or warrants the holder of Preferred Units would have received on such record date if he had theretofore converted such Preferred Units into Common Units pursuant to the provisions of this Article XVIII, are also then issued to all holders of Preferred Units.


                                  ARTICLE XIX

                               GENERAL PROVISIONS

         19.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of an assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 19.1 executed by the Managing General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address ) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the Managing General Partner at the principal office of the Partnership designated pursuant to Section 1.3 hereof. The Partnership and the Managing General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

         19.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         19.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         19.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         19.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         19.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         19.7 Creditors. None of the provisions of this Agreement (other than Section 6.12 hereof) shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         19.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         19.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

         19.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         19.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        MANAGING GENERAL PARTNER
                                        Pride Refining, Inc.


                                        By:
                                            ------------------------------------
                                            Robert J. Schumacher, Chairman and
                                            Chief Executive Officer


                                        SPECIAL GENERAL PARTNER
                                        Pride SGP, Inc.



                                        By:
                                            ------------------------------------
                                            Robert J. Schumacher, Chairman and
                                            Chief Executive Officer


                                        LIMITED PARTNERS:
                                        All Limited Partners now and hereafter
                                        admitted as limited partners
                                        of the Partnership, pursuant
                                        to Powers of Attorney now and
                                        hereafter executed in favor
                                        of, and granted and delivered
                                        to, the Managing General
                                        Partner.

                                        By:      Pride Refining, Inc. Managing
                                                  General Partner, as
                                                  attorney-in-fact for all
                                                  Limited Partners pursuant to
                                                  the Powers of Attorney
                                                  granted pursuant to Section
                                                  1.4 hereof.


                                        By:
                                            ------------------------------------
                                            Robert J. Schumacher, Chairman and
                                            Chief Executive Officer

                                   APPENDIX B

October [  ], 1996

Board of Directors of
Pride Refining, Inc.

Gentlemen:

     We have acted as your financial advisor in connection with the adoption of certain amendments (the "Proposed Amendments") to the Agreement of Limited Partnership of Pride Companies, L.P. (the "Partnership"), under which all of the currently outstanding preferred and common units and their respective cumulative distribution arrearages will be changed into a single class of limited partner units of the Partnership with no outstanding arrearages (the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Pride Companies, L.P. Consent Solicitation Statement dated October [ ], 1996, (the "Consent Solicitation Statement").

     You have requested our opinion as to the fairness to the disinterested preferred unit holders of the Partnership from a financial point of view of the consideration to be received by them in the Transaction. For purposes of this opinion, the term "disinterested preferred unit holders" means holders of the Partnership's one class of publicly traded preferred units other than (1) directors, officers and employees of Pride Refining, Inc. (the "Managing General Partner"), and (2) any holder of ten percent or more of the outstanding units of such class.

     In connection with rendering our opinion we have:

          (i) analyzed certain publicly available financial statements and reports regarding the Partnership;

          (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Partnership prepared by the Managing General Partner;

          (iii) analyzed, on a pro forma basis, the effect of the Transaction on the Partnership's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per unit basis;

          (iv) reviewed the reported prices and trading activity for the preferred units;

          (v) compared the financial performance of the Partnership and the prices and trading activity of the preferred units with that of certain other comparable publicly-traded companies and their securities;

          (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

          (vii) reviewed the Consent Solicitation Statement and related documents;

          (viii) discussed with the Managing General Partner the operations of and future business prospects for the Partnership and the anticipated financial consequences of the Transaction to the Partnership;

          (ix) assisted in your deliberations regarding the material terms of the Transaction; and

          (x) performed such other analyses and provided such other services as we have deemed appropriate.

     We have relied on the accuracy and completeness of the information and financial data provided to us by the Managing General Partner, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by Managing General Partner, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Partnership.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Partnership. Stephens is receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the disinterested preferred unit holders of the Partnership in the Transaction is fair to them from a financial point of view.

     Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission.

     This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Company's shareholders provided that we approve of such disclosures prior to publication.

                                            Very truly yours,

                                            STEPHENS INC.

                                   APPENDIX C

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                             RESULTS OF OPERATIONS
OVERVIEW

     Pride Companies, L.P. is a Delaware limited partnership formed on January 17, 1990, to acquire, own and operate a petroleum refining business ("Refinery"), products pipeline business ("Products System"), and crude oil gathering business ("Crude Gathering System").

     The Crude Gathering System is the primary source of crude supply for the Refinery, although some gathering is done for others. It gathers crude at the wellhead and then buys and sells crude oil so that it can deliver crude through its Crude Gathering System to the Refinery. After the crude is processed into petroleum products at the Refinery, it is marketed and if necessary transported to the Partnership's terminals through the Products System's pipelines.

     The following is a discussion of the results of operations for the Partnership. This discussion should be read in conjunction with the financial statements included in this report.

GENERAL

     The Partnership's operating results depend principally on the rate of utilization of the Refinery, the margins between the prices of its refined petroleum products and the cost of crude oil, the volume throughput on the Products System, and the volume throughput on and margins from the transportation and resale of crude oil from its Crude Gathering System. Higher Refinery utilization allows the Partnership to spread its fixed costs across more barrels, thereby lowering the fixed costs per barrel of crude oil processed. The refining business is highly competitive, and the Partnership's margins are significantly impacted by general industry margins. Industry margins are determined by a variety of regional, national, and global trends, including oil prices, weather, and economic conditions, among other things. The Refinery's JP-8 (a grade of military aviation fuel) prices are influenced by these trends since the pricing for JP-8 is based on Jet A, a kerosene-based product, and the price of diesel and heating fuels affect the price of kerosene.

     In 1991, the Partnership completed construction of the catalytic reformer unit ("CRU") that allows it to refine naphtha into unleaded gasoline. Prior to construction of the CRU, almost all naphtha went into the production of JP-4, a grade of military jet fuel. The CRU provided the Partnership an alternative market for its naphtha in the short-term and prepared it for the conversion of the military fuel from JP-4 to JP-8 that was effective in April 1994 for East and Gulf Coast bases. JP-8 is a kerosene-based fuel and without the CRU the Partnership would not have had a market for its naphtha. As a result of the CRU, the Partnership has entered into sales and exchange agreements with eight major oil companies.

     When the diesel desulfurization unit ("DDU") went on line in the third quarter of 1993, it marked the completion of a three-year diversification process that allows the Partnership to refine more valuable products and expand its markets. In addition to completing the diversification process, the construction of the DDU also met the challenge of present environmental regulations. Federal law required the sulfur content in all diesel produced for highway use to be reduced by October 1, 1993.

     Margins in the Crude Gathering System are influenced by the level of competition and the price of crude oil. When prices are higher, crude oil can generally be resold at higher margins. Additionally, transportation charges trend upward when higher crude oil prices stimulate increased exploration and development. Conversely, when crude oil prices decrease, margins on the resale of crude oil as well as transportation charges tend to decrease.

     In evaluating the financial performance of the Partnership, management believes it is important to look at operating income, excluding depreciation in addition to operating income which is after depreciation. Operating income, excluding depreciation measures the Partnership's ability to generate and sustain working capital and ultimately cash flows from operations. However, such measure is before debt service so it does not indicate the amount available for distribution, reinvestment or other discretionary uses. Gross revenues primarily reflect the level of crude oil prices and are not necessarily an accurate reflection of the Partnership's profitability. Also important to the evaluation of the Refinery's performance are barrels of crude oil refined, gross margin (revenue less cost of crude) per barrel, and operating expense per barrel, excluding depreciation.

SECOND QUARTER 1996 COMPARED TO SECOND QUARTER 1995

     General. Net loss for the second quarter of 1996 was $1.4 million compared to net income of $26,000 for the second quarter of 1995. The decline was primarily a result of increased credit and loan fees of $1.2 million and weak refining margins during the second quarter of 1996. Credit and loan fees increased due to facility fees incurred in the second quarter of 1996. In the second quarter of 1995, a facility fee was not required. In addition, the Partnership had a one-time nonrecurring reversal of facility fees of $683,000 related to periods prior to the second quarter of 1995 as a result of an amendment to the then existing credit agreement.

     Operating income was $739,000 for the second quarter of 1996 compared to operating income of $1.3 million for the second quarter of 1995. Operating income, excluding depreciation, for the second quarter of 1996 decreased to $2.5 million from $3.0 million for the second quarter of 1995 as a result of weak refining margins which was partially offset by strong crude gathering margins.

     The following table details the operating income (loss); depreciation; and the operating income (loss), excluding depreciation (in thousands), for the second quarter of 1996 and 1995.

                                                                                       OPERATING
                                                                                     INCOME (LOSS)
                                                    OPERATING                          EXCLUDING
                                                  INCOME (LOSS)     DEPRECIATION     DEPRECIATION
                                                  -------------     ------------     -------------
    Second quarter 1996
      Refinery and Products System..............     $(3,269)          $1,251           $(2,018)
      Crude Gathering System....................       4,008              504             4,512
                                                     -------           ------           -------
              Total.............................     $   739           $1,755           $ 2,494
                                                     =======           ======           =======
    Second quarter 1995
      Refinery and Products System..............     $   434           $1,231           $ 1,665
      Crude Gathering System....................         840              515             1,355
                                                     -------           ------           -------
              Total.............................     $ 1,274           $1,746           $ 3,020
                                                     =======           ======           =======

     Refinery and Products System. Operating loss of the Refinery and Products System was $3.3 million for the second quarter of 1996 compared to operating income of $434,000 for the second quarter of 1995. Depreciation expense for the Refinery and Products System was approximately $1.3 million for the second quarter of 1996 and $1.2 million for the second quarter of 1995. Operating loss, excluding depreciation, of the Refinery and Products System was $2.0 million for the second quarter of 1996 compared to operating income, excluding depreciation, of $1.7 million for the second quarter of 1995.

     Operating loss of the Refinery was $3.5 million for the second quarter of 1996 compared to $27,000 for the same period in 1995. The decline was due to the higher cost of crude relative to the posting price of crude in the second quarter of 1996. However, this was mostly offset by the higher sales price for crude realized by the Crude Gathering System on such sale to Refining. Depreciation expense for the Refinery alone was $1.0 million for both the second quarter of 1996 and the second quarter of 1995. Operating loss, excluding depreciation, of the Refinery was $2.5 million for the second quarter of 1996 compared to operating income, excluding depreciation, of $986,000 for the second quarter of 1995.

     Refinery gross margin per barrel was $0.57 for the second quarter of 1996 versus $1.80 for the same period in 1995. Refinery throughput averaged 31,352 BPD for the second quarter of 1996 versus 31,664 BPD for the same period in 1995. Operating expenses per barrel, excluding depreciation, were $1.07 for the second quarter of 1996 compared to $0.98 for the second quarter of 1995 due to higher utility costs and repair and maintenance in the second quarter of 1996.

     Operating income for the Products System was $262,000 for the second quarter of 1996 compared to $461,000 for the second quarter of 1995. Depreciation expense for the Products System was $220,000 for the second quarter of 1996 compared to $218,000 for the second quarter of 1995. Operating income, excluding depreciation, for the Products System decreased to $482,000 for the second quarter of 1996 from $679,000 for the same period in 1995 principally as a result of decreased pipeline volumes to the Aledo and San Angelo terminals in the second quarter of 1996. Total transportation volumes were 12,806 BPD for the second quarter of 1996 compared to 16,078 BPD for the same period in 1995.

     Crude Gathering System. Operating income for the Crude Gathering System was $4.0 million for the second quarter of 1996 compared to $840,000 for the same period in 1995 due to the higher sales price of crude relative to the posting price of crude in the second quarter of 1996 as mentioned above. Depreciation expense for the Crude Gathering System decreased to $504,000 for the second quarter of 1996 from $515,000 for the second quarter of 1995. Operating income, excluding depreciation, for the Crude Gathering System was $4.5 million for the second quarter of 1996 and $1.4 million for the second quarter of 1995. The net margin was $0.74 per barrel for the second quarter of 1996 versus $0.13 per barrel for the same period in 1995. Due to the elimination of several marginal contracts, the volume of crude oil gathered by the Crude Gathering System decreased to 59,854 BPD for the second quarter of 1996 from 68,569 BPD for the second quarter of 1995.

FIRST SIX MONTHS 1996 COMPARED TO FIRST SIX MONTHS 1995

     General. Net loss for the first six months of 1996 was $848,000 compared to net loss of $5.5 million for the first six months of 1995. The improvement was primarily a result of stronger refining and crude gathering margins during the first six months of 1996. This was partially offset by higher interest and credit and loan fees of $1.3 million during the first six months of 1996 due to facility fees of $694,000 and expenses of $378,000 related to the restructuring and recapitalization of the Partnership's debt and equity incurred during the first six months of 1996. Also, the Partnership had a one-time nonrecurring reversal of an accrual for facility fees of $234,000 for the first six months of 1995 for periods prior to 1995.

     Operating income was $3.5 million for the first six months of 1996 compared to an operating loss of $2.1 million for the first six months of 1995. Operating income, excluding depreciation, increased for the first six months of 1996 to $7.0 million from $1.4 million for the first six months of 1995.

     The table below details the operating income (loss); depreciation; and the operating income (loss), excluding depreciation by division (in thousands) for the first six months of 1996 and 1995.

                                                                                       OPERATING
                                                                                     INCOME (LOSS)
                                                      OPERATING                        EXCLUDING
                                                    INCOME (LOSS)    DEPRECIATION    DEPRECIATION
                                                    -------------    ------------    -------------
    First six months 1996
      Refinery and Products System................     $(2,685)         $2,500          $  (185)
      Crude Gathering System......................       6,182           1,020            7,202
                                                       -------          ------          -------
              Total...............................     $ 3,497          $3,520          $ 7,017
                                                       =======          ======          =======
    First six months 1995
      Refinery and Products System................     $(3,603)         $2,484          $(1,119)
      Crude Gathering System......................       1,503           1.030            2,533
                                                       -------          ------          -------
              Total...............................     $(2,100          $3,514          $ 1,414
                                                       =======          ======          =======

     Refinery and Products System. Operating loss of the Refinery and Products System was $2.7 million for the first six months of 1996 compared to operating loss of $3.6 million for the first six months of 1995. Depreciation expense for the Refinery and Products System was $2.5 million for the first six months of 1996 and the first six months of 1995. Operating loss, excluding depreciation, of the Refinery and Products System was $185,000 for the first six months of 1996 compared to operating loss, excluding depreciation, of $1.1 million for the first six months of 1995.

     Operating loss of the Refinery was $3.3 million for the first six months of 1996 compared to $4.5 million for the first six months of 1995. Refining margins increased for the first six months of 1996 due to the colder winter experienced during the first few months of 1996 as compared to the same period in 1995. However, this was somewhat offset by the higher cost of crude relative to the posting price of crude during the first six months of 1996. Depreciation expense for the Refinery alone was $2.1 million for the first six months of 1996 and $2.0 million for the first six months of 1995. Operating loss, excluding depreciation, of the Refinery was $1.2 million for the first six months of 1996 compared to $2.4 million for the first six months of 1995.

     Refinery gross margin per barrel was $1.30 for the first six months of 1996 versus $1.11 for the same period in 1995. Refinery throughput averaged 32,264 BPD during the first six months of 1996 versus 32,077 BPD for the same period in 1995. Operating expenses per barrel, excluding depreciation, were $1.08 for the first six months of 1996 versus $1.06 for the same period in 1995.

     Operating income for the Products System was $610,000 for the first six months of 1996 compared to $848,000 for the first six months of 1995. Depreciation expense for the Products System was $441,000 for the first six months of 1996 and $436,000 for the first six months of 1995. Operating income, excluding depreciation, for the Products System decreased to $1.1 million for the first six months of 1996 from $1.3 million for the same period in 1995 as a result of decreased volumes. Total transportation volumes were 13,392 BPD for the first six months of 1996 compared to 15,585 BPD for the same period in 1995.

     Crude Gathering System. Operating income for the Crude Gathering System was $6.2 million for the first six months of 1996 compared to $1.5 million for the same period in 1995 due to the higher sales price of crude relative to the posting price of crude in the first six months of 1996. Depreciation expense for the Crude Gathering System was $1.0 million for both the first six months of 1996 and the first six months of 1995. Operating income, excluding depreciation, for the Crude Gathering System was $7.2 million for the first six months of 1996 and $2.5 million for the first six months of 1995. The net margin was $0.54 per barrel for the first six months of 1996 compared to $0.12 per barrel for the first six months of 1995. Due to the elimination of several marginal contracts, the volume of crude oil gathered by the Crude Gathering System decreased to 63,212 BPD for the first six months of 1996 from 70,472 BPD for the first six months of 1995.

FACTORS AND TRENDS AFFECTING OPERATING RESULTS

     A number of factors have affected the Partnership's operating results, both indirectly and directly, such as environmental compliance, other regulatory matters, industry trends and price of crude oil, inventory prices, and seasonality and weather. The Managing General Partner of the Partnership expects that such conditions will continue to affect the Partnership's business to varying degrees in the future. The order in which these factors are discussed is not intended to represent their relative significance.

     Environmental Compliance. Increasing public and governmental concern about air quality is expected to result in continued regulation of air emissions. Regulations relating to carbon monoxide and regulations on oxygen content in gasoline and sulfur content in diesel fuel are expected to be increasingly important as a means of improving air quality in urban areas. The Partnership plans to spend approximately $675,000 in 1996, 1997 and 1998 on several projects to maintain compliance with various other environmental requirements including $400,000 for a sewer system upgrade.

     Effective January 1, 1995, the Clean Air Act Amendment of 1990 required that certain areas of the country use reformulated gasoline ("RFG"). The Abilene and San Angelo market areas do not require RFG. Collin, Dallas, Denton, and Tarrant Counties, which comprise the Dallas-Fort Worth ("DFW") metroplex area, do require RFG; however, the Partnership's Aledo terminal lies outside this area and is allowed to supply conventional gasoline that is not destined for sale in these four counties. In addition to the requirement for RFG in certain areas, new but much less restrictive regulations took effect that impose new quality standards for conventional gasoline in the rest of the country. Management does not anticipate that these have had or will have a material adverse effect on the Partnership's operations.

     In early 1993, the United States Environmental Protection Agency ("EPA") filed an administrative complaint and compliance order against the Partnership. The complaint initially proposed an assessment of

$553,000 in penalties and fulfillment of a compliance order at an unspecified cost against the Partnership. The principal violations alleged by the EPA include the failure to properly monitor ground water and to implement a ground water monitoring program. Management believes that it has complied or is complying with the matter specified by the EPA and has filed an answer to the complaint. On February 8, 1996, the Partnership received a letter from the EPA offering to settle the complaint for $405,000 in penalties plus fulfillment of the compliance order. The Partnership will continue to vigorously contest the matter until a more favorable settlement can be reached with the EPA.

     Other Regulatory Requirements. The Partnership is also subject to the rules and regulations of Occupational Safety and Health Administration, Texas Air Control Board, Texas Railroad Commission, and Texas Water Commission.

     Industry Trends and Price of Crude Oil. Industry trends and the price of crude oil will continue to affect the Partnership's business. While refined products are generally sold at a margin above crude oil prices, fluctuations in the price of crude oil can have a significant short-term effect on refining margins because there is usually a lag in the movement of product prices, both up and down, in relation to the movement of crude oil prices. The general level of crude oil prices can also have a significant effect on the margins in the crude gathering business. Margins in the Crude Gathering System generally tend to be influenced by competition and the general price level of crude oil. When prices are higher, crude oil can generally be resold at higher margins. Additionally, transportation charges are slightly less competitive when higher crude oil prices result in increased exploration and development. Conversely, when crude oil prices decrease, margins on the resale of crude oil and transportation charges generally tend to decrease.

     Inventory Prices. In 1993, the Partnership adopted the last-in/first-out
(LIFO) method of determining inventory values. This change should minimize the effect of fluctuations in inventory prices on earnings by matching current costs with current revenue. The LIFO method is the predominant method used in the refining industry.

     Seasonality and Weather. Gasoline consumption is typically highest in the United States in the summer months and lowest in the winter months. As a result, margins for gasoline tend to be higher in the summer months. Diesel consumption in the southern United States is generally higher just prior to and during the winter months when commercial trucking is routed on southern highways to avoid severe weather conditions further north. Additionally, diesel fuel prices tend to increase during the winter months when refiners divert heating fuels to northern areas. During unseasonably warm winters, as was experienced during 1995, diesel prices do not trend up as in colder, longer winters. The Refinery's JP-8 prices are influenced by these trends since the pricing for JP-8 is based on Jet A, a kerosene based product, and the price of diesel and heating fuels affect the price of kerosene.

     Other Factors. The Partnership has been awarded contracts from the United States Government for the right to supply 106 million gallons of JP-8 to ten military installations in Texas for the period from April 1, 1996 through March 31, 1997.

                              FINANCIAL CONDITION

INFLATION

     The Partnership's operations would be adversely impacted by significant, sustained increases in crude oil and other energy prices. Although the Partnership's operating costs are generally impacted by inflation, the Managing General Partner does not expect general inflationary trends to materially adversely impact the Partnership's businesses.

FINANCIAL RESOURCES AND LIQUIDITY

     The Partnership's operations require substantial amounts of working capital and open lines of credit which the Partnership believes are currently adequate to provide funds to sustain operations at present levels. The Partnership receives payments from the United States Government, major oil companies, and other customers within approximately 7 to 15 days from shipment in the case of products sales and by the 20th of the following month in the case of third-party crude oil sales and exchanges. The Partnership maintains inventory in the amount of approximately 10 to 20 days of sales. The Partnership generally pays for crude oil feedstock on the 20th of the month following the month in which it is received. As a result, the Partnership's operating cycle is such that it generally receives cash for the refined products on a basis roughly equal to the average terms on which it pays for the crude oil feedstock.

     Letters of credit are an integral part of the operations of the Crude Gathering System since the Partnership takes title to both first purchased barrels and custom gathered barrels. On August 13, 1996, the Partnership's credit facility was restated and amended to extend the maturity date to July 31, 1997. Under this credit facility, the Partnership has a $6,500,000 standby letter of credit facility for general corporate purposes and the purchase of crude oil and other refinery feedstocks ("Facility A") and a $45,000,000 standby letter of credit facility for the purchase of crude oil ("Facility B"). The fee on outstanding Facility A and Facility B standby letters of credit is 1 and
 1/2% per annum. For the unused portion of the standby letter of credit facility, the fee is one-half of 1% per annum. Though no advances had been drawn under either the Facility A or Facility B letter of credit facility, the Partnership did have approximately $721,000 and $44.1 million, respectively, in outstanding standby letters of credit as of June 30, 1996. The prior agreement also provided an additional $8,000,000 standby letter of credit facility for the purchase of crude oil and other refinery feedstocks ("Special LC Facility"). The fee on outstanding Special LC Facility standby letters of credit was 3% per annum. There was no commitment fee for the unused portion of the Special LC Facility. The Partnership had approximately $1.6 million outstanding under the Special LC Facility as of June 30, 1996.

     Under the restated and amended credit facility, the Partnership has available to it a revolving line of credit of $8.0 million (the "Revolver") and a $45.0 million term loan (the "Term Loan"). The amount available under the Revolver is subject to a borrowing base which includes a reduction by the amount of letters of credit issued under Facility A. Advances under the Revolver and Term Loan bear interest at prime plus 2% and 3%, respectively, payable monthly. The prime rate was 8.25% as of June 30, 1996. The Term Loan is subject to a facility fee of 5% per annum commencing January 1, 1996 and payable at maturity which is July 31, 1997. Such fee will be canceled upon the completion of phase two of the Partnership's restructuring plan (see below). The Partnership has pledged substantially all its assets as collateral. In addition, the General Partners guaranteed the facility and Pride SGP as guarantor has pledged its assets as collateral for such loans. The Partnership may elect to prepay the credit facilities without any prepayment penalty. The fee for the unused portion of the Revolver is one-half of 1% per annum. At June 30, 1996, the Partnership had no advances outstanding on the Revolver; the balance outstanding on the Term Loan was $42.9 million. The Partnership is required to make scheduled principal payments of $120,000 each month beginning September 5, 1996 plus quarterly principal payments in the amount of 80% of excess cash, as defined in the credit agreement, for the preceding quarter. Accordingly, the Partnership has classified $1.8 million of the Term Loan as current as of June 30, 1996.

     Advances under the Revolver are subject to repayment on a daily basis. Subject to the borrowing base, the Partnership may borrow any amounts previously paid.

     The facility also includes a $2.5 million uncommitted line of credit ("Uncommitted Line"). Advances under the Uncommitted Line are made solely at the lenders' discretion and bear interest at the prime rate plus 4%. The Uncommitted Line must be completely paid off for fifteen consecutive days each month. There were no advances outstanding under the Uncommitted Line at June 30, 1996.

     The amended credit facility also requires the Partnership to pay a monthly fee of $10,000 and restricts the payment of distributions to unitholders throughout the term of the amended credit agreement. Future distributions will be dependent on payment in full of bank debt, expiration of all liabilities for letters of credit, and the termination of the credit agreement.

     The Partnership has a nonrecourse loan from Diamond Shamrock with an outstanding principal balance of $5.8 million at June 30, 1996, bearing interest at 8% per annum with monthly principal and interest payments. The assets of Pride Borger, Inc., a wholly owned subsidiary of the Partnership, which owns 50% of the Texas Plains Pipeline System, are pledged as collateral. Pride Borger, Inc. has also guaranteed the note.

Monthly principal payments are made to Diamond Shamrock based on the number of throughput barrels for the prior month in the Texas Plains Pipeline System. Current maturities are estimated to be $158,000 at June 30, 1996. In 1996, the Partnership acquired the other 50% interest in the Texas Plains System from Scurlock Permian.

     Pride SGP has made unsecured loans to the Partnership in the principal amount of $2.5 million bearing interest at prime plus 2%. The loans mature July 31, 1997.

     During 1995, the Partnership converted non-interest bearing accounts payable to the United States Government related to pricing adjustments which had been accrued since 1993 to a $2.4 million installment loan. The principal balance was $1.8 million at June 30, 1996. The note bears interest based on the rate set by the Secretary of the Treasury. This rate was 5.875% as of June 30, 1996. The note requires monthly payments of $84,000. The note matures June 1, 1998. The Partnership has classified $922,000 of the note as current as of June 30, 1996.

     On January 9, 1995, the Partnership executed a note to a local bank related to the renovation and refinancing of its administrative offices in Abilene. Prior to this, the Partnership had to lease additional office space from a third party. The note bears interest at prime plus one-half of 1% and had an outstanding principal balance of $381,000 at June 30, 1996. The note matures January 9, 2000. The Partnership has classified $16,000 of the note as current as of June 30, 1996.

     Cash flows have been and will continue to be significantly affected by fluctuations in the cost and volume of crude oil and refined products held in inventory and the timing of accounts receivable collections. Cash flows are also affected by refining margins and crude oil gathering margins.

     The Partnership's operations have generated losses in each of the last five years and current ratios of less than one to one in each of the last three years. These conditions and financial results were primarily a result of depressed refining margins along with increasing depreciation expense and interest expense and related fees. Crude gathering volumes have also decreased.

     The Partnership's return to profitability and long-term viability is dependent upon restructuring its credit facility, increased volumes and/or improved profit margins, as well as continued cost control initiatives. Management believes the extension of the existing credit facility to July 31, 1997 sufficiently alleviates any short-term threats to the liquidity of the Partnership. Though management has and will continue to pursue options regarding increasing volumes and margins and reducing costs, including limiting any significant capital expenditures, these improvements will be gradual and, in many cases, will take sustained periods of time to implement in order to achieve profitability. The most significant and urgent need of the Partnership is to effect a complete restructuring and recapitalization of the Partnership's debt and equity. On August 13, 1996, the Partnership completed the first ("Phase 1") of three phases which called for the execution of documents with the Partnership's bank lenders. In phase two ("Phase 2"), the Partnership will seek unitholder approval to convert the outstanding preferred units into common units. If approved, the preferred unitholders will own at least 95% of the outstanding common units of the Partnership upon conversion and all preferred and common unit arrearages will be canceled. In addition, the credit facility will automatically be extended to November 30, 1997, the term loan will be reduced to $25.0 million, three notes will be created for the remaining portion of the previously outstanding term loan, the interest rate on the debt will be reduced, and the facility fee which is now required will be canceled. Phase three ("Phase 3") anticipates the refinancing of the letter of credit line, the revolving line, and the term loan. Upon completion of Phase 3, the banks will convert two of the notes to equity. The third note, if not refinanced, can be converted to equity at the banks' election. During the first six months of 1996, the Partnership expensed $378,000 related to this proposed restructuring of its credit facility. This is in addition to the $873,000 expensed for the year ended December 31, 1995.

     The Partnership will be preparing proxy solicitation material related to the second phase. The Partnership expects to send out the material to unitholders in September or October of 1996. The Managing General Partner is hopeful Phase 2 will be completed during the fourth quarter of 1996 and Phase 3 will be completed in either the fourth quarter of 1996 or first quarter of 1997. There can be no assurance the Partnership will be able to complete each of the phases outlined. If the Partnership fails to complete them, it will have to pursue other means of effecting a restructuring and recapitalization prior to the maturity of its credit facility on July 31, 1997. If the Partnership is successful in completing the restructuring and recapitalization of the Partnership, the Managing General Partner believes it will enhance the Partnership's financial strength, flexibility and future access to capital markets as well as lowering interest expense.

CAPITAL EXPENDITURES

     The Partnership incurred maintenance capital expenditures of $559,000 for the second quarter of 1996.

CASH DISTRIBUTIONS

     At June 30, 1996, 4,700,000 Preferred Units were outstanding, representing an approximate 46.3% limited partner interest in the Partnership. The Preferred Units are cumulative, entitled to a minimum quarterly distribution of $0.65 per unit through the Initial Conversion Date which is the first day of the third calendar quarter in which the payment of all cumulative arrearages to Preferred Unitholders have been paid, and all arrearages must be paid before the Common Unitholders may receive distributions. The Preferred Units are convertible into Common Units on the Initial Conversion Date. The Common Units are also cumulative and entitled to a quarterly distribution of $0.65 per unit; however, no Common Unit arrearages, will be paid after the Initial Conversion Date, and any such accumulated arrearages then existing will be canceled. The general partners are entitled to 2% of all distributions. At June 30, 1996, cumulative arrearages were $13.00 per Common Unit which totaled $68.3 million and $11.35 per Preferred Unit which totaled $53.3 million.

     Under the terms of the Partnership's credit agreement, the bank restricted the payment of distributions to unitholders throughout the term of the credit agreement. Future distributions will be dependent on payment in full of the bank debt, expiration of all liabilities for letters of credit, and the termination of the credit agreement.

                             PRIDE COMPANIES, L.P.

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                                       JUNE 30,     DECEMBER 31,
                                                                         1996           1995
                                                                       --------     ------------
                                                                            (IN)THOUSANDS,
                                                                          EXCEPT UNIT AMOUNTS
Current assets:
  Cash and cash equivalents..........................................  $    706       $    288
  Accounts receivable, less allowance for doubtful accounts..........    13,794         16,205
  Inventories........................................................    16,079         14,248
  Prepaid expenses...................................................       937          1,606
                                                                       --------       --------
          Total current assets.......................................    31,516         32,347
Property, plant and equipment........................................   135,810        137,778
Accumulated depreciation.............................................    33,791         32,941
                                                                       --------       --------
  Property, plant and equipment -- net...............................   102,019        104,837
Other assets.........................................................     1,117          1,122
                                                                       --------       --------
                                                                       $134,652       $138,306
                                                                       ========       ========
                               LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable...................................................  $ 35,317       $ 34,631
  Accrued payroll and related benefits...............................     1,787          1,568
  Accrued taxes......................................................     3,300          3,797
  Other accrued liabilities..........................................     3,060          2,807
  Current portion of long-term debt..................................     2,881          3,447
                                                                       --------       --------
          Total current liabilities..................................    46,345         46,250
Long-term debt, excluding current portion............................    50,488         53,053
Deferred income taxes................................................     2,654          2,718
Other long-term liabilities..........................................        --            272
Partners' capital:
  Preferred units (4,700,000 units authorized and outstanding).......    17,346         17,739
  Common units (5,250,000 units authorized and outstanding)..........    17,854         18,022
  General partners' interest.........................................       235            252
                                                                       --------       --------
          Total partners' capital....................................    35,165         36,013
                                                                       --------       --------
                                                                       $134,652       $138,306
                                                                       ========       ========

                            See accompanying notes.

                             PRIDE COMPANIES, L.P.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                           PER UNIT AMOUNTS)
Revenues...............................................................   154,422     $147,589
Cost of sales and operating expenses, excluding depreciation...........   149,401      141,829
Marketing, general and administrative expenses.........................     2,527        2,740
Depreciation...........................................................     1,755        1,746
                                                                         --------     --------
Operating income (loss)................................................       739        1,274
Other income (expense):
  Interest income......................................................        66           13
  Interest expense.....................................................    (1,432)      (1,663)
  Credit and loan fees.................................................      (756)         434
  Other -- net.........................................................         8          (40)
                                                                         --------     --------
Income (loss) before income taxes......................................    (1,375)          18
  Income tax expense (benefit).........................................       (19)          (8)
                                                                         --------     --------
Net income (loss)......................................................  $ (1,356)    $     26
                                                                         ========     ========
General partners' interest.............................................  $    (27)    $     --
                                                                         --------     --------
Net income (loss) allocable to unitholders.............................  $ (1,329)    $     26
                                                                         --------     --------
Net income (loss) per unit.............................................  $  (0.13)    $    .00
                                                                         --------     --------

                            See accompanying notes.

                             PRIDE COMPANIES, L.P.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                       -----------------------
                                                                         1996           1995
                                                                       --------       --------
                                                                        (IN THOUSANDS, EXCEPT
                                                                          PER UNIT AMOUNTS)
Revenues.............................................................  $304,786       $298,015
Cost of sales and operating expenses, excluding depreciation.........   292,675        291,105
Marketing, general and administrative expenses.......................     5,094          5,496
Depreciation.........................................................     3,520          3,514
                                                                       --------       --------
Operating income (loss)..............................................     3,497         (2,100)
Other income (expense):
  Interest income....................................................        86             63
  Interest expense...................................................    (2,923)        (3,323)
  Credit and loan fees...............................................    (1,561)          (259)
  Other -- net.......................................................        35             74
                                                                       --------       --------
Income (loss) before income taxes....................................      (866)        (5,545)
  Income tax expense (benefit).......................................       (18)           (13)
                                                                       --------       --------
Net income (loss)....................................................  $   (848)      $ (5,532)
                                                                       ========       ========
General partners' interest...........................................  $    (17)      $   (111)
                                                                       --------       --------
Net income (loss) allocable to unitholders...........................  $   (831)      $ (5,421)
                                                                       --------       --------
Net income (loss) per unit...........................................  $  (0.08)      $   (.54)
                                                                       --------       --------

                            See accompanying notes.

                             PRIDE COMPANIES, L.P.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------    --------
                                                                             (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)......................................................   $   (848)   $ (5,532)
  Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
     Noncash charges (credits) to earnings:
       Depreciation....................................................      3,520       3,514
       (Gain) loss on sale of property, plant and equipment............        (26)         (1)
       Deferred tax benefit............................................        (64)        (55)
     Cash provided by (used in) current assets and current liabilities:
       (Increase) decrease in accounts receivable......................      2,411      (1,961)
       (Increase) decrease in inventories..............................     (1,831)      5,130
       (Increase) decrease in prepaid expenses.........................        669         634
       Increase (decrease) in accounts payable.........................        686        (290)
       Increase (decrease) in accrued liabilities......................        (25)       (385)
                                                                          --------    --------
          Total adjustments............................................      5,340       6,586
                                                                          --------    --------
Net cash provided by (used in) operating activities....................      4,492       1,054
Cash flows from investing activities:
  Purchases of property, plant and equipment...........................       (964)       (555)
  Proceeds from disposal of property, plant and equipment..............         43          89
  Other................................................................        (18)        116
                                                                          --------    --------
Net cash provided by (used in) investing activities....................       (939)       (350)
Cash flows from financing activities:
  Proceeds from debt and credit facilities.............................      9,235      14,525
  Payments on debt and credit facilities...............................    (12,366)    (15,165)
  Other................................................................         (4)        (82)
                                                                          --------    --------
Net cash provided by (used in) financing activities....................     (3,135)       (722)
                                                                          --------    --------
Net increase (decrease) in cash and cash equivalents...................        418         (18)
Cash and cash equivalents at the beginning of the period...............        288          35
                                                                          --------    --------
Cash and cash equivalents at the end of the period.....................   $    706    $     17
                                                                          ========    ========

                            See accompanying notes.

                             PRIDE COMPANIES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     Pride Companies, L.P. (the "Partnership"), a Delaware limited partnership, owns and operates a modem simplex petroleum refinery facility located near Abilene, Texas (the "Refinery"), a crude oil gathering business (the "Crude Gathering System") that gathers, transports, and resells and redelivers crude oil in the Texas and New Mexico markets, and certain integrated product pipeline operations (the "Products System"). The Partnership's operations are considered a single industry segment, the refining of crude oil and the sale of the resulting petroleum products. The primary purpose of the Crude Gathering System is to supply the Refinery with crude oil at strategic locations for input into the Refinery. The Crude Gathering System consists of a series of gathering lines and a fleet of trucks which transport crude oil into third party pipelines and into the system's primary asset, a common carrier pipeline which delivers crude oil to and terminates at the Refinery. The Products System consists of certain product pipelines which originate at the Refinery and terminate at the Partnership's marketing terminals.

     Pride SGP ("Pride SGP" or the "Special General Partner") serves as special general partner of the Partnership and owns a 0.1% general partner interest and the 5,250,000 common units ("Common Units"). Pride Refining, Inc. serves as the managing general partner of the Partnership and owns a 1.9% general partner interest (the "Managing General Partner").

2. ACCOUNTING POLICIES

     The financial statements of the Partnership include all of its majority owned subsidiaries including limited partnership interests where the Partnership has significant control through related parties. All intercompany transactions have been eliminated and minority interest has been provided where applicable. The financial statements included in this quarterly report on Form 10-Q are unaudited and condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, all material adjustments necessary to present fairly the financial position, results of operations, and cash flows for such periods have been included. Interim period results are not necessarily indicative of the results to be achieved for the full year. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The financial statements of the Partnership presented in its Annual Report on Form 10-K for the year ended December 31, 1995 include a summary of significant accounting policies that should be read in conjunction with this quarterly report on Form 10-Q. The Partnership has two subsidiaries that are corporations which are separate taxable entities whose operations are subject to federal income taxes.

     Net Income (Loss) per Unit is calculated using the weighted average number of Units outstanding during the period (4,700,000 convertible preferred units and 5,250,000 Common Units) divided into the Partnership's net income (loss) after adjusting for general partner allocations.

3. RELATED PARTY TRANSACTIONS

     In accordance with the Amended and Restated Agreement of Limited Partnership of Pride Companies, L.P. ("Partnership Agreement"), the Managing General Partner conducts, directs and exercises control over substantially all of the activities of the Partnership. The Managing General Partner has a 1.9% interest in the income and cash distributions of the Partnership, subject to certain adjustments. Certain members of the management of the Managing General Partner are also members of the management of Pride SGP, which has a 0.1% general partner interest and a 51.7% limited partner interest in the Partnership.

     The Partnership has no directors or officers; however, directors and officers of the Managing General Partner are employed by the Partnership to function in this capacity. Compensation of these persons and any

                             PRIDE COMPANIES, L.P.

other expenses incurred on behalf of the Partnership by the Managing General Partner and Pride SGP are paid by the Partnership.

     Certain conflicts of interest, including potential non-arm's length transactions, could arise as a result of the relationships described above. The Board of Directors and management of the Managing General Partner have a duty to manage the Partnership in the best interests of the unitholders and consequently must exercise good faith and integrity in handling the assets and affairs of the Partnership.

4. INVENTORIES

     Inventories are valued at the lower of cost or market and June 30, December 31, consist of:

                                                                      AT             AT
                                                                   JUNE 30,     DECEMBER 31,
                                                                     1996           1995
                                                                   --------     -------------
                                                                         (IN THOUSANDS)
    Crude oil..................................................    $ 10,874        $10,981
    Refined products and blending materials....................       9,885          5,589
                                                                    -------        -------
                                                                     20,759         16,570
    LIFO reserve...............................................      (5,754)        (3,426)
                                                                    -------        -------
    Petroleum inventories......................................      15,005         13,144
    Spare parts and supplies...................................       1,074          1,104
                                                                    -------        -------
                                                                   $ 16,079        $14,248
                                                                    =======        =======

     The last-in/first-out (LIFO) inventory cost method is used for crude oil and refined products and blending materials. The weighted average inventory cost method is used for spare parts and supplies.

5. LONG-TERM DEBT

     On August 13, 1996, the Partnership's credit facility was restated and amended to extend the maturity date to July 31, 1997. Under this credit facility, the Partnership has a $6,500,000 standby letter of credit facility for general corporate purposes and the purchase of crude oil and other refinery feedstocks ("Facility A") and a $45,000,000 standby letter of credit facility for the purchase of crude oil ("Facility B"). The fee on outstanding Facility A and Facility B standby letters of credit is 1 1/2% per annum. For the unused portion of the standby letter of credit facility, the fee is one-half of 1% per annum. Though no advances had been drawn under either the Facility A or Facility B letter of credit facility, the Partnership did have approximately $721,000 and $44.1 million, respectively, in outstanding standby letters of credit as of June 30, 1996. The prior credit agreement also provided an additional $8,000,000 standby letter of credit facility for the purchase of crude oil and other refinery feedstocks ("Special LC Facility"). The fee on outstanding Special LC Facility standby letters of credit was 3% per annum. There was no commitment fee for the unused portion of the Special LC Facility. The Partnership had approximately $1.6 million outstanding under the Special LC Facility as of June 30, 1996.

     Under the restated and amended credit facility, the Partnership has available to it a revolving line of credit of $8.0 million (the "Revolver") and a $45.0 million term loan (the "Term Loan"). The amount available under the Revolver is subject to a borrowing base which includes a reduction by the amount of letters of credit issued under Facility A. Advances under the Revolver and Term Loan bear interest at prime plus 2% and 3%, respectively, payable monthly. The prime rate was 8.25% as of June 30, 1996. The Term Loan is subject to a facility fee of 5% per annum effective January 1, 1996 and payable at maturity which is July 31, 1997. Such fee will be canceled on the completion of the equity restructuring. The Partnership has pledged substantially all its assets as collateral. In addition, the General Partners guaranteed the facility and Pride

                             PRIDE COMPANIES, L.P.

SGP as guarantor has pledged its assets as collateral for such loans. The Partnership may elect to prepay the credit facilities without any prepayment penalty. The fee for the unused portion of the Revolver is one-half of 1% per annum. At June 30, 1996, the Partnership had no advances outstanding on the Revolver; the balance outstanding on the Term Loan was $42.9 million. Under the new credit facility, the Partnership is required to make scheduled principal payments of $120,000 each month beginning September 5, 1996 plus quarterly principal payments in the amount of 80% of excess cash, as defined in the credit agreement, for the preceding quarter. Accordingly, the Partnership has classified $1.8 million of the Term Loan as current as of June 30, 1996.

     Advances under the Revolver are subject to repayment on a daily basis. Subject to the borrowing base, the Partnership may borrow any amounts previously paid.

     The facility also includes a $2.5 million uncommitted line of credit ("Uncommitted Line"). Advances under the Uncommitted Line are made solely at the lenders' discretion and bear interest at the prime rate plus 4%. The Uncommitted Line must be completely paid off for fifteen consecutive days each month. There were no advances outstanding under the Uncommitted Line at June 30, 1996.

     The amended credit facility also requires the Partnership to pay a monthly fee of $10,000 and restricts the payment of distributions to unitholders throughout the term of the amended credit agreement. Future distributions will be dependent on payment in full of bank debt, expiration of all liabilities for letters of credit, and the termination of the credit agreement.

     The Partnership has a nonrecourse loan from Diamond Shamrock with an outstanding principal balance of $5.8 million at June 30, 1996, bearing interest at 8% per annum with monthly principal and interest payments. The assets of Pride Borger, Inc., a wholly owned subsidiary of the Partnership, which owns 50% of the Texas Plains Pipeline System, are pledged as collateral. Pride Borger, Inc. has also guaranteed the note. Monthly principal payments are made to Diamond Shamrock based on the number of throughput barrels for the prior month in the Texas Plains Pipeline System. Current maturities are estimated to be $158,000 at June 30, 1996. In 1996, the Partnership acquired the other 50% interest in the Texas Plains System from Scurlock Permian.

     Pride SGP has made unsecured loans to the Partnership in the principal amount of $2.5 million bearing interest at prime plus 2%. The loans mature July 31, 1997.

     During 1995, the Partnership converted non-interest bearing accounts payable to the United States Government related to pricing adjustments which had been accrued since 1993 to a $2.4 million installment loan. The principal balance was $1.8 million at June 30, 1996. The note bears interest based on the rate set by the Secretary of the Treasury. This rate was 5.875% as of June 30, 1996. The note requires monthly payments of $84,000. The note matures June 1, 1998. The Partnership has classified $922,000 of the note as current as of June 30, 1996.

     On January 9, 1995, the Partnership executed a note to a local bank related to the renovation and refinancing of its administrative offices in Abilene. Previously, the Partnership leased additional office space from a third party. The note bears interest at prime plus one-half of 1% and had an outstanding principal balance of $381,000 at June 30, 1996. The note matures January 9, 2000. The Partnership has classified $16,000 of the note as current as of June 30, 1996.

6. PREFERRED AND COMMON UNITS

     At June 30, 1996, 4,700,000 Preferred Units were outstanding, representing an approximate 46.3% limited partner interest in the Partnership. The Preferred Units are cumulative, entitled to a minimum quarterly distribution of $0.65 per unit through the Initial Conversion Date which is the first day of the third calendar quarter in which the payment of all cumulative arrearages to Preferred Unitholders have been paid,

                             PRIDE COMPANIES, L.P.

and all arrearages must be paid before the Common Unitholders may receive distributions. The Preferred Units are convertible into Common Units on the Initial Conversion Date. The Common Units are also cumulative and entitled to a quarterly distribution of $0.65 per unit; however, no Common Unit arrearages will be paid after the Initial Conversion Date, and any such accumulated arrearages then existing will be canceled. The general partners are entitled to 2% of all distributions. At June 30, 1996, cumulative arrearages were $13.00 per Common Unit which totaled $68.3 million and $11.35 per Preferred Unit which totaled $53.3 million.

     Under the terms of the Partnership's credit agreement, the bank restricted the payment of distributions to unitholders throughout the term of the credit agreement. Future distributions will be dependent on payment in full of the bank debt, expiration of all liabilities for letters of credit, and the termination of the credit agreement.

                                   APPENDIX D

                         INDEX TO FINANCIAL STATEMENTS

                       FINANCIAL STATEMENTS AND SCHEDULES
                            OF PRIDE COMPANIES, L.P.
                                   (AUDITED)

Report of Ernst & Young LLP, Independent Auditors.....................................  D-2
Balance Sheets at December 31, 1995 and 1994..........................................  D-3
Statements of Operations for the years ended December 31, 1995, 1994 and 1993.........  D-4
Statements of Changes in Partners' Capital for the years ended December 31, 1995, 1994 and 1993............................................................................  D-5
Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.........  D-6
Notes to Financial Statements.........................................................  D-7

     All schedules are omitted because they are not applicable or the required information is shown elsewhere in this report.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of the
  Managing General Partner

     We have audited the accompanying balance sheets of Pride Companies, L.P. as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pride Companies, L.P. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, in 1993 the Partnership changed its method of accounting for inventories.

                                                     ERNST & YOUNG LLP

Fort Worth, Texas

February 14, 1996, except for Note 4, as to which the date is March 27, 1996

                                 BALANCE SHEETS

                             PRIDE COMPANIES, L.P.
                         AT DECEMBER 31, 1995 AND 1994
                      (IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                     ASSETS

                                                                           1995         1994
                                                                         --------     --------
CURRENT ASSETS
  Cash and cash equivalents............................................  $    288     $     35
  Accounts receivable, less allowance for doubtful accounts of $187 and
     $271, respectively -- Note 6......................................    16,205       14,900
  Inventories -- Note 2................................................    14,248       17,667
  Prepaid expenses.....................................................     1,606        1,868
                                                                         --------     --------
          TOTAL CURRENT ASSETS.........................................    32,347       34,470
PROPERTY, PLANT AND EQUIPMENT, net -- Note 3...........................   104,837      110,884
OTHER ASSETS...........................................................     1,122        1,198
                                                                         --------     --------
                                                                         $138,306     $146,552
                                                                         ========     ========
                              LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Accounts payable.....................................................  $ 34,631     $ 31,408
  Accrued payroll and related benefits.................................     1,568        2,044
  Accrued taxes........................................................     3,797        3,793
  Other accrued liabilities............................................     2,807        2,590
  Current portion of long-term debt....................................     3,447        6,626
                                                                         --------     --------
          TOTAL CURRENT LIABILITIES....................................    46,250       46,461
LONG-TERM DEBT, including $2,450 and $2,000 at December 31, 1995 and
  1994, respectively, to a related party -- Note 4.....................    53,053       52,264
DEFERRED INCOME TAXES -- Note 7........................................     2,718        2,827
OTHER LONG-TERM LIABILITIES............................................       272          370
COMMITMENTS AND CONTINGENCIES -- Note 5
PARTNERS' CAPITAL -- Notes 4 and 9
  Preferred units (5,025,000 units authorized, 4,700,000 units
     outstanding)......................................................    17,739       21,729
  Common units (5,250,000 units authorized and outstanding)............    18,022       22,476
  General partners' interest...........................................       252          425
                                                                         --------     --------
                                                                           36,013       44,630
                                                                         --------     --------
                                                                         $138,306     $146,552
                                                                         ========     ========

                            See accompanying notes.

                            STATEMENTS OF OPERATIONS

                             PRIDE COMPANIES, L.P.
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                              1995         1994         1993
                                                            ---------    ---------    ---------
Revenues -- Note 6:
  Refinery and Products System............................  $ 235,136    $ 220,610    $ 253,008
  Crude Gathering System..................................    527,212      553,847      609,772
  Intersegment and other..................................   (201,735)    (184,551)    (205,518)
                                                            ---------    ---------    ---------
                                                              560,613      589,906      657,262
Cost of sales and operating expenses, excluding
  depreciation -- Note 8..................................    543,425      570,877      636,102
Marketing, general and administrative expenses -- Note
  8.......................................................     10,274       11,059       12,834
Depreciation..............................................      7,006        6,546        5,881
                                                            ---------    ---------    ---------
          OPERATING INCOME (LOSS).........................        (92)       1,424        2,445
Other income (expense):
  Interest expense........................................     (6,575)      (5,191)      (3,707)
  Credit and loan fees....................................     (2,172)      (1,651)      (1,138)
  Other -- net............................................        175           28          252
                                                            ---------    ---------    ---------
                                                               (8,572)      (6,814)      (4,593)
                                                            ---------    ---------    ---------
          LOSS before income taxes and cumulative effect
            of change in accounting principle.............     (8,664)      (5,390)      (2,148)
Income tax benefit........................................         47           --           --
                                                            ---------    ---------    ---------
          LOSS before cumulative effect of change in
            accounting principle..........................     (8,617)      (5,390)      (2,148)
Cumulative effect of change in accounting principle.......         --           --       (3,605)
                                                            ---------    ---------    ---------
          NET LOSS........................................  $  (8,617)   $  (5,390)   $  (5,753)
                                                            =========    =========    =========
Loss allocable to Unitholders before cumulative effect of
  a change in accounting principle:
  Preferred Units.........................................  $  (3,990)   $  (2,496)   $    (995)
  Common Units............................................     (4,454)      (2,786)      (1,110)
  General partners' interest..............................       (173)        (108)         (43)
Cumulative effect allocable to Unitholders of changing to
  LIFO from FIFO:
  Preferred Units.........................................  $      --    $      --    $  (1,669)
  Common Units............................................         --           --       (1,864)
  General partners' interest..............................         --           --          (72)
Loss per Unit before cumulative effect:
  Preferred Units.........................................  $   (0.85)   $   (0.53)   $   (0.21)
  Common Units............................................      (0.85)       (0.53)       (0.21)
Cumulative effect of changing to LIFO per Unit:
  Preferred Units.........................................  $      --    $      --    $   (0.36)
  Common Units............................................         --           --        (0.36)
                                                            ---------    ---------    ---------
Net loss per Unit:
  Preferred Units.........................................  $   (0.85)   $   (0.53)   $   (0.57)
  Common Units............................................  $   (0.85)   $   (0.53)   $   (0.57)
                                                            =========    =========    =========

     The proforma amounts of net loss, net loss applicable to unitholders and net loss per unit, assuming LIFO method is applied retroactively, is equal to the amounts shown above as before cumulative effect.

Weighted average Units outstanding:
  Preferred Units.....................................................  4,700    4,700    4,700
  Common Units........................................................  5,250    5,250    5,250

                            See accompanying notes.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                             PRIDE COMPANIES, L.P.
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                                            GENERAL
                                                                   PREFERRED    COMMON     PARTNERS'
                                                                     UNITS       UNITS     INTEREST
                                                                   ---------    -------    ---------
Balance at December 31, 1992......................................  $ 26,889    $28,236      $ 648
Net loss..........................................................    (2,664)    (2,974)      (115)
                                                                     -------    -------      -----
Balance at December 31, 1993......................................    24,225     25,262        533
Net loss..........................................................    (2,496)    (2,786)      (108)
                                                                     -------    -------      -----
Balance at December 31, 1994......................................    21,729     22,476        425
Net loss..........................................................    (3,990)    (4,454)      (173)
                                                                     -------    -------      -----
Balance at December 31, 1995......................................  $ 17,739    $18,022      $ 252
                                                                     =======    =======      =====

                            See accompanying notes.

                            STATEMENTS OF CASH FLOWS

                             PRIDE COMPANIES, L.P.
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                               1995        1994         1993
                                                             --------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................................. $ (8,617)   $  (5,390)   $  (5,753)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Noncash charges (credits) to earnings:
       Depreciation.........................................    7,006        6,546        5,881
       Deferred tax benefit.................................     (109)          --           --
       Other................................................       11         (223)        (220)
       Cumulative effect of change in accounting
          principle.........................................       --           --        3,605
     Changes in current assets and current liabilities:
       Accounts receivable..................................    1,095       (2,094)       9,157
       Inventories..........................................    3,419       (1,382)         307
       Prepaid expenses.....................................      262         (292)        (246)
       Accounts payable.....................................    3,223        1,571       (8,039)
       Accrued liabilities..................................     (255)         877          644
                                                             --------    ---------    ---------
          Total adjustments.................................   14,652        5,003       11,089
                                                             --------    ---------    ---------
          NET CASH PROVIDED BY (USED IN) OPERATING
            ACTIVITIES......................................    6,035         (387)       5,336
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................   (1,224)      (2,812)     (12,319)
  Proceeds from disposal of property, plant and equipment...      262          161          379
  Other.....................................................       68          182         (367)
                                                             --------    ---------    ---------
          NET CASH USED IN INVESTING ACTIVITIES.............     (894)      (2,469)     (12,307)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt and credit facilities..................   45,706      106,249      114,251
  Payments on debt and credit facilities....................  (50,496)    (103,442)    (108,201)
  Other.....................................................      (98)        (399)        (496)
                                                             --------    ---------    ---------
          NET CASH PROVIDED BY (USED IN) FINANCING
            ACTIVITIES......................................   (4,888)       2,408        5,554
                                                             --------    ---------    ---------
          NET INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS.....................................      253         (448)      (1,417)
  Cash and cash equivalents at beginning of the period......       35          483        1,900
                                                             --------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF THE
  PERIOD.................................................... $    288    $      35    $     483
                                                             ========    =========    =========

                            See accompanying notes.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND NATURE OF OPERATIONS: Pride Companies, L.P., a Delaware limited partnership (the "Partnership"), owns and operates a modern simplex petroleum refinery facility; a crude oil gathering system, that gathers, transports, and resells and redelivers crude oil; and certain product pipelines. The Partnership's operations are considered a single industry segment -- the refining of crude oil and the sale of the resulting petroleum products. The primary purpose of the crude oil gathering system is to supply the refinery with crude oil. In that connection, it purchases and resells crude oil in order to provide a supply of the appropriate grade of crude oil at strategic locations for input into the refinery. The crude gathering system consists of a series of gathering lines and a fleet of trucks which transport crude into third party pipelines and into the system's primary asset, a common carrier pipeline which delivers crude to and terminates at the refinery. The product pipelines originate at the refinery and terminate at the Partnership's marketing terminals. The Partnership's operations are conducted primarily in the State of Texas.

     Pride SGP, Inc. ("Pride SGP") serves as special general partner of the Partnership and owns a 0.1% general partner interest and the 5,250,000 common units ("Common Units"). Pride Refining, Inc. serves as the managing general partner of the Partnership and owns a 1.9% general partner interest (the "Managing General Partner"). In accordance with the Amended and Restated Agreement of Limited Partnership of Pride Companies, L.P. ("Partnership Agreement"), the Managing General Partner conducts, directs and exercises control over substantially all of the activities of the Partnership. The Partnership has no directors or officers; however, directors and officers of the Managing General Partner are employed by the Partnership to function in this capacity.

     The financial statements of the Partnership include all of its majority owned subsidiaries including limited partnership interests where the Partnership has significant control through related parties. All intercompany transactions have been eliminated and minority interest has been provided where applicable.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     OPERATING ENVIRONMENT: The Partnership's operations have generated losses in each of the last five years, current ratios of less than one to one in each of the last three years and a net use of cash from operations in 1994. These financial results are primarily a result of depressed refining margins along with increasing depreciation expense and interest expense and related fees. Crude gathering volumes also decreased in 1995 and 1994. During 1994, the United States refining industry experienced its worst margins since the inception of the Partnership in 1990. However, by selectively improving the sales mix of certain products, the Partnership was able to improve refining margins slightly in 1994 over 1993, but it was not sufficient to offset the other negative trends mentioned above. As a result of an extremely mild winter, losses continued into the first quarter of 1995. The Partnership's refining margins improved throughout 1995 over those realized in the first quarter of 1995. Deliveries under contracts with the U. S. Government to supply JP8 and LSJP8 to various military bases in Texas, which began May 1, 1995 were consummated at higher volumes and prices than the contract covering the period from April 1, 1994 through April 30, 1995. The Partnership recently received a new contract, beginning April 1, 1996 and ending March 31, 1997. Under the new contract, the Partnership will supply more fuel than it will supply under the current contract; however, the prices awarded under this contract are lower than those in the current contract. Since 1993, the Partnership has been able to achieve continuous reductions in marketing, general and administrative expenses. The move of the Partnership's corporate offices has resulted in a cost reduction since the beginning of 1995. Also, during 1995, certain initiatives were taken to reduce crude gathering costs. Interest expense and related fees, as well as depreciation expense, continued to increase in 1995, however.

     The Partnership's return to profitability and long-term viability is dependent upon restructuring its credit facility, increased volumes and/or improved profit margins, as well as continued cost control initiatives. Management believes the extension of the existing credit facility to January 1, 1997, sufficiently alleviates any short-term threats to the liquidity of the Partnership. Though management has and will continue to pursue options regarding increasing volumes and margins and reducing costs, including limiting any significant capital expenditures, these improvements will be gradual and, in many cases, will take sustained periods of time to implement in order to achieve profitability. The most significant and urgent need of the Partnership is to effect a complete restructuring and recapitalization of the Partnership's debt and equity. To that end, the Partnership has reached a tentative agreement with its lenders to restructure the existing bank debt. The tentative agreement is made up of three phases. Phase one ("Phase One") contemplates a new loan agreement being executed between the banks and the Partnership. In phase two ("Phase Two"), the Unitholders will vote on a change in the equity structure of the Partnership. If Phase Two is approved by the Unitholders, the banks will convert a portion of their Term Loan (see Note 4) into notes, lower certain interest rates and credit and loan fees and extend the maturity. In phase three ("Phase Three"), the Partnership plans to refinance with additional third party creditors the letter of credit facility, the Revolver (see Note 4), the Term Loan and a portion of the notes set up in Phase Two. The portion of the notes not refinanced would be converted to a preferred equity security. During 1995, the Partnership expensed $873,000 related to this proposed restructuring of its credit facility. The Managing General Partner is hopeful Phase One will be completed by April 30, 1996, Phase Two will be completed during the third quarter of 1996 and Phase Three will be completed in either the fourth quarter of 1996 or first quarter of 1997. There can be no assurance the Partnership will be able to complete each of the phases outlined. If the Partnership fails to complete them, it will have to pursue other means of effecting a restructuring and recapitalization prior to the maturity of its credit facility on January 1, 1997. If the Partnership is successful in arranging a complete restructuring and recapitalization of the Partnership, the Managing General Partner believes it will enhance the Partnership's financial strength, flexibility and future access to capital markets as well as lowering interest expense.

     REVENUE RECOGNITION: Revenue is recognized from the sale of crude oil and refined products at the time of delivery to the customer. Transportation fees are recognized when the crude oil or products are delivered to the contracted destination.

     NET LOSS PER UNIT: Net loss per unit is calculated using the weighted average number of units outstanding during each quarter divided into the Partnership's net income (loss) after adjusting for general partner allocations.

     INVENTORIES: Inventories are stated at the lower of cost or market value. Crude oil and refined product exchanges are accounted for on the inventory method.

     Effective January 1, 1993, the Partnership adopted the last-in, first-out
(LIFO) method of costing petroleum inventories. Previously, the first-in, first-out (FIFO) method was used. Management believes that the LIFO method better matches current costs with current revenues and minimizes the effects of price changes on inventories. In addition, the LIFO method is the predominant method used in the refining industry. The effect of the change in 1993 was to reduce the loss before cumulative effect of a change in accounting principle by approximately $4,013,000 ($0.40 per unit). The negative cumulative effect of $3,605,000 to apply the LIFO method retroactively to the Partnership's inception, March 29, 1990, is included in income for 1993.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment is stated at cost or at the carryover basis of the Partnership's predecessor which was historical cost. Depreciation is computed by the straight-line method for financial reporting purposes based upon the estimated useful lives of the various assets.

     Maintenance, repairs, minor renewals and replacements are charged to expense when incurred. Betterments, major renewals and replacements are capitalized. Repairs and maintenance expense for the years ended December 31, 1995, 1994 and 1993 was $3,539,000, $3,503,000 and $3,422,000, respectively.

     INCOME TAXES: As a limited partnership, the Partnership is not a taxable entity for federal income tax purposes and any federal income taxes are the direct responsibility of the individual partners. Accordingly, no federal income tax provision is made in the accompanying statement of operations related to the operations of the Partnership itself. The Partnership's tax bases in assets and liabilities (other than D-S Pipeline which is included with Pride Borger) are less than the bases for financial reporting purposes by approximately $17.2 million.

     The Partnership's subsidiaries, Pride Borger, Inc. ("Pride Borger") and Pride Marketing of Texas, are corporations which are separate taxable entities. As separate taxable entities, Pride Borger's and Pride Marketing of Texas' operating results are subject to federal income taxes. The carryover tax bases of D-S Pipeline assets acquired by Pride Borger (see Note 7) are significantly less than the purchase price. As a result, a deferred tax liability was established as part of the purchase price allocation.

     RETIREMENT PLAN: The Employees' 401(k) Retirement Plan and Trust ("Plan"), is a defined contribution plan covering substantially all full-time employees. Under the Plan, the Partnership must make a mandatory contribution equal to 3% of a participant's compensation and may make discretionary matching contributions of up to an additional 3% of a participant's compensation. The Partnership's contributions vest over a seven year period, subject to immediate vesting upon retirement. Retirement plan expense for the years ended December 31, 1995, 1994 and 1993 was $485,000, $475,000 and $469,000, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amount of cash and cash equivalents approximates fair value. Interest rates associated with substantially all the Partnership's long-term debt are linked to the prime rate. These rates and the rates associated with standby letters of credit approximate current market rates. As a result, management believes that the carrying amount approximates the fair value of the Partnership's credit facilities which are linked to the prime rate. A portion of the Partnership's debt is at stated rates below current market rates. This includes the notes, in the original principal amounts of $6,000,000 and $2,400,000, discussed in Note 4. The carrying amount of such debt at December 31, 1995 is $8,137,000 and the estimated fair value is $7,104,000. The fair value is estimated using discounted cash flow analyses, based on the Partnership's current incremental borrowing rates for similar types of borrowing arrangements.

     STATEMENTS OF CASH FLOWS: For purposes of the statements of cash flows, management considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS: In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 in the first quarter of 1996 is not expected to have any effect on the Partnership's financial statements, based on current conditions.

NOTE 2 -- INVENTORIES

     Inventories consist of (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Crude oil........................................................  $10,981     $10,337
    Refined products and blending materials..........................    5,589       7,873
                                                                       -------     -------
                                                                        16,570      18,210
    LIFO reserve.....................................................   (3,426)     (1,776)
                                                                       -------     -------
    Petroleum inventories............................................   13,144      16,434
    Spare parts and supplies.........................................    1,104       1,233
                                                                       -------     -------
                                                                       $14,248     $17,667
                                                                       =======     =======

     At December 31, 1995 and 1994, petroleum inventories valued using the LIFO method were less than current cost determined using the FIFO method by $3,426,000 and $1,776,000, respectively.

NOTE 3 -- PROPERTY PLANT AND EQUIPMENT

     A summary of property, plant and equipment follows (in thousands):

                                                                       1995         1994
                                                                     --------     --------
    Refinery and related facilities................................  $ 70,840     $ 70,141
    Pipelines and related facilities...............................    53,974       53,736
    Transportation and terminal equipment..........................     9,798        9,651
    Marketing facilities and equipment.............................       860          918
    Administrative facilities and equipment........................     1,871        1,862
    Construction-in-progress.......................................       435          621
                                                                     --------     --------
                                                                      137,778      136,929
    Less accumulated depreciation..................................    32,941       26,045
                                                                     --------     --------
                                                                     $104,837     $110,884
                                                                     ========     ========

NOTE 4 -- DEBT AND CREDIT FACILITIES

     Subsequent to December 31, 1995, the Partnership amended its credit agreement to extend the maturity to January 1, 1997. The agreement calls for monthly interest and fee payments and grants the Partnership a $6,500,000 standby letter of credit facility for general corporate purposes and the purchase of crude oil and other refinery feedstocks ("Facility A"), a $45,000,000 standby letter of credit facility for the purchase of crude oil ("Facility B"), an $8,000,000 revolving credit facility ("Revolver"), a $2,500,000 uncommitted line of credit ("Uncommitted Line") and a term loan ("Term Loan") of $45,000,000. The amended credit agreement requires the Partnership to pay a monthly fee of $10,000 and requires maintenance of a specified level of net worth and a borrowing base as defined in the credit agreement. The Partnership must also maintain compliance with current ratio and fixed charge coverage covenants, as defined in the credit agreement. In addition, it contains restrictive covenants including, among other things, provisions concerning additional indebtedness and commitments, distributions to partners, capital expenditures, sale of property, investments and affiliate transactions. Distributions to partners are prohibited under the terms of the Partnership's amended credit agreement. The agreement is guaranteed by Pride SGP and the Managing General Partner and secured by substantially all of the assets of the Partnership.

     As of December 31, 1995, the Partnership had $721,000 in outstanding Facility A standby letters of credit. At December 31, 1995, outstanding Facility B standby letters of credit were $44,049,000. The Partnership pays fees of 1 and
 1/2% per annum on all outstanding letters of credit and a commitment fee of 1/2 of 1% for the unused portion of the facility.

     The amount available under the Revolver is reduced by the Facility A standby letters of credit. The unused portion of the Revolver carries a 1/2 of 1% commitment fee. Outstanding advances of the Revolver accrue interest at a rate equivalent to the prime rate (8.5% at December 31, 1995) plus 2%. Based on the amended credit agreement, advances under the Revolver are subject to repayment on a daily basis. As a result, the full amount outstanding at December 31, 1995 has been included in the current portion of long-term debt. Subject to the borrowing base, the Partnership may borrow any amounts previously repaid.

     Advances under the Uncommitted Line are made solely at the lenders' discretion and bear interest at the prime rate plus 4%. The Uncommitted Line must be completely paid off for fifteen consecutive days each month. There were no advances under the Uncommitted Line at December 31, 1995.

     The Term Loan bears interest at a rate equivalent to the prime rate plus 3%. It also contains a facility fee of approximately 5% per annum which is based on the outstanding balance of the facility commencing January 1, 1996 and such facility fee is payable at maturity. Under the commitment, the Partnership is required to make quarterly principal payments of 95% of any excess cash flow, as defined in the credit agreement, until January, 1996. Thereafter, the Partnership will pay monthly principal payments in the amount of 95% of available cash flow for the second preceding month.

     The Partnership has outstanding indebtedness to Pride SGP, due January 1, 1997, with an outstanding balance of $2,450,000 at December 31, 1995, bearing interest at a rate equivalent to the prime rate plus 2%.

     Other installment loans include a $6,000,000 nonrecourse note, due 2014, payable monthly with interest at 8% and a balance of $5,900,000 at December 31, 1995. The note is supported by a minimum throughput agreement. The assets of Pride Texas Plains are pledged as collateral and the note is guaranteed by Pride Borger (see Note 7). Monthly principal payments are based on the number of throughput barrels.

     The Partnership converted certain non-interest bearing accounts payable to the U. S. Government Defense Fuel Supply Center (netted against accounts receivable from the same entity at December 31, 1994) to a $2,400,000 installment loan, payable in monthly installments of $84,000, with a balance of $2,300,000 at December 31, 1995. Two installment payments were made on this note in 1995. The note bears interest based on the rate set semi-annually by the Secretary of the Treasury. This rate was 6.375% as of December 31, 1995.

     Amounts outstanding under these credit facilities at December 31 (in thousands):

                                                                      1995          1994
                                                                     -------       -------
    Revolver.......................................................  $ 1,230       $ 5,750
    Term Loans.....................................................   44,299        44,938
    Related Party Loans............................................    2,450         2,000
    Other Installment Loans........................................    8,521         6,202
                                                                     -------       -------
                                                                      56,500        58,890
    Less current portion...........................................    3,447         6,626
                                                                     -------       -------
                                                                     $53,053       $52,264
                                                                     =======       =======

     Approximate debt maturities for the next five years are expected as follows: 1996 -- $3,447,000; 1997 -- $46,642,000; 1998 -- $547,000;
1999 -- $137,000; and 2000 -- $436,000.

     Interest paid for the years ended December 31, 1995, 1994 and 1993 was $6,345,000, $5,097,000 and $3,822,000, respectively. Interest capitalized for the year ended December 31, 1993 was $476,000.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     At December 31, 1995, the Partnership is committed to operating leases which require fixed monthly rentals for administrative office space, transportation equipment, computers and related equipment and other miscellaneous equipment, some of which contain residual value guarantees. Excluding rentals paid to Pride SGP (see Note 8) for certain pipeline segments, rental expense for the years ended December 31, 1995, 1994 and 1993 was $3,039,000, $3,186,000 and $3,213,000, respectively. The minimum future rentals under noncancelable operating leases at December 31, 1995, excluding Pride SGP, are as follows (in thousands):

                1996...............................................  $ 3,633
                1997...............................................    2,637
                1998...............................................    2,012
                1999...............................................    1,047
                2000...............................................      484
                Thereafter.........................................      207
                                                                     -------
                                                                     $10,020
                                                                     =======

     During 1994, the Partnership outsourced its information systems department and entered into a five year service agreement. Fees are dependent primarily on central processing unit utilization which management estimates will approximate $68,000 per month.

     The Partnership is involved in various claims and routine litigation incidental to its business for which damages are sought. Management believes that the outcome of all claims and litigation will not have a material effect on the Partnership's financial position or results of operations.

     During 1993, the Partnership received an administrative complaint and compliance order from the United States Environmental Protection Agency (EPA). The principal violations alleged by the EPA include failure to properly monitor ground water and to implement a ground water monitoring program. The complaint seeks penalties of $553,000 and fulfillment of the compliance order at an unspecified cost. Management believes that the Partnership has complied or is complying with the matters specified by the EPA and does not believe that the likelihood of a material loss is probable at this time.

     In order to comply with future compliance requirements of the Texas Water Commission and other agencies, certain expenditures will have to be incurred during 1996, 1997 and 1998. Management's estimates of the costs of compliance are approximately $724,000.

     The Partnership has filed a substantial claim against the U. S. Government Defense Fuel Supply Center relating to erroneous pricing of fuel purchased over a period of several years from the Partnership. The ultimate outcome of this matter cannot presently be determined.

NOTE 6 -- MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

     One of the Partnership's major customers is the U. S. Government Defense Fuel Supply Center ("DFSC"). Revenues from the DFSC comprised 10% in 1995, 9% in 1994 and 10% in 1993 of total revenues. Substantially all other customers are engaged in various aspects of the petroleum industry, one of which accounted for 13% of total revenues in 1995, 11% in 1994 and 11% in 1993.

     At December 31, 1995, the Partnership had $2,124,000 receivable from the DFSC and $2,287,000 receivable from one petroleum industry customer. In some cases, the Partnership requires letters of credit from customers. Historically, the Partnership's credit losses have been insignificant.

NOTE 7 -- ACQUISITION OF D-S PIPELINE AND FORMATION OF PRIDE TEXAS PLAINS

     In December 1994, Pride Borger, a wholly owned subsidiary of the Partnership, purchased 100% of the stock of D-S Pipeline and immediately contributed all of D-S Pipeline's assets (a 50% interest in a crude and heavy products pipeline from Hawley, Texas to Borger, Texas) to a newly formed limited partnership, Pride Texas Plains. Pride Refining, Inc., the Partnership's Managing General Partner, is also the managing general partner of Pride Texas Plains and owns .1%. An entity owned by certain officers of the Managing General Partner serves as a general partner of Pride Texas Plains and owns 1.9%. Pride Borger is the limited partner and owns 98%. Pride Texas Plains has succeeded D-S Pipeline as the operator of the pipeline which will serve as the Partnership's principal mode of transporting crude oil and vacuum gas oil to the seller, a significant customer of the Partnership. The purchase price for D-S Pipeline was $6,050,000 with the seller financing $6,000,000 of the purchase price. The transaction was treated as a purchase by Pride Borger. Operations of D-S Pipeline, which are immaterial to the Partnership's operations, are included in the Partnership's financial statements from the date of acquisition.

NOTE 8 -- RELATED PARTY TRANSACTIONS

     The Partnership has an agreement with Pride SGP to lease defined segments of the Crude Gathering System pipeline until 2000, with an option to extend the lease through March 2013, as long as certain minimum throughput levels are maintained. If such throughput levels are not maintained during the extended term, the lease is cancelable by Pride SGP with ninety days notice. As consideration for this lease, the

Partnership has agreed to perform all routine and emergency maintenance and repair operations to the pipelines as well as pay all taxes, insurance, etc. The Partnership also agreed to pay Pride SGP $0.20 per barrel additional rental for use of a section of this pipeline which was idle prior to 1992. While management is not able to determine if the terms of the lease are comparable to those which could have been obtained by unaffiliated parties, management believes such terms are fair and reasonable given the importance to the Partnership of this segment of pipeline. The rental under the lease was determined based upon the revenue generated from the expected throughput, which management believes represents a fair return on the value of the pipeline as appraised by a consultant. Rentals accruing to Pride SGP during 1995, 1994 and 1993 totaled $873,000, $1,058,000, and $1,069,000, respectively. The Partnership has the option to purchase these pipeline segments for $10,000,000. Beginning in August 1995, payments to Pride SGP were suspended pursuant to the terms of an amendment to the Partnership's credit agreement. Approximately $351,000 and $88,000 are included in accounts payable at December 31, 1995 and December 31, 1994, respectively, related to unpaid rentals.

     During the year ended December 31, 1993, the Partnership purchased crude oil for $4,539,000 from leases directly or indirectly operated by certain stockholders of the general partners. The terms of the crude oil purchase transactions were arranged by or between common management. Because of the potential conflicts of interest involved with crude oil purchases from these entities and, at the request of certain affiliates of Pride SGP, the Audit and Conflicts Committee reviewed the terms of these purchases. As a result of such review and although prices paid for these purchases were comparable to prices paid to these related entities by other independent purchasers, they believe the Partnership paid higher prices for sour crude oil to these entities than it may have paid if it had purchased sour crude oil from unaffiliated third parties. Thus, during 1993, these entities refunded the Partnership $750,000 for the higher prices paid on sour crude and the Partnership ceased buying crude oil from these entities. Also during 1994, a dispute with one of these shareholders was settled resulting in the nonpayment of a $300,000 note payable and certain other payables, net of related receivables to this stockholder.

     During the years ended December 31, 1995, 1994 and 1993, the Partnership sold $3,960,000, $2,809,000 and $1,365,000, respectively, of refined product to a company in which a stockholder of Pride SGP has a minority interest. The Partnership had an accounts receivable balance from this customer of $267,000 and $178,000 for the years ended December 31, 1995 and 1994, respectively.

     The Partnership leased an airplane from the Managing General Partner through June 1993 for $24,000 per month. In addition, the Partnership paid pilot salaries, fuel, maintenance and insurance on the plane and incurred costs of approximately $207,000 associated with the lease cancellation. The Partnership now utilizes a smaller plane from time to time, as needed, on a per hour market rate basis from an entity controlled by two officers of the Managing General Partner. Payments to this entity totaled $72,000, $84,000 and $28,000 during 1995, 1994 and 1993, respectively.

     Through November 1994, the Partnership leased truck tractors from a company owned by an estate which is a stockholder of Pride SGP for approximately $6,000-$8,000 per month. The Partnership also leases property from a relative of one of the officers of the Managing General Partner. Lease payments were approximately $36,000 in 1995, 1994 and 1993.

     Firms associated with a director of the Managing General Partner were paid $155,000, $17,000 and $24,000 for legal services during 1995, 1994 and 1993, respectively.

     Beginning the latter part of 1995, the Partnership ceased interest payments on its note payable to Pride SGP. Accrued interest payable at December 31, 1995 amounted to $68,000. At December 31, 1994, the Partnership had a $94,000 receivable from the Managing General Partner and a $126,000 payable to Pride SGP. The Managing General Partner has a 1.9% interest in the income and cash distributions of the Partnership, subject to certain adjustments. Certain members of the management of the Managing General Partner are also members of the management of Pride SGP, which has a 0.1% general partner interest and 51.7% limited partner interest in the Partnership. In addition, as discussed in Note 7, the general partner and

1.9% owner of Pride Texas Plains is an entity owned by certain officers of the Managing General Partner. The Managing General Partner owns .1% and manages Pride Texas Plains. Compensation of directors and officers of the Managing General Partner and any other expenses incurred on behalf of the Partnership by the Managing General Partner and Pride SGP are paid by the Partnership.

     Certain conflicts of interest, including potential non-arm's-length transactions, could arise as a result of the relationships described above. The Board of Directors and management of the Managing General Partner have a duty to manage the Partnership in the best interests of the Unitholders and, consequently, must exercise good faith and integrity in handling the assets and affairs of the Partnership.

NOTE 9 -- PARTNERS' CAPITAL

     At December 31, 1995 and 1994, 4,700,000 Preferred Units are outstanding, representing an approximate 46.3% limited partner interest in the Partnership. The Preferred Units are cumulative, entitled to a minimum quarterly distribution of $0.65 per unit through the Initial Conversion Date, which is the first day of the third calendar quarter in which the payment of all cumulative arrearages to Preferred Unitholders have been paid, and all arrearages must be paid before the Common Unitholders may receive distributions. The Preferred Units are convertible into Common Units on the Initial Conversion Date. The Common Units are also cumulative and entitled to a quarterly distribution of $0.65 per unit; however, no Common Unit arrearages will be paid after the Initial Conversion Date, and any such accumulated arrearages then existing will be cancelled. The general partners are entitled to 2% of all distributions. Under its present credit agreement, the Partnership is prohibited from making distributions. At December 31, 1995, cumulative arrearages were $11.70 per Common Unit which totaled $61,425,000 and $10.05 per Preferred Unit which totaled $47,235,000.

NOTE 10 -- QUARTERLY FINANCIAL DATA
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                       OPERATING INCOME    NET INCOME      NET INCOME
              QUARTER ENDED            NET REVENUES         (LOSS)           (LOSS)      (LOSS) PER UNIT
    ---------------------------------  ------------    ----------------    ----------    ---------------
    March 31, 1994...................    $111,971          $  2,705         $  1,226         $  0.13
    June 30, 1994....................     157,653            (1,279)          (2,997)          (0.30)
    September 30, 1994...............     166,981              (106)          (1,678)          (0.17)
    December 31, 1994................     153,301               104           (1,941)          (0.19)
    March 31, 1995...................     150,426            (3,374)          (5,558)          (0.55)
    June 30, 1995....................     147,589             1,274               26            0.00
    September 30, 1995...............     126,920             1,690             (286)          (0.03)
    December 31, 1995................     135,678               318           (2,799)          (0.27)

                             PRIDE COMPANIES, L.P.
                            1209 NORTH FOURTH STREET
                              ABILENE, TEXAS 79601

                        CONSENT AND VOTE FOR ADOPTION OF
               PROPOSED AMENDMENTS TO RESTRUCTURE THE PARTNERSHIP

     The undersigned limited partner of Pride Companies, L.P., a Delaware Limited Partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation
Statement dated           .

     THE PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST AN AFFIRMATIVE VOTE IN ACCORDANCE WITH THE BOX YOU MARK BELOW.

     Proposal: to approve and adopt the Second Amended and Restated Partnership Agreement, a copy of which is included in the accompanying Consent Solicitation Statement as Appendix A, including the proposed amendments described in the Consent Solicitation Statement, to be the partnership agreement of Pride Companies, L.P.

                     / / FOR                    / / AGAINST

        THE MANAGING GENERAL PARTNER RECOMMENDS A VOTE FOR THE PROPOSAL.

If no box is marked above, but this Consent is otherwise properly completed and signed, the Units will be voted "for" the Proposal.

The solicitation of Consents will expire at 5:00 p.m., Central Standard Time, on November 15, 1996, unless extended. Failure to return this Consent will have the same effect as a vote against the Proposal.


Dated ________________________, 1996

                                            ___________________________________
                                                         Signature


                                            ___________________________________
                                                   Title or Authorization
                                              (if signing in a representative
                                                         capacity)


                                            ___________________________________
                                                 Signature if jointly held


Please execute this consent as your name appears on this form. When the partnership units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.